Exhibit 10.33

Execution Version

TENTH AMENDMENT
TO CREDIT AGREEMENT

THIS TENTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of January 13, 2024 is among TALOS ENERGY INC., a Delaware corporation (“Holdings”), TALOS PRODUCTION INC., a Delaware corporation (as successor-by-conversion to Talos Production LLC, a Delaware limited liability company) and a direct or indirect Subsidiary of Holdings (the “Borrower”), each other Credit Party, JPMORGAN CHASE BANK, N.A., as the Administrative Agent (the “Administrative Agent”), and each Lender party hereto.

WITNESSETH:

WHEREAS, reference is made to that certain Credit Agreement, dated as of May 10, 2018, among Holdings, the Borrower, the Administrative Agent, the Issuing Banks, the Lenders party thereto, and the other Persons from time to time party thereto (as amended, supplemented, waived or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”; and the Existing Credit Agreement, as amended hereby upon the occurrence (but only if it shall occur) of the Amendment Effective Date, the “Credit Agreement”); and

WHEREAS, the Borrower has informed the Administrative Agent, the Issuing Banks and the Lenders that QuarterNorth Energy Inc., a Delaware corporation (the “Target”), the Borrower and certain of its Affiliates entered that certain Agreement and Plan of Merger dated as of January 13, 2024 (the “Acquisition Agreement”), pursuant to which, after giving effect to a series of transactions, the Borrower shall acquire the Equity Interests of the Target (such acquisition, the “Acquisition”); and

WHEREAS, in connection with the Acquisition, the consideration to be paid by the Borrower shall consist of one or more of the issuance of Equity Interests of Holdings, cash proceeds received by the Borrower from substantially concurrent equity contributions or issuance of new Equity Interests, new junior lien Indebtedness, or one or more Borrowings under the Credit Agreement, or cash-on-hand available to the Borrower at such time; and

WHEREAS, the Borrower has provided to the Administrative Agent and the Lenders a reserve report dated as of September 30, 2023 (the “QuarterNorth Acquisition Reserve Report”), with respect to the Oil and Gas Properties to be acquired by the Borrower as a result of the Acquisition; and

WHEREAS, each of Holdings and the Borrower desires to amend the Existing Credit Agreement on the terms and subject to the conditions set forth herein; and

WHEREAS, Section 13.1 of the Existing Credit Agreement provides that Holdings, the Borrower, the Issuing Banks and the Lenders may amend the Existing Credit Agreement and the other Credit Documents in accordance with the provisions thereof;

NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements set forth herein, the parties hereto agree as follows:

Section 1.
Definitions. Unless otherwise defined in this Amendment, each capitalized term used in this Amendment has the meaning assigned to such term in the Existing Credit Agreement.
Section 2.
Borrowing Base Redetermination; Total Commitment.

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(a)
If the Amendment Effective Date occurs, then on the Amendment Effective Date, the Borrower and the Lenders party hereto agree that (i) the Borrowing Base shall be, and hereby is, maintained at $1,075,000,000 until such time as the Borrowing Base is redetermined or otherwise adjusted pursuant to the terms of the Credit Agreement and (ii) the Total Commitment is, and shall remain, $965,000,000.
(b)
Both the Borrower, on the one hand, and the Administrative Agent and the Lenders, on the other hand, agree that the redetermination of the Borrowing Base pursuant to Section 2(a) hereof shall constitute the Scheduled Redetermination of the Borrowing Base for the fall of 2023 and shall not constitute an Interim Redetermination of the Borrowing Base pursuant to Section 2.14(b) of the Credit Agreement.
(c)
Unless otherwise agreed or waived in writing by the Administrative Agent and each Lender, the Borrower hereby covenants and agrees that it shall not initiate an Incremental Increase pursuant to Section 2.16 of the Credit Agreement, or otherwise request an increase of the Total Commitment, until the earlier of (i) the date on which the next Scheduled Redetermination occurs pursuant to the terms of the Credit Agreement or (ii) the first date on which each of the post-closing covenants set forth in Section 7 have been satisfied.
Section 3.
Amendments to Existing Credit Agreement. If the Amendment Effective Date occurs, then on the Amendment Effective Date, the body of the Existing Credit Agreement (but, for the avoidance of doubt, not the exhibits or schedules) is hereby amended by deleting the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and by inserting the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the Credit Agreement attached as Exhibit A hereto;
Section 4.
Representations and Warranties, Etc. To induce the Administrative Agent, the Lenders and Issuing Banks to enter into this Amendment, the Borrower and Holdings represent and warrant to the Administrative Agent, the Issuing Banks and the Lenders that on and as of the Amendment Effective Date:
(a)
each representation and warranty made by any Credit Party contained in the Existing Credit Agreement or in the other Credit Documents is true and correct in all material respects (except for representations and warranties that are qualified by a materiality qualifier, which shall be true and correct in all respects) with the same effect as though such representations and warranties had been made on and as of the Amendment Effective Date, except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (except for representations and warranties that are qualified by a materiality qualifier, which shall be true and correct in all respects) as of such earlier date;
(b)
each Credit Party executing this Amendment has the corporate or other organizational power and authority to execute, deliver and carry out the terms and provisions of this Amendment and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of this Amendment;
(c)
the Existing Credit Agreement and each other Credit Document constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or law); and

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(d)
no Default, Event of Default or Borrowing Base Deficiency exists under the Existing Credit Agreement or any of the other Credit Documents.
Section 5.
Ratification; Reaffirmation of Security Documents.
(a)
Each of Holdings, the Borrower and each other Credit Party hereby ratifies and confirms, on and as of the Amendment Effective Date, (i) the covenants and agreements contained in each Credit Document to which it is a party, including, in each case, as such covenants and agreements may be modified by this Amendment and the transactions contemplated thereby and (ii) all of the Obligations under the Existing Credit Agreement and the other Credit Documents.
(b)
Each of Holdings, the Borrower and each other Credit Party (i) reaffirms the terms of and its obligations (and the security interests granted by it) under each Security Document, and agrees that each such Security Document will continue in full force and effect to secure the Obligations as the same may be amended, supplemented, or otherwise modified from time to time and (ii) acknowledges, represents, warrants and agrees that the Liens and security interests granted by it pursuant to the Security Documents are valid and subsisting and create a security interest to secure the Obligations.
Section 6.
Effectiveness. This Amendment shall become effective (the “Amendment Effective Date”) upon receipt by the Administrative Agent of executed counterparts of this Amendment from Holdings, the Borrower, each other Credit Party, the Administrative Agent, and the Lenders constituting at least the Required Lenders.
Section 7.
Post-Closing Covenant and Consummation of the Acquisition. The Borrower hereby covenants and agrees that, concurrently with the consummation of the Acquisition (the “Acquisition Date”):
(a)
Resolutions; Organizational Documents; Secretary’s Certificates. The Administrative Agent shall receive, in the case of the Target and each of its Subsidiaries (each a “New Credit Party”, and collectively, the “New Credit Parties”), each of the items referred to in subclauses (i), (ii) and (iii) below:
(i)
the certificate or articles of incorporation, certificate of limited partnership or certificate of formation, including all amendments thereto, of each New Credit Party, in each case, certified as of a recent date by the Secretary of State (or other similar official) of the jurisdiction of its organization, and a certificate as to the continued existence and good standing (to the extent such concept or a similar concept exists under the laws of such jurisdiction) of each such New Credit Party as of a recent date from such Secretary of State (or other similar official);
(ii)
a certificate of the Secretary, an Assistant Secretary or similar officer of each New Credit Party dated the Acquisition Date and certifying:
(A)
that either (x) attached thereto is a true and complete copy of the bylaws, partnership agreement, limited liability company agreement or other equivalent governing documents, as applicable, of such New Credit Party as in effect on the Acquisition Date or (y) no amendments, supplements or modifications have been made to such New Credit Party’s bylaws, partnership agreement, limited liability company agreement or other equivalent governing documents since the date on which such New Credit Party most recently delivered a certified copy of such New Credit Party’s bylaws, partnership agreement, limited liability company agreement or other equivalent governing documents to the Administrative Agent,

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(B)
that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors (or managing general partner, managing member or equivalent) of such New Credit Party authorizing the execution, delivery and performance of each Credit Document to which such person is a party and that such resolutions have not been modified, rescinded or amended since the date of their adoption and are in full force and effect on the Acquisition Date,
(C)
that the certificate or articles of incorporation, certificate of limited partnership, articles of incorporation or certificate of formation of such New Credit Party has not been amended since the date of their certification by the Secretary of State (or other similar official) of the jurisdiction of its organization as described in subclause (i) above, and
(D)
as to the absence of any pending proceeding for the dissolution or liquidation of such Credit Party; and
(iii)
a certificate as to the incumbency and specimen signature of each officer authorized to execute any Credit Document or any other document delivered in connection herewith or therewith on behalf of such New Credit Party (and including the incumbency and specimen signatures of each officer providing the certificate delivered pursuant to subclause (ii) above).
(b)
Termination of QuarterNorth Credit Agreements. The Administrative Agent shall be reasonably satisfied that concurrently with (or prior to) the Acquisition Date, the Target shall have repaid in full all outstanding “Loans” and other “Obligations” outstanding under (i) that certain Third Amended and Restated First Lien Term Loan Agreement dated as of August 27, 2021 by and among the Target, QuarterNorth Energy Holding Inc., Goldman Sachs Bank USA and the other lenders party thereto, as such agreement may be amended, restated, supplemented or otherwise modified from time to time (the “QuarterNorth Credit Agreement”) and (ii) that certain Second Term Loan Agreement dated as of August 27, 2021 by and among the Target, QuarterNorth Energy Holding Inc., Cantor Fitzgerald Securities and the other lenders party thereto, as such agreement may be amended, restated, supplemented or otherwise modified from time to time (the “QuarterNorth 2L Credit Agreement”), and the QuarterNorth Credit Agreement, the QuarterNorth 2L Credit Agreement, and all other “Loan Documents” (as defined in the QuarterNorth Credit Agreement and QuarterNorth 2L Credit Agreement, respectively), including the commitments of the lenders and the letter of credit issuers thereunder to extend credit, shall be terminated, and all Liens securing such “Loans” and other “Obligations” shall have been released.
(c)
Notice of Borrowing. If the Borrower intends to use the proceeds of any Borrowings to consummate the Acquisition (or for any other purpose permitted by the Credit Agreement) on the Acquisition Date, the Administrative Agent shall receive a Notice of Borrowing in accordance with Section 2.3 of the Credit Agreement with respect to any such Borrowings.
(d)
Certificate Regarding Consummation of Acquisition. The Administrative Agent shall receive a certificate of an Authorized Officer of the Borrower certifying that (i) the Acquisition has been consummated, or concurrently with the Acquisition Date (including after giving effect to the application of the proceeds of any Borrowings to be made on the Acquisition Date, if any), will be consummated, in all material respects in accordance with the terms of the Acquisition Agreement, without giving effect to any modification, consent or waiver thereto that is materially adverse to the interests of the Administrative Agent, the Collateral Agent, the Lenders or the Issuing Banks (each, in their capacities as such) without the consent of each of the Administrative Agent, the Collateral Agent, the Lenders and the Issuing Banks, (ii) both before and after giving effect to the consummation of the Acquisition and the transactions

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contemplated thereby and by this Amendment, each representation and warranty made by any Credit Party contained in the Credit Agreement or in the other Credit Documents is true and correct in all material respects (except for representations and warranties that are qualified by a materiality qualifier, which shall be true and correct in all respects) with the same effect as though such representations and warranties had been made on and as of the Acquisition Date, except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (except for representations and warranties that are qualified by a materiality qualifier, which shall be true and correct in all respects) as of such earlier date and (iii) both before and after giving effect to the consummation of the Acquisition and the transactions contemplated thereby and by this Amendment, no Default, Event of Default or Borrowing Base Deficiency exists under the Credit Agreement or any of the other Credit Documents.
(e)
Title. The Credit Parties shall deliver to the Administrative Agent satisfactory title information with respect to Oil and Gas Properties of the Credit Parties constituting Proved Reserves evaluated in the most recently delivered Reserve Report comprising, together with title information previously delivered to the Administrative Agent, at least 85% of the PV-10 of such Proved Reserves on a pro-forma consolidated basis.
(f)
Lien Searches. The Administrative Agent shall receive (i) customary UCC lien search results with respect to the New Credit Parties in their respective jurisdictions of formation and (ii) county-level real property search results for the counties in which the Oil and Gas Properties of the New Credit Parties constituting Proved Reserves evaluated in the QuarterNorth Acquisition Reserve Report (the “QuarterNorth Oil & Gas Properties”) are located.
(g)
Additional Guarantors, Grantors and Collateral.
(i)
New Credit Parties. The Collateral Agent shall receive from an Authorized Officer of each New Credit Party (A) an executed and delivered supplement to the Guarantee, substantially in the form of Exhibit I thereto, pursuant to which such New Credit Party shall become a Guarantor, (B) an executed and delivered supplement to the Collateral Agreement, substantially in the form of Exhibit I thereto, pursuant to which such Subsidiary shall become a grantor and a pledgor thereunder, and (C) an executed and delivered joinder to the Intercompany Note.
(ii)
Pledge of Target Equity Interests and Indebtedness. The Collateral Agent shall receive from an Authorized Officer of the Borrower (A) an executed and delivered supplement to the Collateral Agreement, substantially in the form of Exhibit I thereto, pursuant to which the Borrower shall, subject to any applicable limitations set forth in the Collateral Agreement, pledge (i) all of the Equity Interests (other than any Excluded Equity Interests) of the Target and (ii) except with respect to intercompany Indebtedness, all evidences of Indebtedness for borrowed money in a principal amount in excess of $20,000,000 (individually) that is owing to the Borrower or any Guarantor (which shall be evidenced by a promissory note) and (B) all certificates, if any, representing such securities pledged under the Collateral Agreement pursuant to this subclause (ii), accompanied by instruments of transfer and/or undated powers endorsed in blank.
(iii)
Mortgages.
(A)
The Collateral Agent shall receive Mortgages and any ancillary documents required by any local jurisdiction for the recordation of such Mortgages (including, but not limited to, tax petitions, supporting affidavits, or orders), executed and delivered by a duly Authorized Officer of each applicable Credit Party in sufficient counterparts for the prompt

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recordation thereof, encumbering the same QuarterNorth Oil & Gas Properties that are, or will be, encumbered as of the Acquisition Date to secure the QuarterNorth Acquisition Debt.
(B)
The Collateral Agent shall receive Mortgages and any ancillary documents required by any local jurisdiction for the recordation of such Mortgages (including, but not limited to, tax petitions, supporting affidavits, or orders), executed and delivered by a duly Authorized Officer of each applicable Credit Party in sufficient counterparts for the prompt recordation thereof, together with the PV-10 of the Mortgaged Properties that were encumbered by a previously delivered Mortgage, sufficient to satisfy the Collateral Coverage Minimum (after giving effect to the consummation of the QuarterNorth Acquisition and any Mortgages delivered pursuant to Section 7(g)(iii)(A) above).
(iv)
Financing Statements. All Uniform Commercial Code or other applicable personal property and financing statements reasonably requested by the Collateral Agent to be filed, registered or recorded to create the Liens intended to be created by any Security Document and perfect such Liens to the extent required by, and with the priority required by, such Security Document shall be delivered to the Collateral Agent for filing, registration or recording and none of the Collateral shall be subject to any other pledges, security interests or mortgages, except for Liens permitted under Section 10.2 of the Credit Agreement.
(h)
Intercreditor Agreement. The Administrative Agent shall receive a written notice from the Borrower designating the QuarterNorth Acquisition Debt as an additional “Second Lien Facility” under (and as defined in) the Intercreditor Agreement and a joinder agreement to the Intercreditor Agreement (or other appropriate acknowledgment or amendment documentation) in form and substance reasonable acceptable to the Administrative Agent executed and delivered by the representative(s) of any QuarterNorth Acquisition Debt as Second Lien Obligations, in each case, in accordance with the Intercreditor Agreement.
(i)
Legal Opinion. The Administrative Agent shall receive a written opinion of (i) Vinson & Elkins LLP, counsel to the Borrower and the New Credit Parties, and (ii) local counsel in each jurisdiction where a Mortgage delivered pursuant to Section 7(g)(iii) of this Amendment is expected to be recorded to perfect first priority Liens on any QuarterNorth Oil & Gas Properties, in each case (A) dated as of the Acquisition Date, (B) addressed to the Administrative Agent, the Collateral Agent, the Lenders and each Issuing Bank and (C) in form and substance reasonably satisfactory to the Administrative Agent. The Borrower and the other Credit Parties hereby instruct such counsels to deliver such legal opinions.
(j)
Know Your Customer. The Administrative Agent and the Lenders shall have received, at least three (3) Business Days prior to the Acquisition Date, all documentation and other information about the New Credit Parties as has been reasonably requested in writing at least five (5) Business Days prior to the Acquisition Date by the Administrative Agent and the Lenders that they reasonably determine is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act.
(k)
Fees and Expenses. The Borrower shall make payment of all fees and expenses due and owing under the Credit Agreement and under any separate fee letter entered into by the Borrower (or one or more of its Affiliates) and the Administrative Agent (or one or more of its Affiliates).

The Administrative Agent shall notify the Borrower and the Lenders of the Acquisition Date and the satisfaction of the covenants required by this Section 7, and such notice shall be conclusive and binding.

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Section 8.
Post-Acquisition Covenants. The Borrower hereby covenants and agrees that, within 60 days following the Acquisition Date
(a)
Title. The Administrative Agent shall receive satisfactory title information with respect to the QuarterNorth Oil & Gas Properties comprising at least 85% of the PV‑10 of all such QuarterNorth Oil & Gas Properties.
(b)
Mortgages. The Collateral Agent shall receive Mortgages and any ancillary documents required by any local jurisdiction for the recordation of such Mortgages (including, but not limited to, tax petitions, supporting affidavits, or orders), executed and delivered by a duly Authorized Officer of each applicable Credit Party in sufficient counterparts for the prompt recordation thereof, encumbering the greater of (i) 85% of the PV-10 of all of the QuarterNorth Oil & Gas Properties and (ii) the same QuarterNorth Oil & Gas Properties that are, or will be, encumbered as of such date to secure the QuarterNorth Acquisition Debt.
(c)
Legal Opinion. The Administrative Agent shall receive a written opinion of (i) Vinson & Elkins LLP, counsel to the Borrower and the New Credit Parties, and (ii) local counsel in each jurisdiction where a Mortgage delivered pursuant to Section 8(b) of this Amendment is expected to be recorded to perfect first priority Liens on any QuarterNorth Oil & Gas Properties, in each case (A) dated as of the date of such Mortgage(s), (B) addressed to the Administrative Agent, the Collateral Agent, the Lenders and each Issuing Bank and (C) in form and substance reasonably satisfactory to the Administrative Agent. The Borrower and the other Credit Parties hereby instruct such counsels to deliver such legal opinions.
Section 9.
Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by facsimile or other electronic transmission, i.e. a “pdf” or a “tif”), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Amendment signed by all the parties shall be lodged with the Borrower and the Administrative Agent.
Section 10.
Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
Section 11.
Integration. This Amendment and the other Credit Documents represent the agreement of the Borrower, the Guarantors, the Collateral Agent, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Borrower, the Guarantors, the Collateral Agent, the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents.
Section 12.
GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
Section 13.
Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted under the Existing Credit Agreement and the Credit Agreement, as applicable (including any Affiliate of each Issuing Bank that issues any Letter of Credit).

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Section 14.
Miscellaneous. (a) On and after the Amendment Effective Date, each reference in each Credit Document to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended, waived or otherwise modified by this Amendment and (b) this Amendment is a Credit Document executed pursuant to the Existing Credit Agreement and the Credit Agreement, as applicable, and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Existing Credit Agreement and the Credit Agreement, as applicable.

(Remainder of Page Left Intentionally Blank)

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IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the Amendment Effective Date.

TALOS ENERGY INC.,

as Holdings

By: /s/ Sergio Maiworm

Name: Sergio Maiworm

Title: Chief Financial Officer and Senior Vice President

TALOS PRODUCTION INC.,

as the Borrower

By: /s/ Sergio Maiworm

Name: Sergio Maiworm

Title: Chief Financial Officer and Senior Vice President

Signature Page to Tenth Amendment to Credit Agreement

TALOS ERT LLC,

TALOS ENERGY PHOENIX LLC,

TALOS ENERGY OFFSHORE LLC,

TALOS GULF COAST LLC,

TALOS GULF COAST OFFSHORE LLC,

TALOS GULF COAST ONSHORE LLC,

ANRP (TALOS DC), LLC,

CKB PETROLEUM, LLC,

TALOS PETROLEUM LLC,

STONE ENERGY HOLDING, L.L.C.,

TALOS RESOURCES LLC,

TALOS ENERGY HOLDINGS LLC,

TALOS ENERGY LLC,

TALOS ENERGY OPERATING COMPANY LLC,

TALOS PRODUCTION FINANCE INC.,

TALOS ENERGY INTERNATIONAL LLC and

TALOS OIL AND GAS LLC,

TALOS EXPLORATION LLC,

TALOS THIRD COAST LLC,

TALOS ENERGY VENTURES GOM LLC,

TALOS ENERGY CORPORATION SUB LLC,

TALOS ENERGY VENTURES HOLDING, LLC,

TALOS FINANCE CORPORATION,

TALOS ENERGY VENTURES, LLC

as Credit Parties

By: /s/ Sergio Maiworm

Name: Sergio Maiworm

Title: Chief Financial Officer and Senior Vice President

Talos International Holdings SCS, a limited partnership (société en commandite simple), having its registered office address at 6, rue Eugène Ruppert, L-2453 Luxembourg and registered with the RCS Luxembourg under number B 240.942 acting by its general partner, ANRP (Talos DC), LLC, itself represented by:

By: /s/ Sergio Maiworm

Name: Sergio Maiworm

Title: Chief Financial Officer and Senior Vice President

Signature Page to Tenth Amendment to Credit Agreement

JPMORGAN CHASE BANK, N.A., as Administrative Agent and as a Lender

By: /s/ Jason R. Williams

Name: Jason R. Williams

Title: Authorized Officer

Signature Page to Tenth Amendment to Credit Agreement

DNB Capital LLC,

as a Lender

By: /s/ Kevin Utsey

Name: Kevin Utsey

Title: Senior Vice President

By: /s/ George Philippopoulous

Name: George Philippopoulous

Title: Senior Vice President

Capital One, National Association,

as a Lender

By: /s/ Jason Groll

Name: Jason Groll

Title: Vice President

Keybank National Association,

as a Lender

By: /s/ George McKean

Name: George McKean

Title: Senior Vice President

Societe Generale,

as a Lender

By: /s/ Eric Kim

Name: Eric Kim

Title: Managing Director

CITIBANK, N.A.,

as a Lender

By: /s/ Jeff Ard

Name: Jeff Ard

Title: Vice President

Signature Page to Tenth Amendment to Credit Agreement

Mizuho Bank, Ltd.,

as a Lender

By: /s/ Edward Sacks

Name: Edward Sacks

Title: Executive Director

Regions Bank,

as a Lender

By: /s/ David Valentine

Name: David Valentine

Title: Managing Director

Goldman Sachs Bank USA,

as a Lender

By: /s/ Piryankush Goswami

Name: Piryankush Goswami

Title: Authorized Signatory

Morgan Stanley Senior Funding, Inc.,

as a Lender

By: /s/ Rikin Pandya

Name: Rikin Pandya

Title: Vice President

Signature Page to Tenth Amendment to Credit Agreement

Exhibit A

TO TENTH AMENDMENT TO CREDIT AGREEMENT

ADDED TEXT SHOWN UNDERSCORED

DELETED TEXT SHOWN ~~STRIKETHROUGH~~

CREDIT AGREEMENT

Dated as of May 10, 2018

among

TALOS ENERGY, INC.,
as Holdings,

TALOS PRODUCTION INC.,
as successor-by-conversion to Talos Production LLC,
as the Borrower,

The Several Lenders
from Time to Time Parties Hereto,

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent, Collateral Agent, and Swingline Lender

JPMORGAN CHASE BANK, N.A., DNB BANK ASA, NEW YORK BRANCH, CAPITAL
ONE, NATIONAL ASSOCIATION, KEYBANK NATIONAL ASSOCIATION and
MIZUHO BANK, LTD.,
as Issuing Banks

and

JPMORGAN CHASE BANK, N.A., DNB MARKETS, INC., CAPITAL ONE, NATIONAL
ASSOCIATION, KEYBANC CAPITAL MARKETS INC., SOCIÉTÉ GÉNÉRALE,
CITIBANK, N.A. and MIZUHO BANK, LTD.,
as Lead Arrangers

DNB MARKETS, INC., CAPITAL ONE, NATIONAL ASSOCIATION, KEYBANC
CAPITAL MARKETS INC., SOCIÉTÉ GÉNÉRALE, CITIBANK, N.A. and
MIZUHO BANK, LTD.,
as Syndication Agents

REGIONS BANK,
as Documentation Agent

_____________________________

JPMORGAN CHASE BANK, N.A., DNB MARKETS, INC., CAPITAL ONE, NATIONAL
ASSOCIATION, KEYBANC CAPITAL MARKETS INC., and SOCIÉTÉ GÉNÉRALE,
as Joint Bookrunners

_____________________________

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Table of Contents

Page

SECTION 1. Definitions 3

1.1 Defined Terms 3

1.2 Other Interpretive Provisions 71

1.3 Accounting Terms 71

1.4 Rounding 72

1.5 References to Agreements, Laws, Etc. ~~73~~72

1.6 Times of Day 72

1.7 Timing of Payment or Performance 72

1.8 Currency Equivalents Generally 73

1.9 Classification of Loans and Borrowings 73

1.10 Interest Rates; Benchmark Notification 74

1.11 Letter of Credit Amounts 74

1.12 Divisions ~~75~~74

SECTION 2. Amount and Terms of Credit 75

2.1 Commitments 75

2.2 Minimum Amount of Each Borrowing; Maximum Number of Borrowings 76

2.3 Notice of Borrowing ~~77~~76

2.4 Disbursement of Funds ~~78~~77

2.5 Repayment of Loans; Evidence of Debt ~~79~~78

2.6 Conversions and Continuations 79

2.7 Pro Rata Borrowings 80

2.8 Interest ~~81~~80

2.9 Interest Periods 81

2.10 Increased Costs 82

2.11 Compensation 83

2.12 Change of Lending Office 84

2.13 Notice of Certain Costs 84

2.14 Borrowing Base ~~85~~84

2.15 Defaulting Lenders 89

2.16 Increase of Total Commitment ~~92~~91

2.17 [Intentionally Omitted] 92

2.18 Alternate Rate of Interest ~~93~~92

SECTION 3. Letters of Credit 94

3.1 Letters of Credit 94

3.2 Letter of Credit Applications ~~97~~96

3.3 Letter of Credit Participations ~~98~~97

3.4 Agreement to Repay Letter of Credit Drawings 99

3.5 Increased Costs ~~102~~101

3.6 New or Successor Issuing Bank ~~103~~102

3.7 Role of Issuing Bank ~~104~~103

3.8 Cash Collateral ~~105~~104

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3.9 Existing Letters of Credit 105

3.10 Applicability of ISP and UCP ~~106~~105

3.11 Conflict with Issuer Documents ~~106~~105

3.12 Letters of Credit Issued for Restricted Subsidiaries ~~106~~105

3.13 Alternate Currency ~~106~~105

SECTION 4. Fees; Commitment 105

4.1 Fees 105

4.2 Voluntary Reduction of Commitments 106

4.3 Mandatory Termination of Commitments ~~108~~107

SECTION 5. Payments 107

5.1 Voluntary Prepayments 107

5.2 Mandatory Prepayments ~~109~~108

5.3 Method and Place of Payment ~~111~~110

5.4 Net Payments ~~112~~111

5.5 Computations of Interest and Fees ~~116~~115

5.6 Limit on Rate of Interest ~~116~~115

SECTION 6. Conditions Precedent to Initial Borrowing ~~117~~116

SECTION 7. Conditions Precedent to All Subsequent Credit Events 120

SECTION 8. Representations, Warranties and Agreements ~~122~~121

8.1 Corporate Status 121

8.2 Corporate Power and Authority; Enforceability ~~123~~121

8.3 No Violation ~~123~~122

8.4 Litigation ~~123~~122

8.5 Margin Regulations ~~123~~122

8.6 Governmental Approvals ~~123~~122

8.7 Investment Company Act ~~124~~122

8.8 True and Complete Disclosure ~~124~~122

8.9 Financial Condition; Financial Statements ~~124~~123

8.10 Tax Matters ~~125~~123

8.11 Compliance with ERISA ~~125~~124

8.12 Subsidiaries ~~126~~125

8.13 Intellectual Property ~~126~~125

8.14 Environmental Laws ~~126~~125

8.15 Properties ~~127~~125

8.16 Solvency ~~127~~126

8.17 Insurance ~~128~~126

8.18 Deposit Accounts; Securities Accounts; Commodities Accounts ~~128~~126

8.19 Creation of Liens ~~128~~126

8.20 Hedge Transactions ~~128~~127

8.21 Patriot Act; Sanctions; Anti-Corruption; Anti-Money Laundering ~~128~~127

8.22 No Material Adverse Effect ~~129~~127

8.23 Foreign Corrupt Practices Act ~~129~~127

3

8.24 Direct Benefit ~~129~~128

8.25 Plan Assets; Prohibited Transactions ~~129~~128

8.26 Affected Financial Institutions ~~129~~128

SECTION 9. Affirmative Covenants ~~129~~128

9.1 Information Covenants ~~130~~128

9.2 Books, Records and Inspections ~~135~~133

9.3 Maintenance of Insurance ~~136~~134

9.4 Payment of Taxes ~~136~~135

9.5 Consolidated Corporate Franchises ~~136~~135

9.6 Compliance with Statutes, Regulations, Etc. ~~136~~135

9.7 ERISA ~~137~~135

9.8 Maintenance of Properties ~~138~~136

9.9 Transactions with Affiliates ~~138~~137

9.10 End of Fiscal Years; Fiscal Quarters ~~140~~138

9.11 Additional Guarantors, Grantors and Collateral ~~140~~139

9.12 Use of Proceeds ~~142~~141

9.13 Further Assurances ~~143~~141

9.14 Reserve Reports ~~144~~142

9.15 Title Information ~~145~~143

9.16 Change in Business ~~146~~144

9.17 Holdings and Intermediate Entity Covenant ~~146~~145

9.18 Keepwell ~~147~~145

9.19 Minimum Hedge Covenant ~~148~~146

9.20 Separateness ~~148~~146

SECTION 10. Negative Covenants ~~148~~146

10.1 Limitation on Indebtedness ~~148~~146

10.2 Limitation on Liens ~~154~~153

10.3 Limitation on Fundamental Changes ~~158~~156

10.4 Limitation on Sale of Assets ~~160~~158

10.5 Limitation on Investments ~~162~~161

10.6 Limitation on Restricted Payments ~~166~~164

10.7 Limitations on Debt Payments and Amendments ~~170~~168

10.8 Negative Pledge Agreements ~~171~~170

10.9 Limitation on Subsidiary Distributions ~~173~~172

10.10 Hedge Transactions ~~175~~173

10.11 Financial Performance Ratios ~~177~~175

10. 12 Accounts ~~177~~175

10.13 Sanctions ~~177~~176

10.14 Amendments to Organizational Documents ~~177~~176

SECTION 11. Events of Default ~~178~~176

11.1 Payments ~~178~~176

11.2 Representations, Etc. ~~178~~176

11.3 Covenants ~~178~~176

11.4 Default Under Other Agreements ~~178~~177

4

11.5 Bankruptcy, Etc. ~~179~~177

11.6 ERISA ~~179~~178

11.7 Guarantee ~~180~~178

11.8 Security Document ~~180~~178

11.9 Judgments ~~180~~178

11.10 Change of Control ~~180~~179

11.11 Application of Proceeds ~~181~~179

11.12 Equity Cure ~~182~~180

SECTION 12. The Agents ~~183~~182

12.1 Appointment ~~183~~182

12.2 Delegation of Duties ~~184~~182

12.3 Exculpatory Provisions ~~184~~183

12.4 Reliance by Agents ~~185~~183

12.5 Notice of Default ~~186~~184

12.6 Acknowledgements of Lenders and Issuing Banks ~~186~~184

12.7 Indemnification ~~188~~186

12.8 Agents in Its Individual Capacities ~~189~~187

12.9 Successor Agents ~~189~~187

12.10 Withholding Tax ~~190~~188

12.11 Security Documents and Collateral Agent under Security Documents and Guarantee ~~190~~189

12.12 Right to Realize on Collateral and Enforce Guarantee ~~191~~189

12.13 Administrative Agent May File Proofs of Claim ~~192~~191

12.14 Certain ERISA Matters ~~193~~191

SECTION 13. Miscellaneous ~~195~~193

13.1 Amendments, Waivers and Releases ~~195~~193

13.2 Notices; Posting of Communications ~~197~~195

13.3 No Waiver; Cumulative Remedies ~~200~~198

13.4 Survival of Representations and Warranties ~~200~~198

13.5 Expenses; Limitation of Liability; Indemnification ~~200~~198

13.6 Successors and Assigns; Participations and Assignments ~~202~~200

13.7 Replacements of Lenders under Certain Circumstances ~~209~~207

13.8 Adjustments; Set-off ~~210~~208

13.9 Counterparts; Electronic Execution ~~211~~209

13.10 Severability ~~212~~210

13.11 Integration ~~212~~210

13.12 GOVERNING LAW ~~213~~210

13.13 Submission to Jurisdiction; Waivers ~~213~~211

13.14 Acknowledgments ~~214~~212

13.15 WAIVERS OF JURY TRIAL ~~215~~213

13.16 Confidentiality ~~215~~213

13.17 Release of Collateral and Guarantee Obligations ~~216~~214

13.18 USA PATRIOT Act ~~217~~215

13.19 Payments Set Aside ~~217~~215

13.20 Reinstatement ~~218~~215

5

13.21 Disposition of Proceeds ~~218~~216

13.22 Collateral Matters; Hedge Agreements ~~218~~216

13.23 Agency of the Borrower for the Other Credit Parties ~~218~~216

13.24 Acknowledgement and Consent to Bail-In of Affected Financial
Institutions ~~219~~216

13.25 Acknowledgement Regarding Any Supported QFCs ~~219~~217

13.26 Judgment Currency ~~220~~218

6

EXHIBITS

Exhibit A Form of Reserve Report Certificate

Exhibit B Form of Notice of Borrowing

Exhibit C Form of Guarantee

Exhibit D Forms of Mortgage/Deed of Trust (Texas and Louisiana)

Exhibit E Form of Collateral Agreement

Exhibit F Form of Intercreditor Agreement

Exhibit G Form of Assignment and Acceptance

Exhibit H-1 Form of Promissory Note (Loan)

Exhibit H-2 Form of Promissory Note (Swingline Loan)

Exhibit I Form of Intercompany Note

Exhibit J Form of Solvency Certificate

Exhibit K Form of Non-Bank Tax Certificate

Exhibit L Form of Notice of Conversion or Continuation

Exhibit M Form of Prepayment Notice

SCHEDULES

Schedule 1.1(a) Commitments

Schedule 1.1(b) Excluded Equity Interests

Schedule 1.1(c) Excluded Subsidiaries

Schedule 1.1(d) Existing Letters of Credit

Schedule 1.1(e) Closing Date Subsidiary Guarantors

Schedule 1.1(f) Closing Date Hedge Banks

Schedule 1.1(g) [Intentionally Omitted]

Schedule 1.1(h) Maximum LC Commitments

Schedule 1.1(i) Excluded Accounts

Schedule 6(b) Local Counsels

Schedule 8.4 Litigation

Schedule 8.12 Subsidiaries

Schedule 8.18 Deposit Accounts; Securities Accounts; Commodities Accounts

Schedule 8.20 Closing Date Hedge Transactions

Schedule 9.9 Closing Date Affiliate Transactions

Schedule 9.13(b) Further Assurances

Schedule 10.1 Closing Date Indebtedness

Schedule 10.2(d) Closing Date Liens

Schedule 10.4(i) Scheduled Dispositions

Schedule 10.5(d) Closing Date Investments

Schedule 10.8 Closing Date Negative Pledge Agreements

Schedule 13.2 Notice Addresses

Schedule 13.22 Legacy Hedge Transactions

7

CREDIT AGREEMENT, dated as of May 10, 2018, among TALOS ENERGY, INC., a Delaware corporation (“Holdings”), TALOS PRODUCTION INC., a Delaware corporation (as successor-by-conversion to Talos Production LLC, a Delaware limited liability company) and a wholly owned subsidiary of Holdings (the “Borrower”), the banks, financial institutions and other lending institutions from time to time parties as lenders hereto (each a “Lender” and, collectively, the “Lenders”), JPMORGAN CHASE BANK, N.A., as administrative agent and collateral agent for the Lenders and as the swing line lender, and each Issuing Bank from time to time party hereto.

WHEREAS, the Borrower, as borrower, and Holdings, as parent holding company, heretofore entered into that certain Credit Agreement dated as of February 6, 2013, with Toronto Dominion (Texas) LLC, as administrative agent, collateral agent and swingline lender, Citibank, N.A., and The Toronto-Dominion Bank, New York Branch, as letter of credit issuing banks, and the other banks and financial institutions party thereto (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Talos Credit Agreement”), pursuant to which the Borrower incurred certain Indebtedness as loans or reimbursement obligations in respect of letters of credit issued for its benefit or the benefit of one or more of its Restricted Subsidiaries;

WHEREAS, pursuant to that certain Transaction Agreement, dated as of November 21, 2017 (together with all exhibits and schedules thereto, and as amended, supplemented or otherwise modified from time to time, the “Transaction Agreement”), by and among Stone Energy Corporation, a Delaware corporation (“Stone Energy”), Sailfish Energy Holdings Corporation, a Delaware corporation, Sailfish Merger Sub Corporation, a Delaware corporation, Talos Energy LLC, a Delaware limited liability company (“Existing Talos Energy”) and the Borrower, Stone Energy will undergo a reorganization pursuant to which (x) Sailfish Merger Sub Corporation will merge with and into Stone Energy, with Stone Energy as the surviving corporation and a direct wholly owned subsidiary of Sailfish Energy Holdings Corporation; (y) each outstanding share of Stone Energy’s common stock will be converted into the right to receive one share of common stock of Sailfish Energy Holdings Corporation, (z) Sailfish Energy Holdings Corporation will be named “Talos Energy, Inc.” (“New Talos Energy”); through a series of contributions by the direct and indirect owners of all of the equity interests in Borrower, New Talos Energy will receive 100% of the equity interests of Borrower, which at that time will own 100% of the equity interests in Existing Talos Energy, and the contributing parties will receive common stock of New Talos Energy (the transaction described in the foregoing clauses (i) and (ii), herein collectively the “Corporate Reorganization and Merger Transactions”), certain Affiliates of the Sponsors will contribute all outstanding senior unsecured notes issued by the Borrower and Talos Production Finance Inc., in exchange for common stock in New Talos Energy, the Borrower and Stone Energy will offer to exchange their respective second lien notes for second lien notes (the “2018 Junior Lien Notes”) of the Borrower (the “2018 Junior Lien Note Exchange”), and any holders of the existing second lien notes of Stone Energy that accept the exchange offer will execute and deliver an indenture supplement approving certain amendments and modifications to the indenture governing any such existing second lien notes of Stone Energy that remain outstanding after giving effect to the 2018 Junior Lien Note Exchange (the transactions described in the foregoing clauses (i) through (v), collectively, the “Transactions”);

WHEREAS, Stone Energy, as borrower, heretofore entered into, that certain Fifth Amended and Restated Credit agreement, dated as of March 1, 2017, by and among Stone Energy, Bank of America, N.A., as administrative agent and issuing bank, and the lenders and other persons party thereto (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Stone Credit Agreement” and together with the Existing Talos Credit Agreement, the “Existing Credit Agreements”), pursuant to which Stone Energy incurred certain Indebtedness as loans or reimbursement obligations in respect of letters of credit issued for its benefit or the benefit of one or more of its restricted subsidiaries;

WHEREAS, in connection with the foregoing, the Borrower has requested that on the Closing Date, the Lenders provide Loans to the Borrower (but subject to compliance with Section 6(q) regarding minimum remaining Availability) (the “Closing Date Loans”) and at any time and from time to time after the Closing Date, the Lenders provide Loans to the Borrower subject to the Available Commitment, the Borrower has requested that each Issuing Bank issue Letters of Credit (subject to the Available Commitment) at any time and from time to time prior to the L/C Maturity Date (including on the Closing Date to back stop and/or replace any Existing Letter of Credit (subject to the Available Commitment)), in an aggregate Stated Amount at any time outstanding not in excess of $200,000,000, and the Borrower has requested that the Swingline Lender extend credit in the form of Swingline Loans (subject to the Available Commitment) at any time and from time to time prior to the Swingline Maturity Date, in an aggregate principal amount at any time outstanding not in excess of $10,000,000;

WHEREAS, the net proceeds of the Closing Date Loans will be used on the Closing Date to consummate the Transactions, pay Transaction Expenses and repay the Indebtedness outstanding under each of the Existing Credit Agreements outstanding on the Closing Date;

WHEREAS, following the Closing Date, the proceeds of the Loans will be used by the Borrower for the acquisition, development and exploration of Oil and Gas Properties and for working capital and other general corporate purposes of the Borrower and its Restricted Subsidiaries (including Permitted Acquisitions) and to make dividends and distributions to the holders of the Borrower’s Equity Interests (to the extent permitted under this Agreement), and the Letters of Credit will be used by the Borrower and its Restricted Subsidiaries for general corporate purposes, including to secure any surety and bonding requirements and to support deposits required under purchase agreements pursuant to which the Borrower or its Restricted Subsidiaries may acquire Oil and Gas Properties and other assets,;

WHEREAS, the Lenders, the Swingline Lender and the Issuing Banks are willing to make available to the Borrower such revolving credit, swingline and letter of credit facilities upon the terms and subject to the conditions set forth herein; and

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:

Section 1.
Definitions.
1.1
Defined Terms.

As used herein, the following terms shall have the meanings specified below:

“ABR” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the Alternate Base Rate.
“Additional Lender” shall have the meaning provided in Section 2.16(a).
“Adjusted Consolidated Net Tangible Assets” shall mean (without duplication), as of the date of determination, the remainder of:
(a)
the sum of:
(i)
estimated discounted future net revenues from Proved Reserves of the Borrower and its Restricted Subsidiaries calculated in accordance with SEC guidelines before any provincial,

territorial, state, federal or foreign income taxes, as estimated by the Borrower in a reserve report prepared as of the end of the Borrower’s most recently completed fiscal year for which audited financial statements are available, as increased by, as of the date of determination, the estimated discounted future net revenues from (A) estimated Proved Reserves acquired since such year end, which Proved Reserves were not reflected in such year-end reserve report, and (B) estimated oil and gas reserves attributable to upward revisions of estimates of Proved Reserves (including the impact to discounted future net revenues related to development costs previously estimated in the last year-end reserve report, but only to the extent such costs were actually incurred since the date of the last year-end reserve report) since such year-end due to exploration, development, exploitation or other activities, increased by the accretion of discount from the date of the last year-end reserve report to the date of determination, and decreased by, as of the date of determination, the estimated discounted future net revenues from (C) estimated Proved Reserves included in the last year-end reserve report that shall have been produced or disposed of since such year-end, and (D) estimated oil and gas reserves included therein that are subsequently removed from the Proved Reserves of the Borrower and its Restricted Subsidiaries as so calculated due to downward revisions of estimates of Proved Reserves since such year-end due to changes in geological conditions or other factors which would, in accordance with standard industry practice, cause such revisions, provided, that (x) in the case of such year-end reserve report and any adjustments since such year-end pursuant to clauses (A), (B) and (D), the estimated discounted future net revenues from Proved Reserves shall be determined in their entirety using oil, gas and other hydrocarbon prices and costs that are either (1) calculated in accordance with the SEC guidelines and, with respect to such adjustments under clauses (A), (B) or (D), calculated with such prices and costs as if the end of the most recent fiscal quarter preceding the date of determination for which such information is available to the Borrower were year-end or (2) if the Borrower so elects at any time, calculated in accordance with the foregoing clause (1), except that when pricing of future net revenues of Proved Reserves under the SEC guidelines is not based on a contract price and is instead based upon benchmark, market or posted pricing, the pricing for each month of estimated future production from such Proved Reserves not subject to contract pricing shall be based upon NYMEX (or successor) published forward prices for the most comparable hydrocarbon commodity applicable to such production month (adjusted for energy content, quality and basis differentials (such basis differential being the relevant NYMEX (or successor) published forward basis differential or, if such NYMEX (or successor) forward basis differential is unavailable, as estimated in good faith by the Borrower based on historical basis differential (before any state or federal or other income tax)) and giving application to the last sentence of such definition hereto), as such forward prices are published as of the year-end date of such reserve report or, with respect to post-year-end adjustments under clauses (A), (B) or (D), the last day of the most recent fiscal quarter preceding the date of determination, (y) the pricing of estimated Proved Reserves that have been produced or disposed since year-end as set forth in clause (C) shall be based upon the applicable pricing elected for the prior year-end reserve report as provided in clause (x), and (z) in each case as estimated by or under the supervision of the chief engineer of the Borrower or a Restricted Subsidiary or by any Approved Petroleum Engineer;
(ii)
the capitalized costs that are attributable to Oil and Gas Properties of the Borrower and its Restricted Subsidiaries to which no Proved Reserves are attributable, based on the Borrower’s books and records as of a date no earlier than the date of the Borrower’s latest annual or quarterly consolidated financial statements;
(iii)
the Net Working Capital on a date no earlier than the date of the Borrower’s latest annual or quarterly consolidated financial statements;

(iv)
assets related to commodity risk management activities less liabilities related to commodity risk management activities, in each case to the extent that such assets and liabilities arise in the ordinary course of the Oil and Gas Business, provided that such net value shall not be less than zero; and
(v)
the greater of (A) the net book value of other tangible assets (including, without limitation, investments in unconsolidated Restricted Subsidiaries and mineral rights held under lease or other contractual arrangement) of the Borrower and its Restricted Subsidiaries, as of a date no earlier than the date of the Borrower’s latest annual or quarterly consolidated financial statements, and (B) the Fair Market Value, as estimated by the Borrower, of other tangible assets (including, without limitation, investments in unconsolidated Restricted Subsidiaries and mineral rights held under lease or other contractual arrangement) of the Borrower and its Restricted Subsidiaries, as of a date no earlier than the date of the Borrower’s latest audited consolidated financial statements (it being understood that the Borrower shall not be required to obtain any appraisal of any assets); minus
(b)
the sum of:
(i)
any amount included in (a)(i) through (a)(v) above that is attributable to minority interests;
(ii)
any net gas balancing liabilities of the Borrower and its Restricted Subsidiaries reflected in the Borrower’s latest audited consolidated financial statements;
(iii)
to the extent included in (a)(i) above, the estimated discounted future net revenues, calculated in accordance with the SEC guidelines (utilizing the prices and costs as provided in (a)(i)), attributable to reserves that are required to be delivered to third parties to fully satisfy the obligations of the Borrower and its Restricted Subsidiaries with respect to Volumetric Production Payments (determined, if applicable, using the schedules specified with respect thereto); and
(iv)
to the extent included in (a)(i) above, the estimated discounted future net revenues, calculated in accordance with SEC guidelines (utilizing prices and costs as provided in (a)(i)), attributable to reserves subject to Dollar- Denominated Production Payments that, based on the estimates of production and price assumptions included in determining the estimated discounted future net revenues specified in (a)(i) above, would be necessary to fully satisfy the payment obligations of the Borrower and its Restricted Subsidiaries with respect to Dollar-Denominated Production Payments (determined, if applicable, using the schedules specified with respect thereto).

If the Borrower changes its method of accounting from the full cost method of accounting to the successful efforts or a similar method, “Adjusted Consolidated Net Tangible Assets” will continue to be calculated as if the Borrower were still using the full cost method of accounting.

“Adjusted Daily Simple SOFR” means an interest rate per annum equal to (c) the Daily Simple SOFR, plus (d) 0.10%; provided that if the Adjusted Daily Simple SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Adjusted Term SOFR Rate” means, for any Interest Period, an interest rate per annum equal to (e) the Term SOFR Rate for such Interest Period, plus (f) 0.10%; provided that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted Total Commitment” shall mean, at any time, the Total Commitment less the aggregate amount of Commitments of all Defaulting Lenders.
“Administrative Agent” shall mean JPMorgan Chase Bank, N.A. (or any of its designated branch offices or affiliates), as the administrative agent for the Lenders under this Agreement and the other Credit Documents, or any successor administrative agent appointed in accordance with the provisions of Section 12.9.
“Administrative Agent’s Office” shall mean the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 13.2, or such other address or account as the Administrative Agent may from time to time notify in writing to the Borrower and the Lenders.
“Administrative Questionnaire” shall mean, for each Lender, an administrative questionnaire in a form approved by the Administrative Agent.
“Affected Financial Institution” means (g) any EEA Financial Institution or (h) any UK Financial Institution.
“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise. “Controlling” (“controlling”) and “controlled” shall have meanings correlative thereto.
“Affiliated Institutional Lender” shall mean any investment fund managed or advised by Affiliates of a Co-Investor that is a bona fide debt fund and that extends credit or buys loans in the ordinary course of business.
“Affiliated Lender” shall mean a Lender that is a Co-Investor or any Affiliate thereof (other than Holdings, any other Subsidiary of Holdings, the Borrower or any Affiliated Institutional Lender).
“Agents” shall mean the Administrative Agent and the Collateral Agent.
“Agreed Currencies” shall mean Dollars and each Alternate Currency.
“Agreement” shall mean this Credit Agreement, as amended, restated, supplemented or otherwise modified from time to time.
“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (i) the Prime Rate in effect on such day, (j) the NYFRB Rate in effect on such day plus ½ of 1% and (k) the Adjusted Term SOFR Rate for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1%; provided that for the purpose of this definition, the Adjusted Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.18 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.18(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.
“Alternate Currency” shall mean, with respect to any Letter of Credit, Euro and any other currency agreed to by the Administrative Agent and the Issuing Banks; provided that each such currency is a lawful currency that is readily available, freely transferable and not restricted and able to be converted into Dollars.
“Alternate Currency Letter of Credit” shall mean any Letter of Credit denominated in an Alternate Currency.
“Ancillary Document” has the meaning assigned to it in Section 13.9.
“Anti-Corruption Laws” shall mean all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its Subsidiaries from time to time concerning or relating to bribery or corruption.
“Anti-Money Laundering Laws” shall mean all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its Subsidiaries from time to time concerning or relating to money laundering.
“Applicable Margin” shall mean, for any day, with respect to any ABR Loan, any Term Benchmark Loan, any RFR Loan or Commitment Fees, as the case may be, the rate per annum set forth in the grid below based upon the Utilization Percentage in effect on such day:

Utilization Grid

Utilization Percentage	X < 25%	≥ 25 % X	≥ 50 % X	≥ 75% X
		< 50%	< 75%	< 90%	X ≥ 90%
Term Benchmark Loans and RFR Loans	2.75%	3.00%	3.25%	3.50%	3.75%
ABR Loans	1.75%	2.00%	2.25%	2.50%	2.75%
Commitment Fee Rate	0.375%	0.375%	0.50%	0.50%	0.50%

Each change in the Commitment Fee Rate or Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change.

“Applicable Period” shall mean, for the fiscal quarter ending March 31, 2021, and each fiscal quarter ending thereafter, the four fiscal quarter period ending as of the last day of such fiscal quarter.
“Approved Fund” shall mean any Fund that is administered or managed by (l) a Lender, (m) an Affiliate of a Lender or (n) an entity or an Affiliate of an entity that administers or manages a Lender.
“Approved Petroleum Engineers” shall mean (o) Netherland, Sewell & Associates, Inc., (p) Ryder Scott Company, L.P., (q) DeGolyer and MacNaughton, (r) Cawley, Gillespie & Associates, Inc., and (s) at the Borrower’s option, any other independent petroleum engineers selected by the Borrower and reasonably acceptable to the Administrative Agent.

“Assignment and Acceptance” shall mean an assignment and acceptance substantially in the form of Exhibit G or such other form (including electronic records generated by the use of an electronic platform) as may be approved by the Administrative Agent.
“Authorized Officer” shall mean as to any Person, the President, the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer, the Treasurer, the Assistant or Vice Treasurer, the Vice President-Finance, the General Counsel and any manager, managing member or general partner, in each case, of such Person, and any other senior officer designated as such in writing to the Administrative Agent by such Person. Any document delivered hereunder that is signed by an Authorized Officer shall be conclusively presumed to have been authorized by all necessary corporate, limited liability company, partnership and/or other action on the part of the Borrower or any other Credit Party and such Authorized Officer shall be conclusively presumed to have acted on behalf of such Person.
“Auto-Extension Letter of Credit” shall have the meaning provided in Section 3.2(b).
“Available Commitment” shall mean, at any time, (t) the Loan Limit at such time minus (u) the aggregate Total Exposures of all Lenders at such time.
“Available Free Cash Flow Amount” shall mean, as of any date of determination, the result of (v) Free Cash Flow for the Applicable Period most recently ended for which a certificate has been delivered pursuant to Section 9.1(l) minus (w) the aggregate amount of all Restricted Payments made in reliance on Section 10.6(i) (if any) during the most recently completed Free Cash Flow Usage Period and since the date on which a certificate has been most recently delivered pursuant to Section 9.1(l) minus (x) the aggregate amount of all Investments made in reliance on Section 10.5(i) (if any) during the most recently completed Free Cash Flow Usage Period and since the date on which a certificate has been most recently delivered pursuant to Section 9.1(l) minus (y) the aggregate amount of all prepayments, repurchases, redemptions or defeasances paid in reliance on Section 10.7(a) (if any) during the most recently completed Free Cash Flow Usage Period and since the date on which a certificate has been most recently delivered pursuant to Section 9.1(l).
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Section 2.18.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (z) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (aa) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation, rule or requirement applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank Price Deck” shall mean the Administrative Agent’s forward curve for each of oil, natural gas and other Hydrocarbons, as applicable, furnished to the Borrower by the Administrative Agent from time to time in accordance with the terms of this Agreement.
“Bankruptcy Code” shall have the meaning provided in Section 11.5.
“Benchmark” means, initially, with respect to any (bb) RFR Loan, the Daily Simple SOFR or (cc) Term Benchmark Loan, the Term SOFR Rate; provided that if a Benchmark Transition Event and the related Benchmark Replacement Date have occurred with respect to the Daily Simple SOFR or Term SOFR Rate, as applicable, or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 2.18.
“Benchmark Replacement” means, for any Available Tenor, the sum of: (dd) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for dollar-denominated syndicated credit facilities at such time in the United States and (ee) the related Benchmark Replacement Adjustment. If the Benchmark Replacement as determined pursuant to the above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Credit Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ff) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities at such time.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Revolving Loan, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Credit Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earlier to occur of the following events with respect to such then-current Benchmark:
(1)
in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(2)
in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:
(3)
a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(4)
a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(5)
a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof)

announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Credit Document in accordance with Section 2.18 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Credit Document in accordance with Section 2.18.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“benefited Lender” shall have the meaning provided in Section 13.8.
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Board” shall mean the Board of Governors of the Federal Reserve System of the United States (or any successor).
“Board of Directors” shall mean, as to any Person, the board of directors or other governing body of such Person, or if such Person is owned or managed by a single entity, the board of directors or other governing body of such entity.
“Borrower” shall have the meaning provided in the introductory paragraph hereto.
“Borrowing” shall mean the incurrence of one Type of Loan on a given date (or resulting from conversions on a given date) having, in the case of Term Benchmark Loans, the same Interest Period.
“Borrowing Base” shall mean, at any time, an amount equal to the amount determined in accordance with Section 2.14, as the same may be adjusted from time to time pursuant to the provisions thereof.
“Borrowing Base Adjustment Provisions” shall mean Sections 2.14(e), (f), (g) and (h), and any other provision in this Agreement that adjusts (as opposed to redetermines) the amount of the Borrowing Base.
“Borrowing Base Deficiency” occurs if, at any time, the aggregate Total Exposure of all Lenders exceeds the Borrowing Base then in effect. The amount of the Borrowing Base Deficiency is the amount by which the Total Exposure of all Lenders exceeds the Borrowing Base then in effect.
“Borrowing Base Properties” shall mean the Oil and Gas Properties of the Credit Parties included in the Initial Reserve Report and thereafter in the Reserve Report most recently delivered pursuant to

Section 9.14, together with the Hydrocarbon Interests on which such Oil and Gas Properties are located or to which such Oil and Gas Properties are attributed.
“Borrowing Base Required Lenders” shall mean, at any date, (z) Non-Defaulting Lenders having or holding 100% of the Adjusted Total Commitment at such date or (aa) if the Total Commitment has been terminated, Lenders having or holding 100% of the outstanding principal amount of the Loans, the Swingline Exposure and Letter of Credit Exposure (excluding the Loans, Swingline Exposure and Letter of Credit Exposure of Defaulting Lenders) in the aggregate at such date.
“Borrowing Base Value” shall mean, with respect to any Oil and Gas Property of evaluated in the determination of the Borrowing Base or any Hedge Transaction in respect of commodities, the value attributed to such asset in connection with the most recent determination of the Borrowing Base (which Borrowing Base was approved by the Borrowing Base Required Lenders or the Required Lenders, as applicable, in accordance with Section 2.14).
“Budget” shall have the meaning provided in Section 9.1(k).
“Business Day” means, any day (other than a Saturday or a Sunday) on which banks are open for business in New York City; provided that, in addition to the foregoing, a Business Day shall be (bb) in relation to RFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan, or any other dealings of such RFR Loan and (cc) in relation to Loans referencing the Adjusted Term SOFR Rate and any interest rate settings, fundings, disbursements, settlements or payments of any such Loans referencing the Adjusted Term SOFR Rate or any other dealings of such Loans referencing the Adjusted Term SOFR Rate, any such day that is only a U.S. Government Securities Business Day.
“Capital Lease” shall mean, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is, or is required to be, accounted for as a capital lease on the balance sheet of that Person; provided that leases that are recharacterized as Capital Leases due to a change in GAAP after January 1, 2017 shall not be treated as Capital Leases for any purpose under this Agreement but shall instead be treated as they would have been in accordance with GAAP as in effect on January 1, 2017.
“Capitalized Lease Obligations” shall mean, as applied to any Person, all obligations under Capital Leases of such Person or any of its Restricted Subsidiaries, in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP; provided that obligations that are recharacterized as Capitalized Lease Obligations due to a change in GAAP after January 1, 2017 shall not be treated as Capitalized Lease Obligations for any purpose under this Agreement but shall instead be treated as they would have been in accordance with GAAP as in effect on January 1, 2017.
“Capitalized Software Expenditures” shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a person during such period in respect of licensed or purchased software or internally developed software and software enhancements that, in accordance with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of such Person and its subsidiaries.
“Cash Collateral” shall have the meaning provided in Section 3.8.
“Cash Collateralize” shall have the meaning provided in Section 3.8(c).

“Cash Management Agreement” shall mean any agreement entered into from time to time by the Borrower or any of the Borrower’s Restricted Subsidiaries in connection with cash management services for collections, other Cash Management Services and for operating, payroll and trust accounts of such Person, including automatic clearing house services, controlled disbursement services, electronic funds transfer services, lockbox services, stop payment services and wire transfer services.
“Cash Management Bank” shall mean any Person that either (dd) is at the time it provides Cash Management Services or (ee) becomes at any time after it has provided any Cash Management Services for which the Borrower or any Restricted Subsidiary has, as of such time, continuing obligations in connection with, or in respect of, any Cash Management Services, a Lender or an Agent or an Affiliate of a Lender or an Agent.
“Cash Management Obligations” shall mean obligations owed by the Borrower or any Restricted Subsidiary to any Cash Management Bank in connection with, or in respect of, any Cash Management Services.
“Cash Management Services” shall mean (ff) commercial credit cards, merchant card services, purchase or debit cards, including non-card e-payables services, (gg) treasury management services (including controlled disbursement, overdraft, automated clearing house fund transfer services, return items and interstate depository network services) and (hh) any other demand deposit or operating account relationships or other cash management services, including any Cash Management Agreement.
“Castex Acquisition” means that certain acquisition consummated pursuant to the terms of the Castex PSA.
“Castex Acquisition Conditions” means each of the following conditions in connection with the consummation of the Castex Acquisition:
(ii)
Acquisition Certificate. The Administrative Agent shall have received a certificate, reasonably satisfactory to the Administrative Agent in all respects, of an Authorized Officer of the Borrower (i) certifying that the Castex Acquisition shall constitute a Permitted Acquisition, (ii) certifying that the Borrower has acquired (or with the proceeds of the applicable Borrowing shall acquire) all or substantially all, but in any event not less than 95% of the PV-10, of the Oil and Gas Properties included in the Castex Acquisition Reserve Report, all conditions to the obligations of the parties set forth in the Castex PSA shall have been satisfied or waived (or with the application of the proceeds of the applicable Borrowing shall be satisfied or waived), and no provision thereof shall have been waived, amended, supplemented or otherwise modified to the extent such waiver, amendment, supplement or other modification would reasonably be expected to materially adversely affect the Administrative Agent, the Collateral Agent or the Lenders (except as otherwise agreed by the Administrative Agent, the Collateral Agent and the Lenders), (iii) identifying the Oil and Gas Properties that have not been acquired pursuant to the Castex PSA, (iv) attaching lien releases delivered in connection with the Castex PSA (or certifying that the assets subject to the Castex PSA were not, prior to the Castex Acquisition, subject to any liens), (v) certifying as to the final purchase price paid under the Castex PSA after giving effect to all adjustments as of the closing date for such acquisition, and specifying, by category, the amount of such adjustment, (vi) certifying that attached thereto are true and complete executed copies of the conveyance documents from the applicable seller to Borrower and (vii) certifying that attached thereto is a true and complete executed copy of the Castex PSA, together with all amendments thereto, pursuant to which the Borrower has acquired the applicable Oil and Gas Properties (or certifying that the previously delivered Castex PSA has not been amended or modified in any way since the Third Amendment Effective Date);

(jj)
Verification of Collateral Coverage. The Borrower shall have delivered to the Administrative Agent appropriate documentation evidencing that the Collateral Coverage Minimum is satisfied as of the date of consummation of the Castex PSA or additional Mortgages, executed and delivered by a duly Authorized Officer of the applicable Restricted Subsidiary in sufficient counterparts for the prompt recordation thereof, encumbering Mortgaged Properties that constitute Borrowing Base Properties evaluated, collectively, in the Castex Acquisition Reserve Report and the Spring 2020 Reserve Report having a PV-10, together with the PV-10 of the Mortgaged Properties that remain encumbered by a previously delivered Mortgage, sufficient to satisfy the Collateral Coverage Minimum;
(kk)
Legal Opinion. To the extent a new Mortgage is required to be delivered by clause (b) above, the Borrower shall deliver to the Administrative Agent a written opinion of local counsel in any jurisdictions where such Mortgage will be recorded to perfect first priority Liens on any Borrowing Base Properties, which shall be (i) addressed to the Administrative Agent, the Collateral Agent, the Lenders and each Issuing Bank and (ii) in form and substance reasonably satisfactory to the Administrative Agent; and
(ll)
Title Compliance. The Borrower shall deliver to the Administrative Agent satisfactory title information with respect to Oil and Gas Properties of the Borrower and its Restricted Subsidiaries comprising, together with title information previously delivered to the Administrative Agent, at least 85% of the PV-10 of all of the Proved Reserves evaluated, collectively, in the Castex Acquisition Reserve Report and the Spring 2020 Reserve Report.
“Castex Acquisition Outside Date” means the earlier of (mm) August 31, 2020 (or such later date as agreed to by the Administrative Agent in its reasonable discretion) and (nn) the date on which the Castex Acquisition is terminated (whether in accordance with the Castex PSA, or otherwise) or otherwise abandoned.
“Castex Acquisition Reserve Report” means the reserve report dated as of April 1, 2020, with respect to the Oil and Gas Properties to be acquired pursuant to the Castex Acquisition.
“Castex PSA” means that certain Purchase and Sale Agreement executed on June 19, 2020, pursuant to which the Borrower, as buyer, will acquire certain Oil and Gas Properties from Castex Energy Partners, LLC, a Delaware limited liability company and Castex Offshore, Inc., a Texas corporation, collectively as sellers.
“Casualty Event” shall mean, with respect to any property or asset, (oo) any damage to, destruction of, or other casualty or loss involving, any such property or asset or (pp) any seizure, condemnation, confiscation or taking under the power of eminent domain of, or any requisition of title or use of, or relating to, or any similar event in respect of, any such property or asset.
“CFC” shall mean a “controlled foreign corporation” within the meaning of Section 957 of the Code.
“Change in Law” shall mean, after the Closing Date (or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement), (qq) the adoption of, or the taking effect of, any law, treaty, order, policy, rule or regulation, (rr) any change in any law, treaty, order, policy, rule or regulation or in the administrative, interpretation, implementation or application thereof by any Governmental Authority or (ss) compliance by any Lender with any guideline, request, directive or order enacted or promulgated by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law); provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and

Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall be deemed to be included as a Change in Law regardless of the date adopted, enacted, promulgated or implemented.
“Change of Control” shall mean and be deemed to have occurred if:
(tt)
any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof) other than Permitted Holders acquires the ownership, directly or indirectly, beneficially or of record, of Equity Interests representing more than the greater of 35% and the percentage beneficially owned by the Permitted Holders of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Holdings;
(uu)
during any period of twelve (12) consecutive months, a majority of the seats (other than vacant seats) on the Board of Directors of Holdings shall be occupied by individuals who were not (i) nominated by the Board of Directors of Holdings or a Permitted Holder, (ii) appointed by directors so nominated or (iii) appointed by a Permitted Holder;
(vv)
Holdings shall at any time cease to own, directly or indirectly through one or more Intermediate Entities, 100% of the Equity Interests of the Borrower; or
(ww)
a “Change of Control” (as defined in (i) the Junior Lien Indenture, the EnVen Notes Indenture ~~or~~, any indenture or credit agreement in respect of any QuarterNorth Acquisition Debt, or any indenture or credit agreement in respect of any Permitted Incremental Junior Lien Debt, (ii) any indenture or credit agreement in respect of Permitted Additional Debt that constitutes Material Indebtedness, or (iii) any indenture or credit agreement in respect of any Permitted Refinancing Indebtedness with respect to the Junior Lien Indenture, the EnVen Notes Indenture, any indenture or credit agreement in respect of any QuarterNorth Acquisition Debt, or any indenture or credit agreement in respect of any Permitted Incremental Junior Lien Debt that constitutes Material Indebtedness) shall have occurred.
“Closing Date” shall mean May 10, 2018.
“Closing Date Loans” shall have the meaning provided in the recitals to this Agreement.
“Closing Date Reserve Report” shall mean one or more reserve reports prepared as of December 31, 2017, by one or more Approved Petroleum Engineers with respect to (xx) the Proved Reserves of the Borrower and its Restricted Domestic Subsidiaries and (yy) the Proved Reserves of Stone Energy and its Subsidiaries.
“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).
“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
“Co-Investors” shall mean (zz) the Sponsors, (aaa) any other investors party to that certain Second Amended and Restated Limited Liability Company Agreement of Talos Energy LLC, dated effective June 7, 2012 (as amended from time to time to the date hereof), disclosed to the Lead Arrangers on or prior to the

Closing Date, (bbb) Franklin, (ccc) MacKay and (ddd) the respective Affiliates of the investors described in clauses 0, 0, and 0 (but excluding in each case any of their respective operating portfolio companies).
“Collateral” shall have the meaning provided for such term in each of the Security Documents and shall include any and all assets securing or intended to secure any or all of the Obligations; provided that with respect to any Mortgages, “Collateral,” as defined herein, shall include “Mortgaged Property” as defined therein.
“Collateral Agent” shall mean JPMorgan Chase Bank, N.A., as collateral agent under the Security Documents, or any successor collateral agent appointed in accordance with the provisions of Section 12.9.
“Collateral Agreement” shall mean the Collateral Agreement of even date herewith by and among the Borrower, the other grantors party thereto and the Collateral Agent, for the benefit of the Secured Parties, substantially in the form of Exhibit E hereto.
“Collateral Coverage Minimum” shall mean that the Mortgaged Properties shall comprise at least 85% of the PV-10 of the Credit Parties’ total Proved Reserves and at least 85% of the PV-10 of the Credit Parties’ total Proved Developed Producing Reserves, in each case, included in the most recent Reserve Report delivered pursuant to Section 9.14 (and, if not included in the most recent Reserve Report, the Oil and Gas Properties included in the ~~EnVen~~QuarterNorth Acquisition Reserve Report (if the QuarterNorth Acquisition has been consummated)).
“Commitment” shall mean, (eee) with respect to each Lender that is a Lender on the Ninth Amendment Implementation Date, the amount set forth opposite such Lender’s name on Schedule 1.1(a) as such Lender’s “Commitment” and (fff) in the case of any Lender that becomes a Lender after the Ninth Amendment Implementation Date, the amount specified as such Lender’s “Commitment” in the Assignment and Acceptance pursuant to which such Lender assumed a portion of the Total Commitment or in the Incremental Agreement pursuant to which such Lender joined this Agreement and made its initial Commitment, in each case as the same may be increased, decreased or otherwise adjusted from time to time pursuant to terms of this Agreement.
“Commitment Fee” shall have the meaning provided in Section 4.1(a).
“Commitment Fee Rate” shall mean, for any day, with respect to the Available Commitment on such day, the applicable rate per annum set forth next to the row heading “Commitment Fee Rate” in the definition of “Applicable Margin” and based upon the Utilization Percentage in effect on such day.
“Commitment Percentage” shall mean, at any time, for each Lender, the percentage obtained by dividing (ggg) such Lender’s Commitment at such time by (hhh) the amount of the Total Commitment at such time; provided that at any time when the Total Commitment shall have been terminated, each Lender’s Commitment Percentage shall be the percentage obtained by dividing (i) such Lender’s Total Exposure at such time by (ii) the aggregate Total Exposures of all Lenders at such time.
“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute, and any regulations promulgated thereunder.
“Confidential Information” shall have the meaning provided in Section 13.16.

“Connection Income Taxes” shall mean Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated Current Assets” means, as of any date of determination, the current assets of the Borrower and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP, plus, to the extent not already included therein, all Available Commitments as of such date; provided that for purposes of this definition, current assets shall exclude non-cash assets required to be included in consolidated current assets of the Borrower and its Restricted Subsidiaries as a result of the application of Accounting Standards Codifications 815, 842 or 410.
“Consolidated Current Liabilities” means, as of any date of determination, the current liabilities of the Borrower and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP, minus, to the extent included therein, the current portion of long-term Indebtedness outstanding under this Agreement; provided that for purposes of this definition, current liabilities shall exclude non-cash liabilities required to be included in consolidated current liabilities of the Borrower and its Restricted Subsidiaries as a result of the application of Accounting Standards Codifications 815, 842 or 410, but shall expressly include any unpaid liabilities for cash charges or payments that have been incurred as a result of the termination of any Hedge Transaction.
“Consolidated Net Income” shall mean, with respect to any Person for any period, the aggregate of the Net Income of such Person and its subsidiaries for such period, on a consolidated basis; provided, however, that, without duplication,
(iii)
any net after tax extraordinary, nonrecurring or unusual gains or losses or income or expense or charge (less all fees and expenses relating thereto) including any severance, relocation, operating expenses directly attributable to the implementation of cost savings initiatives, any expenses related to any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternative uses, fees, expenses or charges relating to facilities closing costs, curtailments or modifications to pension and post-retirement employee benefit plans, excess pension charges, acquisition integration costs, facilities opening costs, project start-up costs, signing, retention or completion bonuses, and expenses or charges related to any offering of Equity Interests or debt securities of the Borrower, Holdings or any Parent Entity, any Investment, acquisition, Disposition, recapitalization or issuance, repayment, refinancing, amendment or modification of Indebtedness (in each case, whether or not successful), and any fees, expenses, charges or change in control payments related to the Transactions (including any Transaction Expenses incurred before, on or after the Closing Date), in each case, shall be excluded,
(iv)
any net after tax income or loss from Disposed of, abandoned, transferred, closed or discontinued operations or fixed assets and any net after tax gain or loss on disposal of Disposed of, abandoned, transferred, closed or discontinued operations or fixed assets shall be excluded,
(v)
any net after tax gain or loss (less all fees and expenses or charges relating thereto) attributable to business Dispositions or asset Dispositions other than in the ordinary course of business (as determined in good faith by the management of the Borrower) shall be excluded,
(vi)
any net after tax income or loss (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of Indebtedness, Hedge Transactions or other derivative instruments shall be excluded,

(vii)
(A) the Net Income for such period of any Person that is not a subsidiary of such Person, or is a Restricted Foreign Subsidiary or an Unrestricted Subsidiary or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the referent Person or a subsidiary thereof (other than a Restricted Foreign Subsidiary or an Unrestricted Subsidiary of such referent Person) in respect of such period and (B) the Net Income for such period shall include any ordinary course dividend, distribution or other payment in cash (or to the extent converted into cash) received by the referent Person or a subsidiary thereof (other than a Restricted Foreign Subsidiary or an Unrestricted Subsidiary of such referent Person) from any Person in excess of, but without duplication of, the amounts included in subclause (v),
(viii)
the cumulative effect of a change in accounting principles during such period shall be excluded,
(ix)
effects of purchase accounting adjustments (including the effects of such adjustments pushed down to such Person and its Subsidiaries) in component amounts required or permitted by GAAP, resulting from the application of purchase accounting or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded,
(x)
any impairment charges or asset write-offs, in each case pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP, and any impairment charges, asset write-offs or write-down, including ceiling test write-downs, on Oil and Gas Properties under GAAP or SEC guidelines shall be excluded,
(xi)
any noncash compensation charge or expenses realized or resulting from stock option plans, employee benefit plans or post-employment benefit plans, or grants or sales of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other rights shall be excluded,
(xii)
accruals and reserves that are established or adjusted within twelve months after the Closing Date and that are so required to be established or adjusted in accordance with GAAP or as a result of adoption or modification of accounting policies shall be excluded,
(xiii)
non-cash gains, losses, income and expenses resulting from fair value accounting required by the applicable standard under GAAP and related interpretations shall be excluded,
(xiv)
any currency translation gains and losses related to currency remeasurements of Indebtedness shall be excluded,
(xv)
(i) the non-cash portion of “straight-line” rent expense shall be excluded and (ii) the cash portion of “straight-line” rent expense which exceeds the amount expensed in respect of such rent expense shall be included,
(xvi)
(a) to the extent covered by insurance and actually reimbursed, or, so long as such Person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (i) not denied by the applicable carrier in writing within 180 days and (ii) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption shall be excluded and (b) amounts estimated in good faith to be received from insurance in respect of lost revenues or earnings in respect of liability or casualty events or business interruption shall be included (with a deduction for amounts actually received up to such estimated amount to the extent included in Net Income in a future period),
(xvii)
without duplication, an amount equal to the amount of distributions actually made to any parent or equity holder of such Person in respect of such period in accordance with Section 10.6(f)(i) shall be included as though such amounts had been paid as income taxes directly by such person for such period, and
(xviii)
non-cash charges for deferred tax asset valuation allowances shall be excluded (except to the extent reversing a previously recognized increase to net income).
“Consolidated Total Assets” shall mean, as of any date of determination, the amount that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on a consolidated balance sheet of the Borrower and the Restricted Domestic Subsidiaries, without giving effect to any amortization of the amount of intangible assets since the Closing Date, calculated on a pro forma basis after giving effect to any subsequent acquisition or Disposition of a Person or business.
“Consolidated Total Debt” shall mean, as of any date of determination, (iii) the sum of (without duplication) all Indebtedness (other than letters of credit or bank guarantees, to the extent undrawn) consisting of Capital Lease Obligations, Indebtedness for borrowed money, Disqualified Stock and any earn-outs (if such earn-outs constitute liabilities on the balance sheet of such Person in accordance with GAAP) of the Borrower and the Restricted Subsidiaries on such date determined on a consolidated basis in accordance with GAAP minus (jjj) the aggregate amount of Unrestricted Cash subject to a Control Agreement on such date up to (but not exceeding) $50,000,000.
“Consolidated Total Debt to EBITDAX Ratio” shall mean, as of any date of determination, the ratio of (kkk) Consolidated Total Debt as of the last day of the most recent Test Period to (lll) EBITDAX for such Test Period; provided that the Consolidated Total Debt to EBITDAX Ratio shall be determined for the relevant Test Period on a Pro Forma Basis.
“Contractual Requirement” shall have the meaning provided in Section 8.3.
“Control Agreement” shall mean a control agreement or other similar agreement by and among an Agent, a Credit Party and the depositary bank, securities intermediary or commodities intermediary, as applicable, in form and substance reasonably satisfactory to the Collateral Agent, in order to give the Collateral Agent “control” (within the meaning set forth in Section 9-104) of the UCC) of such account.
“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
“Covered Entity” means any of the following:
(i)
a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)
a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)
a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Covered Party” has the meaning assigned to it in Section 13.25.
“Credit Documents” shall mean this Agreement, the Guarantee, the Security Documents, each Letter of Credit, any promissory notes issued by the Borrower under this Agreement, any Incremental Agreement and any Intercreditor Agreement with respect to the Facility entered into on or after the Closing Date to which the Collateral Agent is party.
“Credit Event” shall mean and include the making (but not the conversion or continuation) of a Loan and the issuance of a Letter of Credit.
“Credit Party” shall mean each of the Borrower and the Guarantors.
“Cure Amount” shall have the meaning provided in Section 11.12(a).
“Cure Deadline” shall have the meaning provided in Section 11.12(a).
“Cure Right” shall have the meaning provided in Section 11.12(a).
“Current Ratio” shall mean, as of any date of determination, the ratio of (mmm) Consolidated Current Assets as of the last day of the most recent Test Period ended on or prior to such date of determination to (nnn) Consolidated Current Liabilities as of the last day of such Test Period.
“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day “SOFR Determination Date”) that is five (5) U.S. Government Securities Business Day prior to (ooo) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ppp) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.
“Default” shall mean any event, act or condition that with notice or lapse of time, or both, would constitute an Event of Default.
“Default Rate” shall have the meaning provided in Section 2.8(d).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Defaulting Lender” shall mean any Lender whose acts or failures to act, whether directly or indirectly, cause it to meet any part of the definition of “Lender Default”.
“Disposition” shall have the meaning provided in Section 10.4.
“Dispose” or “Disposed of” shall have a correlative meaning to the defined term of “Disposition”.

“Disqualified Stock” shall mean, with respect to any Person, any Equity Interests of such Person that, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), other than as a result of a change of control or asset sale, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than as a result of a change of control or asset sale to the extent the terms of such Equity Interests provide that such Equity Interests shall not be required to be repurchased or redeemed until the Maturity Date as in effect at the time of issuance has occurred or such repurchase or redemption is otherwise permitted by this Agreement (including as a result of a waiver hereunder)), in whole or in part, in each case prior to the date that is 180 days after the Maturity Date hereunder as in effect at the time of issuance; provided that, if such Equity Interests are issued to any plan for the benefit of employees of the Borrower or its Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Borrower or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations; provided, further, that any Equity Interests held by any future, present or former employee, director, manager or consultant of the Borrower, any of its Subsidiaries or any of its Parent Entities or any other entity in which the Borrower or a Restricted Subsidiary has an Investment and is designated in good faith as an “affiliate” by the board of directors or managers of the Borrower, in each case pursuant to any equity holders’ agreement, management equity plan or stock incentive plan or any other management or employee benefit plan or agreement shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Borrower or its Subsidiaries.
“Distressed Person” shall have the meaning provided in the definition of “Lender-Related Distress Event”.
“Dollar-Denominated Production Payments” shall mean production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.
“Dollar Equivalent” shall mean, at the time of determination thereof, (qqq) if an amount is expressed in Dollars, such amount, (rrr) if an amount is expressed in an Alternate Currency, the equivalent of such amount in Dollars determined by using the rate of exchange for the purchase of the Dollars with the Alternate Currency last provided (either by publication or otherwise provided to the Administrative Agent) by Reuters on the Business Day (New York City time) immediately preceding the date of determination or if such service ceases to be available or ceases to provide a rate of exchange for the purchase of dollars with the Alternate Currency, as provided by such other publicly available information service which provides that rate of exchange at such time in place of Reuters chosen by the Administrative Agent in its sole discretion (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in Dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its sole discretion).
“Dollars”, “dollars” and “$” shall mean dollars in lawful currency of the United States of America.
“Domestic Subsidiary” shall mean each Subsidiary of the Borrower that is organized under the laws of the United States or any state thereof, or the District of Columbia.
“Drawing” shall have the meaning provided in Section 3.4(b).
“EBITDAX” shall mean, with respect to the Borrower and the Restricted Domestic Subsidiaries on a consolidated basis for any period, the Consolidated Net Income of the Borrower and the Restricted Domestic Subsidiaries for such period plus (sss) the sum of (in each case without duplication and to the extent the respective amounts described in subclauses (i) through (xii) of this clause 0 are otherwise deducted (and not added back) in arriving at such Consolidated Net Income for the respective period for which EBITDAX is being determined):
(i)
provision for Taxes based on income, profits or capital of the Borrower and the Restricted Domestic Subsidiaries for such period, including, without limitation, state, franchise and similar taxes and foreign withholding taxes (including penalties and interest related to taxes or arising from tax examinations),
(ii)
Interest Expense (and to the extent not included in Interest Expense, (x) solely to the extent deducted from Consolidated Net Income, all cash dividend payments (excluding items eliminated in consolidation) on any series of preferred stock or Disqualified Stock and (y) costs of surety bonds in connection with financing activities and costs and expenses in connection with surety and bonding requirements) of the Borrower and the Restricted Domestic Subsidiaries for such period (net of interest income of the Borrower and the Restricted Domestic Subsidiaries for such period),
(iii)
depreciation, depletion and amortization expenses of the Borrower and the Restricted Domestic Subsidiaries for such period including, the amortization of intangible assets, deferred financing fees and Capitalized Software Expenditures, accretion on asset retirement obligations in accordance with ASC 410 Asset Retirement and Environmental Obligations and amortization of unrecognized prior service costs and actuarial gains and losses related to pensions and other post-employment benefits,
(iv)
business optimization expenses and other restructuring charges or reserves (which, for the avoidance of doubt, shall include, without limitation, the effect of inventory optimization programs, facility closure, facility consolidations, retention, severance, systems establishment costs, contract termination costs, future lease commitments and excess pension charges),
(v)
any other non-cash charges; provided that, for purposes of this subclause (v), any non-cash charges or losses shall be treated as cash charges or losses in any subsequent period during which cash disbursements attributable thereto are made (but excluding, for the avoidance of doubt, amortization of a prepaid cash item that was paid in a prior period),
(vi)
the amount of management, consulting, monitoring, transaction and advisory fees and related expenses paid to the Sponsors and any other Co-Investor (or any accruals related to such fees and related expenses) during such period to the extent permitted under Section 9.9(j),
(vii)
any costs or expense incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Borrower or a Subsidiary Guarantor or net cash proceeds of an issuance of Equity Interests of the Borrower (other than Disqualified Stock),
(viii)
any deductions (less any additions) attributable to minority interests except, in each case, to the extent of cash paid or received,
(ix)
the amount of any loss attributable to a new plant or facility, until the date that is 12 months after the date of completing construction of or acquiring such plant or facility, as the case may be; provided that (A) such losses are reasonably identifiable and factually supportable and certified by a responsible officer of the Borrower and (B) losses attributable to such plant or facility after 12 months from the date of completing such construction of or acquiring such plant or facility, as the case may be, shall not be included in this clause (ix),
(x)
exploration expenses or costs (to the extent the Borrower adopts the successful efforts method of accounting),
(xi)
with respect to any joint venture that is not a Restricted Domestic Subsidiary and solely to the extent relating to any net income referred to in clause (v) of the definition of “Consolidated Net Income”, an amount equal to the proportion of those items described in clauses (i) and (ii) above relating to such joint venture corresponding to the Borrower’s and the Restricted Domestic Subsidiaries’ proportionate share of such joint venture’s Consolidated Net Income (determined as if such joint venture were a Restricted Domestic Subsidiary), and
(xii)
one-time costs associated with commencing Public Company Compliance;

minus (ttt) the sum of (without duplication and to the extent the amounts described in this clause (b) increased such Consolidated Net Income for the respective period for which EBITDAX is being determined) non-cash items increasing Consolidated Net Income of the Borrower and the Restricted Domestic Subsidiaries for such period (but excluding any such items (A) in respect of which cash was received in a prior period or will be received in a future period or (B) which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that reduced EBITDAX in any prior period).

Notwithstanding anything to the contrary contained herein and subject to adjustments as provided under clause (a)(x) above and other adjustments permitted hereunder with respect to acquisitions, Dispositions, and other transactions occurring following the Closing Date and pursuant to the definition of “Pro Forma Basis”, EBITDAX for any period of four-consecutive fiscal quarters ending on or before September 30, 2018, such amounts shall be annualized (i) for the fiscal quarter ending March 31, 2018, by taking EBITDAX for the fiscal quarter ending March 31, 2018, and multiplying it by four (4); (ii) for the fiscal quarter ending June 30, 2018, by taking EBITDAX for the two fiscal quarters ending June 30, 2018 and multiplying it by two (2); and (iii) for the fiscal quarter ending September 30, 2018, by taking EBITDAX for the three (3) fiscal quarters ending September 30, 2018, and multiplying it by four (4) and dividing it by three (3). EBITDAX will be deemed to be $140,000,000 for the fiscal quarter ended March 31, 2018.

Notwithstanding the foregoing, the aggregate amount of add-backs made pursuant to subclause (iv) above and the aggregate amount of operating expense reductions and other operating improvements, synergies or cost savings reasonably expected to result from the Transactions that are included in EBITDAX in any four-fiscal-quarter period shall not exceed 15% of EBITDAX (prior to giving effect to such add-backs) for such period.

“EEA Financial Institution” shall mean (uuu) any credit institution or investment firm established in any EEA Member Country that is subject to the supervision of an EEA Resolution Authority, (vvv) any entity established in an EEA Member Country that is a parent of an institution described in clause 0 of this definition, or (www) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in clauses 0 or 0 of this definition and is subject to consolidated supervision with its parent;
“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.
“Engineering Reports” shall have the meaning provided in Section 2.14(c).
“EnVen” shall mean EnVen Energy Corporation, a Delaware corporation.
“EnVen Merger” shall mean the consummation of the transactions described in the EnVen Merger Agreement, pursuant to which EnVen merged with and into the Borrower, with the Borrower as the surviving entity.
“EnVen Merger Agreement” shall mean that certain Agreement and Plan of Merger dated as of September 21, 2022, among Holdings, the Borrower, EnVen and the other parties thereto.
“EnVen Notes” shall mean EnVen’s 11.750% Notes due 2026 issued pursuant to the EnVen Notes Indenture in aggregate principal amount of $258,000,000 as of the Ninth Amendment Effective Date, as such aggregate principal amount shall be reduced from time to time in accordance with the terms thereof or the EnVen Notes Indenture.
“EnVen Notes Indenture” shall mean the Indenture, dated as of April 15, 2021, under which the EnVen Notes were issued, among Energy Ventures GoM LLC, as issuer, EnVen Finance Corporation, as co-issuer, the guarantors party thereto and Wilmington Trust, National Association (or any successor), as trustee and collateral agent, as amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof and of this Agreement.
“EnVen Reserve Report” shall have the meaning provided in the Ninth Amendment.
“Environmental Claims” shall mean any and all actions, suits, orders, decrees, demands, demand letters, claims, liens, notices of noncompliance, restrictions on use, operations or transferability, violation or potential responsibility or investigation (other than internal reports prepared by or on behalf of the Borrower or any of the Subsidiaries (xxx) in the ordinary course of such Person’s business or (yyy) as required in connection with a financing transaction or an acquisition or disposition of real estate) or proceedings arising under or based upon any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereinafter, “Claims”), including, without limitation, (i) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief relating to the presence, release or threatened release of Hazardous Materials or arising from alleged injury or threat of injury to health or safety (to the extent relating to human exposure to Hazardous Materials), or the environment including, without limitation, ambient air, surface water, groundwater, land surface and subsurface strata and natural resources such as wetlands.
“Environmental Law” shall mean any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code and rule of common law now or hereafter in effect and in each case as amended, and any binding judicial or administrative interpretation thereof, including any binding judicial or administrative order, consent decree or judgment, relating to the protection of the environment, including, without limitation, ambient air, surface water, groundwater, land surface and subsurface strata and natural resources such as wetlands, or human health or safety (to the extent relating to human exposure to Hazardous Materials), or Hazardous Materials.
“Equity Interests” of any person shall mean any and all shares, interests, rights to purchase or otherwise acquire, warrants, options, participations or other equivalents of or interests in (however designated) equity or ownership of such person, including any preferred stock, any limited or general partnership interest and any limited liability company membership interest, and any securities or other rights or interests convertible into or exchangeable for any of the foregoing.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time. Section references to ERISA are to ERISA as in effect on the Closing Date and any subsequent provisions of ERISA amendatory thereof, supplemental thereto or substituted therefor.
“ERISA Affiliate” shall mean each person (as defined in Section 3(9) of ERISA) that together with the Borrower would be deemed to be a “single employer” within the meaning of Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Euro” and “€” shall mean the lawful single currency unit of the Participating Member States.
“Event of Default” shall have the meaning provided in Section 11.
“Excess Cash” means, at any time, the aggregate amount of all cash and Permitted Investments of the Borrower and the Restricted Subsidiaries (other than Excluded Cash) in excess of $125,000,000.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Exchange Rate” shall mean on any day with respect to any currency (other than Dollars), the applicable currency exchange rate determined by reference to clauses (a) and (b) of the definition of “Dollar Equivalent” in this Agreement.
“Excluded Accounts” shall mean (zzz) each account all or substantially all of the deposits in which consist of amounts utilized to fund payroll, employee benefit or tax obligations of the Borrower and its Subsidiaries, (aaaa) fiduciary accounts, (bbbb) each account listed on Schedule 1.1(i) and (cccc) other accounts so long as the aggregate average daily maximum balance in any such other account over a 30-day period does not at any time exceed $1,000,000; provided that the aggregate daily maximum balance for all such bank accounts excluded pursuant to this clause 0 on any day shall not exceed $5,000,000; provided that in no event shall any of the principal operating or collection accounts (including any accounts into which any purchaser remits the proceeds for the sale of Hydrocarbons or Oil and Gas Properties) of the Borrower or any other Credit Party constitute an Excluded Account.

“Excluded Cash” means (dddd) any cash to be used to pay obligations of the Borrower and the Restricted Subsidiaries then due and owing to unaffiliated third parties generally for which the Borrower or any Restricted Subsidiary has issued checks or has initiated wires or ACH transfers (or will issue checks or initiate wires or ACH transfers within five (5) Business Days) in order to pay such obligations and (eeee) any cash set aside (including cash held in suspense or trust accounts) (i) to make or pay payroll, employee wage and benefit payments and trust and fiduciary obligations and similar obligations, (ii) in collateral accounts with respect to Letters of Credit, (iii) for the payment of taxes of the Borrower and the Restricted Subsidiaries due and payable within the existing fiscal quarter, and (iv) for royalty obligations, working interest obligations, and production payments, in each case owing to third parties.
“Excluded Equity Interests” shall mean (ffff) any Equity Interests with respect to that, in the reasonable judgment of the Administrative Agent and the Borrower evidenced in writing delivered to the Agent, the cost or other consequences of pledging such Equity Interests in favor of the Secured Parties under the Security Documents shall be excessive in view of the benefits to be obtained by the Secured Parties therefrom, (gggg) solely in the case of any pledge of Equity Interests of any Foreign Subsidiary or FSHCO (in each case, that is owned directly by the Borrower or a Guarantor) to secure the Obligations, any Equity Interest that is Voting Stock of such Foreign Subsidiary or FSHCO in excess of 65% of the outstanding Equity Interests of such class, (hhhh) any Equity Interests to the extent the pledge thereof would be prohibited by any Requirement of Law, (iiii) in the case of (i) any Equity Interests of any Subsidiary to the extent the pledge of such Equity Interests is prohibited by Contractual Requirements or (ii) any Equity Interests of any Subsidiary that is not a Wholly owned Subsidiary at the time such Subsidiary becomes a Subsidiary, any Equity Interests of each such Subsidiary described in clause 0 or 0 to the extent (A) that a pledge thereof to secure the Obligations is prohibited by any applicable Contractual Requirement (other than customary non-assignment provisions that are ineffective under the Uniform Commercial Code or other applicable Requirements of Law), (B) any Contractual Requirement prohibits such a pledge without the consent of any other party; provided that this clause 0 shall not apply if (1) such other party is a Credit Party or a Wholly owned Subsidiary or (2) consent has been obtained to consummate such pledge (it being understood that the foregoing shall not be deemed to obligate the Borrower or any Subsidiary to obtain any such consent) and for so long as such Contractual Requirement or replacement or renewal thereof is in effect, or (C) a pledge thereof to secure the Obligations would give any other party (other than a Credit Party or a Wholly owned Subsidiary) to any Contractual Requirement governing such Equity Interests the right to terminate its obligations thereunder (other than customary non-assignment provisions that are ineffective under the Uniform Commercial Code or other applicable Requirement of Law), (jjjj) the Equity Interests of any Immaterial Subsidiary and any Unrestricted Subsidiary, (kkkk) the Equity Interests of any Subsidiary of a Foreign Subsidiary, (llll) any Equity Interests of any Subsidiary to the extent that the pledge of such Equity Interests would result in material adverse tax consequences to the Borrower or any Subsidiary as reasonably determined by the Borrower in consultation with the Administrative Agent, and (mmmm) any Equity Interests set forth on Schedule 1.1(b) that have been identified on or prior to the Closing Date in writing to the Administrative Agent by an Authorized Officer of the Borrower and agreed to by the Administrative Agent.
“Excluded Hedge Obligation” shall mean, with respect to any Credit Party, any Swap Obligation if, and to the extent that, all or a portion of the liability of such Credit Party with respect to, or the grant by such Credit Party of a security interest to secure, such Swap Obligation (or any Guarantee thereof or other agreement or undertaking agreeing to guaranty, repay, indemnify or otherwise be liable therefor) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Credit Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guaranty obligation or other liability of such Credit Party or the grant of such security interest becomes or would become effective with respect to such Swap Obligation. If a

Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guaranty obligation or other liability or security interest is or becomes illegal.
“Excluded Subsidiary” shall mean (nnnn) each Domestic Subsidiary listed on Schedule 1.1(c) and each future Domestic Subsidiary, in each case, for so long as any such Subsidiary does not constitute a Material Subsidiary, (oooo) each Domestic Subsidiary that is not a Wholly owned Subsidiary (for so long as such Subsidiary remains a non wholly owned Restricted Subsidiary), (pppp) each Domestic Subsidiary that is prohibited by any applicable Contractual Requirement (but only to the extent such Contractual Requirement is not entered into in contemplation of such prohibition) from guaranteeing or granting Liens to secure the Obligations at the time such Subsidiary becomes a Restricted Subsidiary (and for so long as such restriction or any replacement or renewal thereof is in effect) and each Domestic Subsidiary that is prohibited by any applicable Requirement of Law from guaranteeing or granting Liens to secure the Obligations (and for so long as such restriction or any replacement or renewal thereof is in effect) or that would require consent, approval, license or authorization of a Governmental Authority to guarantee or grant Liens to secure the Obligations (unless such consent, approval, license or authorization has been received), (qqqq) any Foreign Subsidiary, (rrrr) any Domestic Subsidiary (i) that owns no material assets (directly or through its Subsidiaries) other than equity interests of one or more Foreign Subsidiaries that are CFCs or (ii) that is a direct or indirect Subsidiary of a Foreign Subsidiary, (ssss) each other Domestic Subsidiary acquired pursuant to a Permitted Acquisition financed with Indebtedness of the type incurred pursuant to Section 10.1(k) and would be permitted by the proviso contained in subclause (C) of Section 10.1(k) and each Restricted Subsidiary thereof that guarantees such Indebtedness to the extent and so long as the financing documentation relating to such Permitted Acquisition to which such Restricted Subsidiary is a party prohibits such Restricted Subsidiary from guaranteeing or granting a Lien on any of its assets to secure the Obligations, (tttt) any other Domestic Subsidiary with respect to which, (x) in the reasonable judgment of the Administrative Agent (and acknowledged in writing by the Administrative Agent) and the Borrower, the cost or other consequences of providing a Guarantee of or granting Liens to secure the Obligations shall be excessive in view of the benefits to be obtained by the Lenders therefrom or (y) providing such a Guarantee or granting such Liens would result in material adverse tax consequences as reasonably determined by the Borrower in consultation with the Administrative Agent, and (uuuu) each Unrestricted Subsidiary.
“Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Credit Party hereunder or under any other Credit Document, (i) Taxes imposed on or measured by its overall net income or branch profits (however denominated, and including (for the avoidance of doubt) any backup withholding in respect thereof under Section 3406 of the Code or any similar provision of state, local or foreign law), and franchise (and similar) Taxes, in each case, (a) imposed on it by a jurisdiction (including any political subdivision thereof) as a result of such recipient being organized in, having its principal office in, or in the case of any Lender, having its applicable lending office in, such jurisdiction, or (b) that are Other Connection Taxes, (ii) U.S. federal withholding Tax imposed on any payment by or on account of any obligation of any Credit Party hereunder or under any other Credit Document that is required to be imposed on amounts payable to a Lender (other than to the extent such Lender is an assignee pursuant to a request by the Borrower under Section 13.7) pursuant to laws in force at the time such Lender becomes a party hereto (or designates a new lending office), except to the extent that such Lender (or its assignor, if any) was entitled, immediately prior to the designation of a new lending office (or assignment), to receive additional amounts or indemnification payments from any Credit Party with respect to such withholding Tax pursuant to Section 5.4, (iii) any withholding Tax imposed on any payment by or on account of any obligation of any Credit Party hereunder or under any other Credit Document that is attributable to the Administrative Agent’s, any Lender’s or any other recipient’s failure to comply with Section 5.4(d) or (e) or (iv) any Tax imposed under FATCA.

“Existing Letters of Credit” shall mean each letter of credit existing on the Closing Date and identified on Schedule 1.1(d) and any amendments, extensions and renewals thereof.
“Existing Talos Energy” shall have the meaning provided in the recitals to this Agreement.
“Facility” shall mean this Agreement and the Commitments and the extensions of credit made hereunder.
“Fair Market Value” shall mean, with respect to any asset or group of assets on any date of determination, the value of the consideration obtainable in a Disposition of such asset at such date of determination assuming a Disposition by a willing seller to a willing purchaser dealing at arm’s length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset, as determined by the Borrower in good faith.
“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.
“Federal Funds Effective Rate” shall mean, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than 0.00%, such rate shall be deemed to be 0.00% for the purposes of this Agreement.
“Financial Officer” of any Person shall mean the Chief Financial Officer, principal accounting officer, Treasurer or Assistant Treasurer of such Person.
“Financial Performance Covenant” shall mean, as the context may require, either or both of the covenants of the Borrower set forth in Section 10.11.
“First Amendment” shall mean that certain Joinder, First Amendment to Credit Agreement, and Borrowing Base Reaffirmation Agreement dated as of July 3, 2019, by and among Holdings, the Borrower, each other Credit Party, the Administrative Agent, each Issuing Bank, the Swingline Lender and the Lenders party thereto.
“First Amendment Effective Date” shall mean the first date on which all conditions precedent set forth in Section 8 of the First Amendment shall have been satisfied.
“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR Rate or the Adjusted Daily Simple SOFR, as applicable. For the avoidance of doubt the initial Floor for each of Adjusted Term SOFR Rate or the Adjusted Daily Simple SOFR shall be 0.00%.

“Foreign Plan” shall mean any employee benefit plan, program, policy, arrangement or agreement maintained or contributed to by the Borrower or any of its Subsidiaries with respect to employees employed outside the United States.
“Foreign Subsidiary” shall mean each Subsidiary of the Borrower that is not a Domestic Subsidiary.
“Fourth Amendment” means the Fourth Amendment to Credit Agreement and Borrowing Base Redetermination Agreement, dated as of December 7, 2020, among Holdings, the Borrower, the Administrative Agent and the other Persons party thereto.
“Fourth Amendment Effective Date” means the “Effective Date” as defined in the Fourth Amendment.
“Franklin” shall mean Franklin Advisers, Inc., as investment manager on behalf of certain funds and accounts.
“Free Cash Flow” shall mean, as of any date of determination, the result of (vvvv) EBITDAX for the Applicable Period for which a certificate has been delivered pursuant to Section 9.1(a), minus (wwww) the sum, without duplication, of the following cash expenses or cash charges to the extent added back in the calculation of EBITDAX for such period: (i) Interest Expense, (ii) Taxes based on income, profits or capital, (iii) exploration expenses or costs, including plugging and abandonment expenses and (iv) to the extent not included in the foregoing, any other cash expense or cash charge that otherwise served to increase EBITDAX for such period, minus (xxxx) to the extent not already reducing EBITDAX for such period, the sum, without duplication, of (i) capital expenditures, (ii) Investments made in cash or cash equivalents in reliance on clauses (c), 10.5(g), (h), (l), (n), (q), (t), (y) or (z) of Section 10.5, (iii) Restricted Payments made in cash or cash equivalents in reliance on clauses (b), (e), (f), (g) or (j) of Section 10.6, and (iv) cash principal payments in respect of any Indebtedness for borrowed money (other than the Obligations and any prepayments, repurchases, redemptions or defeasances paid under Section 10.7(a)) that cannot be reborrowed pursuant to the terms of such Indebtedness, in each case, incurred or made by the Borrower and its Restricted Subsidiaries during such period, and (yyyy) minus the increase (or plus the decrease) in working capital from the last day immediately prior to the Applicable Period for which EBITDAX is calculated pursuant to the foregoing clause 0.
“Free Cash Flow Usage Period” shall mean (zzzz) for each fiscal quarter ending March 31, 2021, June 30, 2021, September 30, 2021 or December 31, 2021, the respective period (x) commencing on the date on which the Borrower delivered its financial statements in accordance with Section 9.1(a) or (b), as applicable, for the fiscal quarters ending, March 31, 2020, June 30, 2020, September 30, 2020 and December 31, 2020, and (y) ending on (but not including) the date on which the Borrower has delivered the Available Free Cash Flow Amount certificate to the Administrative Agent in accordance with Section 9.1(l) for the fiscal quarter ending March 31, 2021, June 30, 2021, September 30, 2021, and December 31, 2021, and (aaaaa) for each fiscal quarter ending March 31, 2022, and thereafter, each period commencing on the date on which the Borrower has delivered the Available Free Cash Flow Amount certificate to the Administrative Agent in accordance with Section 9.1(l) for the fourth most recently ended fiscal quarter and ending on (but not including) the date on which the Borrower has delivered the Available Free Cash Flow Amount certificate to the Administrative Agent in accordance with Section 9.1(l) for the most recently ended fiscal quarter.
“Fronting Fee” shall have the meaning provided in Section 4.1(c).

“FSHCO” shall mean any Domestic Subsidiary that owns (directly or through its Subsidiaries) no material assets other than the Equity Interests of one or more Foreign Subsidiaries that are CFCs.
“Fund” shall mean any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course.
“GAAP” shall mean generally accepted accounting principles in the United States of America, as in effect from time to time.
“Governmental Authority” shall mean any nation, sovereign or government, any state, province, territory or other political subdivision thereof, and any entity or authority exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, including a central bank or stock exchange (including any supra-national bodies such as the European Union or the European Central Bank).
“Granting Lender” shall have the meaning provided in Section 13.6(g).
“Guarantee” shall mean the Guarantee made by any Guarantor in favor of the Collateral Agent for the benefit of the Secured Parties, substantially in the form of Exhibit C.
“Guarantee Obligations” shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent, (bbbbb) to purchase any such Indebtedness or any property constituting direct or indirect security therefor, (ccccc) to advance or supply funds (i) for the purchase or payment of any such Indebtedness or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain financial condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness, (ddddd) to purchase property, securities or services primarily for the purpose of assuring the owner of any such Indebtedness of the ability of the primary obligor to make payment of such Indebtedness or (eeeee) otherwise to assure or hold harmless the owner of such Indebtedness against loss in respect thereof; provided, however, that the term “Guarantee Obligations” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or Disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee Obligation shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such Guarantee Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (made using the assumption that such Person is required to perform thereunder) as determined by such Person in good faith.
“Guarantors” shall mean Holdings, each Intermediate Entity and each Domestic Subsidiary listed on Schedule 1.1(e) and each other Domestic Subsidiary (other than an Excluded Subsidiary) that becomes a party to the Guarantee after the Closing Date pursuant to Section 9.11 or otherwise.
“Hazardous Materials” shall mean (fffff) any petroleum or petroleum products, natural gas or natural gas liquids, radioactive materials, friable asbestos or asbestos containing materials, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing regulated levels of polychlorinated biphenyls, and radon gas, (ggggg) any chemicals, materials or substances defined as or included in the definition of “hazardous substances”, “hazardous waste”, “hazardous materials”, “extremely hazardous waste”, “restricted hazardous waste”, “toxic substances”, “toxic pollutants”, “contaminants”, or “pollutants”, or words of similar import, under any applicable Environmental Law and (hhhhh) any other chemical, material or substance that is prohibited, limited or regulated by any Environmental Law.
“Hedge Agreements” shall mean (iiiii) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, future contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, credit spread transaction, repurchase transaction, reserve repurchase transaction, securities lending transaction, weather index transaction, spot contracts, currency swap transactions, cross-currency rate swap transactions, currency options, fixed-price physical delivery contracts, whether or not exchange traded, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (jjjjj) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement. Notwithstanding the foregoing, agreements or obligations to physically sell any commodity at any index-based price shall not be considered Hedge Agreements or Hedging Obligations, respectively.
“Hedge Bank” shall mean (kkkkk) any Person (other than the Borrower or any of its Subsidiaries) that (x) at the time it enters into a Hedge Transaction is a Lender or Agent or an Affiliate of a Lender or Agent, or (y) at any time after it enters into a Hedge Transaction it becomes a Lender or Agent or an Affiliate of a Lender or Agent or (lllll) with respect to any Hedge Transaction that is in effect on the Closing Date, any Person (other than the Borrower or any of its Subsidiaries) that (x) is a Lender or Agent or an Affiliate of a Lender or Agent on the Closing Date or (y) is listed on Schedule 1.1(f) (and, in the case of this clause (y), any Affiliate of such Person).
“Hedge Transaction” shall mean any trade or other transaction entered into by a Person under a Hedge Agreement.
“Hedging Condition” shall mean the circumstance that, as of the date that is 60 days following the Closing Date, the Borrower shall have delivered to the Administrative Agent reasonably satisfactory evidence demonstrating that the Credit Parties have entered into Hedge Transactions with approved counterparties with respect to not less than 50% of the quarterly projected production of oil and natural gas, calculated separately, from Proved Developed Producing Reserves included in the Initial Reserve Report for each quarter during the period of twenty-four (24) consecutive months immediately following the Closing Date at prices acceptable to the Administrative Agent.
“Hedging Obligations” shall mean, with respect to any Person, the obligations of such Person under Hedge Transactions other than Excluded Hedge Obligations.
“Highest Lawful Rate” shall mean, with respect to each Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Loans under laws applicable to such Lender that are presently in effect or, to the extent allowed by law, under such applicable laws that may hereafter be in effect and that allow a higher maximum nonusurious interest rate than applicable laws allow as of the date hereof.

“Historical Financial Statements” shall mean (mmmmm) the audited consolidated balance sheets of the Borrower and its consolidated Subsidiaries as of December 31, 2017, and the related audited statements of income and comprehensive income, statements of changes in shareholders’ equity and statements of cash flows for each of the fiscal years in the three-year period ended December 31, 2017, (nnnnn) the draft unaudited interim consolidated balance sheets of the Borrower and its consolidated Subsidiaries as of March 31, 2018, and the related statement of income and comprehensive income, statement of changes in shareholders’ equity and statement of cash flows for each of the fiscal quarters ended March 31, 2018, and comparable financial statements for the comparable period of the prior year, each of which may be presented without commentary, footnotes or other explanatory information, (ooooo) the audited consolidated balance sheets of Stone Energy and its consolidated Subsidiaries as of December 31, 2017, and (ppppp) the unaudited interim consolidated balance sheets of Stone Energy and its consolidated Subsidiaries as of as of March 31, 2018, and the related statement of income and comprehensive income, statement of changes in shareholders’ equity and statement of cash flows for each of the fiscal quarters ended March 31, 2018, and comparable financial statements for the comparable period of the prior year.
“Holdings” shall have the meaning provided in the recitals to this Agreement.
“Hydrocarbon Interests” shall mean all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature.
“Hydrocarbons” shall mean oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.
“IBA” shall have the meaning provided in Section 1.10.
“Immaterial Subsidiary” shall mean any Subsidiary that is not a Material Subsidiary.
“Increasing Lender” shall have the meaning provided in Section 2.16.
“Incremental Agreement” shall have the meaning provided in Section 2.16.
“Incremental Increase” shall have the meaning provided in Section 2.16.
“Indebtedness” of any Person shall mean, if and to the extent (other than with respect to clause 0 below) the same would constitute indebtedness or a liability in accordance with GAAP, without duplication, (qqqqq) all indebtedness of such Person for borrowed money, (rrrrr) all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (sssss) the deferred purchase price of assets or services that in accordance with GAAP would be required to be shown as a liability on the balance sheet of such Person (other than (i) any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and (ii) obligations resulting under firm transportation contracts or take or pay contracts entered into in the ordinary course of business), (ttttt) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (uuuuu) the principal component of all Capitalized Lease Obligations of such Person, (vvvvv) net Hedging Obligations of such Person, (wwwww) all indebtedness (excluding prepaid interest thereon) of any other Person secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person, (xxxxx) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase in respect of Disqualified Stock (excluding accrued dividends that have not increased the liquidation preference of such

Disqualified Stock), (yyyyy) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment and (zzzzz) without duplication, all Guarantee Obligations of such Person; provided that Indebtedness shall not include (i) trade and other ordinary-course payables and accrued expenses arising in the ordinary course of business, (ii) deferred or prepaid revenues, (iii) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller, (iv) in the case of the Borrower and its Restricted Subsidiaries, (A) all intercompany Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business and (B) intercompany liabilities in connection with the cash management, tax and accounting operations of the Borrower and the Restricted Subsidiaries, (v) obligations under the Transaction Agreement and any other agreements or instruments contemplated thereby, in each case, as amended, restated supplemented or otherwise modified from time to time, (vi) Production Payments and Reserve Sales, (vii) obligations in respect of surety and bonding requirements of the Borrower and the Restricted Subsidiaries, (viii) in-kind obligations relating to net oil, natural gas liquids or natural gas balancing positions arising in the ordinary course of business and (ix) any obligation in respect of a farm-in agreement or similar arrangement whereby such Person agrees to pay all or a share of the drilling, completion or other expenses of an exploratory or development well (which agreement may be subject to a maximum payment obligation, after which expenses are shared in accordance with the working or participation interest therein or in accordance with the agreement of the parties) or perform the drilling, completion or other operation on such well in exchange for an ownership interest in an oil or gas property.
For purposes hereof, the amount of any net Hedging Obligations on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of Indebtedness of any Person for purposes of clause 0 above shall be deemed to be equal to the lesser of (x) the aggregate unpaid amount of such Indebtedness and (xi) the Fair Market Value of the property encumbered thereby as determined by such Person in good faith.
“Indemnified Liabilities” shall have the meaning provided in Section 13.5(a).
“Indemnified Taxes” shall mean all Taxes imposed on or with respect to or measured by, any payment by or on account of any obligation of any Credit Party hereunder or under any other Credit Document other than (aaaaaa) Excluded Taxes and (bbbbbb) Other Taxes.
“Indemnitee” shall mean each of the Administrative Agent, the Collateral Agent, each Lead Arranger, each Syndication Agent, each Documentation Agent, each Issuing Bank and each Lender, and each Related Party of the foregoing Persons.
“Industry Investment” shall mean Investments and/or expenditures made in the ordinary course of, and of a nature that is or shall have become customary in, the Oil and Gas Business as a means of actively engaging therein through agreements, transactions, interests or arrangements that permit one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of Oil and Gas Business jointly with third parties, including: (cccccc) ownership interests (directly or through equity) in oil and gas properties or gathering, transportation, processing, or related systems; and (dddddd) Investments and/or expenditures in the form of or pursuant to operating agreements, processing agreements, farm-in agreements, farm-out agreements, development agreements, area of mutual interest agreements, unitization agreements, pooling arrangements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited), and other similar agreements (including for limited liability companies) with third parties.

“Ineligible Institution” shall mean, subject to the provisions of Section 13.6(i), the persons identified in writing to the Administrative Agent by the Borrower on or prior to the Closing Date, which list may be updated from time to time after the Closing Date with the consent of the Administrative Agent (not to be unreasonably withheld or delayed) to add any operational competitors of the Borrower.
“Information” shall have the meaning provided in Section 8.8(a).
“Initial Reserve Report” shall mean, collectively, the reserve reports (eeeeee) prepared as of April 1, 2017 by the Borrower with respect to the Proved Reserves of the Borrower and its Restricted Domestic Subsidiaries and (ffffff) prepared by Netherland, Sewell & Associates, Inc. with respect to the Proved Reserves of Stone Energy and its Subsidiaries, as adjusted by the Borrower and reviewed by Netherland, Sewell, & Associates, Inc. on August 9, 2017.
“Intercompany Note” shall mean the Intercompany Subordinated Note, dated as of the Closing Date, substantially in the form of Exhibit I executed by the Borrower and each Subsidiary of the Borrower.
“Intercreditor Agreement” shall mean an intercreditor agreement substantially in the form of Exhibit F hereto, or another intercreditor agreement that is not materially less favorable to the Lenders than such form of intercreditor agreement, between the Collateral Agent and one or more collateral agents or representatives for the holders of any Junior Liens.
“Interest Expense” shall mean, with respect to any Person for any period, the sum of (gggggg) gross interest expense of such Person for such period on a consolidated basis (including (i) the amortization of debt discounts, (ii) the amortization of all fees (including fees with respect to any Hedge Transactions) payable in connection with the incurrence of Indebtedness to the extent included in interest expense and (iii) the portion of any payments or accruals with respect to Capitalized Lease Obligations allocable to interest expense) and (hhhhhh) capitalized interest of such Person. For purposes of the foregoing, gross interest expense shall be determined after giving effect to any net payments made or received and costs incurred by the Borrower and the Restricted Domestic Subsidiaries with respect to any interest rate Hedge Transactions, and interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Borrower to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.
“Interest Payment Date” means (iiiiii) with respect to any ABR Loan, the last day of each March, June, September and December and the Maturity Date, (jjjjjj) with respect to any RFR Loan, (A) each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) and (B) the Maturity Date, (kkkkkk) with respect to any Term Benchmark Loan, the last day of each Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term Benchmark Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, and the Maturity Date and (llllll) with respect to any Swingline Loan, the day that such Loan is required to be repaid and the Maturity Date.
“Interest Period” means with respect to any Term Benchmark Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (in each case, subject to the availability for the Benchmark applicable to the relevant Loan or Commitment), as the Borrower may elect; provided, that (mmmmmm) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (nnnnnn) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (oooooo) no tenor that has been removed from this definition pursuant to Section 2.18(e) shall be available for specification in such Notice of Borrowing or Notice of Conversion or Continuation. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing
“Interim Redetermination” shall have the meaning provided in Section 2.14.
“Interim Redetermination Date” shall mean the date on which a Borrowing Base that has been redetermined pursuant to an Interim Redetermination becomes effective as provided in Section 2.14.
“Intermediate Entity” shall mean each Legacy Blocker Entity and each other Person (if any) that both (pppppp) is owned directly or indirectly by Holdings and (qqqqqq) directly or indirectly owns any Equity Interests of the Borrower.
“Investment” shall have the meaning provided in Section 10.5.
“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.
“ISP” shall mean, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).
“Issuer Documents” shall mean, with respect to any Letter of Credit, the Letter of Credit Application and any other document, agreement and instrument entered into by the applicable Issuing Bank and the Borrower (or any Restricted Subsidiary) or in favor of the applicable Issuing Bank and relating to such Letter of Credit.
“Issuing Bank” shall mean (rrrrrr) JPMorgan Chase Bank, N.A. or any of its Affiliates, DNB Bank ASA, New York Branch or any of its Affiliates, Capital One, National Association or any of its Affiliates, KeyBank National Association or any of its Affiliates, and Mizuho Bank, Ltd. or any of its Affiliates, or any replacement or successor appointed pursuant to Section 3.6, (ssssss) if requested by the Borrower and reasonably acceptable to the Administrative Agent, any other Person that is a Lender at the time of such request and who accepts such appointment (it being understood that, if any such Person ceases to be a Lender hereunder, such Person will remain an Issuing Bank with respect to any Letter of Credit issued by such Person that remained outstanding as of the date such Person ceased to be a Lender), and (tttttt) solely with respect to any letter of credit issued for the benefit of EnVen or any of its Subsidiaries prior to the Ninth Amendment Implementation Date that is identified on a schedule delivered to the Administrative Agent on or before the Ninth Amendment Implementation Date, the issuer of such letter of credit. If the Borrower requests any Issuing Bank to issue a Letter of Credit, such Issuing Bank may, in its discretion, arrange for such Letter of Credit to be issued by any of its Affiliates or any Lender, and in each such case, the term “Issuing Bank” shall include any such Affiliate or Lender with respect to Letters of Credit issued by such Affiliate or Lender. References herein and in the other Credit Documents to an Issuing Bank shall be deemed to refer to the Issuing Bank in respect of the applicable Letter of Credit or to all Issuing Banks, as the context requires.

“Joint Bookrunner” shall mean each of JPMorgan Chase Bank, N.A., DNB Markets, Inc., Capital One, National Association, KeyBanc Capital Markets Inc., and Société Générale, each in its capacity as joint bookrunner in respect of the Facility.
“Junior Lien Indenture” shall mean that certain Indenture dated as of January 4, 2021 under which the Junior Lien Notes were issued, by and among the Borrower, as issuer, the Subsidiary Guarantors party thereto from time to time and the trustee and collateral agent named therein, as amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof and of this Agreement.
“Junior Lien Notes” shall mean the Borrower’s 12.00% Second-Priority Senior Secured Notes due 2026 in aggregate principal amount of $650,000,000, issued pursuant to the Junior Lien Indenture, as amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof and of this Agreement.
“Junior Liens” shall mean Liens on the Collateral (other than Liens securing the Obligations) securing the Junior Lien Notes, the EnVen Notes, any QuarterNorth Acquisition Debt or any Permitted Incremental Junior Lien Debt, in each case that are subordinated to the Liens granted under the Credit Documents pursuant to an Intercreditor Agreement (it being understood that Junior Liens are not required to be pari passu with other Junior Liens, and that Indebtedness secured by Junior Liens may have Liens that are senior in priority to, or pari passu with, or junior in priority to, other Liens constituting Junior Liens).
“L/C Borrowing” shall mean an extension of credit resulting from a drawing under any Letter of Credit that has not been reimbursed on the date when made or refinanced as a Borrowing. All L/C Borrowings shall be denominated in Dollars.
“L/C Maturity Date” shall mean the date that is five (5) Business Days prior to the Maturity Date.
“L/C Obligations” shall mean, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unpaid Drawings, including all L/C Borrowings. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
“L/C Participant” shall have the meaning provided in Section 3.3(a).
“L/C Participation” shall have the meaning provided in Section 3.3(a).
“Lead Arranger” shall mean each of JPMorgan Chase Bank, N.A., DNB Markets, Inc., Capital One, National Association, KeyBanc Capital Markets Inc., Société Générale, Citibank, N.A., and Mizuho Bank, Ltd., each in its capacity as a lead arranger in respect of the Facility.
“Legacy Blocker Entity” shall mean each of AIF VII (Talos DC), LLC, ANRP (Talos DC), LLC, AP Overseas Talos Holdings (DC I), LLC, AP Overseas Talos Holdings (DC II), LLC, AP Overseas Talos Holdings (DC III), LLC, AP Overseas Talos Holdings (DC IV), LLC, New Talos Sub Inc., and Riverstone V Non-U.S. Talos Corp, each of which is organized under the laws of the state of Delaware.
“Legacy Hedge Transactions” shall mean each Hedge Transaction specifically listed on Schedule 13.22 entered into by the Borrower or any of its Subsidiaries or Stone Energy or any of its Subsidiaries,

in each case, prior to the consummation of the Corporate Reorganization and Merger Transactions that remain in effect on the Closing Date.
“Lender” shall have the meaning provided in the preamble to this Agreement. Unless the context otherwise requires, the term “Lender” includes the Swingline Lender.
“Lender Default” shall mean (uuuuuu) the refusal or failure of any Lender to make available its portion of any incurrence of Loans or participations in Letters of Credit or Swingline Loans, which refusal or failure is not cured within two (2) Business Days after the date of such refusal or failure, unless such Lender notifies the Administrative Agent in writing that such refusal or failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied; (vvvvvv) the failure of any Lender to pay over to the Administrative Agent, any Issuing Bank, any Swingline Lender or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, unless the subject of a good faith dispute; (wwwwww) a Lender has notified the Borrower or the Administrative Agent that it does not intend or expect to comply with any of its funding obligations or has made a public statement to that effect with respect to its funding obligations under the Facility (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied), (xxxxxx) the failure by a Lender to confirm in a manner reasonably satisfactory to the Administrative Agent that it will comply with its obligations under the Facility, which failure is not cured after the date of such failure (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (d) upon receipt of such written confirmation by the Administrative Agent and the Borrower), (yyyyyy) a Distressed Person has admitted in writing that it is insolvent or such Distressed Person becomes subject to a Lender-Related Distress Event or (zzzzzz) a Lender or any Person that directly or indirectly controls such Lender, as the case may be, is or becomes the subject of a Bail-In Action.
“Lender-Related Distress Event” shall mean, with respect to any Lender, that such Lender or any Person that directly or indirectly controls such Lender (each, a “Distressed Person”), as the case may be, is or becomes subject to a voluntary or involuntary case with respect to such Distressed Person under any debt relief law, or a custodian, conservator, receiver or similar official is appointed for such Distressed Person or any substantial part of such Distressed Person’s assets, or such Distressed Person or any Person that directly or indirectly controls such Distressed Person is subject to a forced liquidation, or such Distressed Person makes a general assignment for the benefit of creditors or is otherwise adjudicated as, or determined by any Governmental Authority having regulatory authority over such Distressed Person or its assets to be, insolvent or bankrupt or such Distressed Person becomes or has a parent company become the subject of a Bail-In Action; provided that a Lender-Related Distress Event shall not be deemed to have occurred solely by virtue of (aaaaaaa) the ownership or acquisition of any equity interests in any Lender or any Person that directly or indirectly controls such Lender by a Governmental Authority or an instrumentality thereof so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender or (bbbbbbb) an undisclosed administration pursuant to the laws of the Netherlands.
“Letter of Credit” shall have the meaning provided in Section 3.1 and shall include the Existing Letters of Credit, any Alternate Currency Letters of Credit, and any letter of credit issued for the benefit of EnVen or any of its Subsidiaries prior to the Ninth Amendment Implementation Date that is identified on a schedule delivered to the Administrative Agent on or before the Ninth Amendment Implementation Date and that has been issued by a letter of credit issuer that is (or has become) an Issuing Bank hereunder as of the Ninth Amendment Implementation Date.
“Letter of Credit Application” shall have the meaning provided in Section 3.2.
“Letter of Credit Commitment” shall mean $250,000,000, as the same may be reduced from time to time pursuant to Section 3.1 or, with the consent of the Administrative Agent and the Issuing Banks, increased from time to time (or the equivalent thereof in an Alternate Currency).
“Letter of Credit Exposure” shall mean, with respect to any Lender, at any time, the sum of (ccccccc) the principal amount of any Unpaid Drawings in respect of which such Lender has made (or is required to have made) payments to the applicable Issuing Bank pursuant to Section 3.4(a) at such time (calculated, in the case of Alternate Currency Letters of Credit, based on the Dollar Equivalent thereof) and (ddddddd) such Lender’s Commitment Percentage of the Letters of Credit Outstanding at such time (excluding the portion thereof consisting of Unpaid Drawings in respect of which the Lenders have made (or are required to have made) payments to the applicable Issuing Bank pursuant to Section 3.4(a)) minus the amount of cash or deposit account balances held by the Administrative Agent to Cash Collateralize outstanding Letters of Credit and Unpaid Drawings under Section 3.8. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time) or Rule 3.13 or Rule 3.14 of the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time) or similar terms in the governing rules or laws or of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of the Borrower and each Lender shall remain in full force and effect until the Issuing Banks and the Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.
“Letter of Credit Fee” shall have the meaning provided in Section 4.1(b).
“Letters of Credit Outstanding” shall mean, at any time, the sum of, without duplication, (eeeeeee) the aggregate Stated Amount of all outstanding Letters of Credit and (fffffff) the aggregate principal amount of all Unpaid Drawings in respect of all Letters of Credit.
“Liabilities” means any losses, claims (including intraparty claims), demands, damages or liabilities of any kind.
“Lien” shall mean, with respect to any asset, (ggggggg) any mortgage, preferred mortgage, deed of trust, lien, notice of claim of lien, hypothecation, pledge, charge, security interest or similar encumbrance in or on such asset, (hhhhhhh) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset or (iiiiiii) Production Payments and Reserve Sales and the like payable out of Oil and Gas Properties; provided that in no event shall an operating lease be deemed to be a Lien.
“Liquidity” shall mean, as of any date of determination, the sum of (jjjjjjj) the Available Commitment on such date and (kkkkkkk) the aggregate amount of Unrestricted Cash of the Borrower and the Restricted Subsidiaries at such date, less the amount of any Borrowing Base Deficiency existing on such date of determination.

“Loan” shall have the meaning provided in Section 2.1(a).
“Loan Limit” shall mean, at any time, the lesser of (lllllll) the Total Commitment at such time and (mmmmmmm) the Borrowing Base at such time (including as it may be reduced pursuant to the Borrowing Base Adjustment Provisions).
“MacKay” shall mean MacKay Shields, LLC, as investment manager on behalf of certain clients.
“Majority Lenders” shall mean, at any date, (nnnnnnn) Non-Defaulting Lenders having or holding more than fifty percent (50.0%) of the Adjusted Total Commitment at such date, or (ooooooo) if the Total Commitment has been terminated or for the purposes of acceleration pursuant to Section 11, Non-Defaulting Lenders having or holding a majority of the outstanding principal amount of the Loans, the Swingline Exposure and Letter of Credit Exposure (excluding the Loans, Swingline Exposure and Letter of Credit Exposure of Defaulting Lenders) in the aggregate at such date.
“Mandatory Borrowing” shall have the meaning provided in Section 2.1(c).
“Material Adverse Effect” shall mean a circumstance or condition affecting the business, assets, operations, properties or financial condition of the Borrower and the Subsidiaries, taken as a whole, that would, individually or in the aggregate, materially adversely affect (ppppppp) the ability of the Borrower and the other Credit Parties, taken as a whole, to perform their payment obligations under this Agreement or any of the other Credit Documents or (qqqqqqq) the rights and remedies of the Agents and the Lenders under this Agreement or under any of the other Credit Documents.
“Material Indebtedness” shall mean Indebtedness (other than Loans and Letters of Credit) of any one or more of the Borrower or any Restricted Subsidiary in an aggregate principal amount exceeding $50,000,000.
“Material Subsidiary” shall mean, at any date of determination, each Restricted Domestic Subsidiary of the Borrower (rrrrrrr) whose Total Assets (when combined with the assets of such Subsidiary’s Domestic Subsidiaries, after eliminating intercompany obligations) at the last day of the Test Period were equal to or greater than 5% of the Consolidated Total Assets of the Borrower and the Restricted Domestic Subsidiaries at such date or (sssssss) whose revenues (when combined with the revenues of such Subsidiary’s Domestic Subsidiaries, after eliminating intercompany obligations) during such Test Period were equal to or greater than 5% of the consolidated revenues of the Borrower and the Restricted Domestic Subsidiaries for such period, in each case determined in accordance with GAAP; provided that if, at any time and from time to time after the Closing Date, Restricted Domestic Subsidiaries that are not Material Subsidiaries have, in the aggregate, (i) Total Assets (when combined with the assets of such Subsidiary’s Domestic Subsidiaries, after eliminating intercompany obligations) at the last day of such Test Period equal to or greater than 10.0% of the Consolidated Total Assets of the Borrower and the Restricted Domestic Subsidiaries at such date or (ii) revenues (when combined with the revenues of such Subsidiary’s Domestic Subsidiaries, after eliminating intercompany obligations) during such Test Period equal to or greater than 10.0% of the consolidated revenues of the Borrower and the Restricted Domestic Subsidiaries for such period, in each case determined in accordance with GAAP, then the Borrower shall, on the date on which financial statements for such quarter are delivered pursuant to this Agreement, designate in writing to the Administrative Agent one or more of such Restricted Domestic Subsidiaries as “Material Subsidiaries” such that foregoing 10% threshold shall no longer be exceeded after giving effect to the designation of such Restricted Domestic Subsidiaries.

“Maturity Date” shall mean the earlier of (iii) March 31, 2027 and (iv) the 91st day prior to the earliest stated maturity date of any of the Junior Lien Notes (or any Permitted Refinancing Indebtedness with respect thereto) or any QuarterNorth Acquisition Debt (or any Permitted Refinancing Indebtedness with respect thereto), if such Junior Lien Notes or such QuarterNorth Acquisition Debt (or such Permitted Refinancing Indebtedness) have not been refinanced, redeemed, or repaid in full on prior to such 91st day.
“Maximum Incremental Junior Lien Debt Amount” shall mean, as of any date of determination, an amount equal to (ttttttt) $1,208,000,000 minus (uuuuuuu) the aggregate outstanding principal amount of Indebtedness permitted by Section 10.1(b) as of such date, minus (vvvvvvv) the aggregate outstanding principal amount of Indebtedness permitted by Section 10.1(c) as of such date.
“Maximum LC Commitment” shall mean with respect to each Issuing Bank the amount set forth opposite such Issuing Bank’s name in Schedule 1.1(h) hereto, as such Schedule 1.1(h) may be amended or modified from time to time by the Borrower, each Issuing Bank affected by such amendment or modification thereto and by the Administrative Agent.
“Minimum Borrowing Amount” shall mean, with respect to any Borrowing of Loans, $500,000 (or, if less, the entire remaining Commitments at the time of such Borrowing).
“Minimum Hedging Compliance Date” is defined in Section 9.19.
“Minimum Quarterly Hedged Volume” shall mean, as of any date of determination and with respect to each fiscal quarter that occurs in the six (6) fiscal quarter period described in the definition of “Monthly Hedged Volume Component”, the sum of the Monthly Hedged Volume Components for each month in such fiscal quarter.
“Minority Investment” shall mean any Person (other than a Subsidiary) in which the Borrower or any Restricted Subsidiary owns Equity Interests.
“Moody’s” shall mean Moody’s Investors Service, Inc. or any successor by merger or consolidation to its business.
“Monthly Hedged Volume Component” shall mean (wwwwwww) for any month occurring during the first four (4) full fiscal quarters following a Minimum Hedging Compliance Date, (i) the total reasonably anticipated projected production of oil and natural gas, calculated separately, from the Credit Parties’ Proved Developed Producing Reserves evaluated in the Reserve Report most recently delivered to the Administrative Agent for such month multiplied by (ii) (A) with respect to the months of August, September or October in any such fiscal quarter, 25%, (B) with respect to the months of July or November in any such fiscal quarter, 45%, and (C) with respect to any other month, 50%, and (xxxxxxx) if the Consolidated Total Debt to EBITDAX Ratio as of the last day of any Minimum Hedging Compliance Date is greater than or equal to 1.00 to 1.00, for any month occurring during the fifth (5th) and sixth (6th) full fiscal quarters following such Minimum Hedging Compliance Date, (i) the total reasonably anticipated projected production of oil and natural gas, calculated separately, from the Credit Parties’ Proved Developed Producing Reserves evaluated in the Reserve Report most recently delivered to the Administrative Agent for such month multiplied by (ii) (A) with respect to the months of August, September or October in any such fiscal quarter, 20% or (B) with respect to any other month, 25%.
“Mortgage” shall mean a mortgage or a deed of trust, deed to secure debt, trust deed, assignment of as-extracted collateral, fixture filing or other security document entered into by the owner of a Mortgaged Property and the Collateral Agent for the benefit of the Secured Parties in respect of that Mortgaged

Property, which may be substantially in the form of Exhibit D (with such changes thereto as may be necessary to account for local law matters) or otherwise in such form as agreed between the Borrower and the Collateral Agent.
“Mortgaged Property” shall mean the Oil and Gas Properties and other assets appertaining thereto that are encumbered by a Mortgage and such other Oil and Gas Properties and other assets appertaining thereto with respect to which a Mortgage is required to be granted pursuant to Section 6 or Section 9.11; provided that, notwithstanding any provision in any Mortgage to the contrary, in no event shall any Building (as defined in the applicable Flood Insurance Regulation) or Manufactured (Mobile) Home (as defined in the applicable Flood Insurance Regulation) located on the Mortgaged Properties (as defined in the applicable Mortgage) within an area having special flood hazards and in which flood insurance is available under the National Flood Insurance Act of 1968 be included in the definition of “Mortgaged Property” or “Mortgaged Properties” and no such Building or Manufactured (Mobile) Home shall be encumbered by any Mortgage. As used herein, “Flood Insurance Regulations” shall mean (yyyyyyy) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (zzzzzzz) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (aaaaaaaa) the National Flood Insurance Reform Act of 1994 (amending 42 USC 4001, et seq.), as the same may be amended or recodified from time to time, and (bbbbbbbb) the Flood Insurance Reform Act of 2004 and any regulations promulgated thereunder.
“Multiemployer Plan” shall mean a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
“Net Income” shall mean, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.
“Net Working Capital” shall mean (cccccccc) all current assets of the Borrower and its Restricted Domestic Subsidiaries, except current assets from commodity price risk management activities arising in the ordinary course of the Oil and Gas Business, less (dddddddd) all current liabilities of the Borrower and its Restricted Domestic Subsidiaries, except current liabilities (i) associated with asset retirement obligations relating to Oil and Gas Properties, (ii) included in Indebtedness and (iii) any current liabilities from commodity price risk management activities arising in the ordinary course of the Oil and Gas Business, in each case as set forth in the consolidated financial statements of the Borrower prepared in accordance with GAAP.
“New Borrowing Base Notice” shall have the meaning provided in Section 2.14(d).
“New Facility” shall mean each plant or facility that is either a new plant or facility or an expansion of an existing plant or facility owned by the Borrower or its Restricted Subsidiaries that receives a certificate of completion or occupancy and all relevant licenses, and in fact commences operations.
“New Talos Energy” shall have the meaning provided in the recitals to this Agreement.
“Ninth Amendment” shall mean that certain Incremental Agreement and Ninth Amendment to Credit Agreement dated as of December 23, 2022, by and among Holdings, the Borrower, each other Credit Party, the Administrative Agent, the Issuing Banks, the Swingline Lender and the Lenders.
“Ninth Amendment Effective Date” shall mean the first date on which all conditions precedent to the effectiveness of the Ninth Amendment shall have been satisfied.

“Ninth Amendment Implementation Date” shall mean the first date on which all conditions precedent set forth in Section 9 of the Ninth Amendment shall have been satisfied (or waived in accordance with provisions thereof).
“Non-Consenting Lender” shall have the meaning provided in Section 13.7(b).
“Non-Defaulting Lender” shall mean and include each Lender other than a Defaulting Lender.
“Non-Extension Notice Date” shall have the meaning provided in Section 3.2(b).
“Non-U.S. Lender” shall mean any Lender (eeeeeeee) that is not disregarded as separate from its owner for U.S. federal income tax purposes and that is not a “United States person” as defined by Section 7701(a)(30) of the Code. or (ffffffff) that is disregarded as separate from its owner for U.S. federal income tax purposes and whose regarded owner is not a “United States person” as defined by Section 7701(a)(30) of the Code.
“Notice of Borrowing” shall mean a request of the Borrower in accordance with the terms of Section 2.3(a) and substantially in the form of Exhibit B or such other form as shall be approved by the Administrative Agent (acting reasonably).
“Notice of Conversion or Continuation” shall have the meaning provided in Section 2.6(a).
“NYFRB” means the Federal Reserve Bank of New York.
“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.
“NYFRB Rate” means, for any day, the greater of (gggggggg) the Federal Funds Effective Rate in effect on such day and (hhhhhhhh) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined be less than 0.00%, such rate shall be deemed to be 0.00% for purposes of this Agreement.
“NYMEX” shall mean the New York Mercantile Exchange.
“Obligations” shall mean all advances to, and debts, liabilities, obligations, covenants and duties of, any Credit Party arising under any Credit Document or otherwise with respect to any Loan or Letter of Credit or under any Secured Cash Management Agreement or Secured Hedge Transaction, in each case, entered into with the Borrower or any of its Restricted Subsidiaries, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Credit Party or any Affiliate thereof in any proceeding under any bankruptcy or insolvency law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, the Obligations of the Credit Parties under the Credit Documents (and any of their Restricted Subsidiaries to the extent they have obligations under the Credit Documents) include the obligation (including Guarantee Obligations) to pay principal, interest, charges, expenses, fees, attorney costs, indemnities and other amounts payable by any Credit Party under any Credit Document. Notwithstanding the foregoing, (iiiiiiii) the obligations of the Borrower or any Restricted Subsidiary under any Secured Hedge Transaction and under any Secured Cash Management Agreement shall be secured and guaranteed pursuant to the Security Documents and the Guarantee only to the extent that, and for so long as, the other Obligations are so secured and guaranteed, (jjjjjjjj) any release of Collateral or Guarantors effected in the manner permitted by this Agreement (including as this Agreement may be amended or waived in accordance with the terms hereof) and the other Credit Documents shall not require the consent of the holders of Hedging Obligations under Secured Hedge Transactions or of the holders of Cash Management Obligations under Secured Cash Management Agreements and (kkkkkkkk) solely with respect to any Credit Party that is not an “eligible contract participant” under the Commodity Exchange Act, Excluded Hedge Obligations of such Credit Party shall in any event be excluded from “Obligations” owing by such Credit Party.
“Oil and Gas Business” shall mean:
(llllllll)
the business of acquiring, exploring, exploiting, developing, producing, operating and disposing of interests in oil, natural gas, natural gas liquids, liquefied natural gas and other Hydrocarbons and mineral properties or products produced in association with any of the foregoing;
(mmmmmmmm)
the business of gathering, marketing, distributing, treating, processing, storing, refining, selling and transporting of any production from such interests or properties and products produced in association therewith and the marketing of oil, natural gas, other Hydrocarbons and minerals obtained from unrelated Persons;
(nnnnnnnn)
any business related to the development of technology or infrastructure relating to (i) renewable energy generation, including geothermal energy, to the extent related to, in areas adjacent to, or otherwise accretive to the value of the offshore Oil and Gas Properties of the Credit Parties, and (ii) carbon storage and mitigation;
(oooooooo)
any business relating to oil field sales and service; and
(pppppppp)
any business or activity relating to, arising from, or necessary, appropriate, incidental or ancillary to the activities described in the foregoing clauses (a) through (d) of this definition.
“Oil and Gas Properties” shall mean (qqqqqqqq) Hydrocarbon Interests, (rrrrrrrr) the properties now or hereafter pooled or unitized with Hydrocarbon Interests, (ssssssss) all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including all units created under orders, regulations and rules of any Governmental Authority) that may affect all or any portion of the Hydrocarbon Interests, (tttttttt) all operating agreements, contracts and other agreements, including production sharing contracts and agreements, that relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests, (uuuuuuuu) all Hydrocarbons in and under and that may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests, (vvvvvvvv) all tenements, hereditaments, appurtenances and properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests and (wwwwwwww) all properties, rights, titles, interests and estates described or referred to above, including any and all property, real or personal, now owned or hereafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or property (excluding drilling rigs, automotive equipment, rental equipment or other personal property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, gas processing plants and pipeline systems and any related infrastructure to any thereof, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.
“Ongoing Hedges” shall have the meaning provided in Section 10.10(a).
“Other Currency” shall have the meaning provided in Section 3.13.
“Other Connection Taxes” shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Loan, Letter of Credit or Credit Document).
“Other Taxes” shall mean any and all present or future stamp, registration, documentary, intangible, recording, filing or any other excise, property or similar Taxes (including interest, fines, penalties, additions to tax and related, reasonable, out-of-pocket expenses with regard thereto) arising from any payment made hereunder or made under any other Credit Document or from the execution or delivery of, registration or enforcement of, consummation or administration of, or otherwise with respect to, this Agreement or any other Credit Document; provided that such term shall not include any of the foregoing Taxes (xxxxxxxx) that result from an assignment, grant of a participation pursuant to Section 13.6(c) or transfer or assignment to or designation of a new lending office or other office for receiving payments under any Credit Document (“Assignment Taxes”) that are Other Connection Taxes, except to the extent that any such action described in this proviso is requested or required by the Borrower, or (yyyyyyyy) that are Excluded Taxes.
“Outstanding Aggregate Junior Lien Debt Amount” shall mean the aggregate amount of the outstanding principal amounts of Indebtedness permitted by Sections 10.1(b), 10.1(c), and 10.1(bb).
“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in Dollars by U.S.‑managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.
“Overnight Rate” means, for any day, (zzzzzzzz) with respect to any amount denominated in Dollars, the NYFRB Rate and (aaaaaaaaa) with respect to any amount denominated in an Alternate Currency, an overnight rate determined by the Administrative Agent or the Issuing Banks, as the case may be, in accordance with banking industry rules on interbank compensation.
“Parent Entity” shall mean any Person that is a direct or indirect parent company (which may be organized as a partnership) of Holdings and/or the Borrower, as applicable.
“Participant” shall have the meaning provided in Section 13.6(c).
“Participant Register” shall have the meaning provided in Section 13.6(c).

“Participating Member States” shall mean, together, each member state of the European Union that adopts or has adopted the Euro as its lawful currency in accordance with legislation of the European Union relating to the Economic and Monetary Union (as amended or re-enacted from time to time).
“Patriot Act” shall have the meaning provided in Section 13.18.
“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.
“Pension Act” shall mean the Pension Protection Act of 2006, as it presently exists or as it may be amended from time to time.
“Permitted Acquisition” shall mean the non-hostile acquisition, by merger or otherwise, by the Borrower or any of the Restricted Subsidiaries of assets (including any assets constituting a business unit, line of business or division) or Equity Interests, so long as (bbbbbbbbb) such acquisition and all transactions related thereto shall be consummated in all material respects in accordance with Requirements of Law; (ccccccccc) if such acquisition involves the acquisition of Equity Interests of a Person that upon such acquisition would become a Subsidiary, such acquisition shall result in the issuer of such Equity Interests becoming a Restricted Subsidiary and, to the extent required by Section 9.11, a Guarantor; (ddddddddd) such acquisition shall result in the Collateral Agent, for the benefit of the Secured Parties, being granted a security interest in any Equity Interests or any assets so acquired to the extent required by Section 9.11; (eeeeeeeee) after giving effect to such acquisition, no Default or Event of Default shall have occurred and be continuing; (fffffffff) after giving effect to such acquisition, the Borrower and its Restricted Subsidiaries shall be in compliance with Section 9.16; and (ggggggggg) the Borrower shall be in Pro Forma Compliance after giving effect to such acquisition (including any Indebtedness assumed or permitted to exist pursuant to Section 10.1(k)).
“Permitted Acquisition Consideration” shall mean in connection with any Permitted Acquisition, the aggregate amount (as valued at the Fair Market Value of such Permitted Acquisition at the time such Permitted Acquisition is made) of, without duplication: (hhhhhhhhh) the purchase consideration paid or payable in cash for such Permitted Acquisition, whether payable at or prior to the consummation of such Permitted Acquisition or deferred for payment at any future time, whether or not any such future payment is subject to the occurrence of any contingency, and including any and all payments representing the purchase price and any assumptions of Indebtedness and/or Guarantee Obligations, “earn-outs” and other agreements to make any payment the amount of which is, or the terms of payment of which are, in any respect subject to or contingent upon the revenues, income, cash flow or profits (or the like) of any Person or business and (iiiiiiiii) the aggregate amount of Indebtedness incurred or assumed in connection with such Permitted Acquisition; provided, in each case, that any such future payment that is subject to a contingency shall be considered Permitted Acquisition Consideration only to the extent of the reserve, if any, required under GAAP (as determined at the time of the consummation of such Permitted Acquisition) to be established in respect thereof for the Borrower or its Restricted Subsidiaries.
“Permitted Additional Debt” shall mean any unsecured senior, unsecured senior subordinated or unsecured subordinated Indebtedness issued by the Borrower or a Guarantor, (jjjjjjjjj) the terms of which do not provide for any scheduled repayment, mandatory redemption or sinking fund obligation prior to the 180th day after the Maturity Date as in effect on the date of determination (other than customary offers to purchase upon a change of control, asset sale or casualty or condemnation event and customary acceleration rights after an event of default), (kkkkkkkkk) the covenants, events of default, guarantees and other terms of which (other than interest rate, fees, funding discounts and redemption or prepayment premiums and other pricing terms determined by the Borrower to be “market” rates, fees, discounts and premiums and other terms at the time of issuance or incurrence of any such Indebtedness), taken as a whole, are determined by the Borrower to be “market” terms on the date of issuance or incurrence and in any event are not materially adverse to the interests of the Lenders, taken as a whole, relative to the terms of the Senior Unsecured Notes Indenture, taken as a whole, and do not require the maintenance or achievement of any financial performance standards other than as a condition to taking specified actions; provided that a certificate of an Authorized Officer of the Borrower delivered to the Administrative Agent at least three (3) Business Days prior to the incurrence or issuance of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the relevant criteria set forth above, as applicable, shall be conclusive evidence that such terms and conditions satisfy such relevant standard, (lllllllll) if such Indebtedness is subordinated in right of payment to the Obligations, the terms of such Indebtedness provide for customary subordination of such Indebtedness to the Obligations and (mmmmmmmmm) no Subsidiary of the Borrower (other than a Guarantor) is an obligor under such Indebtedness.
“Permitted Holders” shall mean (nnnnnnnnn) the Co-Investors and (ooooooooo) officers, directors, employees and other members of management of the Borrower (or any of its Parent Entities) or any of its Restricted Subsidiaries who are or become holders of Equity Interests of the Borrower (or any Parent Entity).
“Permitted Incremental Junior Lien Debt” shall mean any Indebtedness permitted under Section 10.1(bb).
“Permitted Investments” shall mean:
(ppppppppp)
securities issued or unconditionally guaranteed by the United States government or any agency or instrumentality thereof, in each case having maturities and/or reset dates of not more than 24 months from the date of acquisition thereof;
(qqqqqqqqq)
securities issued by any state, territory or commonwealth of the United States of America or any political subdivision of any such state, territory or commonwealth or any public instrumentality thereof or any political subdivision of any such state, territory or commonwealth or any public instrumentality thereof having maturities of not more than 24 months from the date of acquisition thereof and, at the time of acquisition, having an investment grade rating generally obtainable from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, then from another nationally-recognized rating service);
(rrrrrrrrr)
commercial paper maturing no more than 12 months after the date of acquisition thereof and, at the time of acquisition, having a rating of at least A-2 or P-2 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally-recognized rating service);
(sssssssss)
time deposits with, or certificates of deposit or bankers’ acceptances maturing no more than two years after the date of acquisition thereof issued by, any Lender or any other bank or trust company having combined capital, surplus and undivided profits of not less than $500,000,000 in the case of domestic banks and $100,000,000 (or the Dollar equivalent thereof) in the case of foreign banks;
(ttttttttt)
repurchase agreements with a term of not more than 180 days for underlying securities of the type described in clauses (a), (b) and (d) above entered into with any bank meeting the qualifications specified in clause (d) above or securities dealers of recognized national standing;
(uuuuuuuuu)
marketable short-term money market and similar funds (i) either having assets in excess of $500,000,000 or (ii) having a rating of at least A-2 or P-2 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally-recognized rating service);
(vvvvvvvvv)
shares of investment companies that are registered under the Investment Company Act of 1940 and substantially all the investments of which are one or more of the types of securities described in clauses (a) through (f) above; and
(wwwwwwwww)
in the case of Investments by any Restricted Foreign Subsidiary or Investments made in a country outside the United States of America, other customarily utilized high-quality Investments in the country where such Restricted Foreign Subsidiary is located or in which such Investment is made.
“Permitted Liens” shall mean:
(xxxxxxxxx)
Liens for taxes, assessments or governmental charges or claims not yet overdue for a period of more than 30 days or that are being contested in good faith and by appropriate proceedings for which appropriate reserves have been established to the extent required by and in accordance with GAAP (or in the case of any Foreign Subsidiary, the comparable accounting principles in the relevant jurisdiction), or for property taxes on property that the Borrower or one of its Subsidiaries has determined to abandon if the sole recourse for such tax, assessment, charge or claim is to such property;
(yyyyyyyyy)
Liens in respect of property or assets of the Borrower or any of the Restricted Subsidiaries imposed by law, such as landlords’, vendors’, suppliers’, carriers’, warehousemen’s, repairmen’s, construction contractors’, workers’ and mechanics’ Liens and other similar Liens arising in the ordinary course of business or incident to the exploration, development, operation or maintenance of Oil and Gas Properties, in each case so long as such Liens arise in the ordinary course of business and do not individually or in the aggregate have a Material Adverse Effect;
(zzzzzzzzz)
Liens arising from judgments or decrees in circumstances not constituting an Event of Default under Section 11.9;
(aaaaaaaaaa)
Liens incurred or pledges or deposits made in connection with workers’ compensation, unemployment insurance and other types of social security, old age pension, public liability obligations or similar legislation, and deposits securing liabilities to insurance carriers under insurance or self-insurance arrangements in respect of such obligations, or to secure (or secure the Liens securing) liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Borrower or any Subsidiary;
(bbbbbbbbbb)
deposits and other Liens securing (or securing the bonds or similar instruments securing) the performance of tenders, statutory obligations, plugging and abandonment obligations, surety, stay, customs and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (including cash, cash equivalents and letters of credit issued in lieu of such bonds or to support the issuance thereof) incurred in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business, to secure any surety and bonding requirements or otherwise constituting Investments permitted by Section 10.5;
(cccccccccc)
ground leases, subleases, licenses or sublicenses in respect of real property on which facilities owned or leased by the Borrower or any of its Restricted Subsidiaries are located;

(dddddddddd)
easements, rights-of-way, licenses, restrictions (including zoning restrictions), title defects, exceptions, deficiencies or irregularities in title, encroachments, protrusions, servitudes, permits, conditions and covenants and other similar charges or encumbrances (including in any rights-of-way or other property of the Borrower or its Restricted Subsidiaries for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil or other minerals or timber, and other like purposes, or for joint or common use of real estate, rights of way, facilities and equipment) not interfering in any material respect with the business of the Borrower and its Restricted Subsidiaries, taken as a whole and, to the extent reasonably agreed by the Administrative Agent, any exception on the title reports issued in connection with any Borrowing Base Property;
(eeeeeeeeee)
(i) any interest or title of a lessor, sublessor, licensor or sublicensor under any lease, liens reserved in oil, gas or other Hydrocarbons, minerals, leases for bonus, royalty or rental payments and for compliance with the terms of such lease and (ii) any interest or title of a lessor, sublessor, licensor or sublicensor or secured by a lessor’s, sublessor’s, licensor’s or sublicensor’s interest under any lease, sublease, license or sublicense entered into by the Borrower or any Restricted Subsidiary in the ordinary course of business or otherwise permitted by this Agreement;
(ffffffffff)
Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
(gggggggggg)
Liens on goods or inventory the purchase, shipment or storage price of which is financed by a documentary letter of credit or bankers’ acceptance issued for the account of the Borrower or any of its Restricted Subsidiaries; provided that such Lien secures only the obligations of the Borrower or such Restricted Subsidiaries in respect of such letter of credit or bankers’ acceptance to the extent permitted under Section 10.1;
(hhhhhhhhhh)
leases, licenses, subleases or sublicenses granted to others not interfering in any material respect with the business of the Borrower and its Restricted Subsidiaries, taken as a whole;
(iiiiiiiiii)
Liens arising from precautionary Uniform Commercial Code financing statement or similar filings made in respect of operating leases entered into by the Borrower or any of its Restricted Subsidiaries;
(jjjjjjjjjj)
Liens created in the ordinary course of business in favor of banks and other financial institutions over credit balances of any bank accounts of the Borrower and the Restricted Subsidiaries held at such banks or financial institutions, as the case may be, to facilitate the operation of cash pooling and/or interest set-off arrangements in respect of such bank accounts in the ordinary course of business;
(kkkkkkkkkk)
Liens which arise in the ordinary course of business under operating agreements, joint venture agreements, oil and gas partnership agreements, oil and gas leases, farm-out agreements, farm-in agreements, division orders, contracts for the sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, overriding royalty agreements, marketing agreements, processing agreements, net profits agreements, development agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or other geophysical permits or agreements, and other agreements that are usual or customary in the oil and gas business and are for claims which are not delinquent or that are being contested in good faith and by appropriate proceedings for which appropriate reserves have been established to the extent required by and in accordance with GAAP; provided that any such Lien referred to in this clause does not materially impair the use of the property covered by such Lien for the purposes for which such property is held by the Borrower or any Restricted Subsidiary;
(llllllllll)
Liens on pipelines and pipeline facilities that arise by operation of law or other like Liens arising by operation of law in the ordinary course of business and incident to the exploration, development, operation and maintenance of Oil and Gas Properties, each of which is in respect of obligations that do not constitute Indebtedness for borrowed money and are not yet overdue for a period of more than 30 days or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; and
(mmmmmmmmmm)
any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of the Borrower and its Restricted Subsidiaries, taken as a whole.
“Permitted Refinancing Indebtedness” shall mean, with respect to any Indebtedness (the “Refinanced Indebtedness”), any Indebtedness issued or incurred in exchange for, or the net proceeds of which are used to modify, extend, refinance, renew, replace or refund (collectively to “Refinance” or a “Refinancing” or “Refinanced”), such Refinanced Indebtedness (or previous refinancing thereof constituting Permitted Refinancing Indebtedness); provided that (A) the principal amount (or accreted value, if applicable) of any such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Refinanced Indebtedness outstanding immediately prior to such Refinancing except by an amount equal to the unpaid accrued interest and premium thereon plus other amounts paid and fees and expenses incurred in connection with such Refinancing plus an amount equal to any existing commitment unutilized and letters of credit undrawn thereunder, (B) if the Indebtedness being Refinanced is (x) Indebtedness permitted by Section 10.1(b), 10.1(c) ~~or~~, 10.1(bb), or 10.1(cc), such Indebtedness is not guaranteed by ~~an~~any direct or contingent obligor other than a Credit Party, or (y) permitted by Section 10.1(i), 10.1(k) or 10.1(l), the direct and contingent obligors with respect to such Permitted Refinancing Indebtedness immediately prior to such Refinancing are not changed as a result of such Refinancing (except that a Credit Party may be added as an additional obligor), (C) other than with respect to a Refinancing in respect of Indebtedness permitted pursuant to Section 10.1(h), such Permitted Refinancing Indebtedness shall have a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Refinanced Indebtedness, and (D) if the Indebtedness being Refinanced is Indebtedness permitted by Section 10.1(b), 10.1(c), 10.1(i), 10.1(k), 10.1(l), 10.1(p), ~~or~~ 10.1(bb) or 10.1(cc) such Refinanced Indebtedness contains terms, taken as a whole, at least as favorable to the Credit Parties as market terms for issuers of similar size and credit quality given the then prevailing market conditions as determined by the Administrative Agent.
“Person” shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any Governmental Authority.
“Petroleum Industry Standards” shall mean the Definitions for Oil and Gas Reserves promulgated by the Society of Petroleum Engineers (or any generally recognized successor) as in effect at the time in question.
“Plan” shall mean any of (nnnnnnnnnn) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (oooooooooo) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (pppppppppp) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Plan Asset Regulations” shall mean 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.
“Prime Rate” shall mean the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.
“Pro Forma Basis” shall mean, as to any Person, for any events as described below that occur subsequent to the commencement of a period for which the financial effect of such events is being calculated, and giving effect to the events for which such calculation is being made, such calculation as will give pro forma effect to such events as if such events occurred on the first day of the four consecutive fiscal quarter period ended on or before the occurrence of such event (the “Reference Period”): (i) in making any determination of EBITDAX, effect shall be given to any Disposition, any acquisition, Investment, capital expenditure, construction, repair, replacement, improvement, development, disposition, merger, amalgamation, consolidation (including the Transactions or any similar transaction or transactions not otherwise permitted under Section 10.3 or Section 10.5 that require a waiver or consent of the Majority Lenders and such waiver or consent has been obtained), any dividend, distribution or other similar payment, any designation of any Restricted Subsidiary as an Unrestricted Subsidiary and any Subsidiary Redesignation, and any restructurings of the business of the Borrower or any Restricted Subsidiary that the Borrower or any of the Restricted Subsidiaries has determined to make and/or made and are expected to have a continuing impact and are factually supportable, that would include cost savings resulting from head count reduction, closure of facilities and similar operational and other cost savings, which adjustments the Borrower determines are reasonable as set forth in a certificate of a Financial Officer of the Borrower (the foregoing, together with any transactions related thereto or in connection therewith, the “relevant transactions”), in each case that occurred during the Reference Period (or, in the case of determinations made pursuant to the definition of the term “Pro Forma Compliance” or pursuant to Sections 10.1, 10.2, 10.5, 10.6 and 10.7 occurring during the Reference Period or thereafter and through and including the date upon which the respective Permitted Acquisition or relevant transaction is consummated), (ii) in making any determination on a Pro Forma Basis, (x) all Indebtedness (including Indebtedness issued, incurred or assumed as a result of, or to finance, any relevant transactions and for which the financial effect is being calculated, whether incurred under this Agreement or otherwise, but excluding normal fluctuations in revolving Indebtedness incurred for working capital purposes) issued, incurred, assumed or permanently repaid during the Reference Period (or, in the case of determinations made pursuant to the definition of the term “Pro Forma Compliance” or pursuant to Sections 10.1, 10.2, 10.5, 10.6 and 10.7, occurring during the Reference Period or thereafter and through and including the date upon which the respective Permitted Acquisition or relevant transaction is consummated) shall be deemed to have been issued, incurred, assumed or permanently repaid at the beginning of such period, (y) Interest Expense of such person attributable to interest on any Indebtedness, for which pro forma effect is being given as provided in preceding clause (x), bearing floating interest rates shall be computed on a pro forma basis as if the rates that would have been in effect during the period for which pro forma effect is being given had been actually in effect during such periods, and (z) with respect to each New Facility that commences operations and records not less than one full fiscal quarter’s operations during the Reference Period, the operating results of such New Facility shall be annualized on a straight line basis during such period, and (iii) (A) any Subsidiary Redesignation then being designated, effect shall be given to such Subsidiary Redesignation and all other Subsidiary Redesignations after the first day of the relevant Reference Period and on or prior to the date of the respective Subsidiary Redesignation then being designated, collectively, and (B) any designation of a Restricted Subsidiary as an

Unrestricted Subsidiary, effect shall be given to such designation and all other designations of Restricted Subsidiaries as Unrestricted Subsidiaries after the first day of the relevant Reference Period and on or prior to the date of the then applicable designation of a Restricted Subsidiary as an Unrestricted Subsidiary, collectively.

Pro forma calculations made pursuant to the definition of the term “Pro Forma Basis” shall be determined in good faith by a Financial Officer of the Borrower and may include, for any fiscal period ending on or prior to the third anniversary of any relevant pro forma event (but not for any fiscal period ending after such third anniversary), adjustments to reflect operating expense reductions and other operating improvements, synergies or cost savings reasonably expected to result from such relevant pro forma event (including, to the extent applicable, the Transactions).

For purposes of this definition, any amount in a currency other than Dollars will be converted to Dollars based on the average exchange rate for such currency for the most recent twelve month period immediately prior to the date of determination in a manner consistent with that used in calculating EBITDAX for the applicable period.

“Pro Forma Compliance” shall mean, at any date of determination, that the Borrower and the Restricted Subsidiaries shall be in compliance, on a Pro Forma Basis after giving effect on a Pro Forma Basis to the relevant transactions (including the assumption, the issuance, incurrence and permanent repayment of Indebtedness), with each Financial Performance Covenant recomputed as at the last day of the most recently ended fiscal quarter of the Borrower and the Restricted Subsidiaries for which the financial statements and certificates required pursuant to Section 9.1(a) or Section 9.1(b) have been or were required to have been delivered.
“Proceeding” means any claim, litigation, investigation, action, suit, arbitration or administrative, judicial or regulatory action or proceeding in any jurisdiction.
“Production Payments and Reserve Sales” shall mean the grant or transfer by the Borrower or any of its Restricted Subsidiaries to any Person of a royalty, overriding royalty, net profits interest, production payment (whether volumetric or dollar-denominated), partnership or other interest in Oil and Gas Properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties where the holder of such interest has recourse solely to such production or proceeds of production, subject to the obligation of the grantor or transferor to operate and maintain, or cause the subject interests to be operated and maintained, in a reasonably prudent manner or other customary standard or subject to the obligation of the grantor or transferor to indemnify for environmental, title or other matters customary in the Oil and Gas Business, including any such grants or transfers.
“Proposed Acquisition” shall have the meaning provided in Section 10.10(a).
“Proposed Borrowing Base” shall have the meaning provided in Section 2.14(c)(i).
“Proposed Borrowing Base Notice” shall have the meaning provided in Section 2.14(c)(ii).
“Proved Developed Non-Producing Reserves” shall mean oil and gas reserves that, in accordance with Petroleum Industry Standards, are classified as both “Proved Reserves” and “Developed Non-Producing Reserves.”

“Proved Developed Producing Reserves” shall mean oil and gas reserves that, in accordance with Petroleum Industry Standards, are classified as both “Proved Reserves” and “Developed Producing Reserves.”
“Proved Developed Reserves” shall mean oil and gas reserves that, in accordance with Petroleum Industry Standards, are classified as both “Proved Reserves” and one of the following: (qqqqqqqqqq) “Developed Producing Reserves” or (rrrrrrrrrr) “Developed Non-Producing Reserves.”
“Proved Reserves” shall mean oil and gas reserves that, in accordance with Petroleum Industry Standards, are classified as both “Proved Reserves” and one of the following: (ssssssssss) “Developed Producing Reserves”, (tttttttttt) “Developed Non-Producing Reserves” or (uuuuuuuuuu) “Undeveloped Reserves”.
“PTE” shall mean a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Company Compliance” shall mean compliance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, the provisions of the Securities Act and the Exchange Act, and the rules of national securities exchange listed companies (in each case, as applicable to companies with equity or debt securities held by the public), including procuring directors’ and officers’ insurance, legal and other professional fees, and listing fees.
“PV-10” shall mean, with respect to any Proved Reserves expected to be produced from any Borrowing Base Properties, the net present value, discounted at 10% per annum, of the future net revenues expected to accrue to the Borrower’s and the Credit Parties’ collective interests in such reserves during the remaining expected economic lives of such reserves, calculated in accordance with the most recent Bank Price Deck provided to the Borrower by the Administrative Agent pursuant to Section 2.14(i).
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“QFC Credit Support” has the meaning assigned to it in Section 13.25.
“Qualified ECP Guarantor” shall mean, in respect of any Secured Hedge Transaction, each Credit Party that has total assets exceeding $10,000,000 at the time such Secured Hedge Transaction is incurred or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act.
“Qualified Equity Interests” shall mean any Equity Interests of Holdings or the Borrower or any Parent Entity other than Disqualified Stock.
“QuarterNorth” shall mean QuarterNorth Energy Inc., a Delaware corporation.
“QuarterNorth Acquisition” shall mean the consummation of the transactions described in the QuarterNorth Acquisition Agreement, pursuant to which the Borrower shall acquire the Equity Interests of QuarterNorth.
“QuarterNorth Acquisition Agreement” shall mean that certain Agreement and Plan of Merger dated as of January 13, 2024, among QuarterNorth, Holdings, Compass Star Merger Sub Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Holdings, and Michael T. Dane and Thomas R. Lamme,

in their collective capacity as the representatives of the Company Stockholders and Equity Award Holders (each as defined therein).
“QuarterNorth Acquisition Debt” shall mean any Indebtedness permitted under Section 10.1(cc).
“QuarterNorth Reserve Report” shall have the meaning provided in the Tenth Amendment.
“Recipient” means (vvvvvvvvvv) the Administrative Agent, (wwwwwwwwww) any Lender and (xxxxxxxxxx) any Issuing Bank, as applicable.
“Redetermination Date” shall mean, with respect to any Scheduled Redetermination or any Interim Redetermination, the date that the redetermined Borrowing Base related thereto becomes effective pursuant to Section 2.14(d).
“Reference Time” with respect to any setting of the then-current Benchmark means (yyyyyyyyyy) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two U.S. Government Securities Business Days preceding the date of such setting, (zzzzzzzzzz) if such Benchmark is Daily Simple SOFR, then four Business Days prior to such setting, or (aaaaaaaaaaa) if such Benchmark is none of the Term SOFR Rate or Daily Simple SOFR, the time determined by the Administrative Agent in its reasonable discretion.
“Refinance” shall have the meaning provided in the definition of “Permitted Refinancing Indebtedness.”
“Register” shall have the meaning provided in Section 13.6(b)(iv).
“Regulation T” shall mean Regulation T of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.
“Regulation U” shall mean Regulation U of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.
“Regulation X” shall mean Regulation X of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.
“Reimbursement Date” shall have the meaning provided in Section 3.4(a).
“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the directors, officers, employees, agents, advisors, representatives and members of such Person or such Person’s Affiliates and any Person that possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise.
“Relevant Governmental Body” means, the Federal Reserve Board and/or the NYFRB, as applicable, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto.
“Relevant Rate” means (bbbbbbbbbbb) with respect to any Term Benchmark Borrowing, the Adjusted Term SOFR Rate or (ccccccccccc) with respect to any RFR Borrowing, the Adjusted Daily Simple SOFR, as applicable.

“Reportable Event” shall mean an event described in Section 4043 of ERISA and the regulations thereunder, other than any event as to which the 30-day notice period has been waived.
“Required Cash Collateral Amount” shall have the meaning provided in Section 3.8(c).
“Required Lenders” shall mean, at any date, (ddddddddddd) Non-Defaulting Lenders having or holding at least 66-⅔% of the Adjusted Total Commitment at such date or (eeeeeeeeeee) if the Total Commitment has been terminated, Non-Defaulting Lenders having or holding at least 66-⅔% of the outstanding principal amount of the Loans, the Swingline Exposure and Letter of Credit Exposure (excluding the Loans, Swingline Exposure and Letter of Credit Exposure of Defaulting Lenders) in the aggregate at such date.
“Requirement of Law” shall mean, as to any Person, any law, treaty, rule, regulation, statute, order, ordinance, decree, judgment, consent decree, writ, injunction, settlement agreement or governmental requirement enacted, promulgated or imposed or entered into or agreed by any Governmental Authority, in each case applicable to or binding upon such Person or any of its property or assets or to which such Person or any of its property or assets is subject.
“Reserve Report” shall mean the Initial Reserve Report and any other subsequent report, in form and substance reasonably satisfactory to the Administrative Agent, setting forth, as of a date not earlier than December 31, 2017, in the case of the first Scheduled Redetermination on June 30, 2018, and on each June 30th or December 31st thereafter (or such other date in the event of certain Interim Redeterminations) the Proved Reserves and the Proved Developed Reserves attributable to the Borrowing Base Properties of the Borrower and the Credit Parties, together with a projection of the rate of production and future net revenues, operating expenses (including production taxes and ad valorem expenses) and capital expenditures with respect thereto as of such date, based upon the most recent Bank Price Deck provided to the Borrower by the Administrative Agent pursuant to Section 2.14(i); provided that in connection with any Interim Redeterminations of the Borrowing Base pursuant to the last sentence of Section 2.14(b), (i.e., as a result of the Borrower having acquired Oil and Gas Properties with Proved Reserves that are to be Borrowing Base Properties having a PV-10 (calculated at the time of acquisition) in excess of 10% of the Borrowing Base in effect immediately prior to such acquisition), the Borrower shall be required, for purposes of updating the Reserve Report, to set forth only such additional Proved Reserves and related information as are the subject of such acquisition.
“Reserve Report Certificate” shall mean a certificate of an Authorized Officer in substantially the form of Exhibit A certifying as to the matters set forth in Section 9.14(c) (or such other form reasonably acceptable to the Administrative Agent).
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Restricted Domestic Subsidiary” shall mean a Domestic Subsidiary that is a Restricted Subsidiary.
“Restricted Foreign Subsidiary” shall mean a Foreign Subsidiary that is a Restricted Subsidiary.
“Restricted Payments” shall have the meaning provided in Section 10.6.
“Restricted Subsidiary” shall mean any Subsidiary of the Borrower other than an Unrestricted Subsidiary.

“Reuters” means, as applicable, Thomson Reuters Corp., Refinitiv, or any successor thereto.
“Revaluation Date” shall mean, with respect to any Alternate Currency Letter of Credit, each of the following: (fffffffffff) each date of issuance of an Alternate Currency Letter of Credit, (ggggggggggg) each date of an amendment of any Alternate Currency Letter of Credit having the effect of increasing the amount thereof (solely with respect to the increased amount), (hhhhhhhhhhh) each date of any payment by an Issuing Bank under any Alternate Currency Letter of Credit, and (iiiiiiiiiii) such additional dates as the Administrative Agent or the applicable Issuing Bank shall determine or the Majority Lenders shall require.
“RFR Borrowing” means, as to any Borrowing, the RFR Loans comprising such Borrowing.
“RFR Loan” means a Loan that bears interest at a rate based on the Adjusted Daily Simple SOFR.
“S&P” shall mean Standard & Poor’s Ratings Services or any successor by merger or consolidation to its business.
“Sanctioned Country” shall mean, at any time, a country, region or territory which is itself the subject or target of any Sanctions (as of May 4, 2022, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea Region of Ukraine, Cuba, Iran, North Korea and Syria).
“Sanctioned Person” shall mean, at any time, (jjjjjjjjjjj) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority, (kkkkkkkkkkk) any Person operating, organized or resident in a Sanctioned Country, (lllllllllll) any Person owned or controlled by any such Person or Persons described in the foregoing clauses 0 or 0, or (mmmmmmmmmmm) any Person otherwise subject to any Sanctions.
“Sanctions” shall mean all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (nnnnnnnnnnn) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or (ooooooooooo) the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority.
“Scheduled Dispositions” shall have the meaning provided in Section 10.4(i).
“Scheduled Redetermination” shall have the meaning provided in Section 2.14(b).
“Scheduled Redetermination Date” shall mean the date on which a Borrowing Base that has been redetermined pursuant to a Scheduled Redetermination becomes effective as provided in Section 2.14.
“SEC” shall mean the Securities and Exchange Commission or any successor thereto.
“Second Amendment” shall mean that certain Joinder, Commitment Increase Agreement, Second Amendment to Credit Agreement, Borrowing Base Redetermination Agreement, and Amendment to other

Credit Documents dated as of December 10, 2019, by and among Holdings, the Borrower, each other Credit Party, the Administrative Agent, each Issuing Bank, the Swingline Lender and the Lenders party thereto.
“Second Amendment Effective Date” shall mean the first date on which all conditions precedent set forth in Section 10 of the Second Amendment shall have been satisfied.
“Section 9.1 Financials” shall mean the financial statements delivered, or required to be delivered, pursuant to Section 9.1(a) or (b), together with the accompanying Authorized Officer’s certificate delivered, or required to be delivered, pursuant to Section 9.1(c).
“Secured Cash Management Agreement” shall mean any agreement related to Cash Management Services by and between the Borrower or any of its Restricted Subsidiaries and any Cash Management Bank that is secured by the Security Documents in accordance with the documents related to any such Cash Management Services among the Borrower and the applicable Cash Management Bank.
“Secured Hedge Transaction” shall mean any Hedge Transaction by and between the Borrower or any of its Restricted Subsidiaries and any Hedge Bank that is secured that is secured by the Security Documents in accordance with the Hedge Agreement related to any such Hedge Transaction among the Borrower or any of its Restricted Subsidiaries and the applicable Hedge Bank and any Legacy Hedge Transaction.
“Secured Parties” shall mean, collectively, the Administrative Agent, the Collateral Agent, each Issuing Bank, each Lender, each Hedge Bank that is party to any Secured Hedge Transaction, each Cash Management Bank that is a party to any Secured Cash Management Agreement and each sub-agent pursuant to Section 12.2 appointed by the Administrative Agent with respect to matters relating to the Credit Documents or by the Collateral Agent with respect to matters relating to any Security Document.
“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Security Documents” shall mean, collectively, (ppppppppppp) the Collateral Agreement, (qqqqqqqqqqq) the Mortgages, (rrrrrrrrrrr) the Control Agreements, and (sssssssssss) each other security agreement or other instrument or document executed and delivered pursuant to Section 9.11 or 9.13 or pursuant to any other such Security Documents or otherwise to secure or perfect the security interest in any or all of the Obligations.
“Senior Unsecured Notes Indenture” shall mean the Indenture, dated as of February 6, 2013, under which the Senior Unsecured Notes were issued, among the Borrower and certain of the Subsidiaries party thereto and the trustee named therein from time to time, as amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof and of this Agreement.
“Sixth Amendment” shall mean that certain Borrowing Base Redetermination Agreement and Sixth Amendment to Credit Agreement dated as of June 22, 2021, by and among Holdings, the Borrower, each other Credit Party, the Administrative Agent, each Issuing Bank party thereto, the Swingline Lender and the Lenders party thereto.
“Sixth Amendment Effective Date” shall mean the first date on which all conditions precedent set forth in Section 8 of the Sixth Amendment shall have been satisfied.
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the NYFRB’s Website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“SOFR Determination Date” has the meaning specified in the definition of “Daily Simple SOFR”.
“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”.
“Solvent” shall mean, with respect to any Person, that as of the Closing Date, (ttttttttttt) the fair value of the assets of such Person and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of such Person and its Subsidiaries on a consolidated basis; (uuuuuuuuuuu) the present fair saleable value of the property of such Person and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of such Person and its Subsidiaries on a consolidated basis on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (vvvvvvvvvvv) such Person and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (wwwwwwwwwww) such Person and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Closing Date.
“Specified Subsidiary” shall mean, at any date of determination any Restricted Subsidiary (xxxxxxxxxxx) whose Total Assets at the last day of the applicable Test Period were equal to or greater than 15% of the Consolidated Total Assets of the Borrower and the Restricted Domestic Subsidiaries at such date, or (yyyyyyyyyyy) whose revenues during such Test Period were equal to or greater than 15% of the consolidated revenues of the Borrower and the Restricted Subsidiaries for such period, in each case determined in accordance with GAAP.
“Sponsors” shall mean (zzzzzzzzzzz) Apollo Global Management, LLC, (aaaaaaaaaaaa) Riverstone Holdings, LLC, and (bbbbbbbbbbbb) the respective Affiliates of the Persons described in the foregoing clauses 0 and 0, excluding in each case any of their respective operating portfolio companies.
“Spring 2020 Reserve Report” means that certain Reserve Report prepared as of February 7, 2020.
“SPV” shall have the meaning provided in Section 13.6(g).
“Stated Amount” of any Letter of Credit shall mean the maximum amount from time to time available to be drawn thereunder (calculated, in the case of Alternate Currency Letters of Credit, based on the Dollar Equivalent thereof), determined without regard to whether any conditions to drawing could then be met.
“Stone Energy” shall have the meaning provided in the recitals to this Agreement.
“Stone Energy Notes” shall mean the $6,060,218 in aggregate principal amount of Stone Energy’s 7.5% Notes due 2022 issued pursuant to the Stone Energy Notes Indenture that remain outstanding as of the Closing Date after giving effect to the 2018 Junior Lien Note Exchanges.

“Stone Energy Notes Indenture” shall mean the Indenture, dated as of February 28, 2017, under which the Stone Energy Notes were issued, among the Stone Energy and certain of its Subsidiaries party thereto and the trustee named therein from time to time, as amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof and of this Agreement.
“Subagent” shall have the meaning provided in Section 12.2.
“Subsidiary” of any Person shall mean and include (cccccccccccc) any corporation more than 50% of whose Equity Interests of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time Equity Interests of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (dddddddddddd) any limited liability company, partnership, association, joint venture or other entity of which such Person directly or indirectly through Subsidiaries has more than a 50% equity interest at the time. Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of the Borrower.
“Subsidiary Guarantor” shall mean each Subsidiary that is a Guarantor.
“Subsidiary Redesignation” shall have the meaning provided in the definition of “Unrestricted Subsidiary” contained in this Section 1.1.
“Successor Borrower” shall have the meaning provided in Section 10.3(a).
“Supported QFC” has the meaning assigned to it in Section 13.25.
“Swap Obligation” shall mean, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Swap Termination Value” shall mean, in respect of any one or more Hedge Transactions, after taking into account the effect of any legally enforceable netting agreement relating to such Hedge Transactions, (eeeeeeeeeeee) for any date on or after the date such Hedge Transactions have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (ffffffffffff) for any date prior to the date referenced in clause 0, the amount(s) determined as the mark-to-market value(s) for such Hedge Transactions, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedge Transactions (which may include a Lender or any Affiliate of a Lender).
“Swingline Commitment” shall mean the obligation of the Swingline Lender to make Swingline Loans pursuant to Section 2.1 in an aggregate principal amount at any one time outstanding not to exceed $10,000,000.
“Swingline Exposure” shall mean at any time the aggregate principal amount at such time of all outstanding Swingline Loans. The Swingline Exposure of any Lender at any time shall equal the sum of (gggggggggggg) its Commitment Percentage of the aggregate principal amount of all Swingline Loans outstanding at such time (excluding, in the case of any Lender that is a Swingline Lender, Swingline Loans made by it that are outstanding at such time to the extent that the other Lenders shall not have funded their participations in such Swingline Loans), adjusted to give effect to any reallocation under Section 2.15 of the Swingline Exposure of Defaulting Lenders in effect at such time, and (hhhhhhhhhhhh) in the case of any Lender that is a Swingline Lender, the aggregate principal amount of all Swingline Loans made by such Lender outstanding at such time, less the amount of participations funded by the other Lenders in such Swingline Loans.
“Swingline Lender” shall mean JPMorgan Chase Bank, N.A., in its capacity as the lender of Swingline Loans hereunder.
“Swingline Loan” shall have the meaning provided in Section 2.1(b). All Swingline Loans shall be denominated in Dollars.
“Swingline Maturity Date” shall mean, with respect to any Swingline Loan, the date that is five (5) Business Days prior to the Maturity Date.
“Taxes” shall mean any and all present or future taxes, duties, levies, imposts, assessments, deductions, withholdings or other similar charges imposed by any Governmental Authority whether computed on a separate, consolidated, unitary, combined or other basis and any interest, fines, penalties or additions to tax with respect to the foregoing.
“Tenth Amendment” shall mean that certain Tenth Amendment to Credit Agreement dated as of January 13, 2024, by and among Holdings, the Borrower, each other Credit Party, the Administrative Agent, and the Lenders party thereto.
“Tenth Amendment Effective Date” shall mean the first date on which all conditions precedent to the effectiveness of the Tenth Amendment shall have been satisfied.
“Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate, other than pursuant to clause 0 of the definition of “Alternate Base Rate”.
“Termination Date” shall mean the earlier to occur of (iiiiiiiiiiii) the Maturity Date and (jjjjjjjjjjjj) the date on which the Total Commitment shall have terminated (whether by acceleration or otherwise).
“Term SOFR Determination Day” has the meaning assigned to it under the definition of Term SOFR Reference Rate.
“Term SOFR Rate” means, with respect to any Term Benchmark Borrowing and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.
“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.
“Test Period” shall mean, as of any date of determination, the four consecutive fiscal quarters of the Borrower then last ended and for which Section 9.1 Financials have been delivered to the Administrative Agent.
“Third Amendment” means the Third Amendment to Credit Agreement and Borrowing Base Redetermination Agreement, dated as of June 19, 2020, among Holdings, the Borrower, the Administrative Agent and the other Persons party thereto.
“Third Amendment Effective Date” means the “Effective Date” as defined in the Third Amendment.
“Total Assets” shall mean, as of any date of determination with respect to any Person, the amount that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on a balance sheet of such Person at such date.
“Total Commitment” shall mean, at any time, the sum of the Commitments of the Lenders at such time. The Total Commitment as of the Ninth Amendment Implementation Date is $965,000,000.
“Total Exposure” shall mean, with respect to any Lender at any time, the sum of (kkkkkkkkkkkk) the aggregate principal amount of the Loans of such Lender then outstanding, (llllllllllll) such Lender’s Letter of Credit Exposure at such time and (mmmmmmmmmmmm) such Lender’s Swingline Exposure at such time.
“Transaction Expenses” shall mean any fees or expenses incurred or paid by the Borrower or any of its Subsidiaries or any of their Affiliates (including the Co-Investors) in connection with the Transactions, this Agreement and the other Credit Documents, the Transaction Agreement, the 2018 Junior Lien Notes, and the transactions contemplated hereby and thereby.
“Transaction Agreement” shall have the meaning provided in the recitals to this Agreement.
“Transactions” shall have the meaning provided in the recitals to this Agreement.
“Transferee” shall have the meaning provided in Section 13.6(e).
“Type” when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted Term SOFR Rate, the Alternate Base Rate or the Adjusted Daily Simple SOFR.
“UCC” shall mean the Uniform Commercial Code of the State of New York or of any other state the laws of which are required to be applied in connection with the perfection of security interests in any Collateral.
“UK Financial Institutions” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Unfunded Current Liability” of any Plan shall mean the amount, if any, by which the Accumulated Benefit Obligation (as defined under Statement of Financial Accounting Standards No. 87 (“SFAS 87”)) under the Plan as of the close of its most recent plan year, determined in accordance with SFAS 87 as in effect on the date hereof, exceeds the Fair Market Value of the assets allocable thereto.
“Uniform Customs” shall mean, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits as approved by the International Chamber of Commerce, commencing on July 1, 2007 (or such later version thereof as may be in effect at the time of issuance).
“Unpaid Drawing” shall have the meaning provided in Section 3.4(a).
“Unrestricted Cash” shall mean cash or cash equivalents of the Borrower or any of its Restricted Subsidiaries that would not appear as “restricted” on a consolidated balance sheet of the Borrower or any of its Restricted Subsidiaries.
“Unrestricted Subsidiary” shall mean (nnnnnnnnnnnn) any Subsidiary of the Borrower that is formed or acquired after the Closing Date if, at such time or promptly thereafter, the Borrower designates such Subsidiary as an “Unrestricted Subsidiary” in a written notice to the Administrative Agent, (oooooooooooo) any Restricted Subsidiary designated as an Unrestricted Subsidiary by the Borrower in a written notice to the Administrative Agent; provided that in the case of each of 0 and 0, (i) such designation shall be deemed to be an Investment (or reduction in an outstanding Investment, in the case of a designation of an Unrestricted Subsidiary as a Restricted Subsidiary) on the date of such designation in an amount equal to the Fair Market Value of the Borrower’s investment therein on such date and such designation shall be permitted only to the extent such Investment is permitted under Section 10.5 on the date of such designation, (ii) in the case of clause 0, such designation shall be deemed to be a Disposition pursuant to which the provisions of Section 2.14(g) will apply to the extent contemplated thereby and (iii) no Default or Event of Default would result from such designation immediately after giving effect thereto and (pppppppppppp) each Subsidiary of an Unrestricted Subsidiary. No Subsidiary may be designated as an Unrestricted Subsidiary if, after such designation, it would be a “Restricted Subsidiary” for the purpose of the Junior Lien Notes, the EnVen Notes, any QuarterNorth Acquisition Debt, any Permitted Incremental Junior Lien Debt, any Permitted Additional Debt or any Permitted Refinancing Indebtedness in respect of any of the foregoing. The Borrower may, by written notice to the Administrative Agent, re- designate any Unrestricted Subsidiary as a Restricted Subsidiary (each, a “Subsidiary Redesignation”), and thereafter, such Subsidiary shall no longer constitute an Unrestricted Subsidiary, but only if (A) to the extent such Subsidiary has outstanding Indebtedness on the date of such designation, immediately after giving effect to such designation, the Borrower shall be in Pro Forma Compliance and (B) no Default or Event of Default would result from such Subsidiary Redesignation.
“U.S. Government Securities Business Day” means any day except for (qqqqqqqqqqqq) a Saturday, (rrrrrrrrrrrr) a Sunday or (ssssssssssss) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Lender” shall mean any Lender other than a Non-U.S. Lender.

“U.S. Special Resolution Regime” has the meaning assigned to it in Section 13.25.
“Utilization Percentage” shall mean, as of any day, the fraction expressed as a percentage, the numerator of which is the sum of the aggregate Total Exposures of all Lenders on such day, and the denominator of which is the Loan Limit in effect on such day.
“Volumetric Production Payments” shall mean production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.
“Voting Stock” shall mean, with respect to any Person, such Person’s Equity Interests having the right to vote for the election of directors of such Person under ordinary circumstances.
“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing: (tttttttttttt) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (uuuuuuuuuuuu) the then outstanding principal amount of such Indebtedness.
“Whitney Term Loan Documents” shall mean (vvvvvvvvvvvv) that certain Commercial Business Loan Agreement for Term Loan, dated November 20, 2015, between Whitney Bank and Stone Energy Corporation, (wwwwwwwwwwww) that certain Commercial Note, dated November 20, 2015 by Stone Energy Corporation in favor of Whitney Bank, (xxxxxxxxxxxx) that certain Multiple Indebtedness Mortgage, Pledge of Leases and Rents and Security Agreement by Stone Energy Corporation and (yyyyyyyyyyyy) any other documents, instruments, or similar agreements entered into in connection with any of the foregoing.
“Wholly owned Subsidiary” of any person shall mean a subsidiary of such person, all of the Equity Interests of which (other than directors’ qualifying shares or nominee or other similar shares required pursuant to applicable law) are owned by such person or another Wholly owned Subsidiary of such person.
“Write-Down and Conversion Powers” means, (zzzzzzzzzzzz) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (aaaaaaaaaaaaa) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
1.2
Other Interpretive Provisions. With reference to this Agreement and each other Credit Document, unless otherwise specified herein or in such other Credit Document:
(a)
The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)
The words “herein”, “hereto”, “hereof” and “hereunder” and words of similar import when used in any Credit Document shall refer to such Credit Document as a whole and not to any particular provision thereof.
(c)
Article, Section, Exhibit and Schedule references are to the Credit Document in which such reference appears.
(d)
The term “including” is by way of example and not limitation.
(e)
The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.
(f)
In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including”.
(g)
Section headings herein and in the other Credit Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Credit Document.
(h)
Any reference to any Person shall be constructed to include such Person’s successors or assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all of the functions thereof.
(i)
Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.
(j)
The word “will” shall be construed to have the same meaning as the word “shall”.
(k)
The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
1.3
Accounting Terms. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied in a manner consistent with that used in preparing the Section 9.1 Financials, except as otherwise specifically prescribed herein; provided, however, that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to (a) any election under Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value”, as defined therein and (b)

any treatment of Indebtedness under Accounting Standards Codification 470-20 or 2015-03 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof. Notwithstanding anything to the contrary contained in Section 1.3 or in the definition of “Capital Lease Obligations,” any change in accounting for leases pursuant to GAAP resulting from the adoption of Financial Accounting Standards Board Accounting Standards Update No. 2016-02, Leases (Topic 842) (“FAS 842”), to the extent such adoption would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on December 31, 2015, such lease shall not be considered a capital lease, and all calculations and deliverables under this Agreement or any other Credit Document shall be made or delivered, as applicable, in accordance therewith.
1.4
Rounding. Any financial ratios required to be maintained or complied with by the Borrower pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
1.5
References to Agreements, Laws, Etc. Unless otherwise expressly provided herein, (a) references to organizational documents, agreements (including the Credit Documents) and other Contractual Requirements shall be deemed to include all subsequent amendments, restatements, amendment and restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, amendment and restatements, extensions, supplements and other modifications are permitted by any Credit Document and (b) references to any Requirement of Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Requirement of Law.
1.6
Times of Day. Unless otherwise specified, all references herein to times of day shall be references to New York City (daylight saving or standard, as applicable).
1.7
1.7 Timing of Payment or Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in Section 2.9) or performance shall extend to the immediately succeeding Business Day.
1.8
Currency Equivalents Generally.
(a)
For purposes of any determination under Section 9, Section 10 (other than Section 10.11) or Section 11 or any determination under any other provision of this Agreement requiring the use of a current exchange rate, all amounts incurred, outstanding or proposed to be incurred or outstanding in currencies other than Dollars shall be translated into Dollars at the Exchange Rate then in effect on the date of such determination; provided, however, that (w) the Administrative Agent shall determine the Exchange Rate as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Alternate Currency Letters of Credit. Such Exchange Rate shall become effective as of such Revaluation Date and shall be the Exchange Rate employed in converting any amounts between Dollars and each Alternate Currency until the next Revaluation Date to occur, (x) for purposes of determining compliance with Section 10 with respect to the amount of any Indebtedness, Investment, Disposition, Restricted Payment or payment under Section 10.7 in a currency other than Dollars, no Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Indebtedness or Investment is incurred or Disposition, Restricted Payment or payment under Section 10.7 is made, (y) for purposes of determining compliance with any Dollar-denominated restriction on the incurrence of Indebtedness, if such Indebtedness is incurred to Refinance other Indebtedness denominated in a foreign currency, and such Refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such Refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinanced Indebtedness does not exceed the principal amount of such Indebtedness being Refinanced and (z) for the avoidance of doubt, the foregoing provisions of this Section 1.8 shall otherwise apply to such Sections, including with respect to determining whether any Indebtedness or Investment may be incurred or Disposition, Restricted Payment or payment under Section 10.7 may be made at any time under such Sections. For purposes of Section 10.11, amounts in currencies other than Dollars shall be translated into Dollars at the applicable exchange rates used in preparing the most recently delivered financial statements pursuant to Section 9.1(a) or (b).
(b)
Wherever in this Agreement in connection with an Alternate Currency Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, such amount shall be the Dollar Equivalent of such Dollar amount (rounded to the nearest unit of such Alternate Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent.
(c)
Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify with the Borrower’s consent (such consent not to be unreasonably withheld) to appropriately reflect a change in currency of any country and any relevant market conventions or practices relating to such change in currency.
1.9
Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a “Term Benchmark Loan” or an “RFR Loan”). Borrowings also may be classified and referred to by Type (e.g., a “Term Benchmark Borrowing” or an “RFR Borrowing”).
1.10
Interest Rates; Benchmark Notification. The interest rate on a Loan denominated in dollars may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 2.18(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

1.11
Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit available to be drawn at such time; provided that with respect to any Letter of Credit that, by its terms, provides for one or more automatic increases in the available amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum amount is available to be drawn at such time.
1.12
Divisions. For all purposes under the Credit Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.
Section 2.
Amount and Terms of Credit
2.1
Commitments.
(a)
(i) Subject to and upon the terms and conditions herein set forth, each Lender severally, but not jointly, agrees to make a loan or loans denominated in Dollars (each a “Loan” and, collectively, the “Loans”) to the Borrower, which Loans (A) shall be made at any time and from time to time on and after the Closing Date and prior to the Termination Date, (B) may, at the option of the Borrower, be incurred and maintained as, and/or converted into, ABR Loans , Term Benchmark Loans or RFR Loans; provided that all Loans made by each of the Lenders pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Loans of the same Type, (C) may be repaid and reborrowed in accordance with the provisions hereof, (D) shall not, for any Lender at any time, after giving effect thereto and to the application of the proceeds thereof, result in such Lender’s Total Exposure at such time exceeding such Lender’s Commitment Percentage at such time of the Loan Limit and (E) shall not, after giving effect thereto and to the application of the proceeds thereof, result in the aggregate amount of all Lenders’ Total Exposures at such time exceeding the Loan Limit.
(ii)
Each Lender may at its option make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan, provided that (A) any exercise of such option shall not affect the obligation of the Borrower to repay such Loan and (B) in exercising such option, such Lender shall use its reasonable efforts to minimize any increased costs to the Borrower resulting therefrom (which obligation of the Lender shall not require it to take, or refrain from taking, actions that it determines would result in increased costs for which it will not be compensated hereunder or that it determines would be otherwise disadvantageous to it and in the event of such request for costs for which compensation is provided under this Agreement, the provisions of Section 2.10 shall apply).
(b)
Subject to and upon the terms and conditions herein set forth, the Swingline Lender in its individual capacity agrees, at any time and from time to time on and after the Closing Date and prior to the Swingline Maturity Date, to make a loan or loans (each a “Swingline Loan” and, collectively, the “Swingline Loans”) to the Borrower in Dollars, which Swingline Loans (i) shall be ABR Loans, (ii) shall have the benefit of the provisions of Section 2.1(c), (iii) shall not exceed at any time outstanding the Swingline Commitment, (iv) shall not, after giving effect thereto and to the application of the proceeds thereof, result at any time in the aggregate amount of the Lenders’ Total Exposure at such time exceeding the Total Commitment then in effect and (v) may be repaid and reborrowed in accordance with the provisions hereof. Each outstanding Swingline

Loan shall be repaid in full on the earlier of (A) 15 Business Days after such Swingline Loan is initially borrowed and (B) the Swingline Maturity Date. The Swingline Lender shall not make any Swingline Loan after receiving a written notice from the Borrower, the Administrative Agent or any Lender stating that an Event of Default exists and is continuing until such time as the Swingline Lender shall have received written notice of (1) rescission of all such notices from the party or parties originally delivering such notice or (2) the waiver of such Event of Default in accordance with the provisions of Section 13.1.
(c)
On any Business Day, the Swingline Lender may, in its sole discretion, give notice to each Lender that all then-outstanding Swingline Loans shall be funded with a Borrowing of Loans, in which case Loans constituting ABR Loans (each such Borrowing, a “Mandatory Borrowing”) shall be made on the immediately succeeding Business Day by each Lender pro rata based on each Lender’s Commitment Percentage, and the proceeds thereof shall be applied directly to the Swingline Lender to repay the Swingline Lender for such outstanding Swingline Loans. Each Lender hereby irrevocably agrees to make such Loans upon one Business Days’ notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified to it in writing by the Swingline Lender notwithstanding (i) that the amount of the Mandatory Borrowing may not comply with the minimum amount for each Borrowing specified in Section 2.2, (ii) whether any conditions specified in Section 7 are then satisfied, (iii) whether a Default or an Event of Default has occurred and is continuing, (iv) the date of such Mandatory Borrowing or (v) any reduction in the Total Commitment after any such Swingline Loans were made. In the event that, in the sole judgment of the Swingline Lender, any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including as a result of the commencement of a proceeding under the Bankruptcy Code in respect of the Borrower), each Lender hereby agrees that it shall forthwith purchase from the Swingline Lender (without recourse or warranty) such participation of the outstanding Swingline Loans as shall be necessary to cause the Lenders to share in such Swingline Loans ratably based upon their respective Commitment Percentages; provided that all principal and interest payable on such Swingline Loans shall be for the account of the Swingline Lender until the date the respective participation is purchased and, to the extent attributable to the purchased participation, shall be payable to such Lender purchasing same from and after such date of purchase.
2.2
Minimum Amount of Each Borrowing; Maximum Number of Borrowings. The aggregate principal amount of each Borrowing shall be in a minimum amount of at least the Minimum Borrowing Amount for such Type of Loans and in a multiple of $100,000 in excess thereof and Swingline Loans shall be in a minimum amount of $100,000 and in a multiple of $10,000 in excess thereof (except that Mandatory Borrowings shall be made in the amounts required by Section 2.1(c) and Loans to reimburse the applicable Issuing Bank with respect to any Unpaid Drawing shall be made in the amounts required by Section 3.3 or Section 3.4, as applicable). More than one Borrowing may be incurred on any date; provided, that at no time shall there be outstanding more than ten Borrowings of Term Benchmark Loans or RFR Loans under this Agreement.
2.3
Notice of Borrowing.
(a)
Whenever the Borrower desires to incur Loans (other than Swingline Loans, Mandatory Borrowings or borrowings to repay Unpaid Drawings), the Borrower shall give the Administrative Agent at the Administrative Agent’s Office, (i) prior to 1:00 p.m. (New York City time) at least three (3) U.S. Government Securities Business Days’ prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Loans if such Loans are to be initially Term Benchmark Loans, (ii) prior to 1:00 p.m. (New York City time) at least five (5) U.S. Government Securities Business Days’ prior written notice in the case of a Borrowing of Loans if such Loans are to be initially RFR Loans and (iii) written notice (or telephonic notice promptly confirmed in writing) prior to 12:00 p.m. (New York City time) on the date of each Borrowing of Loans that are to be ABR Loans. Such notice (together with each notice of a Borrowing of Swingline Loans pursuant to

Section 2.3(b), a “Notice of Borrowing”) shall specify (A) the aggregate principal amount of the Loans to be made pursuant to such Borrowing, (B) the date of the Borrowing (which shall be a Business Day) and (C) whether the respective Borrowing shall consist of ABR Loans, Term Benchmark Loans, and/or RFR Loans (if no election as to the Type of Borrowing is specified, the Borrower shall be deemed to have requested an ABR Borrowing) and, if Term Benchmark Loans, the Interest Period to be initially applicable thereto (provided that if no Interest Period is selected, the Borrower shall be deemed to have selected an Interest Period of one month’s duration). The Administrative Agent shall promptly give each Lender written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing of Loans, of such Lender’s Commitment Percentage thereof and of the other matters covered by the related Notice of Borrowing.
(b)
Whenever the Borrower desires to incur Swingline Loans hereunder, it shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Swingline Loans prior to 1:00 p.m. (New York City time) on the date of such Borrowing. Each such notice shall specify (i) the aggregate principal amount of the Swingline Loans to be made pursuant to such Borrowing and (ii) the date of Borrowing (which shall be a Business Day). The Administrative Agent shall promptly give the Swingline Lender written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing of Swingline Loans and of the other matters covered by the related Notice of Borrowing.
(c)
Mandatory Borrowings shall be made upon the notice specified in Section 2.1(c), with the Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of Mandatory Borrowings as set forth in such Section.
(d)
Borrowings to reimburse Unpaid Drawings shall be made upon the notice specified in Section 3.4(a).
(e)
Without in any way limiting the obligation of the Borrower to confirm in writing any notice it may give hereunder by telephone, the Administrative Agent may act prior to receipt of written confirmation without liability upon the basis of such telephonic notice believed by the Administrative Agent in good faith to be from an Authorized Officer of the Borrower.
2.4
Disbursement of Funds.
(a)
No later than 2:00 p.m. (New York City time) on the date specified in each Notice of Borrowing (including Mandatory Borrowings), each Lender will make available its pro rata portion of each Borrowing requested to be made on such date in the manner provided below; provided that on the Closing Date, such funds shall be made available by 10:00 a.m. (New York City time) or such earlier time as may be agreed among the Lenders, the Borrower and the Administrative Agent for the purpose of consummating the Transactions; provided, further, that all Swingline Loans shall be made available in the full amount thereof by the Swingline Lender no later than 3:30 p.m. (New York City time) on the date requested.
(b)
Each Lender shall make available all amounts it is to fund to the Borrower under any Borrowing in immediately available funds to the Administrative Agent at the Administrative Agent’s Office in Dollars, and the Administrative Agent will (except in the case of Mandatory Borrowings and Borrowings to repay Unpaid Drawings) make available to the Borrower, by depositing or wiring to an account as designated by the Borrower in the Borrowing Notice to the Administrative Agent the aggregate of the amounts so made available in Dollars. Unless the Administrative Agent shall have been notified by any Lender prior to the date of any such Borrowing (or, with respect to an ABR Loan, the date of such Borrowing prior to 1:00 p.m. (New York City time)) that such Lender does not intend to make available to the Administrative Agent its portion of the Borrowing or Borrowings to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender and the Administrative Agent has made available such amount to the Borrower, the Administrative Agent shall be entitled to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent in Dollars. The Administrative Agent shall also be entitled to recover from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if paid by such Lender, the Overnight Rate or (ii) if paid by the Borrower, the then-applicable rate of interest or fees, calculated in accordance with Section 2.8, for the respective Loans.
(c)
Nothing in this Section 2.4 shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights that the Borrower may have against any Lender as a result of any default by such Lender hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to fulfill its commitments hereunder).
2.5
Repayment of Loans; Evidence of Debt.
(a)
The Borrower hereby promises to pay to the Administrative Agent, for the benefit of the applicable Lenders, (i) on the Maturity Date, the then outstanding Loans, (ii) [intentionally omitted] and (iii) on the Swingline Maturity Date, the then outstanding Swingline Loans.
(b)
Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to the appropriate lending office of such Lender resulting from each Loan made by such lending office from time to time, including the amounts of principal and interest payable and paid to such lending office from time to time under this Agreement.
(c)
The Administrative Agent, on behalf of the Borrower, shall maintain the Register pursuant to Section 13.6(b), and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount of each Loan made hereunder (whether such Loan is a Swingline Loan), the Type of each Loan made and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender or the Swingline Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof.
(d)
The entries made in the Register and accounts and subaccounts maintained pursuant to clauses (b) and (c) of this Section 2.5 shall, to the extent permitted by applicable Requirements of Law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.
(e)
Any Lender may request that Loans made by it be evidenced by a promissory note substantially in the form of Exhibit H-1 hereto. In such event, the Borrower shall execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns). Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 13.6) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).
2.6
Conversions and Continuations.
(a)
Subject to the penultimate sentence of this clause (a), (i) the Borrower shall have the option on any Business Day to convert all or a portion equal to at least the Minimum Borrowing Amount (and in multiples of $100,000 in excess thereof) of the outstanding principal amount of Loans of one Type into a Borrowing or Borrowings of another Type and (ii) the Borrower shall have the option on any Business Day to continue the outstanding principal amount of any Term Benchmark Loans as Term Benchmark Loans for an additional Interest Period; provided that (A) no partial conversion of Term Benchmark Loans shall reduce the outstanding principal amount of Term Benchmark Loans made pursuant to a single Borrowing to less than the Minimum Borrowing Amount, (B) ABR Loans may not be converted into Term Benchmark Loans if an Event of Default is in existence on the date of the conversion and the Administrative Agent has or the Majority Lenders have determined in its or their sole discretion not to permit such conversion, (C) Term Benchmark Loans may not be continued as Term Benchmark Loans for an additional Interest Period if an Event of Default is in existence on the date of the proposed continuation and the Administrative Agent has or the Majority Lenders have determined in its or their sole discretion not to permit such continuation, (D) RFR Loans may not be continued as RFR Loans if an Event of Default is in existence on the Interest Payment Date applicable to such RFR Loan and the Administrative Agent has or the Majority Lenders have determined in its or their sole discretion not to permit such continuation and (E) Borrowings resulting from conversions pursuant to this Section 2.6 shall be limited in number as provided in Section 2.2. Each such conversion or continuation shall be effected by the Borrower by giving the Administrative Agent at the Administrative Agent’s Office prior to 1:00 p.m. (New York City time) (1) at least three Business Days’, in the case of a continuation of or conversion to Term Benchmark Loans, (2) at least five Business Days’ in the case of a continuation of or conversion to RFR Loans, or (3) on the date of conversion, in the case of a conversion into ABR Loans, prior written notice (or telephonic notice promptly confirmed in writing) substantially in the form attached hereto as Exhibit L (each, a “Notice of Conversion or Continuation”) specifying the Loans to be so converted or continued, the Type of Loans to be converted into or continued and, if such Loans are to be converted into or continued as Term Benchmark Loans or an RFR Borrowing, the Interest Period to be initially applicable thereto (if no Interest Period is selected, the Borrower shall be deemed to have selected an Interest Period of one month’s duration). The Administrative Agent shall give each applicable Lender notice as promptly as practicable of any such proposed conversion or continuation affecting any of its Loans.
(b)
If upon the expiration of any Interest Period in respect of Term Benchmark Loans, the Borrower has failed to elect a new Interest Period to be applicable thereto as provided in clause (a) of this Section 2.6 above, the Borrower shall be deemed to have elected an Interest Period of one month, effective as of the expiration date of such current Interest Period. Notwithstanding any contrary provision hereof, if any Event of Default is in existence at the time of any proposed continuation of any Term Benchmark Loans or RFR Loans and the Administrative Agent has or the Majority Lenders have determined in its or their sole discretion not to permit such continuation, such Term Benchmark Loans shall be automatically converted on the last day of the current Interest Period and RFR Loans shall be automatically converted on the applicable Interest Payment Date, in either case, so long as the Event of Default is continuing on such date, into ABR Loans.
2.7
Pro Rata Borrowings. Each Borrowing of Loans under this Agreement shall be made by the Lenders pro rata on the basis of their then applicable Commitment Percentages. It is understood that (a) no Lender shall be responsible for any default by any other Lender in its obligation to make Loans hereunder and that each

Lender severally but not jointly shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fulfill its commitments hereunder and (b) failure by a Lender to perform any of its obligations under any of the Credit Documents shall not release any Person from performance of its obligation under any Credit Document.
2.8
Interest.
(a)
The unpaid principal amount of each ABR Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) at a rate per annum that shall at all times be the Applicable Margin plus the Alternate Base Rate, in each case, in effect from time to time.
(b)
The unpaid principal amount of each Term Benchmark Loan shall bear interest from the date of the Borrowing thereof until maturity thereof (whether by acceleration or otherwise) at a rate per annum that shall at all times be the Applicable Margin plus the Adjusted Term SOFR Rate, in each case, in effect from time to time.
(c)
The unpaid principal amount of each RFR Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) at a rate per annum that shall at all times be the Applicable Margin plus the Adjusted Daily Simple SOFR rate, in each case, in effect from time to time.
(d)
If all or a portion of (i) the principal amount of any Loan or (ii) any interest payable thereon shall not be paid when due (whether at stated maturity, by acceleration including as a result of the occurrence of an Event of Default of the type specified in Section 11.5, or otherwise), such overdue amount shall bear interest at a rate per annum that is (the “Default Rate”) (A) in the case of overdue principal, the rate that would otherwise be applicable thereto plus 2% or (B) in the case of any overdue interest, to the extent permitted by applicable Requirements of Law, the rate described in Section 2.8(a) plus 2% from the date of such non-payment to the date on which such amount is paid in full (after as well as before judgment).
(e)
Interest on each Loan shall accrue from and including the date of any Borrowing to but excluding the date of any repayment thereof and shall be payable in Dollars; provided that any Loan that is repaid on the same date on which it is made shall bear interest for one day. Except as provided below, interest on each Loan shall be payable in arrears on each Interest Payment Date, on the date of any prepayment (on the amount prepaid), and after maturity, on demand.
(f)
All computations of interest hereunder shall be made in accordance with Section 5.5.
(g)
The Administrative Agent, upon determining the interest rate for any Borrowing of Term Benchmark Loans, shall promptly notify the Borrower and the relevant Lenders thereof. Each such determination shall, absent clearly demonstrable error, be final and conclusive and binding on all parties hereto.
2.9
Interest Periods. At the time the Borrower gives a Notice of Borrowing or Notice of Conversion or Continuation in respect of the making of, or conversion into or continuation as, a Borrowing of Term Benchmark Loans in accordance with Section 2.6(a), the Borrower shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of the Interest Period applicable to such Borrowing, which Interest Period shall, at the option of the Borrower be (i) a one-, three- or six-month period requested by the Borrower.

Notwithstanding anything to the contrary contained above:

(a)
the initial Interest Period for any Borrowing of Term Benchmark Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of ABR Loans) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;
(b)
if any Interest Period relating to a Borrowing of Term Benchmark Loans begins on the last Business Day of a calendar month or begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period;
(c)
if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that, if any Interest Period in respect of a Term Benchmark Loan would otherwise expire on a day that is not a Business Day, but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day; and
(d)
the Borrower shall not be entitled to elect any Interest Period in respect of any Term Benchmark Loan if such Interest Period would extend beyond the Maturity Date.
2.10
Increased Costs.
(a)
If any Change in Law shall:
(i)
impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender or Issuing Bank;
(ii)
impose on any Lender or Issuing Bank or the applicable offshore interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; or
(iii)
subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clause (ii) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, continuing, converting or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender, such Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender, such Issuing Bank or such other Recipient hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender, such Issuing Bank or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, such Issuing Bank or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b)
If any Lender or Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company for any such reduction suffered.
(c)
A certificate of a Lender or Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.
(d)
Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.
2.11
Compensation.
(a)
With respect to Loans that are not RFR Loans, if (i) any payment of principal of any Term Benchmark Loan is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Term Benchmark Loan as a result of a payment or conversion pursuant to Section 2.5, 2.6, 2.10, 2.18, 5.1, 5.2 or 13.7, as a result of acceleration of the maturity of the Loans pursuant to Section 11 or for any other reason, (ii) any Borrowing of Term Benchmark Loans is not made on the date specified in a Notice of Borrowing, (iii) any ABR Loan is not converted into a Term Benchmark Loan on the date specified in a Notice of Conversion or Continuation, (iv) any Term Benchmark Loan is not continued as a Term Benchmark Loan on the date specified in a Notice of Conversion or Continuation, or (v) any prepayment of principal of any Term Benchmark Loan is not made as a result of a withdrawn notice of prepayment pursuant to Section 5.1 or 5.2, the Borrower shall after the Borrower’s receipt of a written request by such Lender (which request shall set forth in reasonable detail the basis for requesting such amount), pay to the Administrative Agent (within fifteen days after such request) for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that such Lender may reasonably incur as a result of such payment, failure to convert, failure to continue or failure to prepay, including any loss, cost or expense (excluding loss of anticipated profits) actually incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Term Benchmark Loan.
(b)
With respect to RFR Loans, in the event of (i) the payment of any principal of any RFR Loan other than on the Interest Payment Date applicable thereto (including as a result of an Event of Default or an optional or mandatory prepayment of Loans), (ii) the failure to borrow or prepay any RFR Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked hereunder and is revoked in accordance herewith) or (iii) the assignment of any RFR Loan other than on the Interest Payment Date applicable thereto as a result of a request by the Borrower, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.
2.12
Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.10, 3.5 or 5.4 with respect to such Lender, it will, if requested by the Borrower use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event; provided that such designation does not cause such Lender or its lending office to suffer any economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section. Nothing in this Section 2.12 shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in Section 2.10, 3.5 or 5.4.
2.13
Notice of Certain Costs. Notwithstanding anything in this Agreement to the contrary, to the extent any notice required by Section 2.10, 2.11, 3.5 or 5.4 is given by any Lender more than 180 days after such Lender has knowledge (or should have had knowledge) of the occurrence of the event giving rise to the additional cost, reduction in amounts, loss, tax or other additional amounts described in such Sections, such Lender shall not be entitled to compensation under Section 2.10, 2.11, 3.5 or 5.4, as the case may be, for any such amounts incurred or accruing prior to the 181st day prior to the giving of such notice to the Borrower; provided that if the circumstance giving rise to such claim is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
2.14
Borrowing Base.
(a)
Initial Borrowing Base. For the period from and including the Ninth Amendment Implementation Date to but excluding the first Redetermination Date thereafter, the amount of the Borrowing Base shall be $1,500,000,000. Notwithstanding the foregoing, the Borrowing Base amount may be subject to further adjustments from time to time pursuant to the Borrowing Base Adjustment Provisions.
(b)
Scheduled and Interim Redeterminations. The Borrowing Base shall be redetermined semi-annually in accordance with this Section 2.14 (a “Scheduled Redetermination”), and, subject to Section 2.14(d), such redetermined Borrowing Base shall become effective and applicable to the Borrower, the Administrative Agent, the Issuing Banks and the Lenders on or about June 1, 2018 and on or about each April 30th and October 31st of each year thereafter (or, in each case, as promptly as possible thereafter). In addition, at any time after the first Scheduled Redetermination date of June 1, 2018, each of the Borrower, by notifying the Administrative Agent thereof not more than one time between any two Scheduled Redeterminations, and the Administrative Agent, at its discretion or at the direction of the Required Lenders, by notifying the Borrower thereof, not more than one time between any two consecutive Scheduled Redeterminations, in each case, may elect to cause the Borrowing Base to be redetermined between Scheduled Redeterminations (an “Interim Redetermination”) in accordance with this Section 2.14; provided that the Required Lenders may also direct the Administrative Agent to initiate an Interim Redetermination in the event that the Hedging Condition is not satisfied (in which case, such Interim Redetermination shall not count as the one Interim Redetermination otherwise permitted to be initiated pursuant to this Section 2.14(b) by the Administrative Agent or the Required Lenders). In addition to, and not including and/or limited by the annual Interim Redeterminations allowed above, the Borrower may, by notifying the Administrative Agent thereof, at any time between Scheduled Redeterminations, request additional Interim Redeterminations of the Borrowing Base in the event it acquires Oil and Gas Properties with Proved Reserves that are to be Borrowing Base Properties having a PV-10 (calculated at the time of acquisition) in excess of 10% of the Borrowing Base in effect immediately prior to such acquisition.

(c)
Scheduled and Interim Redetermination Procedure.
(i)
Each Scheduled Redetermination and each Interim Redetermination shall be effectuated as follows: Upon receipt by the Administrative Agent of (A) the Reserve Report and the Reserve Report Certificate, and (B) such other reports, data and supplemental information, including the information provided pursuant to Section 9.14(c), as may, from time to time, be reasonably requested by the Required Lenders (the Reserve Report, such Reserve Report Certificate and such other reports, data and supplemental information being the “Engineering Reports”), the Administrative Agent shall evaluate the information contained in the Engineering Reports and shall in good faith propose a new Borrowing Base (the “Proposed Borrowing Base”) based upon such information and such other information (including the status of title information with respect to the Borrowing Base Properties as described in the Engineering Reports and the existence of any Hedge Transactions or any other Indebtedness) as the Administrative Agent deems appropriate in good faith in accordance with its usual and customary oil and gas lending criteria as they exist at the particular time (as determined by the Administrative Agent in its sole discretion).
(ii)
The Administrative Agent shall notify the Borrower and the Lenders of the Proposed Borrowing Base (the “Proposed Borrowing Base Notice”):
(A)
in the case of a Scheduled Redetermination, (1) if the Administrative Agent shall have received the Engineering Reports required to be delivered by the Borrower pursuant to Sections 9.14(a) and (c) in a timely manner, then on or before May 15, 2018 in the case of the first Scheduled Redetermination, and each April 15th and October 15th (commencing October 15, 2018) of such year following the date of delivery or (2) if the Administrative Agent shall not have received the Engineering Reports required to be delivered by the Borrower pursuant to Sections 9.14(a) and (c) in a timely manner, then promptly after the Administrative Agent has received complete Engineering Reports from the Borrower and has had a reasonable opportunity to determine the Proposed Borrowing Base in accordance with Section 2.14(c)(i); and
(B)
in the case of an Interim Redetermination, promptly, and in any event, within 15 days after the Administrative Agent has received the required Engineering Reports.
(iii)
Any Proposed Borrowing Base that would increase the Borrowing Base then in effect must be approved or deemed to have been approved by the Borrowing Base Required Lenders in good faith in accordance with their respective usual and customary oil and gas lending criteria as they exist at the particular time as provided in this Section 2.14(c)(iii) and any Proposed Borrowing Base that would decrease or maintain the Borrowing Base then in effect must be approved or be deemed to have been approved by Lenders constituting at least the Required Lenders in good faith in accordance with their respective usual and customary oil and gas lending criteria as they exist at the particular time as provided in this Section 2.14(c)(iii). Upon receipt of the Proposed Borrowing Base Notice, each Lender shall have 15 days to agree with the Proposed Borrowing Base or disagree with the Proposed Borrowing Base by proposing an alternate Borrowing Base. If at the end of such 15-day period, any Lender has not communicated its approval or disapproval in writing to the Administrative Agent, such silence shall be deemed to be an approval of the Proposed Borrowing Base. If, at the end of such 15-day period, the Borrowing

Base Required Lenders, in the case of a Proposed Borrowing Base that would increase the Borrowing Base then in effect, or the Required Lenders, in the case of a Proposed Borrowing Base that would decrease or maintain the Borrowing Base then in effect, have approved or deemed to have approved, as aforesaid, then the Proposed Borrowing Base shall become the new Borrowing Base, effective on the date specified in Section 2.14(d). If, however, at the end of such 15-day period, the Borrowing Base Required Lenders or the Required Lenders, as applicable, have not approved or deemed to have approved, as aforesaid, then the Administrative Agent shall promptly thereafter poll the Lenders to ascertain the highest Borrowing Base then acceptable to the Borrowing Base Required Lenders (in the case of any increase to the Borrowing Base) or a number of Lenders sufficient to constitute the Required Lenders (in any other case) and such amount shall become the new Borrowing Base, effective on the date specified in Section 2.14(d). It is expressly understood that the Administrative Agent and Lenders have no obligation to designate the Borrowing Base at any particular amount, except in the exercise of their discretion, whether in relation to the Total Commitment, or otherwise, and no Lender shall be required to increase its Commitment amount under this Agreement in connection with an increase in the Borrowing Base.
(d)
Effectiveness of a Redetermined Borrowing Base. Subject to Section 2.14(h), after a redetermined Borrowing Base is approved or is deemed to have been approved by the Borrowing Base Required Lenders or the Required Lenders, as applicable, pursuant to Section 2.14(c)(iii), the Administrative Agent shall promptly thereafter notify the Borrower and the Lenders of the amount of the redetermined Borrowing Base (the “New Borrowing Base Notice”), and such amount shall become the new Borrowing Base, effective and applicable to the Borrower, the Administrative Agent, the Issuing Banks and the Lenders:
(i)
in the case of a Scheduled Redetermination, on June 1, 2018, with respect to the first Scheduled Redetermination, and thereafter (A) if the Administrative Agent shall have received the Engineering Reports required to be delivered by the Borrower pursuant to Sections 9.14(a) and (c) in a timely and complete manner, or on the April 30th or October 31st, as applicable, following such notice, or (B) if the Administrative Agent shall not have received the Engineering Reports required to be delivered by the Borrower pursuant to Sections 9.14(a) and (c) in a timely and complete manner, then on the Business Day next succeeding delivery of such New Borrowing Base Notice; and
(ii)
in the case of an Interim Redetermination, on the Business Day next succeeding delivery of such New Borrowing Base Notice.

Subject to Section 2.14(h), such amount shall then become the Borrowing Base until the next Scheduled Redetermination Date, the next Interim Redetermination Date or the next adjustment to the Borrowing Base pursuant to the Borrowing Base Adjustment Provisions, whichever occurs first. Notwithstanding the foregoing, no Scheduled Redetermination or Interim Redetermination shall become effective until the New Borrowing Base Notice related thereto is received by the Borrower.

(e)
Reduction of Borrowing Base Upon Incurrence of Permitted Additional Debt. Upon the issuance or incurrence of any Permitted Incremental Junior Lien Debt or any Permitted Additional Debt (other than (x) any Permitted Incremental Junior Lien Debt or Permitted Additional Debt, in either case, incurred by the Borrower the proceeds of which are used by the Borrower to consummate the QuarterNorth Acquisition and to pay any fees, underwriting discounts, premiums and other costs and expenses incurred in connection with the foregoing, and (y) Indebtedness constituting Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness or previously incurred Permitted Incremental Junior Lien Debt or previously incurred Permitted

Additional Debt, but only to the extent that the aggregate principal amount of Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness does not result in an increase in the principal amount thereof above the principal amount originally incurred or issued up to the original principal amount of the Refinanced Indebtedness), the Borrowing Base then in effect shall be reduced by an amount equal to the product of 0.25 multiplied by the stated principal amount of such Indebtedness (without regard to any original issue discount plus an amount equal to the unpaid accrued interest and premium thereon plus other amounts paid and fees and expenses incurred in connection with such Refinancing plus an amount equal to any existing commitment unutilized and letters of credit undrawn thereunder), and the Borrowing Base as so reduced shall become the new Borrowing Base immediately upon the date of such issuance or incurrence, effective and applicable to the Borrower, the Administrative Agent, the Issuing Banks and the Lenders on such date until the next redetermination or modification thereof hereunder.
(f)
Reduction of Borrowing Base Upon Termination of Hedge Positions. If the Borrower or any Restricted Subsidiary shall terminate or create any off-setting positions in respect of any commodity hedge positions (whether evidenced by a floor, put or Hedge Transaction) upon which (i) the Lenders relied in determining the Borrowing Base and (ii) the Borrowing Base Value of such terminated and/or offsetting positions (after taking into account any other Hedge Transaction, entered into prior to or contemporaneously with the taking of such actions) exceeds 5% of the then-effective Borrowing Base (or, when aggregated with Dispositions of Oil and Gas Properties or Equity Interests in any Restricted Subsidiary or Minority Investment owning Oil and Gas Properties, 7.5% of the then-effective Borrowing Base), then, the Required Lenders shall have the right to adjust the Borrowing Base in an amount equal to the Borrowing Base Value, if any, attributable to such terminated or off-setting hedge positions in the calculation of the then-effective Borrowing Base and (if the Required Lenders in fact make any such adjustment) the Administrative Agent shall promptly notify the Borrower in writing of the Borrowing Base Value, if any, attributable to such hedge positions in the calculation of the then-effective Borrowing Base and upon receipt of such notice, the Borrowing Base shall be simultaneously reduced by such amount.
(g)
Reduction of Borrowing Base Upon Asset Dispositions. If (i) the Borrower or any of the other Credit Parties Disposes of Oil and Gas Properties or Disposes of any Equity Interests in any Restricted Subsidiary or Minority Investment owning Oil and Gas Properties and none of the foregoing Dispositions is a Scheduled Disposition, (ii) such Disposition described in clause (i) involves Borrowing Base Properties included in the most recently delivered Reserve Report and (iii) the aggregate Borrowing Base Value of all such Borrowing Base Properties Disposed of (except in connection with a Scheduled Disposition) since the later of (A) the last Scheduled Redetermination Date and (B) the last adjustment of the Borrowing Base made pursuant to this Section 2.14(g) exceeds 500 of the then-effective Borrowing Base (or, when aggregated with all terminations or creations of any off-setting positions in respect of any commodity hedge positions, 7.500 of the then-effective Borrowing Base), then, no later than two Business Days’ after the Administrative Agent has received the notice of the consummation of any such Disposition required to be delivered by the Borrower pursuant to Section 10.4(b), the Required Lenders shall have the right to adjust the Borrowing Base in an amount equal to the Borrowing Base Value, if any, attributable to such Disposed of Borrowing Base Properties in the calculation of the then-effective Borrowing Base and, if the Required Lenders in fact make any such adjustment, the Administrative Agent shall promptly notify the Borrower in writing of the Borrowing Base Value, if any, attributable to such Disposed of Borrowing Base Properties in the calculation of the then-effective Borrowing Base and upon receipt of such notice, the Borrowing Base shall be simultaneously reduced by such amount.
(h)
Borrower’s Right to Elect Reduced Borrowing Base. Within three Business Days of its receipt of a New Borrowing Base Notice, the Borrower may provide written notice to the Administrative Agent and the Lenders that specifies for the period from the effective date of the New Borrowing Base Notice until the next succeeding Scheduled Redetermination Date, the Borrowing Base will be a lesser amount than the amount set forth in such New Borrowing Base Notice, whereupon such specified lesser amount will become the new Borrowing Base. The Borrower’s notice under this Section 2.14(h) shall be irrevocable, but without prejudice to its rights to initiate Interim Redeterminations.
(i)
Administrative Agent Data. The Administrative Agent hereby agrees to provide, promptly, and in any event within three Business Days, following its receipt of a request by the Borrower, an updated Bank Price Deck. In addition, the Administrative Agent and the Lenders agree, upon request, to meet with the Borrower to discuss their evaluation of the reservoir engineering of the Oil and Gas Properties included in the Reserve Report and their respective methodologies for valuing such properties and the other factors considered in calculating the Borrowing Base.
2.15
Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(a)
Commitment Fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 4.1(a);
(b)
The Commitment and Total Exposure of such Defaulting Lender shall not be included in determining whether all Lenders, the Majority Lenders or the Required Lenders or Borrowing Base Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 13.1); provided that (i) any waiver, amendment or modification requiring the consent of all Lenders pursuant to Section 13.1 (other than Section 13.1(J)) or requiring the consent of each affected Lender pursuant to Section 13.1(A) or (I) shall require the consent of such Defaulting Lender (which for the avoidance of doubt would include any change to the Maturity Date applicable to such Defaulting Lender, decreasing or forgiving any principal or interest due to such Defaulting Lender, any decrease of any interest rate applicable to Loans made by such Defaulting Lender (other than the waiving of post-default interest rates) and any increase in such Defaulting Lender’s Commitment) and (ii) any redetermination, whether an increase, decrease or affirmation, of the Borrowing Base shall occur without the participation of a Defaulting Lender, but the Commitment (i.e., the Commitment Percentage of the Borrowing Base) of a Defaulting Lender may not be increased without the consent of such Defaulting Lender;
(c)
If any Swingline Exposure or Letter of Credit Exposure exists at the time a Lender becomes a Defaulting Lender, then all or any part of such Swingline Exposure and Letter of Credit Exposure of such Defaulting Lender will, subject to the limitation in the first proviso below, automatically be reallocated (effective on the day such Lender becomes a Defaulting Lender) among the Non-Defaulting Lenders pro rata in accordance with their respective Commitment Percentages; provided that (i) each Non-Defaulting Lender’s Total Exposure may not in any event exceed the Commitment Percentage of the Loan Limit of such Non-Defaulting Lender as in effect at the time of such reallocation and (ii) neither such reallocation nor any payment by a Non-Defaulting Lender pursuant thereto will constitute a waiver or release of any claim the Borrower, the Administrative Agent, the Issuing Banks or any other Lender may have against such Defaulting Lender or cause such Defaulting Lender to be a Non-Defaulting Lender, to the extent that all or any portion (the “unreallocated portion”) of the Defaulting Lender’s Swingline Exposure or Letter of Credit Exposure cannot, or can only partially, be so reallocated to Non-Defaulting Lenders, whether by reason of the first proviso in Section 2.15(c)(i) or otherwise, the Borrower shall within two Business Days following notice by the Administrative Agent (x) first, prepay such Swingline Exposure and (y) second, Cash Collateralize for the benefit of the applicable Issuing Bank only the Borrower’s obligations corresponding to such Defaulting Lender’s Letter of Credit Exposure (after giving effect to any partial reallocation pursuant to clause (i) above), in accordance with the procedures set forth in Section 3.8 for so long as such Letter of Credit Exposure is outstanding, if the Borrower Cash Collateralizes any portion of such Defaulting Lender’s Letter of Credit Exposure pursuant to this Section 2.15(c), the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 4.1(b) with respect to such Defaulting Lender’s Letter of Credit Exposure during the period such Defaulting Lender’s Letter of Credit Exposure is Cash Collateralized, if the Letter of Credit Exposure of the Non-Defaulting Lenders is reallocated pursuant to this Section 2.15(c), then the Letter of Credit Fees payable for the account of the Lenders pursuant to Section 4.1(b) shall be adjusted in accordance with such Non-Defaulting Lenders’ Commitment Percentages and the Borrower shall not be required to pay any Swingline Loan fees (if any) or Letter of Credit Fees to the Defaulting Lender pursuant to Section 4.1(b) with respect to such Defaulting Lender’s Letter of Credit Exposure during the period that such Defaulting Lender’s Letter of Credit Exposure is reallocated, or if any Defaulting Lender’s Letter of Credit Exposure is neither Cash Collateralized nor reallocated pursuant to this Section 2.15(c), then, without prejudice to any rights or remedies of any Issuing Bank or any Lender hereunder, all Letter of Credit Fees payable under Section 4.1(b) with respect to such Defaulting Lender’s Letter of Credit Exposure shall be payable to such Issuing Bank until such Letter of Credit Exposure is Cash Collateralized and/or reallocated;
(d)
So long as any Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and no Issuing Bank will be required to issue any new Letter of Credit or amend any outstanding Letter of Credit to increase the Stated Amount thereof, alter the drawing terms thereunder or extend the expiry date thereof, unless each Issuing Bank is reasonably satisfied that any exposure that would result from the exposure to such Defaulting Lender is eliminated or fully covered by the Commitments of the Non-Defaulting Lenders or by Cash Collateralization or a combination thereof in accordance with clause (c) above or otherwise in a manner reasonably satisfactory to such Issuing Bank, and participating interests in any such newly issued or increased Letter of Credit or newly made Swingline Loan shall be allocated among Non-Defaulting Lenders in a manner consistent with Section 2.15(c)(i) (and Defaulting Lenders shall not participate therein); and
(e)
If the Borrower, the Administrative Agent, the Swingline Lender and each Issuing Bank agree in writing in their discretion that a Lender that is a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon, as of the effective date specified in such notice and subject to any conditions set forth therein, such Lender will cease to be a Defaulting Lender and will be a Non-Defaulting Lender and any applicable Cash Collateral shall be promptly returned to the Borrower and any Letter of Credit Exposure of such Lender reallocated pursuant to Section 2.15(c) shall be reallocated back to such Lender; provided that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.
(f)
Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 11 or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 13.8), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to each Issuing Bank and the Swingline Lender hereunder; third, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fourth, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; fifth, to the payment of any amounts owing to the Lenders, each Issuing Bank or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, such Issuing Bank or the Swingline Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; sixth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and seventh, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a payment of the principal amount of any Loans or Unpaid Drawings, such payment shall be applied solely to pay the relevant Loans of, and Unpaid Drawings owed to, the relevant non-Defaulting Lenders on a pro rata basis prior to being applied in the manner set forth in this Section 2.15(f). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to Section 3.8 shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.
2.16
Increase of Total Commitment.
(a)
Subject to the conditions set forth in Section 2.16(b), the Borrower may increase the Total Commitment then in effect (any such increase an “Incremental Increase”) by increasing the Commitment of a Lender (an “Increasing Lender”) or by causing a Person that at such time is not a Lender to become a Lender (an “Additional Lender”).
(b)
Any increase in the Total Commitment shall be subject to the following additional conditions:
(i)
such increase shall not be less than $25,000,000 (and increments of $1,000,000 above that minimum) unless the Administrative Agent otherwise consents, and no such increase shall be permitted if after giving effect thereto the Total Commitment would exceed the lesser of (A) $1,500,000,000 and (B) the Borrowing Base then in effect (after giving effect to any concurrent increase in the Borrower Base);
(ii)
neither an Event of Default nor a Borrowing Base Deficiency shall have occurred and be continuing after giving effect to such increase;
(iii)
no Lender’s Commitment may be increased without the consent of such Lender;
(iv)
the Administrative Agent, the Swingline Lender and each Issuing Bank must consent to the increase in Commitments of an Increasing Lender and the addition of any Additional Lender, in each case, such consent not to be unreasonably withheld or delayed;
(v)
the maturity date of such increase shall be the same as the Maturity Date;
(vi)
the increase shall be on the exact same terms and pursuant to the exact same documentation applicable to this Agreement (other than with respect to any arrangement, structuring, upfront or other fees or discounts payable in connection with such Incremental Increase) (provided that the Applicable Margin of the Facility may be increased to be consistent with that for such Incremental Increases).

For the avoidance of doubt, any such Incremental Increase shall not require any mandatory prepayment or commitment reduction prior to the Maturity Date.

(c)
Any increase in the Total Commitment shall be implemented using customary documentation (any such documentation, an “Incremental Agreement”).
2.17
[Intentionally Omitted].
2.18
Alternate Rate of Interest.
(a)
Subject to clauses (b), (c), (d), (e) and (f) of this Section 2.18, if:
(i)
the Administrative Agent determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR Rate (including because the Term SOFR Reference Rate is not available or published on a current basis), for such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Adjusted Daily Simple SOFR or Daily Simple SOFR; or
(ii)
the Administrative Agent is advised by the Required Lenders that (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the Adjusted Term SOFR Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period or (B) at any time, Adjusted Daily Simple SOFR will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Notice of Conversion or Continuation in accordance with the terms of Section 2.6 or a new Notice of Borrowing in accordance with the terms of Section 2.3, (1) any Notice of Conversion or Continuation that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Term Benchmark Borrowing and any Notice of Borrowing that requests a Term Benchmark Revolving Borrowing shall instead be deemed to be an Notice of Conversion or Continuation or a Notice of Borrowing, as applicable, for (x) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not also the subject of Section 2.18(a)(i) or (ii) above or (y) an ABR Borrowing if the Adjusted Daily Simple SOFR also is the subject of Section 2.18(a)(i) or (ii) above and (2) any Notice of Borrowing that requests an RFR Borrowing shall instead be deemed to be a Notice of Borrowing, as applicable, for an ABR Borrowing; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then all other Types of Borrowings shall be permitted. Furthermore, if any Term Benchmark Loan or RFR Loan is outstanding on the date of the Borrower’s receipt of the notice from the Administrative Agent referred to in this Section 2.18(a) with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Notice of Conversion or Continuation in accordance with the terms of Section 2.6 or a new Notice of Borrowing in accordance with the terms of Section 2.3, (a) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan, be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not also the subject of Section 2.18(a)(i) or (ii) above or (y) an ABR Loan if the Adjusted Daily Simple SOFR also is the subject of Section 2.18(a)(i) or (ii) above, on such day, and (b) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute an ABR Loan.

(b)
Notwithstanding anything to the contrary herein or in any other Credit Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Credit Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Credit Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.
(c)
Notwithstanding anything to the contrary herein or in any other Credit Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Credit Document.
(d)
The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (e) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.18, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Credit Document, except, in each case, as expressly required pursuant to this Section 2.18.
(e)
Notwithstanding anything to the contrary herein or in any other Credit Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(f)
Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Term Benchmark Borrowing or RFR Borrowing of, conversion to or continuation of Term Benchmark Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any request for a Term Benchmark Borrowing into a request for a Borrowing of or conversion to (A) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (B) an ABR Borrowing if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event. During any

Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR. Furthermore, if any Term Benchmark Loan or RFR Loan is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until such time as a Benchmark Replacement is implemented pursuant to this Section 2.18, (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan, be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (y) an ABR Loan if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event, on such day and (2) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute an ABR Loan.
Section 3.
Letters of Credit
3.1
Letters of Credit.
(a)
Subject to and upon the terms and conditions herein set forth, at any time and from time to time on and after the Closing Date and prior to the L/C Maturity Date, each Issuing Bank, severally and not jointly, agrees, in reliance upon the agreements of the Lenders set forth in this Section 3, to issue upon the request of the Borrower and for the direct or indirect benefit of the Borrower and the Restricted Subsidiaries, a letter of credit or letters of credit (the “Letters of Credit” and each, a “Letter of Credit”) denominated in any Agreed Currency in such form and with such Issuer Documents as may be approved by the applicable Issuing Bank in its reasonable discretion; provided that the Borrower shall be a co-applicant of, and jointly and severally liable with respect to, each Letter of Credit issued for the account of a Restricted Subsidiary.
(b)
Notwithstanding the foregoing, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letters of Credit Outstanding at such time, would exceed the Letter of Credit Commitment then in effect, (ii) no Letter of Credit shall be issued the Stated Amount of which would cause the aggregate amount of all Lenders’ Total Exposures at such time to exceed the Loan Limit then in effect, (iii) each Letter of Credit shall have an expiration date occurring no later than one year after the date of issuance or such longer period of time as may be agreed by the applicable Issuing Bank, unless otherwise agreed upon by the Administrative Agent and the applicable Issuing Bank or as provided under Section 3.2(b); provided that any Letter of Credit may provide for automatic renewal thereof for additional periods of up to 12 months or such longer period of time as may be agreed upon by the applicable Issuing Bank, subject to the provisions of Section 3.2(b); provided, further, that in no event shall such expiration date occur later than the L/C Maturity Date unless arrangements which are reasonably satisfactory to the applicable Issuing Bank to Cash Collateralize (or backstop) such Letter of Credit have been made (and, in any event, no Lender shall have any obligation to fund any L/C Participation if respect of any Unpaid Drawing after the L/C Maturity Date), (iv) no Alternate Currency Letter of Credit shall be issued unless (A) the Administrative Agent and the applicable Issuing Bank agree to such issuance of such Alternate Currency Letter of Credit (it being understood that there shall be no obligation to so agree) and (B) after giving effect thereto, the aggregate amount of the Letter of Credit Exposure with respect to all Alternate Currency Letters of Credit would not exceed $20,000,000, (v) no Letter of Credit shall be issued if it would be illegal under any applicable Requirement of Law for the beneficiary of the Letter of Credit to have a Letter of Credit issued in its favor, (vi) no Letter of Credit shall be issued by an Issuing Bank after it has received a written notice from any Credit Party or the Administrative Agent or the Majority Lenders stating that a Default or Event of Default has occurred and is continuing until such time as such Issuing Bank shall have received a written notice (A) of rescission of such notice from the party or parties originally delivering such notice, (B) of the waiver of such Default or Event of Default in accordance with the provisions of Section 13.1 or (C) that such Default or

Event of Default is no longer continuing, (vii) no Issuing Bank shall have an obligation to issue a Letter of Credit in a Stated Amount that, when added to the Letters of Credit Outstandings of Letters of Credit issued by such Issuing Bank, would exceed such Issuing Bank’s Maximum LC Commitment, (viii) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing such Letter of Credit, or request that such Issuing Bank refrain from issuing such Letter of Credit, or any law applicable to such Issuing Bank shall prohibit the issuance of letters of credit generally or such Letter of Credit in particular or any such order, judgment or decree, or law shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital or liquidity requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense that was not applicable on the Closing Date and that such Issuing Bank in good faith deems material to it, and (ix) no Issuing Bank shall have an obligation to issue a Letter of Credit the proceeds of which would be available to any Person in any manner that would result in a violation of one or more policies of such Issuing Bank applicable to letters of credit generally. In no event shall more than twenty (20) Letters of Credit be issued and outstanding at any time unless otherwise approved in writing by the Administrative Agent.
(c)
Upon at least one Business Day’s prior written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent and the applicable Issuing Bank (which notice the Administrative Agent shall promptly transmit to each of the applicable Lenders), the Borrower shall have the right, on any day, permanently to terminate or reduce the Letter of Credit Commitment in whole or in part; provided that, after giving effect to such termination or reduction, the Letters of Credit Outstanding shall not exceed the Letter of Credit Commitment.
(d)
Notwithstanding anything herein to the contrary, no Issuing Bank shall have an obligation hereunder to issue, and no Issuing Bank shall issue, any Letter of Credit the proceeds of which would be made available to any Person (i) to fund any activity or business of or with any Sanctioned Person, or in any country or territory that, at the time of such funding, is the subject of any Sanctions or (ii) in any manner that would result in a violation of any Sanctions by any party to this Agreement.
3.2
Letter of Credit Applications.
(a)
Whenever the Borrower desires that a Letter of Credit be issued, amended or renewed for its account on its own behalf, or on behalf of its Restricted Subsidiaries, the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to the applicable Issuing Bank and the Administrative Agent a Letter of Credit application, amendment request or any such document as may be approved by the applicable Issuing Bank (each, a “Letter of Credit Application”). Upon receipt of any Letter of Credit Application or amendment request, (i) in the case of Letters of Credit denominated in Dollars, (A) the applicable Issuing Bank will use its best efforts to process such Letter of Credit Application on the Business Day on which such Letter of Credit Application is received, provided that such Letter of Credit Application is received no later than 12:00 p.m. (New York City time) on such Business Day, or (B) otherwise, the first Business Day next succeeding receipt of such Letter of Credit Application, and (ii) in the case of Letters of Credit denominated in an Alternate Currency, (A) the applicable Issuing Bank will use its best efforts to process such Letter of Credit Application on the second Business Day after the day on which such Letter of Credit Application is received, or (B) otherwise, the fifth Business Day after the day on which such Letter of Credit Application is received. In addition, as a condition to any such Letter of Credit issuance, the Borrower shall have entered into a continuing agreement (or other letter of credit agreement) for the issuance of letters of credit and/or shall submit a letter of credit application, in each case, as required by the respective Issuing Bank and using such Issuing Bank’s standard form (each, a “Letter of

Credit Agreement”). In the event of any conflict between the terms and conditions of this Agreement and the terms and conditions of any Letter of Credit Agreement, the terms and conditions of this Agreement shall control.
(b)
If the Borrower so requests in any applicable Letter of Credit Application, the applicable Issuing Bank may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit such Issuing Bank to prevent any such extension at least once in each 12-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such 12-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the applicable Issuing Bank, the Borrower shall not be required to make a specific request to such Issuing Bank for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the applicable Issuing Bank to permit the extension of such Letter of Credit at any time to an expiry date not later than the L/C Maturity Date; provided, however, that such Issuing Bank shall not permit any such extension if (i) such Issuing Bank has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (b) of Section 3.1 or otherwise), or (ii) it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Non-Extension Notice Date (A) from the Administrative Agent that the Majority Lenders have elected not to permit such extension or (B) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 7 are not then satisfied, and in each such case directing such Issuing Bank not to permit such extension.
(c)
Each Issuing Bank (other than the Administrative Agent or any of its Affiliates) shall, at least once each week, provide the Administrative Agent with a list of all Letters of Credit issued by it that are outstanding at such time; provided that, upon written request from the Administrative Agent, such Issuing Bank shall thereafter notify the Administrative Agent in writing on each Business Day of all Letters of Credit issued on the prior Business Day by such Issuing Bank; provided further that the notification requirements of this Section 3.2(c) shall not apply with respect to any Existing Letter of Credit.
(d)
The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower that the Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 3.1(b).
3.3
Letter of Credit Participations.
(a)
Immediately upon the issuance by an Issuing Bank of any Letter of Credit (and on the Closing Date, with respect to the Existing Letters of Credit) or an amendment by an Issuing Bank to a Letter of Credit increasing the amount thereof, such Issuing Bank shall be deemed to have sold and transferred to each Lender (each such Lender, in its capacity under this Section 3.3, an “L/C Participant”), and each such L/C Participant shall be deemed irrevocably and unconditionally to have purchased and received from such Issuing Bank, without recourse or warranty, an undivided interest and participation (each an “L/C Participation”), to the extent of such L/C Participant’s Commitment Percentage, in each Letter of Credit, each substitute therefor, each drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto.
(b)
In determining whether to pay under any Letter of Credit, the relevant Issuing Bank shall have no obligation relative to the L/C Participants other than to confirm that (i) any documents required to be delivered under such Letter of Credit have been delivered, (ii) such Issuing Bank has examined the documents with reasonable care and (iii) the documents appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by the relevant Issuing Bank under or in connection with any Letter of Credit issued by it, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such Issuing Bank any resulting liability.
(c)
In the event that an Issuing Bank makes any payment under any Letter of Credit issued by it and the Borrower shall not have repaid such amount (calculated, in the case of Alternate Currency Letters of Credit, based on the Dollar Equivalent thereof) in full to such Issuing Bank pursuant to Section 3.4(a), such Issuing Bank shall promptly notify the Administrative Agent and each L/C Participant of such failure, and each such L/C Participant shall promptly and unconditionally pay to the Administrative Agent for the account of such Issuing Bank, the amount of such L/C Participant’s Commitment Percentage of such unreimbursed payment in Dollars and in immediately available funds; provided, however, that no L/C Participant shall be obligated to pay to the Administrative Agent for the account of such Issuing Bank its Commitment Percentage of such unreimbursed amount arising from any wrongful payment made by such Issuing Bank under any such Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Issuing Bank. Each L/C Participant shall make available to the Administrative Agent for the account of the relevant Issuing Bank such L/C Participant’s Commitment Percentage of the amount of such payment no later than 1:00 p.m. (New York City time) on the first Business Day after the date notified by such Issuing Bank in immediately available funds. If and to the extent such L/C Participant shall not have so made its Commitment Percentage of the amount of such payment available to the Administrative Agent for the account of the relevant Issuing Bank, such L/C Participant agrees to pay to the Administrative Agent for the account of such Issuing Bank, forthwith on demand, such amount, together with interest thereon for each day from such date until the date such amount is paid to the Administrative Agent for the account of such Issuing Bank at a rate per annum equal to the Overnight Rate from time to time then in effect, plus any administrative, processing or similar fees customarily charged by such Issuing Bank in connection with the foregoing. The failure of any L/C Participant to make available to the Administrative Agent for the account of any Issuing Bank its Commitment Percentage of any payment under any Letter of Credit shall not relieve any other L/C Participant of its obligation hereunder to make available to the Administrative Agent for the account of such Issuing Bank its Commitment Percentage of any payment under such Letter of Credit on the date required, as specified above, but no L/C Participant shall be responsible for the failure of any other L/C Participant to make available to the Administrative Agent such other L/C Participant’s Commitment Percentage of any such payment.
(d)
Whenever an Issuing Bank receives a payment in respect of an unpaid reimbursement obligation as to which the Administrative Agent has received for the account of such Issuing Bank any payments from the L/C Participants pursuant to clause (c) above, such Issuing Bank shall pay to the Administrative Agent and the Administrative Agent shall promptly pay to each L/C Participant that has paid its Commitment Percentage of such reimbursement obligation, in Dollars and in immediately available funds, an amount equal to such L/C Participant’s share (based upon the proportionate aggregate amount originally funded by such L/C Participant to the aggregate amount funded by all L/C Participants) of the principal amount so paid in respect of such reimbursement obligation and interest thereon accruing after the purchase of the respective L/C Participations at the Overnight Bank Funding Rate.
(e)
The obligations of the L/C Participants to make payments to the Administrative Agent for the account of an Issuing Bank with respect to Letters of Credit shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including under any of the following circumstances:

(i)
any lack of validity or enforceability of this Agreement or any of the other Credit Documents;
(ii)
the existence of any claim, set-off, defense or other right that the Borrower may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, any Issuing Bank, any Lender or other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower and the beneficiary named in any such Letter of Credit);
(iii)
any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;
(iv)
the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents;
(v)
the occurrence of any Default or Event of Default; or
(vi)
any adverse change in the relevant exchange rates or in the availability of the relevant Alternate Currency to the Borrower or any Subsidiary or in the relevant currency markets generally;

provided, however, that no L/C Participant shall be obligated to pay to the Administrative Agent for the account of any Issuing Bank its Commitment Percentage of any unreimbursed amount arising from any wrongful payment made by such Issuing Bank under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Issuing Bank.

3.4
Agreement to Repay Letter of Credit Drawings.
(a)
The Borrower hereby agrees to reimburse the relevant Issuing Bank by making payment in Dollars or, in the case of Alternate Currency Letters of Credit, in the applicable Alternate Currency to such Issuing Bank or to the Administrative Agent for the account of such Issuing Bank (whether with its own funds or with proceeds of the Loans) in immediately available funds, for any payment or disbursement made by such Issuing Bank under any Letter of Credit issued by it (each such amount so paid until reimbursed, an “Unpaid Drawing” (calculated, in the case of Alternate Currency Letters of Credit, based on the Dollar Equivalent thereof)) (i) within one Business Day of the date of such payment or disbursement if such Issuing Bank provides notice to the Borrower of such payment or disbursement prior to 11:00 a.m. (New York City time) on such next succeeding Business Day (from the date of such payment or disbursement) or (ii) if such notice is received after such time, on the next Business Day following the date of receipt of such notice (such required date for reimbursement under clause (i) or (ii), as applicable, on such Business Day (the “Reimbursement Date”)), with interest on the amount so paid or disbursed by such Issuing Bank, from and including the date of such payment or disbursement to but excluding the Reimbursement Date, at the per annum rate for each day equal to the rate described in Section 2.8(a); provided that, notwithstanding anything contained in this Agreement to the contrary, with respect to any Letter of Credit, (A) unless the Borrower shall have notified the Administrative Agent and such Issuing Bank prior to 11:00 a.m. (New York City time) on the Reimbursement Date that the Borrower intends to reimburse such Issuing Bank for the amount of such drawing with funds other than the proceeds of Loans, the Borrower shall be deemed to have given a Notice of Borrowing requesting that the Lenders make Loans (which shall be

ABR Loans) on the Reimbursement Date in an amount equal to the amount at such drawing (calculated, in the case of Alternate Currency Letters of Credit, based on the Dollar Equivalent thereof), and (B) the Administrative Agent shall promptly notify each L/C Participant of such drawing and the amount of its Loan to be made in respect thereof, and each L/C Participant shall be irrevocably obligated to make a Loan to the Borrower in the manner deemed to have been requested in the amount of its Commitment Percentage of the applicable Unpaid Drawing by 12:00 noon (New York City time) on such Reimbursement Date by making the amount of such Loan available to the Administrative Agent. Such Loans made in respect of such Unpaid Drawing on such Reimbursement Date shall be made without regard to the Minimum Borrowing Amount and without regard to the satisfaction of the conditions set forth in Section 7. The Administrative Agent shall use the proceeds of such Loans solely for purpose of reimbursing the relevant Issuing Bank for the related Unpaid Drawing. In the event that the Borrower fails to Cash Collateralize any Letter of Credit that is outstanding on the L/C Maturity Date, the full amount of the Letters of Credit Outstanding in respect of such Letter of Credit shall be deemed to be an Unpaid Drawing subject to the provisions of this Section 3.4 except that such Issuing Bank shall hold the proceeds received from the Lenders as contemplated above as cash collateral for such Letter of Credit to reimburse any Drawing under such Letter of Credit and shall use such proceeds first, to reimburse itself for any Drawings made in respect of such Letter of Credit following the L/C Maturity Date, second, to the extent such Letter of Credit expires or is returned undrawn while any such cash collateral remains, to the repayment of obligations in respect of any Loans that have not paid at such time and third, to the Borrower or as otherwise directed by a court of competent jurisdiction. Nothing in this Section 3.4(a) shall affect the Borrower’s obligation to repay all outstanding Loans when due in accordance with the terms of this Agreement.
(b)
The obligations of the Borrower under this Section 3.4 to reimburse the relevant Issuing Bank with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment that the Borrower or any other Person may have or have had against such Issuing Bank, the Administrative Agent or any Lender (including in its capacity as an L/C Participant), including any defense based upon (i) the failure of any drawing under a Letter of Credit (each a “Drawing”) to conform to the terms of the Letter of Credit, (ii) any non-application or misapplication by the beneficiary of the proceeds of such Drawing, (iii) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (v) payment by the respective Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such letter of Credit, or (vi) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. None of the Administrative Agent, the Lenders or any Issuing Bank, nor any of their respective Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, document, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms, any error in translation or any consequence arising from causes beyond the control of the respective Issuing Bank provided that the foregoing shall not be construed to excuse the relevant Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an

Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties hereto agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank that issued such Letter of Credit may in its sole discretion, either accept or make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
3.5
Increased Costs.
(a)
If any Change in Law shall either (i) impose, modify or deem applicable any reserve, special deposit, liquidity, or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Issuing Bank or any L/C Participant, (ii) impose on any Issuing Bank, any L/C Participant or the London interbank market, any other conditions, costs or expenses (other than Taxes) affecting this Agreement or any Letter of Credit or L/C Participant’s L/C Participation therein, or (iii) subject any Issuing Bank or any L/C Participant to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (i) and (iii) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, and the result of any of the foregoing is to increase the cost to such Issuing Bank or such L/C Participant of issuing, maintaining or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by such Issuing Bank or such L/C Participant hereunder (whether of principal, interest or otherwise), then the Borrower shall pay to such Issuing Bank or such L/C Participant such additional amount or amounts as will compensate such Issuing Bank or such L/C Participant for such increased cost or reduction suffered.
(b)
If, after the Closing Date, any Change in Law relating to capital adequacy or liquidity requirements of any Issuing Bank or L/C Participant or compliance by any Issuing Bank, L/C Participant, or its parent with any Change in Law relating to capital adequacy or liquidity requirements occurring after the Closing Date, has or would have the effect of reducing the rate of return on such Issuing Bank’s, L/C Participant’s, or its parent’s capital or assets as a consequence of such Issuing Bank’s or L/C Participant’s commitments or obligations hereunder to a level below that which such Issuing Bank, L/C Participant or its parent could have achieved but for such Change in Law (taking into consideration such Issuing Bank’s, L/C Participant’s, or its parent’s policies with respect to capital adequacy or liquidity requirements), then from time to time, promptly after written demand by such Issuing Bank or L/C Participant (with a copy to the Administrative Agent), the Borrower shall pay to such Issuing Bank or L/C Participant such additional amount or amounts as will compensate such Issuing Bank, L/C Participant, or its parent for such reduction, it being understood and agreed, however, that an Issuing Bank, L/C Participant or its parent shall not be entitled to such compensation as a result of such Issuing Bank’s or L/C Participant’s compliance with, or pursuant to any request or directive to comply with, any applicable Requirement of Law as in effect on the Closing Date (except as otherwise set forth in the definition of Change in Law).
(c)
Each Issuing Bank or L/C Participant, upon determining in good faith that any additional amounts will be payable pursuant to this Section 3.5, will give prompt written notice thereof to the Borrower, which notice shall set forth in reasonable detail the basis of the calculation of such additional amounts and shall be conclusive absent manifest error. The Borrower shall pay such Issuing Bank or L/C Participant the amount shown on any such certificate within ten (10) days after receipt thereof, although the failure of any Issuing Bank or L/C Participant to give any such notice shall not, subject to Section 2.13, release or diminish the Borrower’s obligations to pay additional amounts pursuant to this Section 3.5 upon receipt of such notice.

3.6
New or Successor Issuing Bank.
(a)
Any Issuing Bank may resign as an Issuing Bank upon 30 days’ prior written notice to the Administrative Agent, the Lenders and the Borrower; provided that no Issuing Bank may resign without the prior consent of the Borrower so long as it (or one of its Affiliates) is also a Lender hereunder. The Borrower may replace any Issuing Bank for any reason upon written notice to such Issuing Bank and the Administrative Agent and may add Issuing Banks at any time upon notice by the Borrower to the Administrative Agent. If an Issuing Bank shall resign or be replaced, or if the Borrower shall decide to add a new Issuing Bank under this Agreement, then the Borrower may appoint from among the Lenders a successor issuer of Letters of Credit or a new Issuing Bank, as the case may be, or, with the consent of the Administrative Agent (such consent not to be unreasonably withheld) and such new Issuing Bank, another successor or new issuer of Letters of Credit, whereupon such successor issuer shall succeed to the rights, powers and duties of the replaced or resigning Issuing Bank under this Agreement and the other Credit Documents, or such new issuer of Letters of Credit shall be granted the rights, powers and duties of an Issuing Bank hereunder, and the term “Issuing Bank” shall mean such successor or such new issuer of Letters of Credit effective upon such appointment. The acceptance of any appointment as an Issuing Bank hereunder whether as a successor issuer or new issuer of Letters of Credit in accordance with this Agreement, shall be evidenced by an agreement entered into by such new or successor issuer of Letters of Credit, in a form reasonably satisfactory to the Borrower and the Administrative Agent and, from and after the effective date of such agreement, such new or successor issuer of Letters of Credit shall become an “Issuing Bank” hereunder. After the resignation or replacement of an Issuing Bank hereunder, the resigning or replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement and the other Credit Documents with respect to Letters of Credit issued by it prior to such resignation or replacement, but shall not be required to issue additional Letters of Credit. In connection with any resignation or replacement pursuant to this clause (a) (but, in case of any such resignation, only to the extent that a successor issuer of Letters of Credit shall have been appointed), either (i) the Borrower, the resigning or replaced Issuing Bank and the successor issuer of Letters of Credit shall arrange to have any outstanding Letters of Credit issued by the resigning or replaced Issuing Bank replaced with Letters of Credit issued by the successor issuer of Letters of Credit or (ii) the Borrower shall cause the successor issuer of Letters of Credit, if such successor issuer is reasonably satisfactory to the replaced or resigning Issuing Bank, to issue “back-stop” Letters of Credit naming the resigning or replaced Issuing Bank as beneficiary for each outstanding Letter of Credit issued by the resigning or replaced Issuing Bank, which new Letters of Credit shall have a Stated Amount equal to the Letters of Credit being back-stopped and the sole requirement for drawing on such new Letters of Credit shall be a drawing on the corresponding back-stopped Letters of Credit. After any resigning or replaced Issuing Bank’s resignation or replacement as Issuing Bank, the provisions of this Agreement relating to an Issuing Bank shall inure to its benefit as to any actions taken or omitted to be taken by it (A) while it was an Issuing Bank under this Agreement or (B) at any time with respect to Letters of Credit issued by such Issuing Bank.
(b)
To the extent that there are, at the time of any resignation or replacement as set forth in clause (a) above, any outstanding Letters of Credit, nothing herein shall be deemed to impact or impair any rights and obligations of any of the parties hereto with respect to such outstanding Letters of Credit (including any obligations related to the payment of fees or the reimbursement or funding of amounts drawn), except that the Borrower, the resigning or replaced Issuing Bank and the successor issuer of Letters of Credit shall have the obligations regarding outstanding Letters of Credit described in clause (a) above.
3.7
Role of Issuing Bank. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, no Issuing Bank shall have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the Issuing Banks, the Administrative Agent, any of their respective affiliates nor any correspondent, participant or assignee of any Issuing Bank shall be liable to any Lender for (a) any action taken or omitted in connection herewith at the request or with the approval of the Majority Lenders, (b) any action taken or omitted in the absence of gross negligence or willful misconduct or (c) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the Issuing Banks, the Administrative Agent, any of their respective affiliates nor any correspondent, participant or assignee of any Issuing Bank shall be liable or responsible for any of the matters described in Section 3.3(e); provided that anything in such Section to the contrary notwithstanding, the Borrower may have a claim against an Issuing Bank, and such Issuing Bank may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by such Issuing Bank’s willful misconduct or gross negligence or such Issuing Bank’s unlawful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, any Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and no Issuing Bank shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.
3.8
Cash Collateral.
(a)
Upon the request of the Majority Lenders if, as of the L/C Maturity Date, there are any Letters of Credit Outstanding, the Borrower shall immediately Cash Collateralize the then Letters of Credit Outstanding.
(b)
If any Event of Default shall occur and be continuing, the Majority Lenders may require that the L/C Obligations be Cash Collateralized; provided that, upon the occurrence of an Event of Default referred to in Section 11.5 with respect to the Borrower, the Borrower shall immediately Cash Collateralize the Letters of Credit then outstanding and no notice or request by or consent from the Majority Lenders shall be required.
(c)
For purposes of this Agreement, “Cash Collateralize” shall mean to (i) pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Issuing Banks and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances in an amount equal to the amount in the applicable currencies of the Letters of Credit Outstanding required to be Cash Collateralized (the “Required Cash Collateral Amount”) or (ii) if the relevant Issuing Bank benefiting from such collateral shall agree in its reasonable discretion, other forms of credit support (including any backstop letter of credit) in a face amount equal to 105% of the Required Cash Collateral Amount from an issuer reasonably satisfactory to such Issuing Bank, in each case under clause (i) and (ii) above pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the relevant Issuing Bank (which documents are hereby consented to by the Lenders). Derivatives of such term, including “Cash Collateral”, have corresponding meanings. The Borrower hereby grants to the Administrative Agent, for the benefit of the Issuing Banks and the L/C Participants, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Such Cash Collateral shall be maintained in blocked, interest bearing deposit accounts established by and in the name of the Borrower, subject at all times, in each case, to a Control Agreement.

3.9
Existing Letters of Credit. Subject to the terms and conditions hereof, each Existing Letter of Credit that is outstanding on the Closing Date, listed on Schedule 1.1(d) shall, effective as of the Closing Date and without any further action by the Borrower, be continued as a Letter of Credit hereunder and from and after the Closing Date shall be deemed a Letter of Credit for all purposes hereof and shall be subject to and governed by the terms and conditions hereof.
3.10
Applicability of ISP and UCP. Unless otherwise expressly agreed to by the relevant Issuing Bank and the Borrower when a Letter of Credit is issued, (a) the rules of the ISP or the Uniform Customs and Practice for Documentary Credits shall apply to each standby Letter of Credit and (b) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance, shall apply to each commercial Letter of Credit.
3.11
Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.
3.12
Letters of Credit Issued for Restricted Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Restricted Subsidiary, the Borrower shall be obligated to reimburse the relevant Issuing Bank hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Restricted Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Restricted Subsidiaries.
3.13
Alternate Currency. If any amounts received or owing hereunder in connection with Alternate Currency Letters of Credit are paid in a currency other than the applicable Alternate Currency (the “Other Currency”), the applicable Issuing Bank may convert (actually or notionally) such Other Currency into the applicable Alternate Currency and such conversion shall be effected at the Exchange Rate for the time being for obtaining such Alternate Currency and the Borrower shall indemnify such Issuing Bank on demand in respect of any resulting loss in respect of such conversion. The Borrower waives any right it may have in any jurisdiction to pay any amount under this Section 3.13 in a currency or currency unit other than that in which it is expressed to be payable.
Section 4.
Fees; Commitments.
4.1
Fees.
(a)
The Borrower agrees to pay to the Administrative Agent in Dollars, for the account of each Lender (in each case pro rata according to the respective Commitment Percentages of the Lenders), a commitment fee (the “Commitment Fee”) for each day from the Closing Date until but excluding the Termination Date. Each Commitment Fee shall be payable by the Borrower (i) quarterly in arrears on the fifteenth (15th) day immediately following the last day of each March, June, September and December (for the three-month period (or portion thereof) ended on such day for which no payment has been received) and (ii) on the Termination Date (for the period ended on such date for which no payment has been received pursuant to clause (i) above), and shall be computed for each day during such period at a rate per annum equal to the Commitment Fee Rate in effect on such day on the Available Commitment (assuming for this purpose that there is no reference to “Swingline Exposure” in the definition of Total Exposure) in effect on such day.
(b)
The Borrower agrees to pay to the Administrative Agent in Dollars for the account of the Lenders pro rata on the basis of their respective Letter of Credit Exposure, a fee in respect of each Letter of Credit (the “Letter of Credit Fee”), for the period from the date of issuance of such Letter of Credit until the termination or expiration date of such Letter of Credit computed at the per annum rate for each day equal to the Applicable Margin for Term Benchmark Loans on the average daily Stated Amount of such Letter of Credit. Such Letter of Credit Fees shall be due and payable (i) quarterly in arrears on the last Business Day of each March, June, September and December and (ii) on the Termination Date (for the period for which no payment has been received pursuant to clause (i) above).
(c)
The Borrower agrees to pay directly to each Issuing Bank a fee in respect of each Letter of Credit issued by it (the “Fronting Fee”), for the period from the date of issuance of such Letter of Credit to the termination or expiration date of such Letter of Credit, computed at the rate for each day equal to 0.125% per annum (or such other amount as may be agreed in a separate writing between the Borrower and the relevant Issuing Bank) on the average daily Stated Amount of such Letter of Credit (or at such other rate per annum as agreed in writing between the Borrower and the relevant Issuing Bank). Such Fronting Fees shall be due and payable by the Borrower (i) quarterly in arrears on the last Business Day of each March, June, September and December and (ii) on the Termination Date (for the period for which no payment has been received pursuant to clause (i) above).
(d)
The Borrower agrees to pay directly to each Issuing Bank upon each issuance of, drawing under, and/or amendment of, a Letter of Credit issued by it such amount as the relevant Issuing Bank and the Borrower shall have agreed upon for issuances of, drawings under or amendments of, letters of credit issued by it.
(e)
The Borrower agrees to pay to the Administrative Agent the administrative agent fees in the amounts and on the dates as set forth in writing from time to time between the Administrative Agent and the Borrower.
4.2
Voluntary Reduction of Commitments.
(a)
Upon at least two Business Days’ prior written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent at the Administrative Agent’s Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right, without premium or penalty, on any day, permanently to terminate or reduce the Commitments, in whole or in part; provided that (i) any such termination or reduction shall apply proportionately and permanently to reduce the Commitments of each of the Lenders, provided that (x) after giving effect to any such reduction and to the repayment of any Loans made on such date, the Total Exposure of any such Lender does not exceed the Commitment of such Lender and (y) for the avoidance of doubt, any such repayment of Loans contemplated by the preceding clause shall be made in compliance with the requirements of Section 5.3(a) with respect to the ratable allocation of payments hereunder, (ii) any partial reduction pursuant to this Section 4.2 shall be in the amount of at least $500,000 and in multiples of $100,000 in excess thereof and (iii) after giving effect to such termination or reduction and to any prepayments of Loans or cancellation or Cash Collateralization of Letters of Credit made on the date thereof in accordance with this Agreement, the aggregate amount of the Lenders’ Total Exposures shall not exceed the Loan Limit.
(b)
The Borrower may terminate the unused amount of the Commitment of a Defaulting Lender upon not less than two (2) Business Days’ prior notice to the Administrative Agent (which will promptly notify the Lenders thereof), and in such event the provisions of Section 2.15(f) will apply to all amounts thereafter paid by the Borrower for the account of such Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity or other amounts), provided that such termination will not be deemed to be a waiver or release of any claim the Borrower, the Administrative Agent, any Issuing Bank, the Swingline Lender or any Lender may have against such Defaulting Lender.

4.3
Mandatory Termination of Commitments.
(a)
The Total Commitment shall terminate at 5:00 p.m. (New York City time) on the Termination Date.
(b)
The Swingline Commitment shall terminate at 5:00 p.m. (New York City time) on the earlier of (x) the Swingline Maturity Date and (y) the Termination Date.
(c)
If any reduction in the Borrowing Base pursuant to any provision of Section 2.14 would result in the Borrowing Base being less than the Total Commitment, then each Lender’s Commitment shall be automatically and permanently reduced, without premium or penalty, contemporaneously with such reduction in the Borrowing Base by such Lender’s pro rata amount by which the Borrowing Base is less than the Total Commitment (and concurrently with, and effective on, the effective date of such Borrowing Base reduction, (i) Schedule 1.1(a) and the Register shall each be amended to reflect the decrease in the Total Commitment and the Commitment of each Lender and (ii) the Administrative Agent shall promptly distribute to the Borrower, each Issuing Bank and each Lender the revised Schedule 1.1(a)). Any termination or reduction of the Total Commitment and each Lender’s Commitment shall be permanent and shall not be reinstated automatically upon any subsequent increase in the Borrowing Base (if any); provided, however, that the Total Commitment may be increased pursuant to the provisions of Section 2.16.
Section 5.
Payments.
5.1
Voluntary Prepayments. The Borrower shall have the right to prepay Loans and Swingline Loans, in each case, without premium or penalty, in whole or in part from time to time on the following terms and conditions:
(a)
the Borrower shall give the Administrative Agent at the Administrative Agent’s Office written notice substantially in the form of Exhibit M hereto (or telephonic notice promptly confirmed in writing in such form) of its intent to make such prepayment, the amount of such prepayment and (in the case of Term Benchmark Loans) the specific Borrowing(s) being prepaid, which notice shall be given by the Borrower no later than 1:00 p.m. (New York City time) (i) in the case of Term Benchmark Loans, three U.S. Government Securities Business Days prior, (ii) in the case of RFR Loans, five U.S. Government Securities Business Days prior, and (iii) in the case of ABR Loans on the date of such prepayment and shall promptly be transmitted by the Administrative Agent to each of the Lenders;
(b)
each partial prepayment of (i) Term Benchmark Loans and RFR Loans shall be in a minimum amount of $500,000 and in multiples of $100,000 in excess thereof, and (ii) any ABR Loans shall be in a minimum amount of $500,000 and in multiples of $100,000 in excess thereof; provided that no partial prepayment of Term Benchmark Loans made pursuant to a single Borrowing shall reduce the outstanding Term Benchmark Loans made pursuant to such Borrowing to an amount less than the applicable Minimum Borrowing Amount for such Term Benchmark Loans; and
(c)
any prepayment of Term Benchmark Loans pursuant to this Section 5.1 on any day other than the last day of an Interest Period applicable thereto shall be subject to compliance by the Borrower with the applicable provisions of Section 2.11.

Each such notice shall specify the date and amount of such prepayment and the Type of Loans to be prepaid. At the Borrower’s election in connection with any prepayment pursuant to this Section 5.1, such prepayment shall not be applied to any Loans of a Defaulting Lender.

5.2
Mandatory Prepayments.
(a)
Repayment following Optional Reduction of Commitments. If, after giving effect to any termination or reduction of the Commitments pursuant to Section 4.2(a), the aggregate Total Exposures of all Lenders exceeds the Loan Limit (as reduced), then the Borrower shall on the same Business Day (i) prepay the Swingline Loans and, after all Swingline Loans have been paid in full, the remaining Loans on the date of such termination or reduction in an aggregate principal amount equal to such excess and (ii) if any excess remains after prepaying all of the Loans as a result of any Letter of Credit Exposure, pay to the Administrative Agent on behalf of the Issuing Banks and the L/C Participants an amount in cash or otherwise Cash Collateralize an amount equal to such excess as provided in Section 3.8.
(b)
Repayment of Loans Following Redetermination or Adjustment of Borrowing Base.
(i)
Upon any redetermination of the Borrowing Base in accordance with Section 2.14(b), if the aggregate Total Exposures of all Lenders exceeds the redetermined Borrowing Base, then the Borrower shall, within ten (10) Business Days after its receipt of a New Borrowing Base Notice indicating such Borrowing Base Deficiency, inform the Administrative Agent of the Borrower’s election to: (A) within 30 days following such election prepay the Loans in an aggregate principal amount equal to such excess, (B) prepay the Loans in four equal monthly installments, commencing on the 30th day following such election with each payment being equal to l/4th of the aggregate principal amount of such excess, (C) within 30 days following such election, provide additional Collateral in the form of additional Oil and Gas Properties not evaluated in the most recently delivered Reserve Report or other Collateral reasonably acceptable to the Administrative Agent having a Borrowing Base Value (as proposed by the Administrative Agent and approved by the Required Lenders in good faith in accordance with their respective usual and customary oil and gas lending criteria as they exist at the particular time) sufficient, after giving effect to any other actions taken pursuant to this Section 5.2(b)(i) to eliminate any such excess or (D) undertake a combination of clauses (A), (B) and (C); provided that if, because of Letter of Credit Exposure, a Borrowing Base Deficiency remains after prepaying all of the Loans, the Borrower shall Cash Collateralize such remaining Borrowing Base Deficiency as provided in Section 3.8; provided further, that all payments required to be made pursuant to this Section 5.2(b)(i) must be made on or prior to the Termination Date.
(ii)
Upon any adjustment to the Borrowing Base pursuant to the Borrowing Base Adjustment Provisions, if the aggregate Total Exposures of all Lenders exceeds the Borrowing Base, as adjusted, then the Borrower shall (A) prepay the Loans in an aggregate principal amount equal to such excess and (B) if any excess remains after prepaying all of the Loans as a result of any Letter of Credit Exposure, Cash Collateralize such excess as provided in Section 3.8. The Borrower shall be obligated to make such prepayment and/or deposit of cash collateral no later than two (2) Business Days following the date it receives written notice from the Administrative Agent of the adjustment of the Borrowing Base and the resulting Borrowing Base Deficiency; provided that all payments required to be made pursuant to this clause must be made on or prior to the Termination Date.
(c)
Repayment of Loans With Excess Cash.
(i)
Upon the occurrence of and during the continuation of an Event of Default, on each Business Day the Borrower shall immediately prepay the Loans with all Excess Cash.

(ii)
Unless required more frequently pursuant to Section 5.2(c)(i), if the Borrower and its Restricted Subsidiaries have any Excess Cash outstanding on the last Business Day of any week, the Borrower shall prepay the Loans on such last Business Day of the week in an amount equal to or greater than the amount of such Excess Cash.
(d)
Application to Loans. With respect to each prepayment of Loans elected under Section 5.1 or required by Section 5.2, the Borrower may designate (i) the Types of Loans that are to be prepaid and the specific Borrowing(s) being repaid and (ii) the Loans to be prepaid; provided that (A) each prepayment of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans and (B) notwithstanding the provisions of the preceding clause (A), no prepayment of Loans shall be applied to the Loans of any Defaulting Lender unless otherwise agreed to in writing by the Borrower. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its reasonable discretion with a view, but no obligation, to minimize breakage costs owing under Section 2.11.
(e)
Term Benchmark Interest Periods. In lieu of making any payment pursuant to this Section 5.2 in respect of any Term Benchmark Loan, other than on the last day of the Interest Period therefor so long as no Event of Default shall have occurred and be continuing, the Borrower at its option may deposit, on behalf of the Borrower, with the Administrative Agent an amount equal to the amount of the Term Benchmark Loan to be prepaid and such Term Benchmark Loan shall be repaid on the last day of the Interest Period therefor in the required amount. Such deposit shall be held by the Administrative Agent in a corporate time deposit account established on terms reasonably satisfactory to the Administrative Agent, earning interest at the then customary rate for accounts of such type. The Borrower hereby grants to the Administrative Agent, for the benefit of the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Such deposit shall constitute cash collateral for the Term Benchmark Loans to be so prepaid; provided that the Borrower may at any time direct that such deposit be applied to make the applicable payment required pursuant to this Section 5.2.
(f)
Application of Proceeds. The application of proceeds pursuant to this Section 5.2 shall not reduce the aggregate amount of Commitments under the Facility and amounts prepaid may be reborrowed subject to the Available Commitment.
5.3
Method and Place of Payment.
(a)
All payments under this Agreement shall be made by the Borrower without set-off, counterclaim or deduction of any kind. Unless otherwise specifically provided herein, all such payments shall be made to the Administrative Agent for the ratable account of the Lenders entitled thereto or the Issuing Banks or the Swingline Lender entitled thereto, as the case may be, not later than 2:00 p.m. (New York City time), in each case, on the date when due and shall be made in immediately available funds at the Administrative Agent’s Office or at such other office as the Administrative Agent shall specify for such purpose by notice to the Borrower, it being understood that written or facsimile notice by the Borrower to the Administrative Agent to make a payment from the funds in the Borrower’s account at the Administrative Agent’s Office shall constitute the making of such payment to the extent of such funds held in such account. All repayments or prepayments of any Loans (whether of principal, interest or otherwise) hereunder and all other payments under each Credit Document shall be made in Dollars. The Administrative Agent will thereafter cause to be distributed on the same day (if payment was actually received by the Administrative Agent prior to 2:00 p.m. (New York City time) or, otherwise, on the next Business Day in the sole discretion of the Administrative Agent) like funds relating to the payment of principal or interest or fees ratably to the Lenders or the Issuing Banks, as applicable, entitled thereto.

(b)
For purposes of computing interest or fees, any payments under this Agreement that are made later than 2:00 p.m. (New York City time) shall be deemed to have been made on the next succeeding Business Day in the sole discretion of the Administrative Agent. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.
5.4
Net Payments.
(a)
Any and all payments made by or on behalf of the Borrower or any Guarantor under this Agreement or any other Credit Document shall be made free and clear of, and without deduction or withholding for or on account of, any Taxes; provided that if the Borrower, any Guarantor, the Administrative Agent or any other applicable withholding agent shall be required by applicable Requirements of Law to deduct or withhold any Taxes from such payments, then (i) the applicable withholding agent shall make such deductions or withholdings as are reasonably determined by the applicable withholding agent to be required by any applicable Requirement of Law, (ii) the applicable withholding agent shall timely pay the full amount deducted or withheld to the relevant Governmental Authority within the time allowed and in accordance with applicable Requirements of Law, and (iii) to the extent withholding or deduction is required to be made on account of Indemnified Taxes or Other Taxes, the sum payable by the Borrower or such Guarantor shall be increased as necessary so that after all required deductions and withholdings have been made (including deductions or withholdings applicable to additional sums payable under this Section 5.4) the Administrative Agent, the Collateral Agent, or the applicable Issuing Bank or Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made. Whenever any Indemnified Taxes or Other Taxes are payable by the Borrower or such Guarantor, as promptly as possible thereafter, the Borrower or Guarantor shall send to the Administrative Agent for its own account or for the account of such Issuing Bank or Lender, as the case may be, a certified copy of an official receipt (or other evidence acceptable to such Issuing Bank or Lender, acting reasonably) received by the Borrower or such Guarantor showing payment thereof. Without duplication, after any payment of Taxes by any Credit Party or the Administrative Agent to a Governmental Authority as provided in this Section 5.4, the Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower, as the case may be, a copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Administrative Agent, as the case may be.
(b)
The Borrower shall timely pay and shall indemnify and hold harmless the Administrative Agent, the Collateral Agent and each Lender with regard to any Other Taxes (whether or not such Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority).
(c)
The Borrower shall indemnify and hold harmless the Administrative Agent, the Collateral Agent and each Lender within 15 Business Days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes imposed on the Administrative Agent, the Collateral Agent or such Lender, as the case may be (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 5.4), and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth in reasonable detail the basis and calculation of the amount of such payment or liability delivered to the Borrower by a Lender, the Administrative Agent or the Collateral Agent (as applicable) on its own behalf or on behalf of a Lender shall be conclusive absent manifest error.

(d)
Each Lender shall deliver to the Borrower and the Administrative Agent, at such time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law and such other reasonably requested information as will permit the Borrower or the Administrative Agent, as the case may be, to determine (i) whether or not any payments made hereunder or under any other Credit Document are subject to Taxes, (ii) if applicable, the required rate of withholding or deduction, and (iii) such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of any payments to be made to such Lender by any Credit Party pursuant to any Credit Document or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdiction. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.
(e)
Without limiting the generality of Section 5.4(d), each Non-U.S. Lender with respect to any Loan made to the Borrower shall, to the extent it is legally eligible to do so:
(i)
deliver to the Borrower and the Administrative Agent, prior to the date on which the first payment to the Non-U.S. Lender is due hereunder, two copies of (A) in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, United States Internal Revenue Service Form W-8BEN (or any applicable successor form) (together with a certificate (substantially in the form of Exhibit K hereto) representing that such Non-U.S. Lender is not a bank for purposes of Section 881(c) of the Code, is not a “10-percent shareholder” (within the meaning of Section 871(h) (3)(B) of the Code) of the Borrower, is not a CFC related to the Borrower (within the meaning of Section 864(d)(4) of the Code) and the interest payments in question are not effectively connected with the conduct by such Lender of a trade or business within the United States), (B) Internal Revenue Service Form W-8BEN or Form W-8ECI (or any applicable successor form), in each case properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or reduced rate of, U.S. federal withholding tax on payments by the Borrower under this Agreement, (C) Internal Revenue Service Form W-8IMY (or any applicable successor form) and all necessary attachments (including the forms described in clauses (A) and (B) above, provided that if the Non-U.S. Lender is a partnership, and one or more of the partners is claiming portfolio interest treatment, the Non-Bank Tax Certificate substantially in the form of Exhibit K may be provided by such Non-U.S. Lender on behalf of such partners) or (D) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made; and
(ii)
deliver to the Borrower and the Administrative Agent two further copies of any such form or certification (or any applicable successor form) on or before the date that any such form or certification expires or becomes obsolete or invalid, after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower and the Administrative Agent, and from time to time thereafter if reasonably requested by the Borrower or the Administrative Agent.

Any Non-U.S. Lender that becomes legally ineligible to update any form or certification previously delivered shall promptly notify the Borrower and the Administrative Agent in writing of such Non-U.S. Lender’s inability to do so.

Each Person that shall become a Participant pursuant to Section 13.6 or a Lender pursuant to Section 13.6 shall, upon the effectiveness of the related transfer, be required to provide all the forms and statements required pursuant to this Section 5.4(e); provided that in the case of a Participant such Participant shall furnish all such required forms and statements to the Person from which the related participation shall have been purchased.

In addition, to the extent it is legally eligible to do so, each Agent shall deliver to the Borrower (x)(I) prior to the date on which the first payment by the Borrower is due hereunder or (II) prior to the first date on or after the date on which such Agent becomes a successor Agent pursuant to Section 12.9 on which payment by the Borrower is due hereunder, as applicable, two copies of a properly completed and executed IRS Form W-9 certifying its exemption from U.S. Federal backup withholding or a properly completed and executed applicable IRS Form W-8 certifying its non-U.S. status and its entitlement to any treaty benefits, and (y) on or before the date on which any such previously delivered documentation expires or becomes obsolete or invalid, after the occurrence of any event requiring a change in the most recent documentation previously delivered by it to the Borrower, and from time to time if reasonably requested by the Borrower, two further copies of such documentation.

(f)
If any Lender, any Issuing Bank, the Administrative Agent or the Collateral Agent, as applicable, determines, in its sole discretion, that it had received a refund of an Indemnified Tax or Other Tax for which a payment has been made by the Borrower or any Guarantor pursuant to this Agreement or any other Credit Document, which refund in the good faith judgment of such Lender, such Issuing Bank, the Administrative Agent or the Collateral Agent, as the case may be, is attributable to such payment made by the Borrower or any Guarantor, then the Lender, the Issuing Bank, the Administrative Agent or the Collateral Agent, as the case may be, shall reimburse the Borrower or such Guarantor for such amount (net of all reasonable out-of-pocket expenses of such Lender, such Issuing Bank, the Administrative Agent or the Collateral Agent, as the case may be, and without interest other than any interest received thereon from the relevant Governmental Authority with respect to such refund) as the Lender, the Issuing Bank, the Administrative Agent or the Collateral Agent, as the case may be, determines in its sole discretion to be the proportion of the refund as will leave it, after such reimbursement, in no better or worse position (taking into account expenses or any taxes imposed on the refund) than it would have been in if the payment had not been required; provided that the Borrower or such Guarantor, upon the request of the Lender, the Issuing Bank, the Administrative Agent or the Collateral Agent, agrees to repay the amount paid over to the Borrower or such Guarantor (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Lender, the Issuing Bank, the Administrative Agent or the Collateral Agent in the event the Lender, the Issuing Bank, the Administrative Agent or the Collateral Agent is required to repay such refund to such Governmental Authority. In such event, such Lender, such Issuing Bank, the Administrative Agent or the Collateral Agent, as the case may be, shall, at the Borrower’s request, provide the Borrower with a copy of any notice of assessment or other evidence of the requirement to repay such refund received from the relevant Governmental Authority (provided that such Lender, such Issuing Bank, the Administrative Agent or the Collateral Agent may delete any information therein that it deems confidential). A Lender, an Issuing Bank, the Administrative Agent or the Collateral Agent shall claim any refund that it determines is available to it, unless it concludes in its sole discretion that it would be adversely affected by making such a claim. No Lender nor any Issuing Bank nor the Administrative Agent nor the Collateral Agent shall be obliged to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Credit Party in connection with this clause (f) or any other provision of this Section 5.4.

(g)
If the Borrower determines that a reasonable basis exists for contesting an Indemnified Tax or Other Tax for which a Credit Party has paid additional amounts or indemnification payments, each Lender or Agent, as the case may be, shall use reasonable efforts to cooperate with the Borrower as the Borrower may reasonably request in challenging such Tax. The Borrower shall indemnify and hold each Lender and Agent harmless against any out-of- pocket expenses incurred by such Person in connection with any request made by the Borrower pursuant to this Section 5.4(g). Nothing in this Section 5.4(g) shall obligate any Lender or Agent to take any action that such Person, in its sole judgment, determines may result in a material detriment to such Person.
(h)
Each U.S. Lender shall deliver to the Borrower and the Administrative Agent two Internal Revenue Service Forms W-9 (or substitute or successor form), properly completed and duly executed, certifying that such U.S. Lender is exempt from United States federal backup withholding (i) on or prior to the Closing Date (or on or prior to the date it becomes a party to this Agreement), (ii) on or before the date that such form expires or becomes obsolete or invalid, (iii) after the occurrence of a change in the U.S. Lender’s circumstances requiring a change in the most recent form previously delivered by it to the Borrower and the Administrative Agent, and (iv) from time to time thereafter if reasonably requested by the Borrower or the Administrative Agent. Any U.S. Lender that becomes legally ineligible to update any form or certification previously delivered shall promptly notify the Borrower and the Administrative Agent in writing of such U.S. Lender’s inability to do so.
(i)
If a payment made to any Lender or any Agent under this Agreement or any other Credit Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender or such Agent were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender or such Agent shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA, to determine whether such Lender has or has not complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this Section 5.4(i), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(j)
For the avoidance of doubt, for purposes of this Section 5.4, the term “Lender” includes any Issuing Bank and any Swingline Lender.
(k)
The agreements in this Section 5.4 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
5.5
Computations of Interest and Fees.
(a)
Except as provided in the next succeeding sentence, Interest on all Loans shall be calculated on the basis of a 360-day year for the actual days elapsed. Interest on ABR Loans in respect of which the rate of interest is calculated on the basis of the Prime Rate shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. All interest hereunder on any Loan shall be computed on a daily basis based upon the outstanding principal amount of such Loan as of the applicable date of determination. A determination of the applicable Alternate Base Rate, Adjusted Term SOFR Rate, Term SOFR Rate, Adjusted Daily Simple SOFR or Daily Simple SOFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

(b)
Fees and the average daily Stated Amount of Letters of Credit shall be calculated on the basis of a 360-day year for the actual days elapsed.
5.6
Limit on Rate of Interest.
(a)
No Payment Shall Exceed Lawful Rate. Notwithstanding any other term of this Agreement, the Borrower shall not be obligated to pay any interest or other amounts under or in connection with this Agreement or otherwise in respect to any of the Obligations in excess of the amount or rate permitted under or consistent with any applicable law, rule or regulation.
(b)
Payment at Highest Lawful Rate. If the Borrower is not obliged to make a payment that it would otherwise be required to make, as a result of Section 5.6(a), the Borrower shall make such payment to the maximum extent permitted by or consistent with applicable laws, rules and regulations.
(c)
Adjustment if Any Payment Exceeds Lawful Rate. If any provision of this Agreement or any of the other Credit Documents would obligate the Borrower or any other Credit Party to make any payment of interest or other amount payable to any Lender in an amount or calculated at a rate that would be prohibited by any applicable Requirement of Law, then notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by applicable Requirements of Law, such adjustment to be effected, to the extent necessary, by reducing the amount or rate of interest required to be paid by the Borrower to the affected Lender under Section 2.8.
(d)
Rebate of Excess Interest. Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if any Lender shall have received from the Borrower an amount in excess of the maximum permitted by any applicable Requirement of Law, then the Borrower shall be entitled, by notice in writing to the Administrative Agent to obtain reimbursement from that Lender in an amount equal to such excess, and pending such reimbursement, such amount shall be deemed to be an amount payable by that Lender to the Borrower.
Section 6.
Conditions Precedent to Initial Borrowing.

The initial Borrowing under this Agreement is subject to the satisfaction of the following conditions precedent, except as otherwise agreed or waived pursuant to Section 13.1.

(a)
The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.
(b)
The Administrative Agent shall have received, on behalf of itself and the Secured Parties on the Closing Date, a written opinion of (i) Vinson & Elkins LLP, counsel to the Credit Parties, and (ii) each local counsel specified on Schedule 6(b), in each case (A) dated the Closing Date, (B) addressed to the Administrative Agent, the Collateral Agent, the Lenders and each Issuing Bank and (C) in form and substance reasonably satisfactory to the Administrative Agent. The Borrower, the other Credit Parties and the Administrative Agent hereby instruct such counsels to deliver such legal opinions.
(c)
The Administrative Agent shall have received, in the case of each Credit Party, each of the items referred to in subclauses (i), (ii) and (iii) below:

(i)
a copy of the certificate or articles of incorporation, certificate of limited partnership or certificate of formation, including all amendments thereto, of each Credit Party, in each case, certified as of a recent date by the Secretary of State (or other similar official) of the jurisdiction of its organization, and a certificate as to the good standing (to the extent such concept or a similar concept exists under the laws of such jurisdiction) of each such Credit Party as of a recent date from such Secretary of State (or other similar official);
(ii)
a certificate of the Secretary or Assistant Secretary or similar officer of each Credit Party dated the Closing Date and certifying:
(A)
that attached thereto is a true and complete copy of the bylaws (or partnership agreement, limited liability company agreement or other equivalent governing documents) of such Credit Party as in effect on the Closing Date and at all times immediately prior to and after the date of the resolutions described in clause (B) below,
(B)
that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors (or managing general partner, managing member or equivalent) of such Credit Party authorizing the execution, delivery and performance of the Credit Documents to which such person is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect on the Closing Date,
(C)
that the certificate or articles of incorporation, certificate of limited partnership, articles of incorporation or certificate of formation of such Credit Party has not been amended since the date of the last amendment thereto disclosed pursuant to subclause (i) above,
(D)
as to the incumbency and specimen signature of each officer executing any Credit Document or any other document delivered in connection herewith on behalf of such Credit Party, and
(E)
as to the absence of any pending proceeding for the dissolution or liquidation of such Credit Party; and
(iii)
a certificate of a director or an officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary or similar officer executing the certificate pursuant to subclause (ii) above.
(d)
The Guarantee shall be in full force and effect.
(e)
Except for any items referred to on Schedule 9.13(b):
(i)
The Collateral Agreement, all other Security Documents and other documents and instruments, including Uniform Commercial Code or other applicable personal property and financing statements, reasonably requested by the Collateral Agent to be filed, registered or recorded to create the Liens intended to be created by any Security Document and perfect such Liens to the extent required by, and with the priority required by, such Security Document shall have been delivered to the Collateral Agent for filing, registration or recording and none of the

Collateral shall be subject to any other pledges, security interests or mortgages, except for Liens permitted under Section 10.2.
(ii)
All Equity Interests of the Borrower and all Equity Interests of each Material Subsidiary directly owned by the Borrower or any Subsidiary Guarantor, in each case as of the Closing Date, shall have been pledged pursuant to the Collateral Agreement (except that such Credit Parties shall not be required to pledge any Excluded Equity Interests) and the Collateral Agent shall have received all certificates, if any, representing such securities pledged under the Collateral Agreement, accompanied by instruments of transfer and/or undated powers endorsed in blank.
(iii)
Except with respect to intercompany Indebtedness, all evidences of Indebtedness for borrowed money in a principal amount in excess of $10,000,000 (individually) that is owing to the Borrower or any Subsidiary Guarantor shall be evidenced by a promissory note and shall have been pledged pursuant to the Collateral Agreement, and the Collateral Agent shall have received all such promissory notes, together with undated instruments of transfer with respect thereto endorsed in blank.
(iv)
All Indebtedness of the Borrower and each of the Restricted Subsidiaries that is owing to any Credit Party shall be evidenced by the Intercompany Note, which shall be executed and delivered by the Borrower and each of the Restricted Subsidiaries and shall have been pledged pursuant to the Collateral Agreement, and the Collateral Agent shall have received such Intercompany Note, together with undated instruments of transfer with respect thereto endorsed in blank.
(f)
Each of the Corporate Reorganization and Merger Transactions, the 2018 Junior Lien Note Exchange and each other transaction contemplated under the Transaction Agreement, shall have been consummated, or substantially simultaneously with the initial Borrowing under this Agreement, will be consummated, in all material respects in accordance with the terms of the Transaction Agreement, without giving effect to any modification, consent or waiver thereto that is materially adverse to the interests of the Administrative Agent, the Collateral Agent or the Lenders (in their capacities as such) without the consent of each of the Administrative Agent, the Collateral Agent and the Lenders.
(g)
[Intentionally Blank.]
(h)
The Administrative Agent shall have received (i) true, correct and complete copies of the Historical Financial Statements, (ii) a pro forma balance sheet as of December 31, 2017, for the Borrower and its Restricted Subsidiaries after giving effect to the Transactions, and (iii) a pro forma capitalization table of the Borrower and its Restricted Subsidiaries after giving effect to the Transactions.
(i)
On the Closing Date, the Administrative Agent shall have received a solvency certificate substantially in the form of Exhibit J hereto and signed by a Financial Officer of the Borrower.
(j)
The Agents shall have received all fees payable thereto or to any Lender (including any agent and arranger in respect of this Facility) on or prior to the Closing Date and, to the extent invoiced at least three (3) Business Days prior to the Closing Date, all other amounts due and payable pursuant to the Credit Documents on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses (including reasonable fees, charges and disbursements of Mayer Brown LLP) required to be reimbursed or paid by the Credit Parties hereunder or under any Credit Document.

(k)
The Administrative Agent and the Lenders shall have received, at least three (3) Business Days prior to the Closing Date, all documentation and other information about the Borrower and the Guarantors as has been reasonably requested in writing at least five (5) Business Days prior to the Closing Date by the Administrative Agent and the Lenders that they reasonably determine is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act.
(l)
Since December 31, 2017, no change, event, circumstance, development, state of facts, or condition shall have occurred (or existed, as applicable) that would, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.
(m)
The Administrative Agent and each of the Lenders shall have received the Initial Reserve Report and the Closing Date Reserve Report.
(n)
The Administrative Agent shall have received, in the case of a Borrowing, a Borrowing Request as required by Section 2.3(a)(i) or, in the case of a Letter of Credit extension, the applicable Issuing Bank and the Administrative Agent shall have received a Letter of Credit Application as required by Section 3.2(a).
(o)
The Administrative Agent shall have received the Intercreditor Agreement executed and delivered by the Borrower, each Subsidiary Guarantor, and each other representative of the 2018 Junior Lien Notes.
(p)
The Administrative Agent shall have received Mortgages, executed and delivered by a duly Authorized Officer of the applicable Credit Parties in sufficient counterparts for the prompt recordation thereof, encumbering Mortgaged Properties that constitute Borrowing Base Properties evaluated in the Initial Reserve Report having a PV-10 sufficient to satisfy the Collateral Coverage Minimum.
(q)
After giving effect to all Loans to be made and Letters of Credit to be issued hereunder and the consummation of the Transactions on the date of the initial Credit Event, Availability shall be not less than $300,000,000.
(r)
The Administrative Agent shall have received (i) customary UCC lien search results with respect to the Borrower and the other Credit Parties in their respective jurisdictions of formation and (ii) county-level real property search results for the counties in which the Borrowing Base Properties are located.
(s)
No litigation by any Person or Governmental Authority shall be pending or threatened (i) with respect to the Transaction Agreement or the Transactions contemplated therein, this Agreement or any Credit Document or (ii) that the Administrative Agent shall determine has had, or could reasonably be expected to have, a Material Adverse Effect or materially and adversely affect this Agreement or the Collateral.
(t)
The Administrative Agent shall be reasonably satisfied with the environmental condition of the Borrowing Base Properties.
(u)
The Administrative Agent shall have received satisfactory title information with respect to Oil and Gas Properties of the Borrower and its Restricted Subsidiaries (including Stone Energy and its Subsidiaries) comprising at least 85% of the PV‑10 of all of the Proved Reserves evaluated in the Initial Reserve Report.

(v)
The Administrative Agent shall have received copies of insurance certificates, if applicable, evidencing the insurance required to be maintained by the Borrower and the Subsidiaries pursuant to Section 9.3, each of which shall name the Secured Parties as additional insureds on any such liability insurance and name the Collateral Agent as additional loss payee under any such property insurance, in each case in form and substance reasonably satisfactory to the Administrative Agent.
(w)
The Administrative Agent shall have received the schedule of Hedge Transactions described in Section 8.20 prepared as of a reasonably recent date (not exceeding ten (10) Business Days prior to the Closing Date).
(x)
After giving effect to the Transactions, none of Holdings, the Borrower or its or their Restricted Subsidiaries shall have any outstanding Indebtedness or preferred Equity Interests other than (i) the Loans and Letters of Credit, (ii) the 2018 Junior Lien Notes, (iii) the Stone Energy Notes, and (iv) other Indebtedness permitted under Section 10.1.
(y)
The Administrative Agent shall have received duly executed mortgage releases and terminations, terminations of any financing statements and terminations of control agreements, with respect to any and all Liens, in each case, encumbering the properties or assets (including Oil and Gas Properties) of the Borrower or its Restricted Subsidiaries (including Stone Energy and its Subsidiaries), including, without limitation, any mortgages, financing statements, control agreements and other security documents securing the Existing Credit Agreements, except to the extent any such Lien constitutes a Permitted Lien.
(z)
The Administrative Agent and the Lenders shall have completed with satisfactory results all other business, legal, environmental, tax, financial and accounting due diligence with respect to the Borrower and its Restricted Subsidiaries, Stone Energy and its Subsidiaries and the Transactions.

The Administrative Agent shall notify the Borrower, the Issuing Banks and the Lenders of the Closing Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 13.1) at or prior to 11:59 p.m., New York City time, on May 31, 2018 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

Section 7.
Conditions Precedent to All Subsequent Credit Events.

The agreement of each Lender to make any Loan requested to be made by it (including on the Closing Date) (excluding Mandatory Borrowings and Loans required to be made by the Lenders in respect of Unpaid Drawings pursuant to Sections 3.3 and 3.4), and the obligation of any Issuing Bank to issue Letters of Credit on any date (other than any Existing Letter of Credit) after the Closing Date, is subject to the satisfaction of the following conditions precedent:

(a)
At the time of each such Credit Event and also after giving effect thereto, (i) no Default or Event of Default shall have occurred and be continuing and (ii) all representations and warranties made by any Credit Party contained herein or in the other Credit Documents shall be true and correct in all material respects (or, with respect to any such representations and warranties already qualified by materiality, Material Adverse Effect or a similar qualification, in all respects) with the same effect as though such representations and warranties had been made on and as of the date of such Credit Event (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (or, if already qualified by materiality, in all respects) as of such earlier date).

(b)
Prior to the making of each Loan (other than any Loan made pursuant to Section 3.4(a)) and each Swingline Loan, the Administrative Agent shall have received a Notice of Borrowing (whether in writing or by telephone) meeting the requirements of Section 2.3(a).
(c)
Prior to the issuance of each Letter of Credit (other than any Existing Letter of Credit), the Administrative Agent and the applicable Issuing Bank shall have received a Letter of Credit Application meeting the requirements of Section 3.2(a).
(d)
No Excess Cash. At the time of each Borrowing and also after giving effect thereto, the Borrower and the Restricted Subsidiaries, taken as a whole, shall not have any Excess Cash. No Borrowing shall, after giving pro forma effect to any intended use of proceeds in the ordinary course of business, be in an amount that would trigger a mandatory prepayment under Section 5.2(c). Any Notice of Borrowing delivered by the Borrower shall include a certification (i) as to the intended use of proceeds from such Borrowing and (ii) that the conditions set forth in this Section 7(d) shall be satisfied (A) as of the date of such Notice of Borrowing and (B) after giving effect to the requested Borrowing.

The acceptance of the benefits of each Credit Event after the Closing Date shall constitute a representation and warranty by each Credit Party to each of the Lenders that all the applicable conditions specified in Section 7 above have been satisfied as of that time.

Section 8.
Representations, Warranties and Agreements

In order to induce the Lenders to enter into this Agreement, to make the Loans and issue or participate in Letters of Credit as provided for herein, each of Holdings and the Borrower makes, on the date of each Credit Event, the following representations and warranties to, and agreements with, the Lenders, all of which shall survive the execution and delivery of this Agreement and the making of the Loans and the issuance of the Letters of Credit:

8.1
Corporate Status. Each of the Borrower, each Guarantor and each Material Subsidiary (a) is a duly organized and validly existing corporation or other entity in good standing (or, if applicable in a foreign jurisdiction, enjoys the equivalent status under the laws of such jurisdiction of organization outside the United States) under the laws of the jurisdiction of its organization and has the corporate or other organizational power and authority to own its property and assets and to transact its business as now conducted and (b) has duly qualified and is authorized to do business and is in good standing (if applicable) in all jurisdictions where it is required to be so qualified, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect.
8.2
Corporate Power and Authority; Enforceability. Each Credit Party has the corporate or other organizational power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is a party and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Credit Documents to which it is a party. Each Credit Party has duly executed and delivered each Credit Document to which it is a party and each such Credit Document constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or law).
8.3
No Violation. None of the execution, delivery or performance by any Credit Party of the Credit Documents to which it is a party or the compliance with the terms and provisions thereof will contravene any

Requirement of Law except to the extent such contravention would not reasonably be expected to result in a Material Adverse Effect, result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of such Credit Party or any of the Restricted Subsidiaries (other than Liens created under the Credit Documents and Liens permitted hereunder) pursuant to the terms of any indenture, loan agreement, lease agreement, mortgage, deed of trust, agreement or other instrument to which such Credit Party or any of the Restricted Subsidiaries is a party or by which it or any of its property or assets is bound (any such term, covenant, condition or provision, a “Contractual Requirement”) except to the extent such breach, default or Lien that would not reasonably be expected to result in a Material Adverse Effect or violate any provision of the certificate of incorporation, by-laws or other organizational documents of such Credit Party or any of the Restricted Subsidiaries.
8.4
Litigation. Except as set forth on Schedule 8.4, there are no actions, suits or proceedings (including Environmental Claims) pending or, to the knowledge of either Holdings or the Borrower, threatened with respect to Holdings, the Borrower or any of its Restricted Subsidiaries that would reasonably be expected to result in a Material Adverse Effect.
8.5
Margin Regulations. Neither the making of any Loan hereunder nor the use of the proceeds thereof will violate the provisions of Regulation T, Regulation U or Regulation X of the Board.
8.6
Governmental Approvals. The execution, delivery and performance of each Credit Document do not require any consent or approval of, registration or filing with, or other action by, any Governmental Authority, except for (a) such as have been obtained or made and are in full force and effect, (b) filings and recordings in respect of the Liens created pursuant to the Security Documents and (c) such consents, approvals, registrations, filings or actions the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect.
8.7
Investment Company Act. No Credit Party is required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
8.8
True and Complete Disclosure.
(a)
All written information (other than the Budget, estimates and information of a general economic nature or general industry nature) (the “Information”) concerning Holdings, the Intermediate Entities, the Borrower, the Subsidiaries, the Transactions and any other transactions contemplated hereby included in the Information Memorandum or otherwise prepared by or on behalf of the foregoing or their representatives and made available to any Lenders or the Administrative Agent in connection with the Transactions or the other transactions contemplated hereby, when taken as a whole, was true and correct in all material respects, as of the date such Information was furnished to the Lenders and as of the Closing Date (with respect to Information provided prior to the Closing Date) and did not, taken as a whole, contain any untrue statement of a material fact as of any such date or omit to state a material fact necessary in order to make the statements contained therein, taken as a whole, not materially misleading in light of the circumstances under which such statements were made. As of the First Amendment Effective Date, to the best knowledge of Holdings and of the Borrower, the information include in the Beneficial Ownership Certification provided on or prior to the First Amendment Effective Date to any Lender in connection with this Agreement is true and correct in all respects.
(b)
The Budget and estimates and information of a general economic nature or general industry nature prepared by or on behalf of the Borrower or any of its representatives and that have been made available to any Lenders or the Administrative Agent in connection with the Transactions or the other transactions contemplated hereby have been prepared in good faith based upon assumptions believed by the Borrower to be reasonable as of the date thereof (it being understood that actual results may vary materially from the Budget), as of the date such Budget and estimates were furnished to the Lenders and (with respect to any such Budget, estimates or information of a general economic nature or general industry nature provided prior to the Closing Date) as of the Closing Date.
8.9
Financial Condition; Financial Statements.
(a)
The Historical Financial Statements present fairly in all material respects the consolidated financial position of each of the Borrower and its consolidated Subsidiaries and Stone Energy and its consolidated Subsidiaries at the date of such information and for the period covered thereby and have been prepared in accordance with GAAP consistently applied except to the extent provided in the notes thereto, if any, subject, in the case of the unaudited financial information, to changes resulting from audit, normal year-end audit adjustments and to the absence of footnotes.
(b)
As of the Closing Date (and after giving effect to the consummation of the Transactions), neither the Borrower nor any Restricted Subsidiary has any material Indebtedness (including Disqualified Stock), any material guarantee obligations, contingent liabilities, off balance sheet liabilities, partnership liabilities for taxes or unusual forward or long-term commitments that, in each case, are not reflected or provided for in the Historical Financial Statements or the pro forma financial statements referred to in Section 6.01(h), except as would not reasonably be expected to result in a Material Adverse Effect.
8.10
Tax Matters. Except where the failure of which would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, (a) each of the Borrower and the Subsidiaries has filed all federal income Tax returns and all other Tax returns, domestic and foreign, required to be filed by it (including in its capacity as withholding agent) and has paid all Taxes payable by it that have become due, other than those (i) not yet delinquent or (ii) being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided to the extent required by and in accordance with GAAP (or in the case of a Foreign Subsidiary, the comparable accounting principles in the relevant jurisdiction) and (b) the Borrower and each of the Subsidiaries have provided adequate reserves in accordance with GAAP (or in the case of a Foreign Subsidiary, the comparable accounting principles in the relevant jurisdiction) for all Taxes of the Borrower and the Subsidiaries not yet due and payable.
8.11
Compliance with ERISA.
(a)
Each Plan is in compliance with ERISA, the Code and any applicable Requirement of Law; no Reportable Event has occurred (or is reasonably likely to occur) with respect to any Plan; no Plan is “insolvent” (within the meaning of Section 4245 of ERISA) or in “reorganization” (within the meaning of Section 4245 of ERISA) (or is reasonably likely to be insolvent or in reorganization) or is in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA), and no written notice of any such insolvency, reorganization, or endangered or critical status has been given to the Borrower or, to the knowledge of the Borrower, any ERISA Affiliate; each Plan that is subject to Title IV of ERISA has satisfied the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, and there has been no determination that any such Plan is, or is expected to be, in “at risk” status (within the meaning of Section 303(i)(4) of ERISA); none of the Borrower or any ERISA Affiliate has incurred (or is reasonably likely to incur) any liability to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA or Section 4971 or 4975 of the Code nor has the Borrower or, to the knowledge of the Borrower, any ERISA Affiliate, been notified in writing that it will incur any liability under any of the foregoing Sections with respect to any Plan; no proceedings have been instituted (or are reasonably likely to be instituted) to terminate or to reorganize any Plan or to appoint a trustee to administer any Plan, and no written notice of any such proceedings has been given to the Borrower or, to the knowledge of the Borrower, any ERISA Affiliate; and no lien imposed under the Code or ERISA on the assets of the Borrower or any ERISA Affiliate exists (or is reasonably likely to exist) nor has the Borrower or, to the knowledge of the Borrower, any ERISA Affiliate been notified in writing that such a lien will be imposed on the assets of the Borrower or any ERISA Affiliate on account of any Plan, except to the extent that a breach of any of the representations or warranties in this Section 8.11(a) would not result, individually or in the aggregate, in an amount of liability that would be reasonably likely to have a Material Adverse Effect. No Plan (other than a Multiemployer Plan) has an Unfunded Current Liability that would, individually or when taken together with any other liabilities referenced in this Section 8.11(a), be reasonably likely to have a Material Adverse Effect. With respect to Plans that are Multiemployer Plans, the representations and warranties in this Section 8.11(a), other than any made with respect to (i) liability under Section 4201 or 4204 of ERISA or (ii) liability for “termination” or “reorganization” (within the meaning of Title IV of ERISA) of such Plans under ERISA, are made to the best knowledge of the Borrower.
(b)
All Foreign Plans are in compliance with, and have been established, administered and operated in accordance with, the terms of such Foreign Plans and applicable law, except for any failure to so comply, establish, administer or operate the Foreign Plans as would not reasonably be expected to have a Material Adverse Effect. All contributions or other payments that are due with respect to each Foreign Plan have been made in full and there are no funding deficiencies thereunder, except to the extent any such events would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
8.12
Subsidiaries. Schedule 8.12 lists each Subsidiary of the Borrower (and the direct and indirect ownership interest of the Borrower therein), in each case existing on the Closing Date (after giving effect to the Transactions). Each Guarantor, Material Subsidiary and Unrestricted Subsidiary as of the Closing Date has been so designated on Schedule 8.12.
8.13
Intellectual Property. The Borrower and each of the Restricted Subsidiaries own or have obtained valid rights to use all intellectual property, free from any burdensome restrictions, that is necessary for the operation of their respective businesses as currently conducted and as proposed to be conducted, except where the failure to obtain any such rights would not reasonably be expected to have a Material Adverse Effect. The operation of the respective businesses of the Borrower and each of the Restricted Subsidiaries, as currently conducted and as proposed to be conducted, do not infringe, misappropriate, violate or otherwise conflict with the proprietary rights of any third party have obtained all intellectual property, except as would not reasonably be expected to have a Material Adverse Effect.
8.14
Environmental Laws. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:
(a)
(i) the Borrower and each of the Subsidiaries and all Oil and Gas Properties are in compliance with all Environmental Laws; (ii) neither the Borrower nor any Subsidiary has received written notice of any Environmental Claim or any other liability under any Environmental Law; (iii) neither the Borrower nor any Subsidiary is conducting any investigation, removal, remedial or other corrective action pursuant to any Environmental Law at any location; and (iv) no underground storage tank or related piping, or any impoundment or disposal area containing Hazardous Materials has been used by the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower, is located at, on or under any Oil and Gas Properties currently owned or leased by the Borrower or any of its Subsidiaries.

(b)
Neither the Borrower nor any of the Subsidiaries has treated, stored, transported, released or disposed or arranged for disposal or transport for disposal of Hazardous Materials at, on, under or from any currently or formerly owned or leased Oil and Gas Properties or facility in a manner that would reasonably be expected to give rise to liability of the Borrower or any Subsidiary under Environmental Law.
8.15
Properties.
(a)
Each Credit Party has good and defensible title to the Borrowing Base Properties evaluated in the most recently delivered Reserve Report (other than those (i) in the case of the Initial Reserve Report, disposed of prior to the Closing Date and identified to the Administrative Agent in writing or, in the case of any Reserve Report delivered after the Closing Date, disposed of in compliance with Section 10.4 since delivery of such Reserve Report, (ii) leases that have expired in accordance with their terms and (iii) with title defects disclosed in writing to the Administrative Agent), and valid title to all its material personal properties, in each case, free and clear of all Liens other than Liens permitted by Section 10.2, except in each case where the failure to have such title would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. After giving full effect to the Liens permitted by Section 10.2, the Borrower or the Restricted Subsidiary specified as the owner owns the working interests and net revenue interests attributable to the Hydrocarbon Interests as reflected in the most recently delivered Reserve Report, and the ownership of such properties shall not in any material respect obligate the Borrower or such Restricted Subsidiary to bear the costs and expenses relating to the maintenance, development and operations of each such property in an amount in excess of the working interest of each property set forth in the most recently delivered Reserve Report that is not offset by a corresponding proportionate increase in the Borrower’s or such Restricted Subsidiary’s net revenue interest in such property.
(b)
All material leases and agreements necessary for the conduct of the business of the Borrower and the Restricted Subsidiaries are valid and subsisting, in full force and effect, except to the extent that any such failure to be valid or subsisting would not reasonably be expected to have a Material Adverse Effect.
(c)
The rights and properties presently owned, leased or licensed by the Credit Parties including all easements and rights of way, include all rights and properties necessary to permit the Credit Parties to conduct their respective businesses as currently conducted, except to the extent any failure to have any such rights or properties would not reasonably be expected to have a Material Adverse Effect.
(d)
All of the properties of the Borrower and the Restricted Subsidiaries that are reasonably necessary for the operation of their businesses are in good working condition and are maintained in accordance with prudent business standards, except to the extent any failure to satisfy the foregoing would reasonably be expected to have a Material Adverse Effect.
8.16
Solvency. On the Closing Date (after giving effect to the consummation of the Transactions (including the execution and delivery of this Agreement, the making of the Closing Date Loans and the use of proceeds of such Closing Date Loans on the Closing Date)), (i) the Borrower on a consolidated basis with its Restricted Subsidiaries will be Solvent and (ii) the Borrower does not intend to, and the Borrower does not believe that it or any of its Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing and amounts of cash to be received by it or any such Subsidiary and the timing and amounts of cash to be payable on or in respect of its debt or the debt of any such Subsidiary.
8.17
Insurance. The properties of the Borrower and the Restricted Subsidiaries are insured in the manner contemplated by Section 9.3.

8.18
Deposit Accounts; Securities Accounts; Commodities Accounts. Schedule 8.18 sets forth, as of the Closing Date, a true and complete list of all deposit accounts, securities accounts and commodities accounts of any Credit Party (including any Excluded Accounts on the Closing Date, which have been identified as such on Schedule 8.18).
8.19
Creation of Liens. Upon the execution and delivery of the Security Documents in accordance herewith, the Liens granted and to be granted by any Credit Party to the Collateral Agent for the benefit of the Secured Parties, constitute validly created, and when the filing and recordation thereof with the appropriate filing or recording officers in each of the necessary jurisdictions has been completed, perfected and first priority Liens, subject only to Liens permitted to have priority under Section 10.2.
8.20
Hedge Transactions. Schedule 8.20 sets forth, as of a reasonably recent date prior to the Closing Date, a true and complete list of all material commodity Hedge Transactions of each Credit Party, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value thereof (as of the last Business Day of the most recent fiscal quarter preceding the Closing Date and for which a mark to market value is reasonably available), all credit support agreements relating thereto (including, to the extent permitted hereunder, any margin required or supplied) and the counterparty to each such agreement.
8.21
Patriot Act; Sanctions; Anti-Corruption; Anti-Money Laundering.
(a)
Each Credit Party is in compliance in all material respects with the material provisions of the Patriot Act, and the Borrower has provided to the Administrative Agent all information related to the Credit Parties (including but not limited to names, addresses and tax identification numbers (if applicable)) reasonably requested in writing by the Administrative Agent and mutually agreed to be required by the Patriot Act to be obtained by the Administrative Agent or any Lender.
(b)
The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions, and the Borrower, its Subsidiaries and their respective officers and directors and to the knowledge of the Borrower its employees and agents, are in compliance with Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions in all material respects. None of (i) the Borrower, any Subsidiary or to the knowledge of the Borrower or such Subsidiary any of their respective directors, officers or employees, or (ii) to the knowledge of the Borrower, any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing or Letter of Credit, use of proceeds or other transaction contemplated by this Agreement will violate any Anti-Corruption Law, Anti-Money Laundering Laws or applicable Sanctions.
8.22
No Material Adverse Effect. There has been no event or circumstance that has had or would reasonably be expected to have a Material Adverse Effect since December 31, 2017.
8.23
Foreign Corrupt Practices Act. None of the Borrower or any of the Restricted Subsidiaries, nor, to the knowledge of the Borrower or any of the Restricted Subsidiaries, or any of their directors, officers, agents or employees has (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (b) made any direct or indirect unlawful payment to any government official or employee from corporate funds, (c) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977 or the Bribery Act 2010 of the United Kingdom or similar law of the European Union or any European Union Member State or similar law of a jurisdiction in which the Borrower or any of the Restricted

Subsidiaries conduct their business and to which they are lawfully subject or (d) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment.
8.24
Direct Benefit. The initial Borrowing hereunder and all additional Borrowings are for the direct benefit of the Borrower and its Restricted Subsidiaries. The Borrower and its Restricted Subsidiaries shall engage as an integrated group in the business of oil and gas exploration and related activities and certain other legal business purposes, and any benefits to the Borrower and its Restricted Subsidiaries is a benefit to all of them, both directly or indirectly, inasmuch as the successful operation and condition of the Borrower and its Restricted Subsidiaries is dependent upon the continued successful performance of the functions of the integrated group as a whole.
8.25
Plan Assets; Prohibited Transactions. None of the Borrower or any of its Subsidiaries is an entity deemed to hold “plan assets” (within the meaning of the Plan Asset Regulations), and neither the execution, delivery nor performance of the transactions contemplated under this Agreement, including the making of any Loan and the issuance of any Letter of Credit hereunder, will give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.
8.26
Affected Financial Institutions. No Credit Party is an Affected Financial Institution.
Section 9.
Affirmative Covenants.

The Borrower hereby covenants and agrees that on the Closing Date and thereafter, until the Total Commitment and each Letter of Credit have terminated (unless such Letters of Credit have been collateralized on terms and conditions reasonably satisfactory to each applicable Issuing Bank following the termination of the Total Commitment) and the Loans, the Swingline Loans and Unpaid Drawings, together with interest, fees and all other Obligations incurred hereunder (other than Hedging Obligations under Secured Hedge Transactions, Cash Management Obligations under Secured Cash Management Agreements or contingent indemnification obligations not then due and payable), are paid in full:

9.1
Information Covenants. The Borrower will furnish (or in the case of Section 9.1(k), use commercially reasonable efforts to prepare and furnish) to the Administrative Agent (which shall promptly make such information available to the Lenders in accordance with its customary practice):
(a)
Annual Financial Statements. Within five (5) Business Days after the date on which such financial statements are required to be filed with the SEC (after giving effect to any permitted extensions) (or, if such financial statements are not required to be filed with the SEC, on or before the date that is 105 days after the end of each such fiscal year), the audited consolidated balance sheets of the Borrower and the Subsidiaries and, if different, the Borrower and the Restricted Domestic Subsidiaries and, in each case as at the end of such fiscal year, and the related consolidated statements of operations, shareholders’ equity and cash flows for such fiscal year, setting forth comparative consolidated figures for the preceding fiscal years (or, in lieu of such audited financial statements of the Borrower and the Restricted Domestic Subsidiaries, a detailed reconciliation, reflecting such financial information for the Borrower and the Restricted Domestic Subsidiaries, on the one hand, and the Borrower and the Subsidiaries, on the other hand, reflecting adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) and Restricted Subsidiaries that are not Restricted Domestic Subsidiaries (if any) from such consolidated financial statements) prepared in accordance with GAAP, and, except with respect to such reconciliation, certified by independent certified public accountants of recognized national standing whose opinion shall not be materially qualified with a “going concern” or like qualification or exception (other than with respect to, or resulting from, (x) the occurrence of the Maturity Date or the maturity date of the Junior Lien Notes, the EnVen Notes, any QuarterNorth Acquisition Debt, any Permitted Incremental Junior Lien Debt or any other

Permitted Additional Debt (or any Permitted Refinancing Indebtedness in respect of any of the foregoing) within one year from the date such opinion is delivered or (y) any potential inability to satisfy a Financial Performance Covenant on a future date or in a future period), together in any event, if the accounting firm is not restricted from providing such a certificate by its policies, with a certificate of such accounting firm stating that in the course of either (i) its regular audit of the business of the Borrower and its consolidated Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards or (ii) performing certain other procedures permitted by professional standards, such accounting firm has obtained no knowledge of any Event of Default relating to a Financial Performance Covenant that has occurred and is continuing or, if in the opinion of such accounting firm such an Event of Default has occurred and is continuing, a statement as to the nature thereof. Notwithstanding the foregoing, the obligations in this Section 9.1(a) may be satisfied with respect to financial information of the Borrower and its consolidated Subsidiaries by furnishing (A) the applicable financial statements of any direct or indirect parent of the Borrower or (B) the Borrower’s (or any direct or indirect parent thereof), as applicable, Form 10-K filed with the SEC; provided that, with respect to each of clauses (A) and (B), (1) to the extent such information relates to a Parent Entity of the Borrower, such information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such Parent Entity and its consolidated Subsidiaries, on the one hand, and the information relating to the Borrower and its consolidated Subsidiaries and the Borrower and its consolidated Restricted Domestic Subsidiaries on a standalone basis, on the other hand and (2) to the extent such information is in lieu of information required to be provided under the first sentence of this Section 9.1(a), such materials are accompanied by an opinion of an independent registered public accounting firm of recognized national standing, which opinion shall not be materially qualified with a “going concern” or like qualification or exception (other than with respect to, or resulting from, (x) the occurrence of the Maturity Date or the maturity date of the Junior Lien Notes, the EnVen Notes, any QuarterNorth Acquisition Debt, any Permitted Incremental Junior Lien Debt or any other Permitted Additional Debt (or any Permitted Refinancing Indebtedness in respect of any of the foregoing) within one year from the date such opinion is delivered or (y) any potential inability to satisfy a Financial Performance Covenant on a future date or in a future period).
(b)
Quarterly Financial Statements. Within five (5) Business Days after the date on which such financial statements are required to be filed with the SEC (after giving effect to any permitted extensions) with respect to each of the first three quarterly accounting periods in each fiscal year of the Borrower (or, if such financial statements are not required to be filed with the SEC, on or before the date that is 60 days after the end of each such quarterly accounting period), the consolidated balance sheets of the Borrower and the Subsidiaries and, if different, the Borrower and the Restricted Domestic Subsidiaries, in each case as at the end of such quarterly period and the related consolidated statements of operations, shareholders’ equity and cash flows for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, and setting forth comparative consolidated figures for the related periods in the prior fiscal year or, in the case of such consolidated balance sheet, for the last day of the prior fiscal year (or, in lieu of such unaudited financial statements of the Borrower and the Restricted Domestic Subsidiaries, a detailed reconciliation reflecting such financial information for the Borrower and the Restricted Domestic Subsidiaries, on the one hand, and the Borrower and the Subsidiaries, on the other hand, reflecting adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) and Restricted Subsidiaries that are not Restricted Domestic Subsidiaries (if any) from such consolidated financial statements), all of which shall be certified by a Financial Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows, of the Borrower and its consolidated Subsidiaries in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments and the absence of footnotes; provided that for the avoidance of doubt, the Borrower shall only be required to deliver the foregoing financial statements with respect to the fiscal quarter ended March 31, 2018, for the Borrower and its Subsidiaries (and if different, the Borrower and its Restricted Domestic Subsidiaries) without giving effect to the Transactions.

Notwithstanding the foregoing, the obligations in this Section 9.1(b) may be satisfied with respect to financial information of the Borrower and its consolidated Subsidiaries by furnishing (i) the applicable financial statements of any direct or indirect parent of the Borrower or (ii) the Borrower’s (or any direct or indirect parent thereof), as applicable, Form 10-Q filed with the SEC; provided that, with respect to each of clauses (i) and (ii), to the extent such information relates to a parent of the Borrower, such information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent and its consolidated Subsidiaries, on the one hand, and the information relating to the Borrower and its consolidated Subsidiaries and the Borrower and its consolidated Restricted Domestic Subsidiaries on a standalone basis, on the other.
(c)
Officer’s Certificates. At the time of the delivery of the financial statements provided for in Section 9.1(a) and Section 9.1(b), a certificate of a Financial Officer of the Borrower to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate shall set forth (i) beginning with the fiscal quarter ending September 30, 2018, the calculations required to establish whether the Borrower and its Restricted Domestic Subsidiaries were in compliance with a Financial Performance Covenant as at the end of such fiscal year or period, as the case may be, and (ii) a specification of any change in the identity of the Restricted Subsidiaries, Guarantors and Unrestricted Subsidiaries as at the end of such fiscal year or period, as the case may be, from the Restricted Subsidiaries, Guarantors and Unrestricted Subsidiaries, respectively, provided to the Lenders on the Closing Date or the most recent fiscal year or period, as the case may be.
(d)
Notice of Default; Litigation; Beneficial Ownership Certification. Promptly after an Authorized Officer of the Borrower or any of the Restricted Subsidiaries obtains actual knowledge thereof, notice of (i) the occurrence of any Default or Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto, (ii) any litigation or governmental proceeding pending against the Borrower or any of the Subsidiaries that would reasonably be expected to be determined adversely and, if so determined, to result in a Material Adverse Effect and (iii) any change in the information provided in the Beneficial Ownership Certification delivered to such Lender that would result in a change to the list of beneficial owners identified in such certification.
(e)
Environmental Matters. Promptly after obtaining actual knowledge of any one or more of the following environmental matters, unless such environmental matters would not, individually, or when aggregated with all other such matters, be reasonably expected to result in a Material Adverse Effect, notice of:
(i)
any pending or threatened Environmental Claim against any Credit Party or any Oil and Gas Properties;
(ii)
any condition or occurrence on any Oil and Gas Properties that (A) would reasonably be expected to result in noncompliance by any Credit Party with any applicable Environmental Law or (B) would reasonably be anticipated to form the basis of an Environmental Claim against any Credit Party or any Oil and Gas Properties;
(iii)
any condition or occurrence on any Oil and Gas Properties that would reasonably be anticipated to cause such Oil and Gas Properties to be subject to any restrictions on the ownership, occupancy, use or transferability of such Oil and Gas Properties under any Environmental Law; and

(iv)
the conduct of any investigation, or any removal, remedial or other corrective action in response to the actual or alleged presence, release or threatened release of any Hazardous Material on, at, under or from any Oil and Gas Properties.

All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the response thereto.

(f)
Other Information. (i) Promptly upon filing thereof, copies of any filings (including on Form 10-K, 10-Q or 8-K) or registration statements with, and reports to, the SEC or any analogous Governmental Authority in any relevant jurisdiction by the Borrower or any of the Subsidiaries (other than amendments to any registration statement (to the extent such registration statement, in the form it becomes effective, is delivered to the Administrative Agent), exhibits to any registration statement and, if applicable, any registration statements on Form S-8), (ii) copies of all financial statements, proxy statements, notices and reports that the Borrower or any of the Subsidiaries shall send to the holders of any publicly issued debt of the Borrower and/or any of the Subsidiaries, in each case in their capacity as such holders, lenders or agents (in each case to the extent not theretofore delivered to the Administrative Agent pursuant to this Agreement), (iii) with reasonable promptness, but subject to the limitations set forth in the last sentences of Section 9.2(a) and Section 13.6, such other information regarding the operations, business affairs and the financial condition of the Borrower or the Restricted Subsidiaries as the Administrative Agent on its own behalf or on behalf of any Lender (acting through the Administrative Agent) may reasonably request in writing from time to time and (iv) promptly following any request therefor, information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and Anti-money Laundering Laws, including the Patriot Act and the Beneficial Ownership Regulation.
(g)
Certificate of Authorized Officer – Hedge Transactions. Concurrently with any delivery of each Reserve Report, a certificate of an Authorized Officer of the Borrower, setting forth as of the last Business Day of the most recently ended fiscal year or period, as applicable, a true and complete list of all material commodity Hedge Transactions of the Borrower and each Credit Party, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark-to-market value thereof (as of the last Business Day of such fiscal year or period, as applicable and for which a mark-to-market value is reasonably available), any new credit support agreements relating thereto not listed on Schedule 8.20 or on any previously delivered certificate delivered pursuant to this clause (g), any margin required or supplied under any credit support document and the counterparty to each such agreement.
(h)
Certificate of Authorized Officer – Gas Imbalances. Concurrently with any delivery of each Reserve Report, a certificate of an Authorized Officer of the Borrower, certifying that as of the last Business Day of the most recently ended fiscal year or period, as applicable, except as specified in such certificate, on a net basis, there are no gas imbalances, take or pay or other prepayments exceeding 2.5 Bcfe of Hydrocarbon volumes (stated on a gas equivalent basis) in the aggregate, with respect to the Credit Parties’ Oil and Gas Properties that would require any Credit Party to deliver Hydrocarbons either generally or produced from their Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor.
(i)
Certificate of Authorized Officer – Production Report and Lease Operating Statement. Concurrently with any delivery of each Reserve Report in connection with a Scheduled Redetermination, a certificate of an Authorized Officer of the Borrower, setting forth, for each calendar month during the then current fiscal year to date, the volume of production of Hydrocarbons and sales attributable to production of Hydrocarbons (and the prices at which such sales were made and the revenues derived from such sales) for each such calendar month from the Borrowing Base Properties, and setting forth the related ad valorem, severance and production taxes and lease operating expenses attributable thereto for each such calendar month.
(j)
Lists of Purchasers. At the time of the delivery of the financial statements provided for in Section 9.1(a), a certificate of an Authorized Officer of the Borrower setting forth a list of Persons purchasing Hydrocarbons from the Borrower or any other Credit Party who collectively account for at least 85% of the revenues resulting from the sale of all Hydrocarbons from the Borrower and such other Credit Parties during the fiscal year for which such financial statements relate.
(k)
Budget. Within 105 days after the end of each fiscal year (beginning with (and 120 days in the case of) the fiscal year ending on or about December 31, 2018) of the Borrower or, if not delivered by the Borrower and requested in writing by the Administrative Agent and any Lender, as soon thereafter as is commercially reasonable, a reasonably detailed consolidated budget for the following fiscal year as customarily prepared by management of the Borrower (including a projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the following fiscal year, the related consolidated statements of projected monthly cash flow and projected monthly income and a summary of the material underlying assumptions applicable thereto, and forecasts of anticipated capital expenditures) (collectively, the “Budget”), which Budget shall in each case be accompanied by a certificate of an Authorized Officer stating that such Budget has been prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable at the time of preparation of such Budget, it being understood that actual results may vary from such Budget.
(l)
Available Free Cash Flow Amount Certificate. Within ten (10) Business Days (or such later date as may be agreed to by the Administrative Agent in writing in its sole discretion) after the Sixth Amendment Effective Date and, thereafter, concurrently with any delivery of financial statements under Section 9.1(b) (commencing with the fiscal quarter ending June 30, 2021) and on or before sixty (60) days after the end of each fiscal year (commencing with the fiscal year ending December 31, 2021), a certificate of a Financial Officer in form and substance reasonably satisfactory to the Administrative Agent setting forth detailed calculations of the Available Free Cash Flow Amount for the most recently ended Applicable Period (including, with respect to each fiscal quarter ending December 31 of each year, unaudited financial statements necessary to support such calculations).

It is understood that (A) in the event that in respect of the Junior Lien Indenture, the EnVen Notes Indenture, any indenture or credit agreement in respect of any QuarterNorth Acquisition Debt, any indenture or credit agreement in respect of any Permitted Incremental Junior Lien Debt, or any indenture or credit agreement in respect of any Permitted Refinancing Indebtedness with respect thereto, such Indebtedness permits the Borrower, Holdings or any Parent Entity to report at Holdings’ or such Parent Entity’s level on a consolidated basis, such consolidated reporting at Holdings’ or such Parent Entity’s level in a manner consistent with that described in clauses (a) and (b) of this Section 9.1 for the Borrower (together with a reconciliation showing the adjustments necessary to determine compliance by the Borrower and its Restricted Domestic Subsidiaries with a Financial Performance Covenant) will satisfy the requirements of Section 9.1(a) or Section 9.1(b), as applicable, and (B) documents required to be delivered pursuant to Sections 9.1(a), Section 9.1(b) and Section 9.1(f) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (1) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 13.2 or (2) on which such documents are transmitted by electronic mail to the Administrative Agent; provided that: (a) upon written request by the Administrative Agent, the Borrower shall deliver paper copies of such documents delivered pursuant to Sections 9.1(a), 9.1(b), 9.1(c) and 9.1(f) to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent and (b) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents.

9.2
Books, Records and Inspections.
(a)
The Borrower will, and will cause each Restricted Subsidiary to, permit officers and designated representatives of the Administrative Agent or officers and designated representatives of the Majority Lenders (as accompanied by the Administrative Agent), to visit and inspect any of the properties or assets of the Borrower or such Restricted Subsidiary in whomsoever’s possession to the extent that it is within such party’s control to permit such inspection (and shall use commercially reasonable efforts to cause such inspection to be permitted to the extent that it is not within such party’s control to permit such inspection), and to examine the financial records of the Borrower and any such Restricted Subsidiary and discuss the affairs, finances, accounts and condition of the Borrower or any such Restricted Subsidiary with its and their officers and independent accountants therefor, in each case of the foregoing upon reasonable advance notice to the Borrower, all at such reasonable times and intervals during normal business hours and to such reasonable extent as the Administrative Agent or the Majority Lenders may desire (and subject, in the case of any such meetings or advice from such independent accountants, to such accountants’ customary policies and procedures); provided that, excluding any such visits and inspections during the continuation of an Event of Default (i) only the Administrative Agent on behalf of the Majority Lenders may exercise rights of the Administrative Agent and the Lenders under this Section 9.2, and (ii) only one such visit per fiscal year shall be at the Borrower’s expense; provided, further, that when an Event of Default exists, the Administrative Agent (or any of its representatives or independent contractors) or any representative of the Majority Lenders may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice. The Administrative Agent and the Majority Lenders shall give the Borrower the opportunity to participate in any discussions with the Borrower’s independent public accountants. Notwithstanding anything to the contrary in Section 9.1(f)(iii) or this Section 9.2, neither the Borrower nor any Restricted Subsidiary will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter (A) that constitutes non-financial trade secrets or non-financial proprietary information, (B) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by any Requirement of Law or any binding agreement or (C) that is subject to attorney-client or similar privilege or constitutes attorney work product.
(b)
The Borrower will, and will cause each of the Restricted Subsidiaries to, maintain financial records in accordance with GAAP.
9.3
Maintenance of Insurance. The Borrower will, and will cause each Restricted Subsidiary to, at all times maintain in full force and effect, pursuant to self-insurance arrangements or with insurance companies that the Borrower believes (in the good faith judgment of the management of the Borrower) are financially sound and reputable at the time the relevant coverage is placed or renewed, insurance in at least such amounts (after giving effect to any self-insurance which the Borrower believes (in the good faith judgment of management of the Borrower) is reasonable and prudent in light of the size and nature of its business) and against at least such risks (and with such risk retentions) as the Borrower believes (in the good faith judgment of management of the Borrower) is reasonable and prudent in light of the size and nature of its business; and will furnish to the Administrative Agent, upon written request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried. The Secured Parties shall be the additional insureds on any such liability insurance as their interests may appear and, if property insurance is obtained, the Collateral Agent shall be the loss payee under any such property insurance; provided that, so long as no Event of Default has occurred and is then continuing, the Secured Parties will provide any proceeds of such property insurance to the Borrower to the extent that the Borrower undertakes to apply such proceeds to the reconstruction, replacement or repair of the property insured thereby or in a manner otherwise permitted hereunder. The Borrower shall deliver to the Administrative Agent within 45 Business Days following the Closing Date (or such later date as the Administrative Agent may reasonably agree), copies of insurance certificates evidencing the insurance required to be maintained by the Borrower and the Subsidiaries pursuant to this Section 9.3.
9.4
Payment of Taxes. The Borrower shall, and shall cause each Restricted Subsidiary to, pay its obligations in respect of all Tax liabilities, assessments and governmental charges, before the same shall become delinquent or in default, except where (i) the amount or validity thereof is being contested in good faith by appropriate proceedings and the Borrower or a Subsidiary thereof has set aside on its books adequate reserves therefor in accordance with GAAP or (ii) the failure to make payment could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
9.5
Consolidated Corporate Franchises. The Borrower will do, and will cause each Restricted Subsidiary to do, or cause to be done, all things necessary to preserve and keep in full force and effect its existence, corporate rights and authority, except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect; provided, however, that the Borrower and its Restricted Subsidiaries may consummate any transaction permitted under Section 10.3, 10.4 or 10.5.
9.6
Compliance with Statutes, Regulations, Etc. The Borrower will, and will cause each Restricted Subsidiary to, comply with all Requirements of Law applicable to it or its property, including all governmental approvals or authorizations required to conduct its business, and to maintain all such governmental approvals or authorizations in full force and effect, in each case except where the failure to do so would not reasonably be expected to have a Material Adverse Effect. The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions.
9.7
ERISA.
(a)
Promptly after the Borrower knows or has reason to know of the occurrence of any of the following events that, individually or in the aggregate (including in the aggregate such events previously disclosed or exempt from disclosure hereunder, to the extent the liability therefor remains outstanding), would be reasonably likely to have a Material Adverse Effect, the Borrower will deliver to the Administrative Agent a certificate of an Authorized Officer or any other senior officer of the Borrower setting forth details as to such occurrence and the action, if any, that the Borrower or such ERISA Affiliate is required or proposes to take, together with any notices (required, proposed or otherwise) given to or filed with or by the Borrower, such ERISA Affiliate, the PBGC, a Plan participant (other than notices relating to an individual participant’s benefits) or the Plan administrator with respect thereto: that a Reportable Event has occurred; that an accumulated funding deficiency has been incurred or an application is to be made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Plan; that a Plan having an Unfunded Current Liability has been or is to be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA (including the giving of written notice thereof); that a Plan has an Unfunded Current Liability that has or will result in a lien under ERISA or the Code; that proceedings will be or have been instituted to terminate a Plan having an Unfunded Current Liability (including the giving of written notice thereof); that a proceeding has been instituted against the

Borrower or an ERISA Affiliate pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; that the PBGC has notified the Borrower or any ERISA Affiliate of its intention to appoint a trustee to administer any Plan; that the Borrower or any ERISA Affiliate has failed to make a required installment or other payment pursuant to Section 412 of the Code with respect to a Plan; or that the Borrower or any ERISA Affiliate has incurred or will incur (or has been notified in writing that it will incur) any liability (including any contingent or secondary liability) to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA or Section 4971 or 4975 of the Code.
(b)
Promptly following any request therefor, on and after the effectiveness of the Pension Act, the Borrower will deliver to the Administrative Agent copies of (i) any documents described in Section 101(k) of ERISA that the Borrower and any of its Subsidiaries may request with respect to any Multiemployer Plan and (ii) any notices described in Section 101(l) of ERISA that the Borrower and any of its Subsidiaries may request with respect to any Multiemployer Plan; provided that if the Borrower or any of its Subsidiaries has not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, the Borrower or the applicable Subsidiaries shall promptly make a request for such documents or notices from such administrator or sponsor and shall provide copies of such documents and notices promptly after receipt thereof.
9.8
Maintenance of Properties. The Borrower will, and will cause each of the Restricted Subsidiaries to, except in each case, where the failure to so comply would not reasonably be expected to result in a Material Adverse Effect (it being understood that this Section 9.8 shall not restrict any transaction otherwise permitted by Section 10.3, 10.4 or 10.5):
(a)
operate its Oil and Gas Properties and other material properties or cause such Oil and Gas Properties and other material properties to be operated in a careful and efficient manner in accordance with the practices of the industry and in compliance with all applicable Contractual Requirements and all applicable Requirements of Law, including applicable proration requirements and Environmental Laws, and all applicable Requirements of Law of every other Governmental Authority from time to time constituted to regulate the development and operation of its Oil and Gas Properties and the production and sale of Hydrocarbons and other minerals therefrom;
(b)
keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and preserve, maintain and keep in good repair, working order and efficiency (ordinary wear and tear excepted) all of its material Oil and Gas Properties and other material properties, including all equipment, machinery and facilities; and
(c)
to the extent a Credit Party is not the operator of any property, the Borrower shall use reasonable efforts to cause the operator to comply with this Section 9.8.
9.9
Transactions with Affiliates. The Borrower will conduct, and cause each of the Restricted Subsidiaries to conduct, all transactions involving aggregate payments or consideration in excess of $10,000,000 with any of its Affiliates (other than the Borrower and the Restricted Subsidiaries or any entity that becomes a Restricted Subsidiary as a result of such transaction) on terms that are substantially as favorable to the Borrower or such Restricted Subsidiary as it would obtain at the time in a comparable arm’s-length transaction with a Person that is not an Affiliate, as determined by the board of directors or managers of the Borrower or such Restricted Subsidiary in good faith; provided that the foregoing restrictions shall not apply to:
(a)
the consummation of the Transactions, including the payment of Transaction Expenses;

(b)
the issuance of Equity Interests of the Borrower (or any Parent Entity thereof) to the Co-Investors or the management of the Borrower (or any Parent Entity thereof) or any of its Subsidiaries;
(c)
equity issuances, repurchases, retirements, redemptions or other acquisitions or retirements of Equity Interests by the Borrower (or any Parent Entity thereof) permitted under Section 10.6;
(d)
the payment of indemnities and reasonable expenses incurred by the Co- Investors and their Affiliates in connection with management or monitoring or the provision of other services rendered to the Borrower (or any Parent Entity thereof) or any of its Subsidiaries;
(e)
loans, advances and other transactions between or among the Borrower, any Subsidiary or any joint venture (excluding in any case any Unrestricted Subsidiary) (regardless of the form of legal entity) in which the Borrower or any Subsidiary has invested (and which Subsidiary or joint venture would not be an Affiliate of the Borrower or such Subsidiary, but for the Borrower’s or such Subsidiary’s ownership of Equity Interests in such joint venture or such Subsidiary) to the extent permitted under Section 10;
(f)
employment and severance arrangements and health, disability and similar insurance or benefit plans between the Borrower (or any direct or indirect parent thereof) and the Subsidiaries and their respective directors, officers, employees or consultants (including management and employee benefit plans or agreements, subscription agreements or similar agreements pertaining to the repurchase of Equity Interests pursuant to put/call rights or similar rights with current or former employees, officers, directors or consultants and equity option or incentive plans and other compensation arrangements) in the ordinary course of business or as otherwise approved by the board of directors or managers of the Borrower (or any direct or indirect parent thereof);
(g)
[Intentionally Blank];
(h)
transactions pursuant to agreements in existence on the Closing Date and to the extent involving aggregate consideration in excess of $2,000,000 individually, set forth on Schedule 9.9 or any amendment thereto or arrangement similar thereto to the extent such an amendment or arrangement is not materially adverse, taken as a whole, to the Lenders in any material respect (as determined by the Borrower in good faith);
(i)
Restricted Payments, redemptions, repurchases and other actions permitted under Section 10.6, and Section 10.7;
(j)
without duplicating any payments made pursuant to Section 9.9(g) above, customary payments (including reimbursement of fees and expenses) by the Borrower and any of its Restricted Subsidiaries to the Co-Investors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities (including in connection with acquisitions or divestitures, whether or not consummated), which payments are approved by the majority of the members of the board of directors or managers or a majority of the disinterested members of the board of directors or managers of the Borrower (or any direct or indirect parent thereof), in good faith;
(k)
any issuance of Equity Interests or other payments, awards or grants in cash, securities, Equity Interests or otherwise pursuant to, or the funding of, employment arrangements, equity options and equity ownership plans approved by the board of directors or board of managers of the Borrower (or any direct or indirect parent thereof);

(l)
transactions with joint ventures for the purchase or sale of goods, equipment and services entered into in the ordinary course of business and in a manner consistent with prudent business practice followed by companies in the industry of the Borrower and its Subsidiaries;
(m)
sales or conveyances of net profits interests for cash at Fair Market Value allowed under Section 10.4;
(n)
the issuance, sale or transfer of Equity Interests of the Borrower to Holdings (or another Parent Entity) in connection with capital contributions by Holdings or such other Parent Entity to the Borrower;
(o)
any transaction in respect of which the Borrower delivers to the Administrative Agent a letter addressed to the board of directors or managers of the Borrower from an accounting, appraisal or investment banking firm, in each case of nationally-recognized standing that is in the good faith determination of the Borrower qualified to render such letter, which letter states that such transaction is (i) fair, from a financial point of view, to the Borrower or such Restricted Subsidiary or (ii) on terms, taken as a whole, that are no less favorable to the Borrower or such Restricted Subsidiary, as applicable, than would be obtained in a comparable arm’s length transaction with a person that is not an Affiliate;
(p)
transactions undertaken in good faith (as certified by a responsible financial or accounting officer of the Borrower) for the purpose of improving the consolidated tax efficiency of the Borrower, the Intermediate Entities, Holdings and the Subsidiaries and not for the purpose of circumventing any covenant set forth in this Agreement; and
(q)
customary agreements and arrangements with oil and gas royalty trusts and master limited partnership agreements that comply with the affiliate transaction provisions of such royalty trust or master limited partnership agreement.
9.10
End of Fiscal Years; Fiscal Quarters. The Borrower will, for financial reporting purposes, cause each of its, and each of its Restricted Subsidiaries’, fiscal years and fiscal quarters to end on dates consistent with past practice; provided, however, that the Borrower may, upon written notice to the Administrative Agent change the financial reporting convention specified above to any other financial reporting convention reasonably acceptable to the Administrative Agent, in which case the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary in order to reflect such change in financial reporting.
9.11
Additional Guarantors, Grantors and Collateral.
(a)
Subject to any applicable limitations set forth in the Guarantee or the Security Documents, the Borrower will cause (i) any direct or indirect Domestic Subsidiary (other than any Excluded Subsidiary) formed or otherwise purchased or acquired after the Closing Date (including pursuant to a Permitted Acquisition) and (ii) any Domestic Subsidiary of the Borrower that ceases to be an Excluded Subsidiary, in each case within 30 days from the date of such formation, acquisition or cessation, as applicable (or such longer period as the Administrative Agent may agree in its reasonable discretion) to execute (A) a supplement to the Guarantee, substantially in the form of Exhibit I thereto, in order to become a Guarantor, (B) a supplement to the Collateral Agreement, substantially in the form of Exhibit I thereto, in order to become a grantor and a pledgor thereunder and (C) a joinder to the Intercompany Note.
(b)
Subject to any applicable limitations set forth in the Collateral Agreement, the Borrower will pledge, and, if applicable, will cause each other Subsidiary Guarantor (or Person required to become a

Subsidiary Guarantor pursuant to Section 9.11(a)) to pledge, to the Collateral Agent, for the benefit of the Secured Parties, (i) all of the Equity Interests (other than any Excluded Equity Interests) of each Subsidiary directly owned by the Borrower or any Subsidiary Guarantor (or Person required to become a Guarantor pursuant to Section 9.11(a)), in each case, formed or otherwise purchased or acquired after the Closing Date, within 30 days from the date of such formation or acquisition, as applicable (or such longer period as the Administrative Agent may agree in its reasonable discretion), pursuant to supplements to the Collateral Agreement substantially in the form of Exhibit I thereto and, (ii) except with respect to intercompany Indebtedness, all evidences of Indebtedness for borrowed money in a principal amount in excess of $20,000,000 (individually) that is owing to the Borrower or any Guarantor (or Person required to become a Guarantor pursuant to Section 9.11(a)) (which shall be evidenced by a promissory note), in each case pursuant to supplements to the Collateral Agreement substantially in the form of Exhibit I thereto.
(c)
The Borrower agrees that all Indebtedness of the Borrower and each of its Restricted Subsidiaries that is owing to any Credit Party (or a Person required to become a Subsidiary Guarantor pursuant to Section 9.11(a)) shall be evidenced by the Intercompany Note, which promissory note shall be required to be pledged to the Collateral Agent, for the benefit of the Secured Parties, pursuant to the Collateral Agreement.
(d)
On or before the sixtieth (60th) day after the Ninth Amendment Implementation Date (or such longer period as the Administrative Agent may agree in its reasonable discretion) and, thereafter, in connection with each redetermination (but not any adjustment) of the Borrowing Base, the Borrower shall review the applicable Reserve Report, if any, and the list of current Mortgaged Properties (as described in Section 9.14(c)), to ascertain whether the PV-10 of the Mortgaged Properties (calculated at the time of redetermination) meets the Collateral Coverage Minimum after giving effect to exploration and production activities, acquisitions, Dispositions and production. In the event that the PV-10 of the Mortgaged Properties (calculated at the time of redetermination) does not meet the Collateral Coverage Minimum, then the Borrower shall, and shall cause its Credit Parties to, grant, within 60 days of delivery of the certificate required under Section 9.14(c) (or such longer period as the Administrative Agent may agree in its reasonable discretion), to the Collateral Agent as security for the Obligations a first-priority Lien interest (subject to Liens permitted by Section 10.2) on additional Oil and Gas Properties not already subject to a Lien of the Security Documents such that, after giving effect thereto, the PV-10 of the Mortgaged Properties (calculated at the time of redetermination) meets the Collateral Coverage Minimum. All such Liens will be created and perfected by and in accordance with the provisions of the Security Documents, including, if applicable, any additional Mortgages. In order to comply with the foregoing, if any Restricted Subsidiary places a Lien on its property and such Subsidiary is not a Guarantor, then it shall become a Guarantor and comply with the provisions of Sections 9.11(a), (b) and (c).
(e)
The Borrower will promptly (but in any event, within 5 Business Days) notify the Administrative Agent if the Borrower or any other Credit Party establishes a deposit account, securities account and commodities account in the name of the Borrower or any other Credit Party (other than any Excluded Accounts) after the Closing Date (or if any deposit account, securities account and commodities account in the name of the Borrower or any other Credit Party that was previously an Excluded Account ceases to be an Excluded Account), and the Borrower will, and will cause each other Credit Party to, in connection with any such deposit account, securities account and commodities account established by a Credit Party (other than Excluded Accounts, but only for so long as it is an Excluded Account) promptly, but in any event on or before the earlier of (x) 30 days after the establishment of such deposit account, securities account and commodities account (or by such later date as the Administrative Agent shall reasonably agree) or (y) the first date on which the funds in such deposit account, securities account and commodities account would exceed $1,000,000, enter into a Control Agreement with the Administrative Agent and the depositary bank, securities intermediary or commodities intermediary for such deposit account, securities account and commodities account, respectively, (other than an Excluded

Account), on terms reasonably satisfactory to the Administrative Agent; provided that, notwithstanding the foregoing, the Borrower shall not be required to deliver Control Agreements with respect to any deposit account, securities account or commodities account acquired in connection with the EnVen Merger until the date that is 60 days after the Ninth Amendment Implementation Date.
(f)
Subject to any applicable limitations set forth in the Guarantee or the Security Documents, Holdings will (i) pledge all of the Equity Interests of the Borrower and each Intermediate Entity directly owned by Holdings that is formed or otherwise purchased or acquired after the Second Amendment Effective Date, within 30 days from the date of such formation or acquisition, as applicable (or such longer period as the Administrative Agent may agree in its reasonable discretion), pursuant to supplements to the Collateral Agreement substantially in the form of Exhibit I thereto, and (ii) cause any direct or indirect Intermediate Entity formed or otherwise purchased or acquired after the Second Amendment Effective Date, within 30 days from the date of such formation or acquisition, as applicable (or such longer period as the Administrative Agent may agree in its reasonable discretion) to execute (A) a supplement to the Guarantee, substantially in the form of Exhibit I thereto, in order to become a Guarantor, (B) a supplement to the Collateral Agreement, substantially in the form of Exhibit I thereto, in order to become a pledgor thereunder and (C) a joinder to the Intercompany Note. Notwithstanding anything to the contrary contained herein, each of Holdings and each Intermediate Entity shall only be required to pledge its Equity Interests in the Borrower (if Holdings or such Intermediate Entity directly owns any Equity Interest in the Borrower) or any other Person owned by Holdings or such Intermediate Entity that directly or indirectly owns an Equity Interest in the Borrower.
9.12
Use of Proceeds.
(a)
The Borrower will use the proceeds of the Closing Date Loans on the Closing Date to consummate the Transactions and the payments of Transaction Expenses. Following the Closing Date, the Borrower will use the proceeds of Loans for the acquisition, development and exploration of Oil and Gas Properties and for working capital and other general corporate purposes of the Borrower and its Restricted Subsidiaries (including Permitted Acquisitions and capital expenditures) and to make dividends and distributions to the holders of the Borrower’s Equity Interests to the extent permitted under this Agreement.
(b)
The Borrower will use Swingline Loans and Letters of Credit for general corporate purposes, including to secure any surety and bonding requirements and to support deposits required under purchase agreements pursuant to which the Borrower or its Restricted Subsidiaries may acquire Oil and Gas Properties and other assets.
9.13
Further Assurances.
(a)
Subject to the applicable limitations set forth in the Security Documents, the Borrower will, and will cause each other Credit Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture, filings, assignments of as- extracted collateral, mortgages, deeds of trust and other documents) that the Collateral Agent or the Required Lenders may reasonably request, in order to grant, preserve, protect and perfect the validity and priority of the security interests created or intended to be created by the applicable Security Documents, all at the expense of the Borrower and the Restricted Subsidiaries.
(b)
The Borrower agrees that it will, or will cause its relevant Subsidiaries to, complete each of the actions described on Schedule 9.13(b) as soon as commercially reasonable and by no later than the date set forth in Schedule 9.13(b) with respect to such action or such later date as the Administrative Agent may reasonably agree.

(c)
Notwithstanding anything herein to the contrary, if the Collateral Agent and the Borrower reasonably determine in writing that the cost of creating or perfecting any Lien on any property is excessive in relation to the benefits afforded to the Lenders thereby, then such property may be excluded from the Collateral for all purposes of the Credit Documents. In addition, notwithstanding anything to the contrary in this Agreement, the Collateral Agreement, or any other Credit Document, (i) the Administrative Agent may grant extensions of time for or waivers of the requirements of the creation or perfection of security interests in or the obtaining of title opinions or other title information, legal opinions, appraisals, flood insurance and surveys with respect to particular assets (including extensions beyond the Closing Date for the perfection of security interests in the assets of the Credit Parties on such date) where it reasonably determines, in consultation with the Borrower, that perfection or obtaining of such items is not required by law or cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the other Credit Documents, (ii) Liens required to be granted from time to time pursuant to this Agreement and the Security Documents shall be subject to exceptions and limitations set forth in the Security Documents and, to the extent appropriate in any applicable jurisdiction, as otherwise agreed between the Administrative Agent and the Borrower and (iii) the Administrative Agent and the Borrower may make such modifications to the Security Documents, and execute and/or consent to such easements, covenants, rights of way or similar instruments (and Administrative Agent may agree to subordinate the lien of any mortgage to any such easement, covenant, right of way or similar instrument or record or may agree to recognize any tenant pursuant to an agreement in a form and substance reasonably acceptable to the Administrative Agent), as are reasonable or necessary and otherwise permitted by this Agreement and the other Credit Documents.
9.14
Reserve Reports.
(a)
On or before each March 31st and September 30th of each year, commencing September 30, 2018, the Borrower shall furnish to the Administrative Agent a Reserve Report evaluating, as of the immediately preceding December 31st and June 30th, the Proved Reserves and the Proved Developed Reserves attributable to the Borrowing Base Properties of the Borrower and the Credit Parties located within the geographic boundaries of the United States of America (or the Outer Continental Shelf adjacent to the United States of America) that the Borrower desires to have included in any calculation of the Borrowing Base, together with such other reports, data and supplemental information, as may, from time to time, be reasonably requested by the Required Lenders. Each Reserve Report prepared as of December 31 shall be prepared by one or more Approved Petroleum Engineers. Each Reserve Report as of June 30 shall be prepared, at the sole election of the Borrower, (x) by one or more Approved Petroleum Engineers or (y) by or under the supervision of the engineers of the Borrower or a Restricted Subsidiary. Each Reserve Report shall be prepared using the then-current Bank Price Deck.
(b)
In the event of an Interim Redetermination, the Borrower shall furnish to the Administrative Agent a Reserve Report prepared by one or more Approved Petroleum Engineers or prepared under the supervision of the engineers of the Borrower or a Restricted Subsidiary. For any Interim Redetermination pursuant to Section 2.14(b), the Borrower shall provide such Reserve Report with an “as of” date as required by the Administrative Agent, as soon as possible, but in any event no later than 30 days, in the case of any Interim Redetermination requested by the Borrower or 45 days, in the case of any Interim Redetermination requested by the Administrative Agent or the Lenders, following the receipt of such request.
(c)
With the delivery of each Reserve Report, the Borrower shall provide to the Administrative Agent a Reserve Report Certificate from an Authorized Officer of the Borrower certifying that in all material respects:

(i)
in the case of Reserve Reports prepared by or under the supervision of the engineers of the Borrower or a Restricted Subsidiary (other than December 31 Reserve Reports), such Reserve Report has been prepared, except as otherwise specified therein, in accordance with the procedures used in the immediately preceding December 31 Reserve Report or the Initial Reserve Report, if no December 31 Reserve Report has been delivered;
(ii)
the information contained in the Reserve Report and any other information delivered in connection therewith is true and correct in all material respects;
(iii)
except as set forth in an exhibit to such certificate, the Borrower or another Credit Party has good and defensible title to the Borrowing Base Properties evaluated in such Reserve Report (other than those (x) Disposed of in compliance with Section 10.4 since delivery of such Reserve Report, (y) leases that have expired in accordance with their terms and (z) with title defects disclosed in writing to the Administrative Agent) and such Borrowing Base Properties are free of all Liens except for Liens permitted by Section 10.2;
(iv)
the amount of the “Borrowing Base” as determined in accordance with the provisions of the Junior Lien Indenture (or, any comparable defined term or calculation set forth in the Senior Notes Indenture, the EnVen Notes Indenture, any indenture or credit agreement in respect of any QuarterNorth Acquisition Debt, any indenture or credit agreement in respect of any Permitted Incremental Junior Lien Debt, any indenture or credit agreement in respect of Permitted Additional Debt that constitutes Material Indebtedness, or any indenture or credit agreement in respect of any Permitted Refinancing Indebtedness), together with supporting information and calculations in form and substance reasonably satisfactory to the Administrative Agent;
(v)
none of the Borrowing Base Properties have been Disposed of since the date of the last Borrowing Base determination except those Borrowing Base Properties listed on such certificate as having been Disposed of; and
(vi)
the certificate shall also attach, as schedules thereto, a list of all Borrowing Base Properties evaluated by such Reserve Report that are Collateral and demonstrating that the PV-10 of the Collateral (calculated at the time of delivery of such Reserve Report) meets the Collateral Coverage Minimum.
9.15
Title Information.
(a)
On or before the sixtieth (60th) day after the Ninth Amendment Implementation Date (or such longer period as the Administrative Agent may agree in its reasonable discretion) and, thereafter, on or before the delivery to the Administrative Agent of the certificate required under Section 9.14(c) (or such later date as the Administrative Agent may agree in its reasonable discretion), and from time to time upon the reasonable request of the Administrative Agent, the Borrower will deliver title information, in form and substance reasonably acceptable to the Administrative Agent and consistent with usual and customary standards for the geographic regions in which the Borrowing Base Properties are located, taking into account the size, scope and number of leases and wells of the Borrower and its Restricted Subsidiaries, covering enough of the Borrowing Base Properties, so that the Administrative Agent shall have received, together with title information previously delivered to the Administrative Agent, reasonably satisfactory title information on no less than 85% of the PV‑10 of the Proved Reserves included in the Reserve Report (and, if not included in the most recent Reserve Report, the Oil and Gas Properties included in the ~~EnVen~~QuarterNorth Acquisition Reserve Report (if the QuarterNorth

Acquisition has been consummated)), after giving effect to exploration and production activities, acquisitions, Dispositions and production.
(b)
If the Borrower has provided title information for additional properties under Section 9.15(a), the Borrower shall, within sixty (60) days of notice from the Administrative Agent that title defects or exceptions that are not permitted by Section 10.2 exist with respect to such additional properties, either (i) cure any such title defects or exceptions (including defects or exceptions as to priority) raised by such information, (ii) substitute acceptable Mortgaged Properties (with no title defects or exceptions except for Liens permitted by Section 10.2) having an equivalent value or (iii) deliver title information in form and substance reasonably acceptable to the Administrative Agent so that the Administrative Agent shall have received, together with title information previously delivered to the Administrative Agent, reasonably satisfactory title information on no less than 85% of the PV-10 of the Proved Reserves included in the Reserve Report (and, if not included in the most recent Reserve Report, the Oil and Gas Properties included in the ~~EnVen~~QuarterNorth Acquisition Reserve Report (if the QuarterNorth Acquisition has been consummated)), after giving effect to exploration and production activities, acquisitions, Dispositions and production.
(c)
If the Borrower is unable to cure any title defect requested by the Administrative Agent or the Lenders to be cured within the sixty (60) day period or the Borrower does not comply with the requirements to provide acceptable title information covering no less than 85% of the PV-10 of the Proved Reserves included in the Reserve Report (and, if not included in the most recent Reserve Report, the Oil and Gas Properties included in the ~~EnVen~~QuarterNorth Acquisition Reserve Report (if the QuarterNorth Acquisition has been consummated)), after giving effect to exploration and production activities, acquisitions, Dispositions and production, such inability shall not be a Default, but instead the Administrative Agent shall have the right to exercise the following remedy in its sole discretion from time to time, and any failure to so exercise this remedy at any time shall not be a waiver as to future exercise of the remedy by the Administrative Agent. To the extent that the Administrative Agent is not satisfied with title to any Borrowing Base Property after the sixty (60) day period has elapsed, such unacceptable Borrowing Base Property shall not count towards the requirements of Section 9.11(d) and Section 9.15(a), and the Administrative Agent may send a notice to the Lenders proposing that the then outstanding Borrowing Base be reduced by an amount to be approved by the Required Lenders to cause the Borrower to be in compliance with the requirements of Section 9.11(d) and Section 9.15(a), after giving effect to exploration and production activities, acquisitions, Dispositions and production. After the then outstanding Borrowing Base has been reduced by an amount as approved by the Required Lenders, this new Borrowing Base shall become effective immediately after receipt by the Borrower of notice of such new Borrowing Base.
9.16
Change in Business. The Borrower and its Restricted Subsidiaries, taken as a whole, will not fundamentally and substantively alter the character of their business, taken as a whole, from the business conducted by them on the Closing Date, the business of Industry Investments by the Borrower and its Restricted Subsidiaries and other business activities incidental, reasonably related or ancillary to any of the foregoing.
9.17
Holdings and Intermediate Entity Covenant. Holdings covenants and agrees that on the Closing Date and thereafter, until the Total Commitment and each Letter of Credit have terminated (unless such Letters of Credit have been collateralized on terms and conditions reasonably satisfactory to the relevant Issuing Banks following the termination of the Total Commitment) and the Loans, the Swingline Loans and Unpaid Drawings, together with interest, fees and all other Obligations incurred hereunder (other than Hedging Obligations under Secured Hedge Transactions, Cash Management Obligations under Secured Cash Management Agreements or contingent indemnification obligations not then due and payable), are paid in full, unless the Majority Lenders shall otherwise consent in writing, Holdings will not, and will not permit any Intermediate Entity to, engage at any time in any business or business activity other than (i) ownership of the Equity Interests in the Borrower and any Parent Entity of the Borrower, together with activities related thereto, (ii) performance of its obligations (if any) under and in connection with the Credit Documents, the Junior Lien Indenture, the EnVen Notes Indenture, any indenture or credit agreement in respect of any QuarterNorth Acquisition Debt, any indenture or credit agreement evidencing any Permitted Incremental Junior Lien Debt, and any indenture or credit agreement evidencing any Permitted Refinancing Indebtedness with respect to the Junior Lien Notes, the EnVen Notes, any QuarterNorth Acquisition Debt, any Permitted Incremental Junior Lien Debt, and the incurrence and performance of Indebtedness not prohibited by Section 10.1; provided that, the provisions of Section 2.14(e) shall apply in the event that the Borrower or any Subsidiary Guarantor guaranties any Indebtedness for borrowed money incurred by Holdings (as if such guaranty constituted Permitted Additional Debt hereunder), (iii) issuing, selling and redeeming its Equity Interests, (iv) paying taxes, (v) holding directors’ and shareholders’ meetings, preparing corporate and similar records and other activities (including the ability to incur fees, costs and expenses relating to such maintenance) required to maintain its corporate or other legal structure or to participate in tax, accounting or other administrative matters as a member of the consolidated group of the Credit Parties, (vi) preparing reports to, and preparing and making notices to and filings with, Governmental Authorities and to its holders of Equity Interests, (vii) receiving, and holding proceeds of, Restricted Payments from the Borrower and the Subsidiaries and distributing the proceeds thereof to the extent not prohibited by Section 9.9 or Section 10.6, (viii) activities in connection with the formation and maintenance of the existence of any Parent Entity (it being understood that notwithstanding anything to the contrary herein or in any Credit Document, there shall be no restriction on the formation of any Parent Entity), (ix) providing indemnification to officers and directors, (x) activities permitted hereunder or as otherwise required by Requirements of Law and (xi) activities incidental to the business or activities described in each foregoing clause of this Section 9.17.
9.18
Keepwell. The Borrower hereby absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Credit Party to honor all of its obligations under any Guarantee or any Hedge Agreement in respect of Hedging Obligations. The obligations of the Borrower under this Section 9.18 shall remain in full force and effect until payment in full of the Obligations and the termination of this Agreement. The Borrower intends that this Section 9.18 constitute, and this Section 9.18 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Credit Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
9.19
Minimum Hedge Covenant. Within ten (10) Business Days (or such later date as may be agreed to by the Administrative Agent in writing in its sole discretion) after the Sixth Amendment Effective Date and on or before the last day of each fiscal quarter thereafter (commencing with the fiscal quarter ending September 30, 2021) (each a “Minimum Hedging Compliance Date”), the Borrower and/or one or more of its Restricted Subsidiaries shall have entered into (and shall thereafter maintain) one or more Hedge Transactions that are direct swaps (including “collars” and any “three ways” to which EnVen or any of its Subsidiaries was a party as of November 7, 2022, but for the avoidance of doubt, not including any other “three ways”) with approved counterparties for the purpose of mitigating commodity price risk with respect to not less than the Minimum Quarterly Hedged Volume for each of the immediately following six (6) fiscal quarters. The Hedge Transactions entered into pursuant to this Section 9.19 shall be subject to Section 10.10.
9.20
Separateness. The Borrower shall, and shall cause each of its Subsidiaries to:
(a)
use commercially reasonable efforts to operate each Unrestricted Subsidiary (and cause each Unrestricted Subsidiary to operate) in such a manner as to make it reasonably apparent to all creditors of such Unrestricted Subsidiary that such Unrestricted Subsidiary is a legal entity separate and distinct from the Borrower or any Restricted Subsidiary and, as such, is solely responsible for its respective debts and other obligations (including maintaining separate books of account, furnishing separate financial statements of Unrestricted Subsidiaries to creditors and potential creditors thereof);
(b)
except to the extent permitted by this Agreement, not permit the Borrower or any Restricted Subsidiary to incur, assume, guarantee or be or become liable for any Indebtedness of any Unrestricted Subsidiary; and
(c)
not permit any Unrestricted Subsidiary to purchase, acquire or own any Equity Interest in or any Indebtedness of the Borrower or any Restricted Subsidiary.
Section 10.
Negative Covenants.

The Borrower hereby covenants and agrees that on the Closing Date and thereafter, until the Total Commitment and each Letter of Credit have terminated (unless such Letters of Credit have been collateralized on terms and conditions reasonably satisfactory to the relevant Issuing Banks following the termination of the Total Commitment) and the Loans, the Swingline Loans and Unpaid Drawings, together with interest, fees and all other Obligations incurred hereunder (other than Hedging Obligations under Secured Hedge Transactions, Cash Management Obligations under Secured Cash Management Agreements or contingent indemnification obligations not then due and payable), are paid in full:

10.1
Limitation on Indebtedness. The Borrower will not, and will not permit any of the Restricted Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness other than the following:
(a)
Indebtedness arising under the Credit Documents (including pursuant to Sections 2.16 and any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness);
(b)
Indebtedness (including Guarantee Obligations thereunder) in respect of the EnVen Notes and any fees, underwriting discounts, premiums and other costs and expenses incurred in connection with the foregoing, and any Permitted Refinancing Indebtedness issued or incurred to Refinance such Indebtedness so long as the maturity date therefore and the Weighted Average Life to Maturity is at least 180 days after the Maturity Date;
(c)
Indebtedness (including Guarantee Obligations thereunder) in respect of the Junior Lien Notes and any fees, underwriting discounts, premiums and other costs and expenses incurred in connection with the foregoing, and any Permitted Refinancing Indebtedness issued or incurred to Refinance such Indebtedness so long as the maturity date therefore and the Weighted Average Life to Maturity is at least 180 days after the Maturity Date;
(d)
Indebtedness of (i) the Borrower or any Guarantor owing to the Borrower or any Restricted Subsidiary; provided that any such Indebtedness owing by a Credit Party to a Restricted Subsidiary that is not a Guarantor shall (x) be evidenced by the Intercompany Note or (y) otherwise be outstanding on the Closing Date so long as such Indebtedness is evidenced by an intercompany note substantially in the form of Exhibit I or otherwise subject to subordination terms substantially identical to the subordination terms set forth in Exhibit I, in each case, to the extent permitted by Requirements of Law and not giving rise to material adverse tax consequences, (ii) any Restricted Subsidiary that is not a Guarantor owing to any other Restricted Subsidiary that is not a Guarantor and (iii) to the extent permitted by Section 10.5, any Restricted Subsidiary that is not a Guarantor owing to the Borrower or any Guarantor;

(e)
Indebtedness in respect of any bankers’ acceptance, bank guarantees, letter of credit, warehouse receipt or similar facilities entered into in the ordinary course of business or consistent with past practice or industry practice (including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims);
(f)
subject to compliance with Section 10.5, Guarantee Obligations incurred by (i) Restricted Subsidiaries in respect of Indebtedness of the Borrower or other Restricted Subsidiaries that is permitted to be incurred under this Agreement (except that a Restricted Subsidiary that is not a Credit Party may not, by virtue of this Section 10.1(f) guarantee Indebtedness that such Restricted Subsidiary could not otherwise incur under this Section 10.1) and (ii) the Borrower in respect of Indebtedness of Restricted Subsidiaries that is permitted to be incurred under this Agreement; provided that (A) if the Indebtedness being guaranteed under this Section 10.1(f) is subordinated to the Obligations, such Guarantee Obligations shall be subordinated to the Guarantee of the Obligations on terms at least as favorable to the Lenders as those contained in the subordination of such Indebtedness and (B) no guarantee by any Restricted Subsidiary of any Permitted Additional Debt (or Indebtedness under clause (b) above) shall be permitted unless such Restricted Subsidiary shall have also provided a guarantee of the Obligations substantially on the terms set forth in the Guarantee;
(g)
Guarantee Obligations (i) incurred in the ordinary course of business in respect of obligations of (or to) suppliers, customers, franchisees, lessors, licensees or sublicensees or (ii) otherwise constituting Investments permitted by Sections 10.5(d), (g), (h), (i), (q), (r) and (s);
(h)
(i) Indebtedness (including Indebtedness arising under Capital Leases) incurred prior to or within 270 days following the acquisition, construction, lease, repair, replacement, expansion or improvement of assets (real or personal, and whether through the direct purchase of property or the Equity Interests of a Person owning such property, but excluding Hydrocarbon Interests) to finance the acquisition, construction, lease, repair, replacement expansion, or improvement of such assets; (ii) Indebtedness arising under Capital Leases, other than (A) Capital Leases in effect on the Closing Date and (B) Capital Leases entered into pursuant to subclause (i) above (provided that, in the case of each of the foregoing subclauses (i) and (ii), the Borrower shall be in Pro Forma Compliance immediately after giving effect to the incurrence of such Indebtedness (and the use of proceeds thereof)); and (iii) any Permitted Refinancing Indebtedness issued or incurred to Refinance any such Indebtedness;
(i)
Indebtedness outstanding on the date hereof (provided that any Indebtedness that is in excess of $2,000,000 individually shall only be permitted under this clause (i) to the extent such Indebtedness is set forth on Schedule 10.1) and any Permitted Refinancing Indebtedness issued or incurred to Refinance such Indebtedness;
(j)
Indebtedness in respect of Hedge Transactions of the Borrower or any Restricted Subsidiary, subject to the limitations set forth in Section 10.10;
(k)
(i) Indebtedness of a Person or Indebtedness attaching to the assets of a Person that, in either case, becomes a Restricted Subsidiary (or is a Restricted Subsidiary that survives a merger with such Person or any of its Subsidiaries) or Indebtedness attaching to the assets that are acquired by the Borrower or any Restricted Subsidiary, in each case after the Closing Date as the result of a Permitted Acquisition; provided that:
(A)
such Indebtedness existed at the time such Person became a Restricted Subsidiary or at the time such assets were acquired and, in each case, was not created in anticipation thereof,

(B)
such Indebtedness is not guaranteed in any respect by the Borrower or any Restricted Subsidiary (other than any such Person that so becomes a Restricted Subsidiary or is the survivor of a merger with such Person or any of its Subsidiaries),
(C)
(1) the Equity Interests of such Person is pledged to the Collateral Agent to the extent required under Section 9.11(b) and (2) such Person executes a supplement to each of the Guarantee, the Collateral Agreement and a joinder to the Intercompany Note, in each case to the extent required under Section 9.11; provided that the assets covered by such pledges and security interests may, at the option of the Borrower, to the extent permitted by Section 10.2, equally and ratably secure such Indebtedness assumed with the Secured Parties subject to intercreditor arrangements in form and substance reasonably satisfactory to the Administrative Agent; provided, further, that the requirements of this clause (C) shall not apply to any Indebtedness of the type that could have been incurred under Section 10.1(g), and
(D)
immediately after giving effect to the assumption of any such Indebtedness, such acquisition and any related transactions, the Borrower shall be in Pro Forma Compliance;
(ii)
any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness;
(l)
(i) Indebtedness incurred to finance a Permitted Acquisition; provided that:
(A)
(1) the Equity Interests of such Person acquired in such Permitted Acquisition, if any, is pledged to the Collateral Agent to the extent required under Section 9.11(b) and (2) such Person executes supplements to each of the Guarantee and the Collateral Agreement and a joinder to the Intercompany Note, in each case to the extent required under Section 9.11;
(B)
immediately after giving effect to the incurrence of any such Indebtedness, such acquisition and any related transactions, the Borrower shall be in Pro Forma Compliance;
(C)
the maturity of such Indebtedness is not earlier than, and no mandatory repayment or redemption (other than customary change of control or asset sale offers or upon any event of default) is required prior to, 180 days after the Maturity Date of any Facility hereunder (determined at the time of issuance or incurrence); and
(D)
such Indebtedness is not guaranteed in any respect by the Borrower or any Subsidiary Guarantor except to the extent (1) such guarantee is permitted under Section 10.5 and (2) that after giving effect to the incurrence of any such Indebtedness, such acquisition and any related transactions, the Borrower shall be in Pro Forma Compliance;
(ii)
any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness;
(m)
Indebtedness of a Foreign Subsidiary or a Domestic Subsidiary that is not a Subsidiary Guarantor; provided that no Credit Party’s assets are used to secure any such Indebtedness, in principal amount, when aggregated with the outstanding principal amount of Indebtedness incurred pursuant to this clause (m), not to exceed, at the time of incurrence thereof, the greater of $20,000,000 and 1% of Adjusted Consolidated Net

Tangible Assets (measured as of the date of incurrence of such Indebtedness based on the financial statements most recently available prior to such date);
(n)
Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds and completion guarantees and similar obligations not in connection with money borrowed, in each case provided in the ordinary course of business or consistent with past practice, including those incurred to secure health, safety and environmental obligations in the ordinary course of business or consistent with past practice;
(o)
(i) other Indebtedness; provided that the aggregate principal amount of outstanding Indebtedness incurred pursuant to this Section 10.1(o)(i) shall not at the time of incurrence thereof and immediately after giving effect thereto and the use of proceeds thereof on a Pro Forma Basis, exceed the greater of $50,000,000 and 2.5% of Adjusted Consolidated Net Tangible Assets (measured as of the date of incurrence of such Indebtedness based upon the financial statements most recently available prior to such date) and (ii) any Permitted Refinancing Indebtedness issued or incurred to Refinance such Indebtedness;
(p)
(i) Indebtedness in respect of Permitted Additional Debt; provided that (x) after giving effect to the incurrence or issuance thereof and the use of proceeds therefrom, the Consolidated Total Debt to EBITDAX Ratio shall not be greater than 2.75 to 1.00, (y) no Default or Event of Default shall then exist or result therefrom, and (z) the Borrowing Base shall be adjusted as set forth in Section 2.14(e) and (ii) any Permitted Refinancing Indebtedness issued or incurred to Refinance such Indebtedness;
(q)
Cash Management Obligations, Cash Management Services and other Indebtedness in respect of netting services, automatic clearing house arrangements, employees’ credit or purchase cards, overdraft protections and similar arrangements in each case incurred in the ordinary course of business;
(r)
Indebtedness incurred in the ordinary course of business in respect of obligations of the Borrower or any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services;
(s)
Indebtedness arising from agreements of the Borrower or any Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case assumed or entered into in connection with the Transactions, any Permitted Acquisitions, other Investments and the Disposition of any business, assets or Equity Interests not prohibited hereunder;
(t)
Indebtedness of the Borrower or any Restricted Subsidiary consisting of (i) obligations to pay insurance premiums or (ii) obligations contained in firm transportation or supply agreements or other take or pay contracts, in each case arising in the ordinary course of business;
(u)
Indebtedness representing deferred compensation to employees, consultants or independent contractors of the Borrower (or, to the extent such work is done for the Borrower or its Subsidiaries, any direct or indirect parent thereof) and the Restricted Subsidiaries incurred in the ordinary course of business;
(v)
Indebtedness consisting of promissory notes issued by the Borrower or any Guarantor to current or former officers, managers, consultants, directors and employees (or their respective spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees) to finance the purchase or redemption of Equity Interests of the Borrower (or any direct or indirect parent thereof) permitted by Section 10.6;

(w)
Indebtedness consisting of obligations of the Borrower and the Restricted Subsidiaries under deferred compensation or other similar arrangements incurred by such Person in connection with the Transactions, Permitted Acquisitions or any other Investment permitted hereunder;
(x)
Indebtedness associated with bonds or surety obligations required by Requirements of Law or by Governmental Authorities in connection with the Transactions and the operation of Oil and Gas Properties in the ordinary course of business;
(y)
Indebtedness consisting of the undischarged balance of any Production Payment and Reserve Sales, subject to adjustment of the Borrowing Base as set forth in Section 2.14(g) to the extent required under Section 10.4(b);
(z)
Indebtedness of the Borrower or any Restricted Subsidiary to any joint venture (regardless of the form of legal entity) that is not a Subsidiary arising in the ordinary course of business in connection with the Cash Management Services (including with respect to intercompany self-insurance arrangements) of the Borrower and its Restricted Subsidiaries;
(aa)
Indebtedness incurred on behalf of, or Guarantee Obligations in respect of the Indebtedness of, joint ventures (regardless of the form of legal entity) that are not Subsidiaries in principal amount, when aggregated with the outstanding principal amount of Indebtedness incurred pursuant to this clause (aa), not to exceed, at the time of incurrence thereof, the greater of $30,000,000 and 1.5% of Adjusted Consolidated Net Tangible Assets (measured as of the date of incurrence of such Indebtedness based on the financial statements most recently available prior to such date);
(bb)
(i) Indebtedness (including Guarantee Obligations thereunder) not otherwise permitted under this Section 10.1, provided that, (A) the aggregate stated principal amount of such Indebtedness shall not exceed the Maximum Incremental Junior Lien Debt Amount, (B) after giving effect to the incurrence or issuance thereof and the use of proceeds therefrom, the Consolidated Total Debt to EBITDAX Ratio shall not be greater than 2.00 to 1.00, provided, however, that the requirements of this clause (B) shall not apply if, after giving effect to the incurrence or issuance of such Indebtedness and the use of proceeds therefrom, the Outstanding Aggregate Junior Lien Debt Amount is less than $908,000,000, (C) the Borrowing Base then in effect shall be automatically and concurrently reduced by an amount equal to the product of (1) 0.25 multiplied by (2) the principal amount of such Indebtedness in the manner contemplated by Section 2.14(e) as if such Indebtedness comprised Permitted Additional Debt, (D) no Default or Event of Default shall then exist or result therefrom, (E) such Indebtedness is not guaranteed by any direct or contingent obligor other than a Credit Party, (F) the covenants, events of default, guarantees and other terms of which (other than interest rate, fees, funding discounts and redemption or prepayment premiums and other pricing terms determined by the Borrower to be “market” rates, fees, discounts and premiums and other terms at the time of issuance or incurrence of any such Indebtedness), taken as a whole, are determined by the Borrower to be “market” terms on the date of issuance or incurrence and in any event are not materially adverse to the interests of the Lenders, taken as a whole, relative to the terms of the Junior Lien Indenture and the EnVen Notes Indenture, taken as a whole, and do not require the maintenance or achievement of any financial performance standards other than as a condition to taking specified actions; provided that a certificate of an Authorized Officer of the Borrower delivered to the Administrative Agent at least three (3) Business Days prior to the incurrence or issuance of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the relevant criteria set forth above, as applicable, shall be conclusive evidence that such terms and conditions satisfy such relevant standard, (G) if such Indebtedness is subordinated in right of payment to the Obligations, the terms of such Indebtedness provide for customary subordination of such Indebtedness to the Obligations, and (H) the maturity date and the Weighted Average Life to Maturity of such Indebtedness is at least 180 days after the Maturity Date and (ii) any Permitted Refinancing Indebtedness issued or incurred to Refinance such Indebtedness.
(cc)
(i) Indebtedness (including Guarantee Obligations thereunder) incurred by the Borrower to consummate the QuarterNorth Acquisition and any fees, underwriting discounts, premiums and other costs and expenses incurred in connection with the foregoing, provided that, (A) the aggregate stated principal amount of such Indebtedness shall not exceed $650,000,000, (B) no Default or Event of Default shall then exist or result therefrom, (C) such Indebtedness is not guaranteed by any direct or contingent obligor other than a Credit Party, (D) the covenants, events of default, guarantees and other terms of which (other than interest rate, fees, funding discounts and redemption or prepayment premiums and other pricing terms determined by the Borrower to be “market” rates, fees, discounts and premiums and other terms at the time of issuance or incurrence of any such Indebtedness), taken as a whole, are determined by the Borrower to be “market” terms on the date of issuance or incurrence and in any event are not materially adverse to the interests of the Lenders, taken as a whole, relative to the terms of the Junior Lien Indenture and the EnVen Notes Indenture, taken as a whole, and do not require the maintenance or achievement of any financial performance standards other than as a condition to taking specified actions; provided that a certificate of an Authorized Officer of the Borrower delivered to the Administrative Agent at least three (3) Business Days prior to the incurrence or issuance of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the relevant criteria set forth above, as applicable, shall be conclusive evidence that such terms and conditions satisfy such relevant standard, (E) if such Indebtedness is subordinated in right of payment to the Obligations, the terms of such Indebtedness provide for customary subordination of such Indebtedness to the Obligations, (F) the maturity date of such Indebtedness shall not be less than 364 days after the incurrence thereof, and (G) the QuarterNorth Acquisition shall have been consummated on or before the “End Date” (as defined in the QuarterNorth Acquisition Agreement as in effect on the Tenth Amendment Effective Date, which is May 31, 2024), provided that if the End Date is extended to a date that is not later than September 30, 2024 pursuant to Section 9.01(a)(ii)(A) of the QuarterNorth Acquisition Agreement (as in effect on the Tenth Amendment Effective Date), then the outside date for the consummation of the QuarterNorth Acquisition under this clause (G) shall be automatically extended to such extended “End Date”, and (ii) any Permitted Refinancing Indebtedness issued or incurred to Refinance such Indebtedness; provided that, for the avoidance of doubt, any incurrence of Indebtedness under this Section 10.1(cc) shall not cause an adjustment to the Borrowing Base pursuant to Section 2.14(e).
(dd)
~~(cc)~~ Indebtedness under the Whitney Term Loan Documents in an aggregate principal amount outstanding not exceeding $12,000,000; and
(ee)
~~(dd)~~ all premiums (if any), interest (including post-petition interest), fees, expenses, charges, and additional or contingent interest on obligations described in clauses (a) through (~~bb~~(cc)) above.

Notwithstanding any other provision of this Section 10.1, the maximum aggregate principal amount of outstanding Indebtedness that Restricted Subsidiaries that are not Subsidiary Guarantors permitted by this Section 10.1 shall not exceed $50.0 million at any time outstanding; provided, however, that any Restricted Foreign Subsidiary that is a special purpose vehicle established to finance a project for the acquisition, development, construction, expansion or improvement of the assets or properties relating to the Borrower’s and its Restricted Subsidiaries operations in the United Mexican States, the aggregate principal amount of outstanding Indebtedness permitted by Section 10.1(h) shall not exceed $350.0 million at any time outstanding.

10.2
Limitation on Liens. The Borrower will not, and will not permit any of the Restricted Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any property or assets of any kind (real or personal, tangible or intangible) of the Borrower or any Restricted Subsidiary, whether now owned or hereafter acquired, except:
(a)
Liens arising under the Credit Documents to secure the Obligations (including Liens contemplated by Section 3.8);
(b)
Permitted Liens;
(c)
(x) Liens (including liens arising under Capital Leases to secure Capital Lease Obligations) securing Indebtedness of the Borrower or any Restricted Subsidiary permitted pursuant to Section 10.1(h); provided that (i) such Liens attach concurrently with or within 270 days after the acquisition, lease, repair, replacement, construction, expansion or improvement (as applicable) financed thereby, (ii) other than the property financed by such Indebtedness, such Liens do not at any time encumber any property, except for replacements thereof and accessions and additions to such property and the proceeds and the products thereof and customary security deposits and (iii) with respect to Capital Leases, such Liens do not at any time extend to or cover any assets (except for accessions and additions to such assets, replacements and products thereof and customary security deposits) other than the assets subject to such Capital Leases; provided that in each case individual financings provided by one lender may be cross collateralized to other financings provided by such lender (and its Affiliates), and (y) Liens on the assets of a Restricted Subsidiary that is not a Credit Party securing obligations of a Restricted Subsidiary that is not a Credit Party permitted pursuant to Section 10.1;
(d)
Liens existing on the date hereof; provided that any Lien securing Indebtedness in excess of $10,000,000 individually or $20,000,000 in the aggregate (when taken together with all other Liens securing obligations outstanding in reliance on this clause (d) that are not listed on Schedule 10.2(d)) shall only be permitted to the extent such Lien is listed on Schedule 10.2(d);
(e)
Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness of the Borrower or any Restricted Subsidiary secured by any Lien permitted by this Section 10.2; provided, however, that (x) such new Lien shall be limited to all or part of the same type of property that secured the original Lien (plus improvements on and accessions to such property), (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the applicable Indebtedness at the time the original Lien became a Lien permitted hereunder, and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement and (z) on the date of the incurrence of the Indebtedness secured by such Liens, the grantors of any such Liens shall not be any different than the grantors of the Liens securing the debt being refinanced, refunded, extended, renewed or replaced;
(f)
Liens existing on the assets of any Person that becomes a Restricted Subsidiary, or existing on assets acquired, pursuant to a Permitted Acquisition; provided that (i) if the Liens on such assets secure Indebtedness of the Borrower or any Restricted Subsidiary (including any Person that becomes a Restricted Subsidiary), such Indebtedness is permitted under Section 10.1(k) and (ii) such Liens attach at all times only to the same assets that such Liens (or upon or in after- acquired property that is (A) affixed or incorporated into the property covered by such Lien, (B) after-acquired property subject to a Lien securing Indebtedness permitted under Section 10.1(k), the terms of which Indebtedness require or include a pledge of after-acquired property (it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition) and (C) the proceeds and products thereof) attached to, and to the extent such Liens secure Indebtedness, secure only the same Indebtedness (or any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness) that such Liens secured, immediately prior to such Permitted Acquisition;
(g)
Liens on the Equity Interests of any Person that becomes a Restricted Subsidiary pursuant to a Permitted Acquisition, or the assets of such a Restricted Subsidiary, in each case, to secure Indebtedness incurred pursuant to Section 10.1(l); provided that such Liens attach at all times only to the Equity Interests or assets of such Restricted Subsidiary and its Subsidiaries;
(h)
Liens on property not constituting Collateral securing Indebtedness or other obligations (i) of the Borrower or a Restricted Subsidiary in favor of a Credit Party and (ii) of any Restricted Subsidiary that is not a Credit Party in favor of any Restricted Subsidiary that is not a Credit Party;
(i)
Liens (i) of a collecting bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business and (iii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off);
(j)
Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 10.5 to be applied against the purchase price for such Investment, and (ii) consisting of an agreement to Dispose of any property in a transaction permitted under Section 10.4, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;
(k)
Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale or purchase of goods entered into by the Borrower or any of the Restricted Subsidiaries in the ordinary course of business permitted by this Agreement;
(l)
Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 10.5;
(m)
Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to brokerage accounts incurred in the ordinary course of business and not for speculative purposes;
(n)
Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance or incurrence of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Borrower or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower and the Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Borrower or any Restricted Subsidiary in the ordinary course of business;
(o)
Liens solely on any cash earnest money deposits made by the Borrower or any of the Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;
(p)
Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;
(q)
Liens in respect of Production Payments and Reserve Sales, subject to adjustment of the Borrowing Base pursuant to the Borrowing Base Adjustment Provisions to the extent required under Section

10.4(b); provided that such Liens attach at all times only to the Oil and Gas Properties from which the Production Payments and Reserve Sales have been conveyed;
(r)
the prior right of consignees and their lenders under consignment arrangements entered into in the ordinary course of business;
(s)
agreements to subordinate any interest of the Borrower or any Restricted Subsidiary in any accounts receivable or other proceeds arising from inventory consigned by the Borrower or any Restricted Subsidiary pursuant to an agreement entered into in the ordinary course of business;
(t)
Liens on Equity Interests in a joint venture securing obligations of such joint venture so long as the assets of such joint venture do not constitute Collateral;
(u)
Liens securing any Indebtedness or other obligations permitted by Section 10.1(m) and Section 10.1(x);
(v)
Liens arising pursuant to Section 107(l) of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9607(l), or other Environmental Law, unless such Lien (i) by action of the lienholder, or by operation of law, takes priority over any Liens arising under the Credit Documents on the property upon which it is a Lien, and (ii) materially impairs the use of the property covered by such Lien for the purposes for which such property is held;
(w)
Liens on not more than $20,000,000 of deposits securing Hedging Obligations in respect of Hedge Agreements with counterparties other than Hedge Banks that were not entered into for speculative purposes;
(x)
Junior Liens on the Collateral to secure the Junior Lien Notes, the EnVen Notes, any QuarterNorth Acquisition Debt, any Permitted Incremental Junior Lien Debt, and any Permitted Refinancing Indebtedness in respect thereof;
(y)
any amounts held by a trustee under any indenture or other debt agreement issued in escrow pursuant to customary escrow arrangements pending the release thereof, or under any indenture or other debt agreement pursuant to customary discharge, redemption or defeasance provisions;
(z)
Liens on property (excluding property constituting Borrowing Base Properties, Equity Interests of the Borrower or its Subsidiaries pledged as Collateral, and deposit accounts, securities accounts and commodity accounts pledged as Collateral) securing Indebtedness permitted under Section 10.1(o); and
(aa)
Liens securing Indebtedness pursuant to the Whitney Term Loan Documents.
10.3
Limitation on Fundamental Changes. Except as permitted by Section 10.4 (other than Section 10.4(d)) or 10.5, the Borrower will not, and will not permit any of the Restricted Subsidiaries to, enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of, all or substantially all its business units, assets or other properties, except that:
(a)
any Subsidiary of the Borrower or any other Person may be merged, amalgamated or consolidated with or into the Borrower; provided that (i) the Borrower shall be the continuing or surviving Person or, in the case of a merger, amalgamation or consolidation with or into the Borrower, the Person formed by or surviving any such merger, amalgamation or consolidation (if other than the Borrower) shall be an entity organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof (the Borrower or such Person, as the case may be, being herein referred to as the “Successor Borrower”), (ii) the Successor Borrower (if other than the Borrower) shall expressly assume all the obligations of the Borrower under this Agreement and the other Credit Documents pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent, (iii) no Borrowing Base Deficiency, Default or Event of Default has occurred and is continuing at the date of such merger, amalgamation or consolidation or would result from such consummation of such merger, amalgamation or consolidation, and (iv) if such merger, amalgamation or consolidation involves the Borrower and a Person that, prior to the consummation of such merger, amalgamation or consolidation, is not a Subsidiary of the Borrower (A) the Successor Borrower shall be in Pro Forma Compliance after giving effect to such merger, amalgamation or consolidation, (B) each Guarantor, unless it is the other party to such merger, amalgamation or consolidation or unless the Successor Borrower is the Borrower, shall have by a supplement to the Guarantee confirmed that its Guarantee shall apply to the Successor Borrower’s obligations under this Agreement, (C) each Subsidiary grantor and each Subsidiary pledgor, unless it is the other party to such merger, amalgamation or consolidation or unless the Successor Borrower is the Borrower, shall have by a supplement to the Credit Documents confirmed that its obligations thereunder shall apply to the Successor Borrower’s obligations under this Agreement, (D) each mortgagor of a Mortgaged Property, unless it is the other party to such merger or consolidation or unless the Successor Borrower is the Borrower, shall have by an amendment to or ratification of the applicable Mortgage confirmed that its obligations thereunder shall apply to the Successor Borrower’s obligations under this Agreement, (E) the Borrower shall have delivered to the Administrative Agent an officer’s certificate stating that such merger, amalgamation or consolidation and any supplements to the Credit Documents preserve the enforceability of the Guarantee and the perfection and priority of the Liens under the Security Documents, (F) if reasonably requested by the Administrative Agent, an opinion of counsel shall be required to be provided to the effect that such merger, amalgamation or consolidation does not violate this Agreement or any other Credit Document; provided, further, that if the foregoing are satisfied, the Successor Borrower (if other than the Borrower) will succeed to, and be substituted for, the Borrower under this Agreement and (G) such merger, amalgamation or consolidation shall comply with all the conditions set forth in the definition of the term “Permitted Acquisition” or is otherwise permitted under Section 10.5;
(b)
any Subsidiary of the Borrower or any other Person may be merged, amalgamated or consolidated with or into any one or more Subsidiaries of the Borrower; provided that (i) in the case of any merger, amalgamation or consolidation involving one or more Restricted Subsidiaries, (A) a Restricted Subsidiary shall be the continuing or surviving Person or (B) the Borrower shall take all steps necessary to cause the Person formed by or surviving any such merger, amalgamation or consolidation (if other than a Restricted Subsidiary) to become a Restricted Subsidiary, (ii) in the case of any merger, amalgamation or consolidation involving one or more Guarantors, a Guarantor shall be the continuing or surviving Person or the Person formed by or surviving any such merger, amalgamation or consolidation (if other than a Guarantor) shall execute a supplement to the Guarantee, the Collateral Agreement and any applicable Mortgage, and a joinder to the Intercompany Note, each in form and substance reasonably satisfactory to the Collateral Agent in order for the surviving Person to become a Guarantor, and pledgor, mortgagor and grantor of Collateral for the benefit of the Secured Parties and to acknowledge and agree to the terms of the Intercompany Note, (iii) no Borrowing Base Deficiency, Default or Event of Default has occurred and is continuing on the date of such merger, amalgamation or consolidation or would result from the consummation of such merger, amalgamation or consolidation and (iv) if such merger, amalgamation or consolidation involves a Subsidiary and a Person that, prior to the consummation of such merger, amalgamation or consolidation, is not a Restricted Subsidiary of the Borrower, (A) the Borrower shall be in Pro Forma Compliance after giving effect to such merger, amalgamation or consolidation, (B) the Borrower shall have delivered to the Administrative Agent an officer’s certificate stating that such merger, amalgamation or consolidation and such supplements to any Credit Document preserve the enforceability of the Guarantee and the perfection and priority of the Liens under the Collateral Agreement and (C) such merger, amalgamation or consolidation shall comply with all the conditions set forth in the definition of the term “Permitted Acquisition” or is otherwise permitted under Section 10.5;
(c)
any Restricted Subsidiary that is not a Guarantor may (i) merge, amalgamate or consolidate with or into any other Restricted Subsidiary or (ii) Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower, a Guarantor or any other Restricted Subsidiary of the Borrower (provided that the Borrower shall, and cause any applicable Restricted Subsidiary to, comply with the provisions of Section 9.11 as applicable);
(d)
any Subsidiary Guarantor may (i) merge, amalgamate or consolidate with or into any other Subsidiary Guarantor, (ii) merge, amalgamate or consolidate with or into any other Subsidiary which is not a Guarantor or Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to any other Subsidiary that is not a Guarantor; provided that if such Subsidiary Guarantor is not the surviving entity, such merger, amalgamation or consolidation shall be deemed to be, and any such Disposition shall be, (A) an “Investment” and subject to the limitations set forth in Section 10.5 and (B) a “Disposition” and subject to the limitations set forth in Section 10.4(b); and (iii) Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any other Guarantor;
(e)
any Restricted Subsidiary may liquidate or dissolve if (i) the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders and (ii) to the extent such Restricted Subsidiary is a Credit Party, any assets or business of such Restricted Subsidiary not otherwise Disposed of or transferred in accordance with Section 10.4 or 10.5, in the case of any such business, discontinued, shall be transferred to, or otherwise owned or conducted by, a Credit Party after giving effect to such liquidation or dissolution;
(f)
the Borrower and its Restricted Subsidiaries may consummate the Transactions; and
(g)
to the extent that no Borrowing Base Deficiency, Default or Event of Default then exists or would result from the consummation of such Disposition, the Borrower and the Restricted Subsidiaries may consummate a merger, dissolution, liquidation, consolidation or Disposition, the purpose of which is to effect a Disposition permitted pursuant to Section 10.4.
10.4
Limitation on Sale of Assets. The Borrower will not, and will not permit any of the Restricted Subsidiaries to, (x) convey, sell, lease, sell and leaseback, assign, farm-out, transfer or otherwise dispose (in one transaction or in a series of transactions and whether effected pursuant to a division or otherwise) (each of the foregoing a “Disposition”) of any of its property, business or assets (including receivables and leasehold interests), whether now owned or hereafter acquired or (y) sell to any Person (other than the Borrower or a Guarantor) any shares owned by it of any Restricted Subsidiary’s Equity Interests, except that:
(a)
the Borrower and the Restricted Subsidiaries may Dispose of (i) inventory and other goods held for sale, including Hydrocarbons, obsolete, worn out, used or surplus equipment, vehicles and other assets (other than accounts receivable) in the ordinary course of business (including equipment that is no longer necessary for the business of the Borrower or its Restricted Subsidiaries or is replaced by equipment of at least comparable value and use), (ii) Permitted Investments, and (iii) assets for the purposes of charitable contributions or similar gifts to the extent such assets are not material to the ability of the Borrower and its Restricted Subsidiaries, taken as a whole, to conduct its business in the ordinary course;

(b)
the Borrower and the Restricted Subsidiaries may Dispose of any Oil and Gas Properties or any interest therein or the Equity Interests of any Restricted Subsidiary or of any Minority Investment owning Oil and Gas Properties or designate any Restricted Subsidiary as an Unrestricted Subsidiary (subject to the conditions set forth in the definition thereof) (and including, but without limitation, Dispositions in respect of Production Payments and Reserve Sales and in connection with net profits interests, operating agreements, farm-ins, joint exploration and development agreements and other agreements customary in the oil and gas industry for the purpose of developing such Oil and Gas Properties); provided that such Disposition is for Fair Market Value; provided, further, that if such Disposition of Oil and Gas Properties includes Borrowing Base Properties, or of any Equity Interests of any Restricted Subsidiary or Minority Investment owning Oil and Gas Properties involves Borrowing Base Properties, or any Restricted Subsidiary that owns Borrowing Base Properties is designated as an Unrestricted Subsidiary, in each case, included in the most recently delivered Reserve Report and the aggregate Borrowing Base Value of all such Borrowing Base Properties directly or indirectly Disposed of since the later of (i) the last Scheduled Redetermination Date and (ii) the last adjustment of the Borrowing Base made pursuant to Section 2.14(g) exceeds 500 of the then-effective Borrowing Base (or 7.500 of the then-effective Borrowing Base when aggregated with all terminations or creations of any off-setting positions in respect of any commodity hedge positions), then no later than two Business Days after the date of consummation of any such Disposition, the Borrower shall provide notice to the Administrative Agent of such Disposition and the Borrowing Base Properties so Disposed and the Borrowing Base shall be adjusted in accordance with the Borrowing Base Adjustment Provisions; provided, further, that to the extent that the Borrower is notified by the Administrative Agent that a Borrowing Base Deficiency could result from an adjustment to the Borrowing Base resulting from such Disposition, after the consummation of such Disposition(s), the Borrower shall have received net cash proceeds, or shall have cash on hand, sufficient to eliminate any such potential Borrowing Base Deficiency;
(c)
the Borrower and the Restricted Subsidiaries may Dispose of property or assets to the Borrower or to a Restricted Subsidiary; provided that if the transferor of such property is a Credit Party (i) the transferee thereof must either be a Credit Party or (ii) such transaction is permitted under Section 10.5;
(d)
to the extent constituting a Disposition, the Borrower and any Restricted Subsidiary may affect any transaction permitted by Section 10.2, 10.3, 10.5 or 10.6;
(e)
the Borrower and the Restricted Subsidiaries may lease, sublease, license or sublicense (on a non-exclusive basis with respect to any intellectual property) real, personal or intellectual property in the ordinary course of business;
(f)
Dispositions (including like-kind exchanges) of property (other than Borrowing Base Properties) to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are applied to the purchase price of such replacement property, in each case under Section 1031 of the Code or otherwise;
(g)
Dispositions of Hydrocarbon Interests to which no Proved Reserves are attributable and farm-outs of undeveloped acreage to which no Proved Reserves are attributable and assignments in connection with such farm-outs;
(h)
Dispositions of Investments in joint ventures (regardless of the form of legal entity) to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements to the extent the same would be permitted under Section 10.5(i);

(i)
Dispositions listed on Schedule 10.4(i) (each, a “Scheduled Disposition” and collectively, the “Scheduled Dispositions”);
(j)
transfers of property (i) subject to a Casualty Event or in connection with any condemnation proceeding, in each case, with respect to Collateral, provided that the net cash proceeds of such Casualty Event or condemnation proceeding, if any, are received by the Borrower or a Subsidiary Guarantor or (ii) in connection with any Casualty Event or any condemnation proceeding, in each case with respect to property that does not constitute Collateral;
(k)
Dispositions of accounts receivable (i) in connection with the collection or compromise thereof or (ii) to the extent the proceeds thereof are used to prepay any Loans then outstanding;
(l)
the unwinding of any Hedge Transaction (subject to the terms of the Borrowing Base Adjustment Provisions);
(m)
Dispositions of Oil and Gas Properties that are not Borrowing Base Properties, provided that if a Borrowing Base Deficiency then exists, the proceeds of any such Disposition shall be used to repay Loans or Cash Collateralize L/C Obligations;
(n)
if no Default, Event of Default or Borrowing Base Deficiency then exists or would result therefrom, sales and other dispositions of Properties that are not regulated by Section 10.4(a) through (m) and having a fair market value not to exceed $25,000,000 during any 12-month period; and
(o)
Dispositions of any asset between or among the Borrower and/or its Restricted Subsidiaries as a substantially concurrent interim Disposition in connection with an Investment otherwise permitted pursuant to Section 10.5 or a Disposition otherwise permitted pursuant to clauses (a) through (n) above.

Notwithstanding anything herein to the contrary, any direct or indirect transfer, conveyance or other disposition of Borrowing Base Properties and the Equity Interests of any Restricted Subsidiary or any Minority Investment owning Borrowing Base Properties (whether as a sale, lease, Investment, dividend or due to the issuance of Equity Interests by a Subsidiary Guarantor to a Person other than a Credit Party) shall be subject to Section 10.4(b).

10.5
Limitation on Investments. The Borrower will not, and will not permit any of the Restricted Subsidiaries, to (i) purchase or acquire (including pursuant to any merger, consolidation or amalgamation with a person that is not a Wholly owned Subsidiary immediately prior to such merger, consolidation or amalgamation) any Equity Interests, evidences of Indebtedness or other securities of any other Person, (ii) make any loans or advances to or guarantees of the Indebtedness of any other person, or (iii) purchase or otherwise acquire (in one transaction or a series of related transactions) (x) all or substantially all of the property and assets or business of another Person or (y) assets constituting a business unit, line of business or division of such Person (each, an “Investment”), except:
(a)
extensions of trade credit and purchases of assets and services (including purchases of inventory, supplies and materials) in the ordinary course of business;
(b)
Investments in assets that constituted Permitted Investments at the time such Investments were made;
(c)
loans and advances to officers, directors, employees and consultants of the Borrower (or any direct or indirect parent thereof) or any of its Restricted Subsidiaries (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes (including employee payroll advances), (ii) in connection with such Person’s purchase of Equity Interests of the Borrower (or any direct or indirect parent thereof; provided that, to the extent such loans and advances are made in cash, the amount of such loans and advances used to acquire such Equity Interests shall be contributed to the Borrower in cash) and (iii) for purposes not described in the foregoing subclauses (i) and (ii); provided that the aggregate principal amount outstanding pursuant to subclause (iii) shall not exceed $10,000,000;
(d)
(i) Investments existing on, or made pursuant to legally binding written commitments in existence on, the Closing Date as set forth on Schedule 10.5(d), (ii) Investments existing on the Closing Date of the Borrower or any Subsidiary in any other Subsidiary and (iii) any extensions, renewals or reinvestments thereof, so long as the amount of any Investment made pursuant to this clause (d) is not increased at any time above the amount of such Investment set forth on Schedule 10.5(d) (other than pursuant to an increase as required by the terms of any such Investment as in existence on the Closing Date and set forth on Schedule 10.5(d) as of the Closing Date);
(e)
Investments received in connection with the bankruptcy or reorganization of suppliers or customers and in settlement of delinquent obligations of, and other disputes with, customers arising in the ordinary course of business or upon foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;
(f)
Investments to the extent that payment for such Investments is made with Qualified Equity Interests;
(g)
Investments (i) by the Borrower in any Guarantor or by any Guarantor in the Borrower, (ii) by any Restricted Subsidiary that is not a Guarantor in any other Restricted Subsidiary that is not a Guarantor, and (iii) by the Borrower or any Guarantor in any Restricted Subsidiary that is not a Guarantor, valued at the Fair Market Value (determined by the Borrower in good faith) of such Investment at the time each such Investment is made, in an aggregate amount outstanding pursuant to this Section 10.5(g)(iii) that, at the time such Investment is made, would not exceed the sum of (A) the greater of $50,000,000 and 2.5% of Adjusted Consolidated Net Tangible Assets (measured as of the date such Investment is made based upon the financial statements most recently available prior to such date), (B) [intentionally omitted], and (C) an amount equal to any repayments, interest, returns, profits, distributions, income and similar amounts actually received in cash in respect of any such Investment (which amount shall not exceed the amount of such Investment valued at the Fair Market Value of such Investment at the time such Investment was made);
(h)
Investments constituting Permitted Acquisitions; provided that the aggregate amount of Permitted Acquisition Consideration of such Permitted Acquisitions made or provided by the Borrower or any Subsidiary Guarantor to acquire any Restricted Subsidiary that does not become a Subsidiary Guarantor or merge, consolidate or amalgamate into the Borrower or a Subsidiary Guarantor or any assets that shall not, immediately after giving effect to such Permitted Acquisition, be owned by the Borrower or a Subsidiary Guarantor, shall not exceed the sum of (i) the greater of $50,000,000 and 2.5% of Adjusted Consolidated Net Tangible Assets after giving effect to such Permitted Acquisitions, (ii) [intentionally omitted], and (iii) an amount equal to any repayments, interest, returns, profits, distributions, income and similar amounts actually received in cash in respect of any such Investment (which amount shall not exceed the amount of such Investment valued at the Fair Market Value of such Investment at the time such Investment was made);
(i)
Investments (including but not limited to (i) Minority Investments and Investments in Unrestricted Subsidiaries, (ii) Investments in joint ventures (regardless of the form of legal entity) or similar Persons that do not constitute Restricted Subsidiaries, (iii) Investments in Subsidiaries that are not Credit Parties and (iv) Investments in respect of royalty trusts and master limited partnerships), in each case, valued at the Fair Market Value (determined by the Borrower acting in good faith) of such Investment at the time each such Investment is made; provided that, in each case, after giving pro forma effect to the making of any such Investment, (A) no Default or Event of Default shall have occurred and be continuing, (B) the Borrower shall have Available Commitments of not less than 25% of the then effective Loan Limit (on a pro forma basis after giving effect to such Investment), (C) the Borrower is in compliance on a Pro Forma Basis with the Current Ratio, and (D) either (1) as of the most recently ended fiscal quarter for which Section 9.1 Financials are available after giving pro forma effect to any such Investment, the Consolidated Total Debt to EBITDAX Ratio is not greater than 1.75 to 1.00 and the aggregate amount of such Investments shall not exceed the Available Free Cash Flow Amount at the time made or (2) as of the most recently ended fiscal quarter for which Section 9.1 Financials are available after giving pro forma effect to any such Investment, the Consolidated Total Debt to EBITDAX Ratio is not greater than 1.00 to 1.00 (in which case, without regard to the Available Free Cash Flow Amount at the time made); further provided that intercompany current liabilities incurred in the ordinary course of business and consistent with past practices, in connection with the cash management operations of the Borrower and the Subsidiaries shall not be included in calculating any limitations in this paragraph at any time;
(j)
Investments in the Oil and Gas Business made at any such time during which, after giving effect to the making of any such Investment on a Pro Forma Basis, (i) no Event of Default shall have occurred and be continuing and (ii) Liquidity is not less than 10% of the then effective Borrowing Base;
(k)
Investments constituting non-cash proceeds of Dispositions of assets (to the extent non-cash proceeds are permitted in consideration of such Disposition by Section 10.4);
(l)
subject to Section 10.6, Investments made to repurchase or retire Equity Interests of the Borrower or any direct or indirect parent thereof owned by any employee or any stock ownership plan or key employee stock ownership plan of the Borrower (or any direct or indirect parent thereof);
(m)
Investments consisting of Restricted Payments permitted under Section 10.6;
(n)
loans and advances to any direct or indirect parent of the Borrower in lieu of, and not in excess of the amount of, Restricted Payments to the extent permitted to be made to such parent in accordance with Section 10.6;
(o)
Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business;
(p)
Investments in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers consistent with past practices;
(q)
advances of payroll payments to employees, consultants or independent contractors or other advances of salaries or compensation to employees, consultants or independent contractors, in each case in the ordinary course of business;
(r)
guarantee obligations of the Borrower or any Restricted Subsidiary of leases (other than Capital Leases) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business;

(s)
Investments held by a Person acquired (including by way of merger or consolidation) after the Closing Date otherwise in accordance with this Section 10.5 to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;
(t)
Investments in Industry Investments and in interests in additional Oil and Gas Properties and gas gathering systems related thereto or Investments related to farm-out, farm-in, joint operating, joint venture, joint development or other area of mutual interest agreements, other similar industry investments, gathering systems, pipelines or other similar oil and gas exploration and production business arrangements whether through direct ownership or ownership through a joint venture or similar arrangement;
(u)
to the extent constituting Investments, the Transactions;
(v)
Investments in Hedge Transactions of the Borrower or any Restricted Subsidiary permitted by Section 10.1 and Section 10.10;
(w)
Investments consisting of Indebtedness, fundamental changes, Dispositions and Restricted Payments permitted under, respectively, Sections 10.1, 10.3, 10.4 and 10.6 (other than 10.6(c));
(x)
in the case of the Borrower and its Restricted Subsidiaries, Investment consisting of (i) intercompany Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business and (ii) intercompany current liabilities in connection with the cash management, tax and accounting operations of the Borrower and the Restricted Subsidiaries;
(y)
Investments resulting from pledges and deposits under clauses (c), (d) and (e) of the definition of “Permitted Liens” and clauses (j), (o), (w) and (y) of Sections 10.2;
(z)
advances in the form of a prepayment of expenses, so long as such expenses are being paid in accordance with customary trade terms of the Borrower or the relevant Restricted Subsidiary;
(aa)
Investments consisting of licensing of intellectual property pursuant to joint marketing arrangements with other Persons in the ordinary course of business;
(bb)
any Investment constituting a Disposition or transfer of any asset between or among the Borrower and/or its Restricted Subsidiaries as a substantially concurrent interim Disposition or transfer in connection with an Investment otherwise permitted pursuant to clauses (a) through (aa) above or in connection with a Disposition permitted pursuant to Section 10.4; and
(cc)
Investments in Unrestricted Subsidiaries substantially all of whose business consists of engaging in the activities set forth in clause (c) of the definition of “Oil and Gas Business” and any business or activity relating to, arising from, or necessary, appropriate, incidental or ancillary to such activities, in an aggregate amount pursuant to this Section 10.5(cc) not exceeding $100,000,000, provided that, in each case, after giving pro forma effect to the making of any such Investment, (i) no Default or Event of Default shall have occurred and be continuing and (ii) the Borrower shall have Available Commitments of not less than 25% of the then effective Loan Limit (on a pro forma basis after giving effect to such Investment).
10.6
Limitation on Restricted Payments. The Borrower will not directly or indirectly pay any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any of its Equity Interests (other than dividends and distributions on Equity

Interests payable solely by the issuance of additional Qualified Equity Interests) or redeem, purchase, retire or otherwise acquire for value any of its Equity Interests or the Equity Interests of any Parent Entity or set aside any amount for any such purpose (other than through the issuance of additional Qualified Equity Interests), or permit any Restricted Subsidiary to purchase or otherwise acquire for consideration (except in connection with an Investment permitted under Section 10.5) any Equity Interests of the Borrower or any Parent Entity, now or hereafter outstanding (all of the foregoing, “Restricted Payments”); except that:
(a)
the Borrower may (or may pay Restricted Payments to permit any Parent Entity thereof to) redeem in whole or in part any of its or a Parent Entity’s Equity Interests in exchange for another class of its (or such parent’s) Equity Interests or with proceeds from substantially concurrent equity contributions or issuances of new Equity Interests; provided that such new Equity Interests contain terms and provisions at least as advantageous to the Lenders in all material respects to their interests as those contained in the Equity Interests redeemed thereby, and the Borrower may pay Restricted Payments payable solely in the Equity Interests (other than Disqualified Stock not otherwise permitted by Section 10.1) of the Borrower;
(b)
the Borrower may (i) (or may make Restricted Payments to permit any Parent Entity thereof to) redeem, acquire, retire or repurchase shares of its (or such Parent Entity’s) Equity Interests held by any present or former officer, manager, consultant, director or employee (or their respective Affiliates, estates, spouses, former spouses, successors, executors, administrators, heirs, legatees, distributees or immediate family members) of the Borrower and its Subsidiaries or any Parent Entity thereof, upon the death, disability, retirement or termination of employment of any such Person or otherwise in accordance with any equity option or equity appreciation rights plan, any management, director and/or employee equity ownership, benefit or incentive plan or agreement, equity subscription plan, employment termination agreement or any other employment agreements or equity holders’ agreement; provided that, non-discretionary repurchases, acquisitions, retirements or redemptions pursuant to the terms of any equity option or equity appreciation rights plan, any management, director and/or employee equity ownership, benefit or incentive plan or agreement, equity subscription plan, employment termination agreement or any other employment agreements or equity holders’ agreement, the aggregate amount of all cash paid in respect of all such Equity Interests so redeemed, acquired, retired or repurchased in any calendar year does not exceed the sum of (A) $20,000,000 (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum of $40,000,000 in any calendar year) plus (B) all net cash proceeds obtained by or contributed to the Borrower during such calendar year from the sales of Equity Interests to other present or former officers, consultants, employees, directors and managers in connection with any permitted compensation and incentive arrangements plus (C) all net cash proceeds obtained from any key-man life insurance policies received during such calendar year plus (D) the amount of any cash bonuses otherwise payable to members of management, directors or consultants of Holdings, any Parent Entity, the Borrower or its Subsidiaries in connection with the Transactions that are foregone in return for the receipt of Equity Interests; notwithstanding the foregoing, 100% of the unused amount of payments in respect of Section 10.6(b)(i) (before giving effect to any carry-forward described in clause (A) of the foregoing proviso) may be carried forward to the two immediately succeeding fiscal years (but not any other) and utilized to make payments pursuant to this Section 10.6(b)(i); and provided, further, that cancellation of Indebtedness owing to the Borrower or any Restricted Subsidiary from members of management of Holdings, any Parent Entity, the Borrower or its Restricted Subsidiaries in connection with a repurchase of Equity Interests of Holdings or any other Parent Entity will not be deemed to constitute a Restricted Payment for purposes of this Section 10.6; and (ii) pay Restricted Payments in an amount equal to withholding or similar Taxes payable or expected to be payable by any present or former employee, director, manager or consultant (or their respective Affiliates, estates or immediate family members) and any repurchases of Equity Interests in consideration of such payments including deemed repurchases in connection with the exercise of stock options so long as the amount of such payments does not exceed $10,000,000 in the aggregate;

(c)
to the extent constituting Restricted Payments, the Borrower may make Investments permitted by Section 10.5;
(d)
to the extent constituting Restricted Payments, the Borrower may enter into and consummate transactions expressly permitted by Section 10.3;
(e)
the Borrower may repurchase Equity Interests of the Borrower (or any Parent Entity thereof) upon exercise of stock options or warrants if such Equity Interests represents all or a portion of the exercise price of such options or warrants;
(f)
the Borrower may make and pay Restricted Payments to Holdings or any other Parent Entity of the Borrower:
(i)
the proceeds of which will be used to pay (or to make Restricted Payments to allow Holdings or any other Parent Entity to pay): (A) with respect to any taxable period for which the Borrower and/or any of its Subsidiaries are members of a consolidated, combined, affiliated, unitary or similar income tax group for U.S. federal and/or applicable state or local income tax purposes of which a Parent Entity is the common parent, or for which the Borrower is a partnership or disregarded entity for U.S. federal income tax purposes that is wholly owned (directly or indirectly) by a C corporation for U.S. federal and/or applicable state or local income tax purposes, distributions to any Parent Entity of the Borrower in an amount not to exceed the amount of any U.S. federal, state and/or local income taxes that the Borrower and/or its Subsidiaries, as applicable, would have paid for such taxable period had the Borrower and/or its Subsidiaries, as applicable, been a stand-alone corporate taxpayer or a stand—alone corporate group, and (B) with respect to any taxable period ending after the Closing Date for which the Borrower is a partnership or disregarded entity for U.S. federal income tax purposes (other than a partnership or disregarded entity described in subclause (A)), distributions to any Parent Entity in an amount necessary to permit such Parent Entity to make a pro rata distribution to its equity holders such that each such equity holder receives an amount from such pro rata distribution sufficient to enable such equity holder to pay its U.S. federal, state and/or local income taxes (as applicable) attributable to its direct or indirect ownership of the Borrower and its Subsidiaries with respect to such taxable period (assuming that each such equity holder is subject to tax at the highest combined marginal federal, state, and/or local income tax rate applicable to any such equity holder for such taxable period and taking into account the deductibility of state and local income taxes for U.S. federal income tax purposes (and any limitations thereon), the alternative minimum tax, any cumulative net taxable loss of the Borrower for prior taxable periods ending after the Closing Date to the extent such loss is of a character that would allow such loss to be available to reduce taxes in the current taxable period (taking into account any limitations on the utilization of such loss to reduce such taxes and assuming such loss had not already been utilized) and the character (e.g., long-term or short-term capital gain or ordinary or exempt) of the applicable income);
(ii)
the proceeds of which shall be used to allow any Parent Entity to pay its operating expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including administrative, legal, accounting and other professional costs and expenses) to the extent attributable to the ownership or operation of the Borrower, it being understood that 100% of the foregoing costs and expenses shall be deemed attributable to the ownership and operation of the Borrower at all times when Holdings owns no material assets other than the Equity Interests of the Borrower;

(iii)
the proceeds of which shall be used by such Parent Entities to pay Restricted Payments contemplated by Section 10.6(b);
(iv)
the proceeds of which shall be used to make Restricted Payments to allow any Parent Entity to pay fees and expenses related to any equity issuance or offering or debt issuance, incurrence or offering, Disposition or acquisition or investment transaction permitted by this Agreement, whether or not consummated;
(v)
the proceeds of which shall be used to pay fees and expenses (including franchise or similar taxes) required to maintain its corporate existence, customary salary, bonus and other benefits payable to, and indemnities provided on behalf of, officers, employees and consultants of any Parent Entity, to the extent such salaries, bonuses, other benefits and indemnities are attributable to the ownership or operation of the Borrower and the Restricted Subsidiaries, it being understood that 100% of the foregoing costs and expenses shall be deemed attributable to the ownership and operation of the Borrower at all times when Holdings owns no material assets other than the Equity Interests of the Borrower; and
(vi)
in the form of Equity Interests of the Borrower (other than Disqualified Stock not otherwise permitted by Section 10.1);
(g)
the Borrower or any of the Restricted Subsidiaries may (i) pay cash in lieu of fractional shares in connection with any dividend, split or combination thereof or any Permitted Acquisition and (ii) so long as, after giving effect thereto on a Pro Forma Basis, (A) no Default or Event of Default shall have occurred and be continuing and (B) no Borrowing Base Deficiency exists, honor any conversion request by a holder of convertible Indebtedness and make cash payments in lieu of fractional shares in connection with any such conversion and may make payments on convertible Indebtedness in accordance with its terms;
(h)
the Borrower may pay any dividends or distributions within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Agreement;
(i)
so long as after giving pro forma effect to the making of any such Restricted Payment, together with any concurrent Restricted Payments being paid under Sections 10.6(j), (i) no Default or Event of Default shall have occurred and be continuing, (ii) the Borrower shall have Available Commitments of not less than 25% of the then effective Loan Limit (on a pro forma basis after giving effect to such Restricted Payment), (iii) the Borrower is in compliance on a Pro Forma Basis with the Current Ratio, and (iv) either (A) as of the most recently ended fiscal quarter for which Section 9.1 Financials are available after giving pro forma effect to any such Restricted Payment, the Consolidated Total Debt to EBITDAX Ratio is not greater than 1.75 to 1.00, and the aggregate amount of such Restricted Payments shall not exceed the Available Free Cash Flow Amount at the time made or (B) as of the most recently ended fiscal quarter for which Section 9.1 Financials are available after giving pro forma effect to any such Restricted Payment, the Consolidated Total Debt to EBITDAX Ratio is not greater than 1.00 to 1.00 (in which case, without regard to the Available Free Cash Flow Amount at the time made), then the Borrower may declare and pay additional Restricted Payments without limit in cash or otherwise to the holders of its or any Parent Entity’s Equity Interests; provided, that, in the case of any Restricted Payment in the form of assets other than cash, no such Restricted Payment shall be made if a Borrowing Base Deficiency would result from an adjustment to the Borrowing Base resulting from such Restricted Payment (unless the Borrower shall have cash on hand sufficient to eliminate any such potential Borrowing Base Deficiency (in which case, the Borrower shall eliminate any Borrowing Base Deficiency in accordance with Section 5.2(b)(ii)));

(j)
[intentionally omitted]; and
(k)
the Borrower may consummate the Transactions (and pay fees and expenses in connection therewith on or following the Closing Date) and make payments described in Sections 9.9(a), (f), (g), (h), (j) and (l) (subject to the conditions set out therein).
10.7
Limitations on Debt Payments and Amendments.
(a)
The Borrower will not, and will not permit any Restricted Subsidiary to prepay, repurchase or redeem or otherwise defease the Junior Lien Notes, the EnVen Notes, any QuarterNorth Acquisition Debt, any Permitted Incremental Junior Lien Debt, or any Permitted Additional Debt (or any Permitted Refinancing Indebtedness in respect of any of the foregoing) (it being understood that (i) payments of regularly-scheduled cash interest in respect of the Junior Lien Notes, the EnVen Notes, any QuarterNorth Acquisition Debt, any Permitted Incremental Junior Lien Debt, or such Permitted Additional Debt and (ii) payments of regularly-scheduled amortization amounts in respect of the EnVen Notes, in each case, shall be permitted); provided, however, that the Borrower or any Restricted Subsidiary may prepay, repurchase, redeem or defease the Junior Lien Notes, the EnVen Notes, any QuarterNorth Acquisition Debt, any Permitted Incremental Junior Lien Debt, any such Permitted Additional Debt or any Permitted Refinancing Indebtedness in respect of any of the foregoing (A) in exchange for or with the proceeds of any Permitted Refinancing Indebtedness, (B) by converting or exchanging the Junior Lien Notes, the EnVen Notes, any QuarterNorth Acquisition Debt, any Permitted Incremental Junior Lien Debt, or any such Permitted Additional Debt to Qualified Equity Interests of the Borrower or any Parent Entity or with proceeds from a contemporaneous issuance of Qualified Equity Interests of the Borrower or any Parent Entity, or (C) so long as after giving pro forma effect to the making of any such prepayment, repurchase, redemption or defeasance, (1) no Default or Event of Default shall have occurred and be continuing, (2) the Borrower shall have Available Commitments of not less than 25% of the then effective Loan Limit (on a pro forma basis after giving effect to such prepayment, repurchase, redemption or defeasance), (3) the Borrower is in compliance on a Pro Forma Basis with the Current Ratio, and (4) either (a) as of the most recently ended fiscal quarter for which Section 9.1 Financials are available after giving pro forma effect to any such prepayment, repurchase, redemption or defeasance, the Consolidated Total Debt to EBITDAX Ratio is not greater than 1.75 to 1.00 (on a Pro Forma Basis after giving effect to such prepayment, repurchase, redemption or defeasance) and the aggregate amount of such prepayments, repurchases, redemptions or defeasances shall not exceed the Available Free Cash Flow Amount at the time made or (b) as of the most recently ended fiscal quarter for which Section 9.1 Financials are available after giving pro forma effect to any such prepayment, repurchase, redemption or defeasance, the Consolidated Total Debt to EBITDAX Ratio is not greater than 1.00 to 1.00 (on a Pro Forma Basis after giving effect to such prepayment, repurchase, redemption or defeasance) (in which case without regard to the Available Free Cash Flow Amount at the time made);
(b)
The Borrower will not amend or modify the Junior Lien Notes, the Junior Lien Indenture, the EnVen Notes, the EnVen Notes Indenture, any indenture or credit agreement in respect of any QuarterNorth Acquisition Debt, any indenture or credit agreement in respect of any Permitted Incremental Junior Lien Debt, any indenture or credit agreement in respect of any Permitted Refinancing Indebtedness with respect to the Junior Lien Indenture, the EnVen Notes Indenture, any indenture or credit agreement in respect of any QuarterNorth Acquisition Debt, or any indenture or credit agreement in respect of any Permitted Incremental Junior Lien Debt that constitutes Material Indebtedness or the documentation governing any Permitted Additional Debt that constitutes Material Indebtedness or the terms applicable thereto, in each case, other than amendments or modifications that (A) would not be materially adverse to the Lenders (as determined in good faith by the Borrower), taken as a whole, or (B) otherwise comply with the definition of “Permitted Refinancing Indebtedness” that may be incurred to Refinance any such Indebtedness; provided that no such amendment or modification shall delete or modify the conditions set forth in the definitions of “Permitted Additional Debt” or “Permitted Refinancing Indebtedness”, as applicable; and
(c)
Notwithstanding the foregoing and for the avoidance of doubt, nothing in this Section 10.7 shall prohibit (i) the repayment or prepayment of intercompany subordinated Indebtedness owed among the Borrower and/or the Restricted Subsidiaries, in either case unless an Event of Default has occurred and is continuing and the Borrower has received a notice from the Collateral Agent instructing it not to make or permit the Borrower and/or the Restricted Subsidiaries to make any such repayment or prepayment or (ii) substantially concurrent transfers of credit positions in connection with intercompany debt restructurings so long as such Indebtedness is permitted by Section 10.1 after giving effect to such transfer; provided that in no event shall the Borrower be permitted to use, directly or indirectly, the proceeds of any Loans to prepay, repurchase, redeem or defease the Junior Lien Notes, the EnVen Notes, any QuarterNorth Acquisition Debt, any Permitted Incremental Junior Lien Debt, or any Permitted Additional Debt prior to the first anniversary of the Closing Date.
10.8
Negative Pledge Agreements. The Borrower will not, and will not permit any of the Restricted Subsidiaries to, enter into or permit to exist any Contractual Requirement (other than this Agreement or any other Credit Document or any documentation in respect of secured Indebtedness otherwise permitted hereunder) that limits the ability of the Borrower or any Guarantor to create, incur, assume or suffer to exist Liens on property of such Person for the benefit of the Secured Parties with respect to the Obligations or under the Credit Documents; provided that the foregoing shall not apply to each of the following Contractual Requirements that:
(a)
(i) exist on the Closing Date and (to the extent not otherwise permitted by this Section 10.8) are listed on Schedule 10.8 and (ii) to the extent Contractual Requirements permitted by subclause (i) are set forth in an agreement evidencing Indebtedness or other obligations, are set forth in any agreement evidencing any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness or obligation so long as such Permitted Refinancing Indebtedness does not expand the scope of such Contractual Requirement;
(b)
are binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary of the Borrower, so long as such Contractual Requirements were not entered into solely in contemplation of such Person becoming a Restricted Subsidiary of the Borrower;
(c)
represent Indebtedness permitted under Section 10.1 of a Restricted Subsidiary of the Borrower that is not a Guarantor so long as such Contractual Requirement applies only to such Subsidiary and its Subsidiaries;
(d)
arise pursuant to agreements entered into with respect to any sale, transfer, lease or other Disposition permitted by Section 10.4 and applicable solely to assets under such sale, transfer, lease or other Disposition;
(e)
are customary provisions in joint venture agreements and other similar agreements permitted by Section 10.5 and applicable to joint ventures or otherwise arise in agreements that restrict the Disposition or distribution of assets or property in oil and gas leases, joint operating agreements, joint exploration and/or development agreements, participation agreements and other similar agreements entered into in the ordinary course of the oil and gas exploration and development business;
(f)
are negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 10.1, but solely to the extent any negative pledge relates to the property financed by or the subject of such Indebtedness;

(g)
are customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate to the assets subject thereto;
(h)
comprise restrictions imposed by any agreement relating to secured Indebtedness permitted pursuant to Section 10.1 to the extent that such restrictions apply only to the property or assets securing such Indebtedness;
(i)
are customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or any Restricted Subsidiary;
(j)
are customary provisions restricting assignment of any agreement entered into in the ordinary course of business;
(k)
restrict the use of cash or other deposits imposed by customers under contracts entered into in the ordinary course of business;
(l)
are imposed by Requirements of Law;
(m)
exist under any documentation governing any Permitted Refinancing Indebtedness incurred to Refinance any Indebtedness but only to the extent such Contractual Requirement is not materially more restrictive, taken as a whole, than the Indebtedness being refinanced;
(n)
customary net worth provisions contained in real property leases entered into by any Restricted Subsidiary of the Borrower, so long as the Borrower has determined in good faith that such net worth provisions would not reasonably be expected to impair the ability of the Borrower and the Restricted Subsidiaries to meet their ongoing obligation;
(o)
are customary restrictions and conditions contained in the document relating to any Lien, so long as (i) such Lien is a Permitted Lien and such restrictions or conditions relate only to the specific asset subject to such Lien and (ii) such restrictions and conditions are not created for the purpose of avoiding the restrictions imposed by this Section 10.8;
(p)
are restrictions imposed by any agreement relating to Indebtedness incurred pursuant to Section 10.1 or Permitted Refinancing Indebtedness in respect thereof, to the extent such restrictions are not materially more restrictive, taken as a whole, than the restrictions contained in the Credit Documents or documentation with respect to the Junior Lien Notes, the EnVen Notes, any QuarterNorth Acquisition Debt, or any Permitted Incremental Junior Lien Debt, as determined by the Borrower in good faith;
(q)
are restrictions regarding licenses or sublicenses by the Borrower and the Restricted Subsidiaries of intellectual property in the ordinary course of business (in which case such restriction shall relate only to such intellectual property);
(r)
are encumbrances or restrictions contained in an agreement or other instrument of a Person acquired by or merged or consolidated with or into the Borrower or any Restricted Subsidiary, or of an Unrestricted Subsidiary that is designated a Restricted Subsidiary, or that is assumed in connection with the acquisition of assets from such Person, in each case that is in existence at the time of such transaction (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired or designated; and

(s)
are encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (r) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Borrower’s board of directors, no more restrictive in any material respect with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.
10.9
Limitation on Subsidiary Distributions. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to pay dividends or make any other distributions to the Borrower or any Restricted Subsidiary on its Equity Interests or with respect to any other interest or participation in, or measured by, its profits or transfer any property to the Borrower or any Restricted Subsidiary except (in each case) for such encumbrances or restrictions existing under or by reason of:
(a)
contractual encumbrances or restrictions in effect on the Closing Date, including pursuant to the Credit Documents and any Hedging Obligations;
(b)
the Junior Lien Notes, the Junior Lien Indenture, the EnVen Notes, the EnVen Notes Indenture, any indenture or credit agreement in respect of any QuarterNorth Acquisition Debt, any indenture or credit agreement in respect of any Permitted Incremental Junior Lien Debt, and, in each case, the related guarantees (and any Permitted Refinancing Indebtedness with respect thereto);
(c)
purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on transferring the property so acquired;
(d)
any applicable Requirement of Law;
(e)
any agreement or other instrument of a Person acquired by or merged or consolidated with or into the Borrower or any Restricted Subsidiary, or of an Unrestricted Subsidiary that is designated a Restricted Subsidiary, or that is assumed in connection with the acquisition of assets from such Person, in each case that is in existence at the time of such transaction (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired or designated;
(f)
contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of the Borrower pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Equity Interests or assets of such Subsidiary;
(g)
secured Indebtedness otherwise permitted to be incurred pursuant to Section 10.1 and Section 10.2 that limit the right of the debtor to dispose of the assets securing such Indebtedness;
(h)
restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;
(i)
other Indebtedness, Disqualified Stock or preferred stock of (i) Restricted Subsidiaries that are not Guarantors permitted to be incurred subsequent to the Closing Date pursuant to Section 10.1 so long as either (A) the provisions relating to such encumbrance or restriction contained in such Indebtedness are no less favorable to the Borrower, taken as a whole, as determined by the board of directors of the Borrower in good faith, than the provisions contained in this Agreement as in effect on the Closing Date or (B) any such encumbrance or restriction contained in such Indebtedness does not prohibit (except upon a default or an event of default thereunder) the payment of dividends in an amount sufficient, as determined by the board of directors of the Borrower in good faith, to impair the ability of the Borrower to make scheduled payments of cash interest on the Loans when due or (ii) Foreign Subsidiaries as to such Foreign Subsidiaries and their Subsidiaries;
(j)
customary provisions in joint venture agreements or agreements governing property held with a common owner and other similar agreements or arrangements relating solely to such joint venture or property;
(k)
customary provisions contained in leases, sub-leases, licenses, sub-licenses or similar agreements, in each case, entered into in the ordinary course of business; and
(l)
any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (k) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Borrower’s board of directors, no more restrictive in any material respect with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.
10.10
Hedge Transactions. The Borrower will not, and will not permit any Restricted Subsidiary to, enter into any Hedge Transactions with any Person other than:
(a)
Hedge Transactions in respect of commodities entered into not for speculative purposes the net notional volumes for which (when aggregated with other commodity Hedge Transactions then in effect, other than puts, floors and basis differential swaps on volumes already hedged pursuant to other Hedge Transactions) do not exceed, as of the date the latest Hedge Transaction is entered into, 90% of the reasonably anticipated quarterly production of oil, natural gas and natural gas liquids, calculated separately, from the Credit Parties’ total Proved Developed Producing Reserves and 50% of the reasonably anticipated quarterly production of oil, natural gas and natural gas liquids, calculated separately, from the Credit Parties’ total Proved Developed Non-Producing Reserves; provided, that, with respect to Hedge Transactions for commodities the net notional volumes for which are in respect of reasonably anticipated production during any of the months of August through October of any year, in no event shall the Borrower or any Restricted Subsidiary enter into Hedge Transactions with respect to more than 65% of reasonably anticipated production of oil, natural gas and natural gas liquids, calculated separately, from the Credit Parties’ total Proved Developed Producing Reserves for any of such months (and in no event shall the Borrower or any Restricted Subsidiary enter into Hedge Transactions with respect to any of the reasonably anticipated quarterly production of oil, natural gas and natural gas liquids, calculated separately, from the Credit Parties’ total Proved Developed Non-Producing Reserves for any of such months), (provided further that, with respect to the amount of such reduction of permitted Hedge Transactions in respect of the months of August through October of any year, such amount may be used to increase amounts otherwise permitted during the remaining portion of each year), in each case, as forecast based upon the Initial Reserve Report or the most recent Reserve Report delivered pursuant to Section 9.14(a), as applicable for the forty-eight (48) month period from the date of creation of such hedging arrangement (the “Ongoing Hedges”). In addition to the Ongoing Hedges, in connection with a proposed Permitted Acquisition (a “Proposed Acquisition”), the Credit Parties may also enter into incremental Hedge Transactions with respect to the Credit Parties’ reasonably anticipated production of oil, natural gas and natural gas liquids, calculated separately, from the Credit Parties’

total Proved Reserves as forecast based upon the most recent Reserve Report having notional volumes not in excess of 90° o of the Credit Parties’ existing projected production prior to the consummation of such Proposed Acquisition (provided that the aggregate of all Hedge Transactions in respect of commodities shall not, in any event, exceed 90° o of the reasonably anticipated projected production of oil, natural gas and natural gas liquids, calculated separately, from the Credit Parties Proved Developed Producing Reserves after giving effect to the consummation of such Proposed Acquisition) for a period not exceeding 36 months from the date such hedging arrangement is created during the period between (i) the date on which such Credit Party signs a definitive acquisition agreement in connection with a Proposed Acquisition and (ii) the earliest of (A) the date of consummation of such Proposed Acquisition, (B) the date of termination of such Proposed Acquisition and (C) 120 days after the date of execution of such definitive acquisition agreement (or such longer period as to which the Administrative Agent may agree). However, all such incremental hedging contracts entered into with respect to a Proposed Acquisition must be terminated or unwound not later than the earlier of (1) if the Proposed Acquisition has not yet been consummated, 120 days (or such longer period to the extent approved in writing by the Administrative Agent) following the date on which such Credit Party executed such definitive acquisition agreement and (2) 30 days following the date such Proposed Acquisition is terminated, in each case, to the extent the aggregate notional volumes hedged in anticipation of such Proposed Acquisition exceed the volumes permitted for Ongoing Hedges. It is understood that commodity Hedge Transactions which may, from time to time, “hedge” the same volumes, but different elements of commodity risk thereof, shall not be aggregated together when calculating the foregoing limitations on notional volumes.
(b)
Other Hedge Transactions (other than any Hedge Transactions in respect of equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions) entered into not for speculative purposes.
(c)
It is understood that for purposes of this Section 10.10, the following Hedge Transactions shall not be deemed speculative or entered into for speculative purposes: (i) any commodity Hedge Transaction intended, at inception of execution, to hedge or manage any of the risks related to existing and/or reasonably anticipated projected Hydrocarbon production from reserves of the Borrower or its Restricted Subsidiaries (whether or not contracted) and (ii) any Hedge Transaction intended, at inception of execution, (A) to hedge or manage the interest rate exposure associated with any debt securities, debt facilities or leases (existing or reasonably anticipated) of the Borrower or its Restricted Subsidiaries, (B) to manage commodity portfolio exposure associated with changes in interest rates, (C) to hedge any exposure that the Borrower or its Restricted Subsidiaries may have to counterparties under other Hedge Transactions such that the combination of such Hedge Transactions is not speculative taken as a whole or (D) for foreign exchange or currency exchange management.
(d)
For purposes of entering into or maintaining Ongoing Hedges under Section 10.10(a) or Hedge Transactions required by Section 9.19, reasonably anticipated projected Hydrocarbon production from the Credit Parties’ total Proved Reserves based upon the Initial Reserve Report or the most recent Reserve Report delivered pursuant to Section 9.14(a) (and, for purposes of the Hedge Transactions entered into pursuant to Section 9.19, the “most recent Reserve Report” shall refer to the Castex Acquisition Reserve Report), as applicable, shall be revised to account for any increase or decrease therein anticipated because of information obtained by Borrower or any other Credit Party subsequent to the publication of such Reserve Report including the Borrower’s or any other Credit Party’s internal forecasts of production decline rates for existing wells and additions to or deletions from anticipated future production from new wells and acquisitions coming on stream or failing to come on stream.
(e)
Hedge Transactions required by Section 9.19.

10.11
Financial Performance Ratios.
(a)
Consolidated Total Debt to EBITDAX Ratio. The Borrower will not permit the Consolidated Total Debt to EBITDAX Ratio as of the last day of any Test Period ending on or after September 30, 2018, to be greater than 3.00 to 1.00.
(b)
Current Ratio. The Borrower will not permit the Current Ratio as of the last day of any Test Period ending on or after September 30, 2018, to be less than 1.00 to 1.00.

For the purposes of calculating the Consolidated Total Debt to EBITDAX Ratio for the Test Periods ending on September 30, 2018, December 31, 2018 and March 31, 2019 pursuant to this Section 10.11, EBITDAX shall be deemed to equal (i) in the case of the first such Test Period, EBITDAX for the fiscal quarter ending September 30, 2018 multiplied by four (4), (ii) in the case of the second such Test Period, EBITDAX for the two fiscal quarter period ending December 31, 2018, multiplied by two (2) and (iii) in the case of the third such Test Period, EBITDAX for the three fiscal quarter period ending March 31, 2019, multiplied by four-thirds (4/3).

10.12
Accounts. Other than Excluded Accounts and amounts permitted to be maintained therein from time to time, no Credit Party shall (a) establish or maintain or (b) deposit proceeds into, a deposit account, securities account or commodities account that is not subject to a Control Agreement, in each case, subject to the proviso in Section 9.11(e).
10.13
Sanctions. The Borrower will not request any Borrowing or Letter of Credit, and the Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, business or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States or in a European Union member state, or (c) in any manner that would result in the violation of any Sanctions applicable to any party hereto.
10.14
Amendments to Organizational Documents. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, amend or modify its organizational documents if such amendment or modification could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or could have a material adverse effect on the Administrative Agent, any Issuing Bank or any Lender.
Section 11.
Events of Default.

Upon the occurrence of any of the following specified events (each an “Event of Default”):

11.1
Payments. The Borrower shall (a) default in the payment when due of any principal of the Loans or (b) default, and such default shall continue for five or more days, in the payment when due of any interest on the Loans or any Unpaid Drawings, fees or of any other amounts owing hereunder or under any other Credit Document (other than any amount referred to in clause (a) above);
11.2
Representations, Etc. Any representation, warranty or statement made or deemed made by any Credit Party herein or in any other Credit Document or any certificate delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made;
11.3
Covenants. Any Credit Party shall:
(a)
default in the due performance or observance by it of any term, covenant or agreement contained in Section 9.1(d)(i), 9.5 (solely with respect to the Borrower), 9.19 or Section 10; or
(b)
default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Section 11.1 or 11.2 or clause (a) of this Section 11.3) contained in this Agreement or any Security Document and such default shall continue unremedied for a period of at least 30 days after receipt of written notice thereof by the Borrower from the Administrative Agent;
11.4
Default Under Other Agreements.
(a)
The Borrower or any of the Restricted Subsidiaries shall (i) default in any payment with respect to any Material Indebtedness (other than the Indebtedness described in Section 11.1) beyond the period of grace, if any, provided in the instrument of agreement under which such Indebtedness was created or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist (other than (A) with respect to Indebtedness in respect of any Hedge Transactions, termination events or equivalent events pursuant to the terms of the corresponding Hedge Agreements under which such Hedge Transaction is entered into and (B) secured Indebtedness that becomes due as a result of a Disposition (including as a result of Casualty Event) of the property or assets securing such Indebtedness permitted under this Agreement), the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, any such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, unless (and only for so long as), in the case of each of the foregoing, such holder or holders shall have (or through its or their trustee or agent on its or their behalf) waived such default in a writing to the Borrower, or
(b)
Without limiting the provisions of clause (a) above, any such default under any such Material Indebtedness shall cause such Material Indebtedness to be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment or as a mandatory prepayment (and (i) with respect to Indebtedness in respect of any Hedging Obligations, other than due to a termination event or equivalent event pursuant to the terms of the Hedge Agreements under which the applicable Hedge Transaction was entered into and (ii) other than secured Indebtedness that becomes due as a result of a Disposition (including as a result of Casualty Event) of the property or assets securing such Indebtedness permitted under this Agreement), prior to the stated maturity thereof;
11.5
Bankruptcy, Etc. The Borrower, any Guarantor or any Specified Subsidiary shall commence a voluntary case, proceeding or action concerning itself under (a) Title 11 of the United States Code entitled “Bankruptcy” or any other applicable insolvency, debtor relief, or debt adjustment law; or (b) in the case of any Foreign Subsidiary that is a Specified Subsidiary, any domestic or foreign law relating to bankruptcy, judicial management, insolvency, reorganization, administration or relief of debtors in effect in its jurisdiction of incorporation, in each case as now or hereafter in effect, or any successor thereto (collectively, the “Bankruptcy Code”); or an involuntary case, proceeding or action is commenced against the Borrower, any Guarantor or any Specified Subsidiary and the petition is not dismissed or stayed within 60 days after commencement of the case, proceeding or action, the Borrower, any applicable Guarantor or the applicable Specified Subsidiary consents to the institution of such case, proceeding or action prior to such 60-day period, or any order of relief or other order approving any such case, proceeding or action is entered; or a custodian (as defined in the Bankruptcy Code), receiver, receiver manager, trustee, conservator, liquidator, examiner, rehabilitator, administrator, or similar person is appointed for, or takes charge of, the Borrower, any Guarantor or any Specified Subsidiary or all or any substantial portion of the property or business thereof; or the Borrower, any Guarantor or any Specified Subsidiary suffers any appointment of any custodian, receiver, receiver manager, trustee, conservator, liquidator, examiner, rehabilitator, administrator, or the like for it or any substantial part of its property or business to continue undischarged or unstayed for a period of 60 days; or the Borrower, any Guarantor or any Specified Subsidiary makes a general assignment for the benefit of creditors;
11.6
ERISA.
(a)
Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code; any Plan is or shall have been terminated or is the subject of termination proceedings under ERISA (including the giving of written notice thereof); an event shall have occurred or a condition shall exist in either case entitling the PBGC to terminate any Plan or to appoint a trustee to administer any Plan (including the giving of written notice thereof); any Plan shall have an accumulated funding deficiency (whether or not waived); the Borrower or any ERISA Affiliate has incurred or is likely to incur a liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA or Section 4971 or 4975 of the Code (including the giving of written notice thereof); and
(b)
there would result from any event or events set forth in clause (a) of this Section 11.6 the imposition of a lien, the granting of a security interest, or a liability, or the reasonable likelihood of incurring a lien, security interest or liability; and
(c)
such lien, security interest or liability will or would be reasonably likely to have a Material Adverse Effect;
11.7
Guarantee. The Guarantee or any material provision thereof shall cease to be in full force or effect (other than pursuant to the terms hereof and thereof) or any Guarantor or any other Credit Party shall assert in writing that any such Guarantor’s obligations under the Guarantee are not to be in effect or are not to be legal, valid and binding obligations (other than pursuant to the terms hereof or thereof);
11.8
Security Documents. The Collateral Agreement, Mortgage or any other Security Document pursuant to which assets of the Borrower and the Credit Parties with an aggregate fair market value in excess of $50,000,000 are pledged as Collateral or any material provision thereof shall cease to be in full force or effect (other than pursuant to the terms hereof or thereof) or cease to have the priority specified by the Credit Documents, or any grantor thereunder or any other Credit Party shall assert in writing that any grantor’s obligations under the Collateral Agreement, the Mortgage or any other Security Document are not in effect or not legal, valid and binding obligations (other than pursuant to the terms hereof or thereof);
11.9
Judgments. One or more monetary judgments or decrees shall be entered against the Borrower or any of the Restricted Subsidiaries involving a liability of $50,000,000 or more in the aggregate for all such judgments and decrees for the Borrower and the Restricted Subsidiaries (to the extent not paid or covered by insurance provided by a carrier not disputing coverage), which judgments are not discharged or effectively waived or stayed for a period of 60 consecutive days; or
11.10
Change of Control. A Change of Control shall have occurred;

Then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent shall, upon the written request of the Majority Lenders, by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent or any Lender to enforce its claims against the Borrower or any other Credit Party, except as otherwise specifically provided for in this Agreement (provided that, if an Event of Default specified in Section 11.5 shall occur with respect to the Borrower, the result that would occur upon the giving of written notice by the Administrative Agent as specified in clauses (a), (b), and (c) below shall occur automatically without the giving of any such notice): (a) declare the Total Commitment and Swingline Commitment terminated, whereupon the Commitment of each Lender and the Swingline Lender, as the case may be, shall forthwith terminate immediately and any fees theretofore accrued shall forthwith become due and payable without any other notice of any kind; (b) declare the principal of and any accrued interest and fees in respect of any or all Loans and any or all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and/or (c) demand cash collateral in respect of any outstanding Letter of Credit pursuant to Section 3.8(b) in an amount equal to the aggregate Stated Amount of all Letters of Credit issued and then outstanding. In addition, after the occurrence and during the continuance of an Event of Default, the Administrative Agent and the Lenders will have all other rights and remedies available at law and equity.

11.11
Application of Proceeds. Any amount received by the Administrative Agent or the Collateral Agent from any Credit Party (or from proceeds of any Collateral) following any acceleration of the Obligations under this Agreement or any Event of Default with respect to the Borrower under Section 11.5 shall be applied:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, disbursements and other charges of counsel payable under Section 12.7 and amounts payable under Article II) payable to the Administrative Agent and/or Collateral Agent in such Person’s capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the Issuing Banks (including fees, disbursements and other charges of counsel payable under Section 12.7) arising under the Credit Documents and amounts payable under Article II, ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans and Unpaid Drawings, ratably among the Lenders and the Issuing Banks in proportion to the respective amounts described in this clause Third payable to them;

Fourth, (i) to payment of that portion of the Obligations constituting unpaid principal of the Loans, the Unpaid Drawings and Obligations then owing under Secured Hedge Transactions and the Secured Cash Management Agreements and (ii) to Cash Collateralize that portion of Letters of Credit Outstanding comprising the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Borrower pursuant to Section 3.8, ratably among the Lenders, the Issuing Banks, the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this clause Fourth held by them; provided that (x) any such amounts applied pursuant to the foregoing clause (ii) shall be paid to the Administrative Agent for the ratable account of the applicable Issuing Bank to Cash Collateralize such Letters of Credit Outstanding, (y) subject to Section 3.8, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to this clause Fourth shall be applied to satisfy drawings under such Letters of Credit as they occur and

(z) upon the expiration of any Letter of Credit, the pro rata share of Cash Collateral attributable to such expired Letter of Credit shall be distributed in accordance with this clause Fourth;

Fifth, to the payment of all other Obligations of the Credit Parties owing under or in respect of the Credit Documents that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and

Last, the balance, if any, after all of the Obligations have been paid in full, to the Borrower or as otherwise required by Requirements of Law.

Subject to Section 3.8, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fourth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

11.12
Equity Cure.
(a)
Notwithstanding anything to the contrary contained in this Section 11 or in any Credit Document, in the event that the Borrower fails to comply with either Financial Performance Covenant, then until the expiration of the tenth Business Day subsequent to the date the compliance certificate for calculating such Financial Performance Covenant is required to be delivered pursuant to Section 9.1(c) (the “Cure Deadline”), the Borrower shall have the right to cure such failure (the “Cure Right”) by receiving cash proceeds from an issuance of common Equity Interests (other than Disqualified Stock) as a cash capital contribution, and upon receipt by the Borrower of such cash proceeds (such cash amount being referred to as the “Cure Amount”) pursuant to the exercise of such Cure Right, such Financial Performance Covenant shall be recalculated giving effect to the following pro forma adjustments:
(i)
EBITDAX or Consolidated Current Assets, as applicable, shall be increased, solely for the purpose of determining the existence of an Event of Default resulting from a breach of such Financial Performance Covenant with respect to any Test Period that includes the fiscal quarter for which the Cure Right was exercised and not for any other purpose under this Agreement, by an amount equal to the Cure Amount;
(ii)
Consolidated Total Debt for such Test Period shall be decreased solely to the extent proceeds of the Cure Amount, if any, are actually applied to prepay any Indebtedness (provided that any such Indebtedness so prepaid shall be a permanent repayment of such Indebtedness and termination of commitments thereunder) included in the calculation of Consolidated Total Debt; and
(iii)
if, after giving effect to the foregoing recalculations, the Borrower shall then be in compliance with the requirements of each Financial Performance Covenant, the Borrower shall be deemed to have satisfied the requirements of the Financial Performance Covenants as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of the Financial Performance Covenant that had occurred shall be deemed cured for the purposes of this Agreement; provided that (A) in each period of four consecutive fiscal quarters there shall be at least two fiscal quarters in which no Cure Right is exercised, (B) Cure Rights shall not be exercised more than five times during the term of this Agreement, (C) each Cure Amount shall be no greater than the amount required to cause the Borrower to be in compliance with the applicable Financial Performance Covenant with respect to which the breach or default occurred (such amount, the “Necessary Cure Amount”), provided that if the Cure Right is exercised prior to the date financial statements are required to be delivered for such fiscal quarter, then the Cure Amount shall be equal to the amount reasonably determined by the Borrower in good faith that is required for purposes of complying such Financial Performance Covenant for such fiscal quarter (such amount, the “Expected Cure Amount”), (D) all Cure Amounts shall be disregarded for the purposes of any financial ratio determination under the Credit Documents other than for determining compliance with such Financial Performance Covenant, (E) no Lender or Issuing Bank shall be required to make any extension of credit hereunder during the 10 Business Day period referred to above, unless the Borrower shall have received the Cure Amount and (F) to the extent the Borrower exercises more than one Cure Right in any single fiscal quarter, such exercises shall be deemed to be a single exercise of a Cure Right.
(iv)
Expected Cure Amount. Notwithstanding anything herein to the contrary, to the extent that the Expected Cure Amount is less than the Necessary Cure Amount, then not later than the applicable Cure Deadline, the Borrower must receive cash proceeds from issuance of Equity Interests (other than Disqualified Stock) or a cash capital contribution, which cash proceeds received by Borrower shall be equal to the shortfall between such Expected Cure Amount and such Necessary Cure Amount.
(v)
Necessary Cure Amount. Notwithstanding anything herein to the contrary, to the extent the Borrower exercises a Cure Right during any Test Period for which the calculation of EBITDAX is to be annualized for the purposes of calculating the Consolidated Total Debt to EBITDAX Ratio, the Necessary Cure Amount shall be determined after giving effect to the annualization of EBITDAX in accordance with Section 10.11.
Section 12.
The Agents
12.1
Appointment.
(a)
Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Credit Documents and irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. The provisions of this Section 12 (other than Section 12.1(c) with respect to the Lead Arrangers and the Joint Bookrunners and Section 12.9 with respect to the Borrower) are solely for the benefit of the Agents and the Lenders, and the Borrower shall not have rights as third party beneficiary of any such provision. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities (except those expressly set forth herein) or any fiduciary relationship with the Collateral Agent, the Swingline Lender, any Issuing Bank, any Lender, any Bookrunner or any Lead Arranger (regardless of whether a Default has occurred and is continuing), and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties,
(b)
The Administrative Agent, the Swingline Lender, each Lender and each Issuing Bank hereby irrevocably designate and appoint the Collateral Agent as the agent with respect to the Collateral, and each of the Administrative Agent, the Swingline Lender, each Lender and each Issuing Bank irrevocably authorizes the Collateral Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Collateral Agent shall not have any duties or responsibilities (except those expressly set forth herein), or any fiduciary relationship with any of the Administrative Agent, the Swingline Lender, any Issuing Bank, any Lender, any Bookrunner or any Lead Arranger (regardless of whether a Default has occurred and is continuing), and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against the Collateral Agent.
(c)
Each of the Lead Arrangers, the Syndication Agents, the Documentation Agent and the Joint Bookrunners, each in its capacity as such, shall not have any obligations, duties or responsibilities under this Agreement but shall be entitled to all benefits of this Section 12.
12.2
Delegation of Duties. The Administrative Agent and the Collateral Agent may each execute any of its duties under this Agreement and the other Credit Documents by or through agents, sub-agents, employees or attorneys-in-fact (each, a “Subagent”) and shall be entitled to advice of counsel concerning all matters pertaining to such duties; provided, however, that no such Subagent shall be authorized to take any action with respect to any Collateral unless and except to the extent expressly authorized in writing by the Administrative Agent. If any Subagent, or successor thereto, shall die, become incapable of acting, resign or be removed, all rights, powers, privileges and duties of such Subagent, to the extent permitted by law, shall automatically vest in and be exercised by the Administrative Agent until the appointment of a new Subagent. Neither the Administrative Agent nor the Collateral Agent shall be responsible for the negligence or misconduct of any Subagents selected by it in the absence of gross negligence or willful misconduct (as determined in the final judgment of a court of competent jurisdiction).
12.3
Exculpatory Provisions. No Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by any of them under or in connection with this Agreement or any other Credit Document (except for its or such Person’s own gross negligence or willful misconduct, as determined in the final judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein) or (b) responsible in any manner to any of the Lenders or any participant for any recitals, statements, representations or warranties made by any of the Borrower, any other Credit Party or any officer thereof contained in this Agreement or any other Credit Document or in any certificate, report, statement or other document referred to or provided for in, or received by such Agent under or in connection with, this Agreement or any other Credit Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Credit Document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by telecopy, emailed pdf., or any other electronic means that reproduces an image of an actual executed signature page), or, except with respect to any physical certificate or instrument representing Pledged Securities (as defined in the Collateral Agreement) in the possession of the Agent, the perfection or priority of any Lien or security interest created or purported to be created under the Security Documents or for any failure of the Borrower or any other Credit Party to perform its obligations hereunder or thereunder. No Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Credit Document, or to inspect the properties, books or records of any Credit Party or any Affiliate thereof. The Collateral Agent shall not be under any obligation to the Administrative Agent, any Lender, the Swingline Lender or any Issuing Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this

Agreement or any other Credit Document, or to inspect the properties, books or records of any Credit Party. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the rates in the definition of “LIBOR Rate” or with respect to any comparable or successor rate thereto, or replacement rate therefor.
12.4
Reliance by Agents. The Administrative Agent and the Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or instruction believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent or the Collateral Agent. The Administrative Agent may deem and treat the Lender specified in the Register with respect to any amount owing hereunder as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent and the Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent and the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Majority Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans; provided that the Administrative Agent and Collateral Agent shall not be required to take any action that, in its opinion or in the opinion of its counsel, may expose it to liability or that is contrary to any Credit Document or applicable Requirements of Law. For purposes of determining compliance with the conditions specified in Section 6 and Section 7 on the Closing Date, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
12.5
Notice of Default. Neither the Administrative Agent nor the Collateral Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent or Collateral Agent, as applicable, has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a notice, it shall give notice thereof to the Lenders and the Collateral Agent. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Majority Lenders; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders except to the extent that this Agreement requires that such action be taken only with the approval of the Majority Lenders, the Required Lenders or each individual lender, as applicable.
12.6
Acknowledgements of Lenders and Issuing Banks.
(a)
Each Lender and each Issuing Bank represents and warrants that (i) the Credit Documents set forth the terms of a commercial lending facility, (ii) it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender or Issuing Bank, in each case in the ordinary course of business, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument (and each Lender and each Issuing Bank agrees not to assert a claim in contravention of the foregoing), (iii) it has, independently and without reliance upon the Administrative Agent, the Collateral Agent, any Lead Arranger, any Syndication Agent, any Documentation Agent or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder and (iv) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such Issuing Bank, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender and each Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Lead Arranger, any Syndication Agent, any Documentation Agent or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Credit Document or any related agreement or any document furnished hereunder or thereunder.
(b)
[Intentionally Omitted].
(c)
(i)
Each Lender and each Issuing Bank hereby agrees that (x) if the Administrative Agent notifies such Lender or such Issuing Bank that the Administrative Agent has determined in its sole discretion that any funds received by such Lender or such Issuing Bank from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender or such Issuing Bank (whether or not known to such Lender or such Issuing Bank), and demands the return of such Payment (or a portion thereof), such Lender or such Issuing Bank shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender or such Issuing Bank to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender or such Issuing Bank shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender or any Issuing Bank under this Section 12.6(c) shall be conclusive, absent manifest error.
(ii)
Each Lender and each Issuing Bank hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender and each Issuing Bank agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender or such Issuing Bank shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender or such Issuing Bank to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.
(iii)
The Borrower and each other Credit Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender or any Issuing Bank that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender or such Issuing Bank with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Credit Party.
(iv)
Each party’s obligations under this Section 12.6(c) shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender or an Issuing Bank, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Credit Document.
12.7
Indemnification. The Lenders severally agree to indemnify the Administrative Agent and the Collateral Agent, each in its capacity as such (to the extent not reimbursed by the Credit Parties and without limiting the obligation of the Credit Parties to do so), ratably according to their respective portions of the Commitments or Loans, as applicable, outstanding in effect on the date on which indemnification is sought (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their respective portions of the Total Exposure in effect immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time occur (including at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent or the Collateral Agent in any way relating to or arising out of the Commitments, this Agreement, any of the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent or the Collateral Agent under or in connection with any of the foregoing (including, for the avoidance of doubt, any amount required to be paid by the Borrower under Section 13.5(a)); provided that no Lender shall be liable to the Administrative Agent or the Collateral Agent for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Administrative Agent’s or the Collateral Agent’s, as applicable, gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction; provided, further, that no action taken in accordance with the directions of the Majority Lenders (or such other number or percentage of the Lenders as shall be required by the Credit Documents) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 12.7. In the case of any investigation, litigation or proceeding giving rise to any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time occur (including at any time following the payment of the Loans), this Section 12.7 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent and the Collateral Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including attorneys’ fees) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice rendered in respect of rights or responsibilities under, this Agreement, any other Credit Document, or any document contemplated by or referred to herein, to the extent that such Agent is not reimbursed for such expenses by or on behalf of the Borrower; provided that such reimbursement by the Lenders shall not affect the Borrower’s continuing reimbursement obligations with respect thereto. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, in no event shall this sentence require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender’s pro rata portion thereof; and provided further, this sentence shall not be deemed to require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement resulting from such Agent’s gross negligence or willful misconduct. The agreements in this Section 12.7 shall survive the termination of this Agreement and the repayment of the Loans and payment of all other amounts payable hereunder.
12.8
Agents in Its Individual Capacities. Each Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower and any other Credit Party as though such Agent were not an Agent hereunder and under the other Credit Documents. With respect to the Loans made by it, each Agent shall have the same rights and powers under this Agreement and the other Credit Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include each Agent in its individual capacity.
12.9
Successor Agents. Each of the Administrative Agent and Collateral Agent may at any time give notice of its resignation to the Lenders, the Swingline Lender, the Issuing Banks and the Borrower. If the Administrative Agent, Swingline Lender and/or Collateral Agent becomes a Defaulting Lender, then such Administrative Agent, Swingline Lender or Collateral Agent, may be removed as the Administrative Agent, Swingline Lender or Collateral Agent, as the case may be, at the reasonable request of the Borrower and the Required Lenders. Upon receipt of any such notice of resignation or removal, as the case may be, the Majority Lenders shall have the right, subject to the consent of the Borrower (not to be unreasonably withheld or delayed) so long as no Default under Section 11.1 or 11.5 is continuing, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If, in the case of a resignation of a retiring Agent, no such successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of the Lenders, the Swingline Lender and the Issuing Banks, appoint a successor Agent meeting the qualifications set forth above. Upon the acceptance of a successor’s appointment as the Administrative Agent or Collateral Agent, as the case may be, hereunder, and upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Majority Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Security Documents, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents (if not already discharged therefrom as provided above in this Section 12.9). The fees payable by the Borrower (following the effectiveness of such appointment) to such Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Agent’s resignation hereunder and under the other Credit Documents, the provisions of this Section 12 (including Section 12.7) and Section 13.5 shall continue in effect for the benefit of such retiring Agent, its Subagents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as an Agent.

Any resignation of any Person as Administrative Agent pursuant to this Section 12.9 shall also constitute its resignation as Swingline Lender.

12.10
Withholding Tax. To the extent required by any applicable Requirement of Law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding tax. If the Internal Revenue Service or any authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender for any reason (including because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding tax ineffective), such Lender shall indemnify the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by any applicable Credit Party and without limiting the obligation of any applicable Credit Party to do so) fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including penalties, additions to Tax and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out of pocket expenses. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Credit Document against any amount due to the Administrative Agent under this Section 12.10. For the avoidance of doubt, for purposes of this Section 12.10, the term “Lender” includes any Issuing Bank and any Swingline Lender.
12.11
Security Documents and Collateral Agent under Security Documents and Guarantee. Each Secured Party hereby further authorizes the Administrative Agent or Collateral Agent, as applicable, on behalf of and for the benefit of Secured Parties, to be the agent for and representative of the Secured Parties with respect to the Collateral and the Security Documents. Subject to Section 13.1, without further written consent or authorization from any Secured Party, the Administrative Agent or Collateral Agent, as applicable, may (a) execute any documents or instruments necessary in connection with a Disposition of assets permitted by this Agreement, (b) release any Lien encumbering any item of Collateral that is the subject of such Disposition of assets or with respect to which Majority Lenders (or such other Lenders as may be required to give such consent under Section 13.1) have otherwise consented or (c) release any applicable Guarantor from the Guarantee in connection with such Disposition or with respect to which Majority Lenders (or such other Lenders as may be required to give such consent under Section 13.1) have otherwise consented. The Lenders and the Issuing Banks (including in their capacities as potential Cash Management Banks and potential Hedge Banks) irrevocably agree that (x) the Collateral Agent may, without any further consent of any Lender, enter into or amend any intercreditor agreement with the collateral agent or other representatives of the holders of Indebtedness that is permitted to be secured by a Lien on the Collateral that is permitted under this Agreement, (y) the Collateral Agent may rely exclusively on a certificate of an Authorized Officer of the Borrower as to whether any such other Liens are permitted and (z) any intercreditor agreement referred to in clause (x) above, entered into by the Collateral Agent, shall be binding on the Secured Parties. Furthermore, the Lenders and the Issuing Banks (including in their capacities as potential Cash Management Bank and potential Hedge Banks) hereby authorize the Administrative Agent and the Collateral Agent to subordinate any Lien on any property granted to or held by the Administrative Agent or Collateral Agent under any Credit Document to the holder of any Lien on such property that is permitted by clause (j) of the definition of “Permitted Liens” and clauses (c), (e) (with respect to Liens securing Indebtedness permitted under Section 10.1), (f), (j), (o), (p) and (t) of Section 10.2 or otherwise permitted to be senior to the Liens of Administrative Agent or Collateral Agent on such property; provided that prior to any such request, the Borrower shall have in each case delivered to the Administrative Agent a certificate of an Authorized Officer of the Borrower certifying that such subordination is permitted under this Agreement.

12.12
Right to Realize on Collateral and Enforce Guarantee.
(a)
Anything contained in any of the Credit Documents to the contrary notwithstanding, the Borrower, the Agents and each Secured Party hereby agree that (i) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Guarantee, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by the Administrative Agent, on behalf of the Secured Parties in accordance with the terms hereof and all powers, rights and remedies under the Security Documents may be exercised solely by the Collateral Agent, and (ii) in the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition, (x) the Collateral Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and (y) the Collateral Agent, as agent for and representative of the Secured Parties, (but not any Lender or Lenders in its or their respective individual capacities unless the Majority Lenders shall otherwise agree in writing) shall, at the direction of the Majority Lenders, be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Collateral Agent at such sale or other disposition, as more particularly described in Section 12.12(b).
(b)
The Secured Parties hereby irrevocably authorize the Collateral Agent to credit bid all or any portion of the Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (i) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions, or (ii) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Collateral Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Collateral Agent at the direction of the Majority Lenders on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid (A) the Collateral Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles (B) each of the Secured Parties’ ratable interests in the Obligations that were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (C) the Collateral Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Majority Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Majority Lenders contained in Section 13.1 of this Agreement), (D) the Collateral Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Obligations that were credit bid, interests, whether as equity, partnership, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (E) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of

Obligations assigned to the acquisition vehicle exceeds the amount of Obligations credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Secured Parties pro rata and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party that will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.
12.13
Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding, constituting an Event of Default under Section 11.5, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(a)
to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel, to the extent due under Section 13.5) allowed in such judicial proceeding; and
(b)
to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, to the extent due under Section 13.5.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Indebtedness or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

12.14
Certain ERISA Matters.
(a)
Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and its respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that at least one of the following is and will be true:

(i)
such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Plans in connection with the Loans, the Letters of Credit or the Commitments,
(ii)
the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,
(iii)
(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or
(iv)
such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)
In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that none of the Administrative Agent or any of its respective Affiliates is a fiduciary with respect to the Collateral or the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Credit Document or any documents related to hereto or thereto)
(c)
The Administrative Agent hereby informs the Lenders that it is not undertaking to provide investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments, this Agreement or any other Credit Document, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Credit Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.
Section 13.
Miscellaneous
13.1
Amendments, Waivers and Releases.
(a)
Except as expressly set forth in this Agreement, neither this Agreement nor any other Credit Document, nor any terms hereof or thereof, may be amended, supplemented or modified except in accordance with the provisions of this Section 13.1. Subject to Section 2.18(a) and (b) and Section 13.1(d), the Majority Lenders may, or, with the written consent of the Majority Lenders, the Administrative Agent and/or the Collateral Agent shall, from time to time, (i) enter into with the relevant Credit Party or Credit Parties written amendments, supplements or modifications hereto and to the other Credit Documents for the purpose of adding any provisions to this Agreement or the other Credit Documents or changing in any manner the rights of the Lenders or of the Credit Parties hereunder or thereunder or (ii) waive in writing, on such terms and conditions as the Majority Lenders or the Administrative Agent and/or Collateral Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Credit Documents or any Default or Event of Default and its consequences; provided, however, that each such waiver and each such amendment, supplement or modification shall be effective only in the specific instance and for the specific purpose for which given; provided, further, that no such waiver and no such amendment, supplement or modification shall (A) forgive or reduce any portion of any Loan or reduce the stated rate (it being understood that only the consent of the Majority Lenders shall be necessary to waive any obligation of the Borrower to pay interest at the Default Rate or amend Section 2.8(d)), or forgive any portion, or extend the Maturity Date or the date for the payment, of the Loans or any interest or fee payable hereunder (other than as a result of waiving the applicability of any post-default increase in interest rates and any change due to a change in the Borrowing Base or Available Commitment), or extend the final expiration date of any Lender’s Commitment (provided that (1) any Lender, upon the request of the Borrower, may extend the final expiration date of its Commitment without the consent of any other Lender, including the Majority Lenders, (2) it is being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default shall not constitute an increase of the Commitments of any Lender, and (3) [intentionally omitted]) or extend the final expiration date of any Letter of Credit beyond the L/C Maturity Date, or increase the amount of the Commitment of any Lender (provided that any Lender, upon the request of the Borrower, may increase the amount of its Commitment without the consent of any other Lender, including the Majority Lenders), or make any Loan, interest, fee or other amount payable in any currency other than Dollars, in each case without the written consent of each Lender directly and adversely affected thereby, or (B) amend, modify or waive any provision of this Section 13.1 in a manner that would reduce the voting rights of any Lender, or reduce the percentages specified in the definitions of the terms “Majority Lenders”, “Required Lenders” or “Borrowing Base Required Lenders” (it being understood that, with the consent of the Majority Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Majority Lenders, Required Lenders and Borrowing Base Required Lender on substantially the same basis as the Loans and Commitments are included on the Closing Date), or amend any other provision of this Agreement that expressly provides that the consent of all Lenders or all affected Lenders is required, or consent to the assignment or transfer by the Borrower of its rights and obligations under any Credit Document to which it is a party (except as permitted pursuant to Section 10.3), in each case without the written consent of each Lender directly and adversely affected thereby, or (C) amend the provisions of Sections 5.3, 11.11 or 13.8 or any analogous provision of any Security Document, in a manner that would by its terms alter the pro rata sharing of payments required thereby, without the prior written consent of each Lender directly and adversely affected thereby, or (D) amend, modify or waive any provision of Section 12 without the written consent of the then-current Administrative Agent and Collateral Agent, as applicable, or any other former or current Agent to whom Section 12 then applies in a manner that directly and adversely affects such Person, or (E) amend, modify or waive any provision of Section 3 with respect to any Letter of Credit without the written consent of each Issuing Bank to whom Section 3 then applies in a manner that directly and adversely affects such Person, or (F) amend, modify or waive any provisions hereof relating to Swingline Loans without the written consent of the Swingline Lender, or (G) release all or substantially all of the Guarantors under the Guarantee (except as expressly permitted by the Guarantee or this Agreement) without the prior written consent of each Lender, or (H) release all or substantially all of the Collateral under the Security Documents (except as expressly permitted by the Security Documents or this Agreement) or subordinate all or substantially all of the Collateral under the Security Documents to Liens securing Indebtedness for borrowed money, in each case, without the prior written consent of each Lender, or (I) amend Section 2.9 so as to permit Interest Period intervals greater than six months without regard to availability to Lenders, without the written consent of each Lender directly and adversely affected thereby, or (J) increase the Borrowing Base without the written consent of the Borrowing Base Required Lenders (other than Defaulting Lenders), decrease or maintain the Borrowing Base without the written consent of the Required Lenders or otherwise modify Section 2.14(b), (c), (d), (e), (f) or (g) if such modification would have the effect of increasing the Borrowing Base without the written consent of Borrowing Base Required Lenders (other than Defaulting Lenders); provided that a Scheduled Redetermination may be postponed by the Majority Lenders; provided, further, that the automatic reduction of the Borrowing Base pursuant to Section 2.14(e) may be waived by the Required Lenders, or (K) affect the rights or duties of, or any fees or other amounts payable to, any Agent under this Agreement or any other Credit Document without the prior written consent of such Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the affected Lenders and shall be binding upon the Borrower, such Lenders, the Administrative Agent and all future holders of the affected Loans. In the case of any waiver, the Borrower, the Lenders and the Administrative Agent shall be restored to their former positions and rights hereunder and under the other Credit Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; it being understood that no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. In connection with the foregoing provisions, the Administrative Agent may, but shall have no obligations to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender whose consent is required hereunder.
(b)
Without the consent of any Lender or Issuing Bank, the Credit Parties and the Administrative Agent or Collateral Agent may (in their respective sole discretion, or shall, to the extent required by any Credit Document) enter into any amendment, modification or waiver of any Credit Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties, or as required by local law to give effect to, or protect any security interest for the benefit of the Secured Parties, in any property or so that the security interests therein comply with applicable law or this Agreement or in each case to otherwise enhance the rights or benefits of any Lender under any Credit Document.
(c)
Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Majority Lenders, the Administrative Agent and the Borrower (i) to add one or more additional credit or debt facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Credit Documents with the Loans and the Commitments and the accrued interest and fees in respect thereof and (ii) to include appropriately the Lenders holding such credit or debt facilities in any determination of the Majority Lenders, the Required Lenders and the Borrowing Base Required Lenders on substantially the same basis as the Lenders prior to such inclusion.

(d)
Notwithstanding the foregoing, technical and conforming modifications to the Credit Documents may be made with the consent of the Borrower and the Administrative Agent (i) if such modifications are not adverse to the Lenders in any material respect or (ii) to the extent necessary (A) to integrate any Incremental Increase contemplated by Sections 2.16 or (B) to cure any ambiguity, omission, defect or inconsistency so long as, in each case with respect to this clause (B), the Lenders shall have received at least five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Majority Lenders stating that the Majority Lenders object to such amendment.
13.2
Notices; Posting of Communications.
(a)
Unless otherwise expressly provided herein, all notices and other communications provided for hereunder or under any other Credit Document shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)
if to the Borrower, the Administrative Agent, the Collateral Agent, the Swingline Lender or any Issuing Bank, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 13.2 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and
(ii)
if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrower, the Administrative Agent, the Collateral Agent, the Swingline Lender and the Issuing Banks;
(iii)
notices and other communications to the Lenders and any Issuing Bank hereunder may be delivered or furnished by using an Approved Electronic Platform (as defined below) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to (A) notices pursuant to Section 2 unless otherwise agreed by the Administrative Agent and the applicable Lender or (B) notices pursuant to Section 3 unless otherwise agreed by the Administrative Agent and the applicable Issuing Bank; and
(iv)
the Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (A) actual receipt by the relevant party hereto and (B)(1) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (2) if delivered by mail, three Business Days after deposit in the mails, postage prepaid; (3) if delivered by facsimile, when sent and receipt has been confirmed by telephone; (4) if delivered by electronic mail, when delivered; and (5) unless the Administrative Agent otherwise prescribes, notices or communications posted to an Approved Electronic Platform shall be deemed delivered when notification that such notice or communication is available and identifying the website address therefor has been delivered by electronic mail; provided that notices and other communications to the Administrative Agent or the Lenders pursuant to Sections 2.3, 2.6, 2.9, 4.2 and 5.1 shall not be effective until received.

(b)
Posting of Communications.
(i)
Each Credit Party agrees that the Administrative Agent may, but shall not be obligated to, make any Communications available to the Lenders and the Issuing Banks by posting the Communications (as defined below) on IntraLinksTM, DebtDomain, SyndTrak, ClearPar or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).
(ii)
Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Closing Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders, each of the Issuing Banks and each Credit Party acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Approved Electronic Platform, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders, each of the Issuing Banks and each Credit Party hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.
(iii)
THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, ANY LEAD ARRANGER, ANY DOCUMENTATION AGENT, ANY SYNDICATION AGENT OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY CREDIT PARTY, ANY LENDER, ANY ISSUING BANK OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY CREDIT PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM.

(iv)
“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Credit Party pursuant to any Credit Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to this Section, including through an Approved Electronic Platform.
(v)
Each Lender and each Issuing Bank agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Credit Documents. Each Lender and each Issuing Bank agrees (A) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s or such Issuing Bank’s (as applicable) email address to which the foregoing notice may be sent by electronic transmission and (B) that the foregoing notice may be sent to such email address.
(vi)
Each of the Lenders, each of the Issuing Banks and each of the Credit Parties agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.
(vii)
Nothing herein shall prejudice the right of the Administrative Agent, any Lender or any Issuing Bank to give any notice or other communication pursuant to any Credit Document in any other manner specified in such Credit Document.
13.3
No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent, the Collateral Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Credit Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Requirements of Law.
13.4
Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Credit Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.
13.5
Expenses; Limitation of Liability; Indemnification.
(a)
Payment of Expenses; Indemnification. The Borrower agrees (i) to pay or reimburse the Agents and the Lead Arrangers for all their reasonable and documented out-of-pocket costs and expenses incurred in connection with the preparation and execution and delivery of, and any amendment, waiver, supplement or modification to, this Agreement and the other Credit Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees, disbursements and other charges of Mayer Brown LLP, in its capacity as counsel to the Administrative Agent, one special energy counsel and one counsel in each appropriate local jurisdiction (excluding any allocated costs of in-house counsel), (ii) to pay or reimburse the Agents, each Issuing Bank, each Lead Arranger and each Lender for all of its reasonable and documented out-of-pocket costs and expenses incurred during any workout or restructuring, or negotiations in respect thereof, or in connection with the enforcement or preservation of any rights under this Agreement, the other Credit Documents and any such other documents, in each case, whether before or after the occurrence of an Event of Default, including the reasonable fees, disbursements and other charges of one counsel, and one counsel in each appropriate local jurisdiction and one financial advisor to the Administrative Agent (unless there is an actual or perceived conflict of interest in which case each such Person may retain its own counsel or financial advisor), (iii) to pay, indemnify, and hold harmless each Lender, Issuing Bank, Lead Arranger and Agent from, any and all recording and filing fees and (iv) to pay, indemnify, and hold harmless each Lender, Issuing Bank, Lead Arranger, Syndication Agent, Documentation Agent, Joint Bookrunner and Agent and their respective Related Parties from and against any and all other liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, whether or not such proceedings are brought by the Borrower, any of its Related Parties or any other third Person, including reasonable and documented fees, disbursements and other charges of one primary counsel for all such Persons, taken as a whole, and, if necessary, by a single firm of local counsel in each appropriate jurisdiction for all such Persons, taken as a whole (unless there is an actual or perceived conflict of interest in which case each such Person may, with the consent of the Borrower (not to be unreasonably withheld or delayed), retain its own counsel), with respect to (A) the execution, delivery, enforcement, performance and administration of this Agreement, the other Credit Documents and any such other documents and (B) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law (other than by such indemnified person or any of its Related Parties (other than any trustee or advisor)) or to any actual or alleged presence, release or threatened release of Hazardous Materials involving or attributable to the Borrower, any of its Subsidiaries or any of the Oil and Gas Properties (all the foregoing in this clause (iv), collectively, the “Indemnified Liabilities”); provided that the Borrower shall have no obligation hereunder to any Agent or any Lender or any of their respective Related Parties with respect to Indemnified Liabilities to the extent to have resulted from (x) the gross negligence or willful misconduct of the party to be indemnified or any of its Related Parties as determined by a final non-appealable judgment of a court of competent jurisdiction, (y) any material breach of any Credit Document by the party to be indemnified as determined by a final non-appealable judgment of a court of competent jurisdiction or (z) disputes, claims, demands, actions, judgments or suits not arising from any act or omission by the Borrower or its Affiliates, brought by an indemnified Person against any other indemnified Person (other than disputes, claims, demands, actions, judgments or suits involving claims against any Agent or any Lead Arranger, in each case, in its capacity as such). No Person entitled to indemnification under clause (iv) of this Section 13.5(a) shall be liable for any damages arising from the use by others of any information or other materials obtained through internet, electronic, telecommunications or other information transmission systems (including any Approved Electronic Platform) in connection with this Agreement, except to the extent that such damages have resulted from the willful misconduct or gross negligence of the party to be indemnified or any of its Related Parties (as determined by a court of competent jurisdiction in a final and non-appealable decision), nor (except solely as a result of the indemnification obligations of the Borrower or any of its Subsidiaries set forth above) shall any such Person, the Borrower or any of its Subsidiaries have any liability for any special, punitive, indirect or consequential damages (including, without limitation, any loss of profits, business or anticipated savings) relating to this Agreement or any other Credit Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date). All amounts payable under this Section 13.5 shall be paid within ten (10) Business Days of receipt by the Borrower of an invoice relating thereto setting forth such expense in reasonable detail, accompanied, if requested by the Borrower, by reasonable supporting documentation. The agreements in this Section 13.5 shall survive the termination of this Agreement and the repayment of the Loans and payment of all other amounts payable hereunder. This Section 13.5 shall not apply with respect to any Taxes other than Taxes that represent liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever resulting from a non-Tax claim, which shall be governed exclusively by Section 5.4 and, to the extent set forth therein, Sections 2.10 and 3.5.
(b)
Limitation of Liability. To the extent permitted by applicable law (i) the Borrower and any Credit Party shall not assert, and the Borrower and each Credit Party hereby waives, any claim against the Administrative Agent, the Collateral Agent, any Lead Arranger, any Syndication Agent, any Documentation Agent any Issuing Bank and any Lender, and any Related Party of any of the foregoing Persons (each such Person being called a “Lender-Related Person”) for any Liabilities arising from the use by others of information or other materials (including, without limitation, any personal data) obtained through telecommunications, electronic or other information transmission systems (including the Internet), and (ii) no party hereto shall assert, and each such party hereby waives, any Liabilities against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Credit Document, or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that, nothing in this Section 13.5(b) shall relieve the Borrower and each Credit Party of any obligation it may have to indemnify an Indemnitee, as provided in Section 13.5(a), against any special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.
(c)
Payments. All amounts due under this Section 13.5 shall be payable promptly (but in any event no later than fifteen days) after written demand therefor.
13.6
Successors and Assigns; Participations and Assignments.
(a)
The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of each Issuing Bank that issues any Letter of Credit), except that (i) except as expressly permitted by Section 10.3, the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 13.6. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of each Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in clause (c) of this Section 13.6) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Collateral Agent, each Issuing Bank and the Lenders and each other Person entitled to indemnification under Section 13.5) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)
(i) Subject to the conditions set forth in clause (b)(ii) below, any Lender may at any time assign to one or more assignees (other than Holdings, the Borrower, its Subsidiaries, any natural person (or holding company, investment vehicle or trust for, or owned and operated for the benefit of, a natural person), any Ineligible Institution or any Defaulting Lender) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans (including participations in L/C Obligations or Swingline Loans) at the time owing to it) with the prior written consent of:
(A)
the Borrower (not to be unreasonably withheld or delayed); provided that no consent of the Borrower shall be required for an assignment if an Event of Default under Section 11.1 or Section 11.5 has occurred and is continuing or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund; and

(B)
the Administrative Agent, the Swingline Lender and each Issuing Bank (in each case, not to be unreasonably withheld or delayed), provided that no consent of the Administrative Agent, the Swingline Lender or any Issuing Bank shall be required for an assignment of to a Lender (other than a Defaulting Lender), an Affiliate of a Lender or an Approved Fund.
(ii)
Assignments shall be subject to the following additional conditions:
(A)
except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 and increments of $1,000,000 in excess thereof, unless each of the Borrower, each Issuing Bank and the Administrative Agent otherwise consents (which consents shall not be unreasonably withheld or delayed); provided that no such consent of the Borrower shall be required if an Event of Default under Section 11.1 or Section 11.5 has occurred and is continuing; provided, further, that contemporaneous assignments to a single assignee made by Affiliates of Lenders and related Approved Funds shall be aggregated for purposes of meeting the minimum assignment amount requirements stated above;
(B)
each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;
(C)
the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee in the amount of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment; and
(D)
the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and applicable Tax forms (including those described in Sections 5.4(d), (e), (h) and (i), as applicable).
(iii)
Subject to acceptance and recording thereof pursuant to clause (b)(iv) of this Section 13.6, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.10, 2.11, 3.5, 5.4 and 13.5). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 13.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (c) of this Section 13.6.

(iv)
The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount (and stated interest amounts) of the Loans and L/C Obligations and any payment made by each Issuing Bank under any applicable Letter of Credit owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). Further, the Register shall contain the name and address of the Administrative Agent and the lending office through which each such Person acts under this Agreement. The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, the Collateral Agent, each Issuing Bank and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Collateral Agent, each Issuing Bank, the Swingline Lender and, solely with respect to itself, each other Lender, at any reasonable time and from time to time upon reasonable prior notice.
(v)
Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in clause (b) of this Section 13.6 (unless waived) and any written consent to such assignment required by clause (b) of this Section 13.6, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register.
(c)
(i) Any Lender may, without the consent of the Borrower, the Administrative Agent, any Swingline Lender or any Issuing Bank, sell participations to one or more banks, credit insurers, or other entities other than any Defaulting Lender, any Ineligible Institution (to the extent that the list of Ineligible Institutions has been made available to all Lenders), the Borrower or any Subsidiary of the Borrower (each, a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, each Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement or any other Credit Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clause (i) or (ii) of the second proviso of the second sentence of Section 13.1(a) that affects such Participant, provided that the Participant shall have no right to consent to any modification to the percentages specified in the definitions of the terms “Majority Lenders”, “Required Lenders” or “Borrowing Base Required Lenders”. Subject to clause (c)(ii) of this Section 13.6, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.10, 2.11, 3.5 and 5.4 to the same extent as if it were a Lender (subject to the limitations and requirements of those Sections and Sections 2.12 and 13.7) as though it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section 13.6). To the extent permitted by Requirements of Law, each Participant also shall be entitled to the benefits of Section 13.8(b) as though it were a Lender; provided such Participant agrees to be subject to Section 13.8(a) as though it were a Lender.

(ii)
A Participant shall not be entitled to receive any greater payment under Section 2.10, 2.11, 3.5 or 5.4 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent (which consent shall not be unreasonably withheld); provided that the Participant shall be subject to the provisions in Section 2.12 as if it were an assignee under clauses (a) and (b) of this Section 13.6. Each Lender that sells a participation shall, acting solely for this purpose as a nonfiduciary agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and related interest amounts) of each participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”). The entries in the Participant Register shall be conclusive, absent manifest error, and each party hereto shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. No Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Credit Document) except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.
(d)
Any Lender may, without the consent of the Borrower, the Swingline Lender, any Issuing Bank or the Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction over such Lender, and this Section 13.6 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. In order to facilitate such pledge or assignment or for any other reason, the Borrower hereby agrees that, upon request of any Lender at any time and from time to time after the Borrower has made its initial borrowing hereunder, the Borrower shall provide to such Lender, at the Borrower’s own expense, a promissory note, substantially in the form of Exhibit H-1 or H-2, as the case may be, evidencing the Loans and Swingline Loans, respectively, owing to such Lender.
(e)
Subject to Section 13.16, the Borrower authorizes each Lender to disclose to any Participant, secured creditor of such Lender or assignee of such Lender (each, a “Transferee”) and any prospective Transferee this Agreement and the other Credit Documents, information regarding the Loans and the Letters of Credit, and any and all financial information in such Lender’s possession concerning the Borrower and its Affiliates that has been delivered to such Lender by or on behalf of the Borrower and its Affiliates pursuant to this Agreement or that has been delivered to such Lender by or on behalf of the Borrower and its Affiliates in connection with such Lender’s credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement.
(f)
The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Acceptance shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(g)
Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (a “SPV”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPV to make any Loan and (ii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPV hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPV shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, it shall not institute against, or join any other person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 13.6, any SPV may (A) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrower and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPV to support the funding or maintenance of Loans and (B) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPV. This Section 13.6(g) may not be amended without the written consent of the SPV. Notwithstanding anything to the contrary in this Agreement, subject to the following sentence, each SPV shall be entitled to the benefits of Sections 2.10, 2.11, 3.5 and 5.4 to the same extent as if it were a Lender (subject to the limitations and requirements of Sections 2.10, 2.11, 3.5 and 5.4 as though it were a Lender), and Sections 2.12 and 13.7, and has acquired its interest by assignment pursuant to clause (b) of this Section 13.6. Notwithstanding the prior sentence, an SPV shall not be entitled to receive any greater payment under Section 2.10, 2.11, 3.5 or 5.4 than its Granting Lender would have been entitled to receive absent the grant to such SPV, unless such grant to such SPV is made with the Borrowers’ prior written consent (which consent shall not be unreasonably withheld or delayed).
(h)
Notwithstanding anything to the contrary contained herein, any Lender may, at any time, assign all or a portion of its rights and obligations under this Agreement in respect of its Loans to an Affiliated Lender; provided that an Affiliated Lender shall make a representation and warranty to the assigning Lender that at the time of the assignment, the Affiliated Lender is not in possession of any material non-public information (within the meaning of United States securities laws) with respect to the Borrower and its Subsidiaries that has not been disclosed to such assigning Lender or the Lenders generally (other than because any such Lender has elected not to receive such material non-public information); provided further that, by its acquisition of Loans, an Affiliated Lender shall be deemed to have acknowledged and agreed that:
(i)
it shall not have any right to (A) attend (including by telephone) any meeting or discussions (or portion thereof) among the Administrative Agent or any Lender to which representatives of the Borrower are not then present, (B) receive any information or material prepared by the Administrative Agent, the Collateral Agent or any Lender or any communication by or among Administrative Agent, the Collateral Agent and one or more Lenders, except to the extent such information or materials have been made available to the Borrower or its representatives (and in any case, other than the right to receive notices of prepayments and other administrative notices in respect of its Loans required to be delivered to Lenders pursuant to

Section 2), or (C) make or bring (or participate in, other than as a passive participant in or recipient of its pro rata benefits of) any claim, in its capacity as a Lender, against the Administrative Agent, the Collateral Agent or any other Lender with respect to any duties or obligations or alleged duties or obligations of such Agent or any other such Lender under the Credit Documents;
(ii)
except with respect to any amendment, modification, waiver, consent or other action described in clause (i) of the second proviso of the second sentence of Section 13.1(a) or that alters an Affiliated Lender’s pro rata share of any payments given to all Lenders, the Loans held by an Affiliated Lender shall be disregarded in both the numerator and denominator in the calculation of any Lender vote (and shall be deemed to have been voted in the same percentage as all other applicable Lenders that are not Affiliated Lenders voted if necessary to give legal effect to this paragraph) under any Credit Document;
(iii)
the aggregate principal amount of Loans held by Affiliated Lenders at the time of such assignment may not exceed 25% of the aggregate principal amount of all Loans outstanding at such time under this Agreement; and
(iv)
any such Loans acquired by an Affiliated Lender may, with the consent of the Borrower, be contributed to the Borrower and exchanged for debt or equity securities that are otherwise permitted to be issued at such time (and such contribution and/or exchange shall be permitted hereunder notwithstanding the non-pro rata reduction and repayment of such Lender’s Loans and Commitments hereunder as a result thereof).

For the avoidance of doubt, assignments to Affiliated Institutional Lenders will be permitted hereunder and the foregoing limitations in this clause (h) shall not be applicable to Affiliated Institutional Lenders.

(i)
Ineligible Institutions. The Borrower has delivered to the Administrative Agent on or prior the Closing Date a list of Ineligible Institutions, which list may be updated from to time by the Borrower in order to add one or more operational competitors of the Borrower to such list; provided that (A) in order to be effective, any such update must be provided in writing to the Administrative Agent at JPMDQ_Contact@jpmorgan.com (or such other address as the Administrative Agent (including any successor Administrative Agent) shall designate in writing to the Borrower) with confirmation of receipt requested, (B) such update shall not be effective until three (3) Business Days after receipt of written confirmation from the Administrative Agent, (C) notwithstanding anything to the contrary included in the original list of Ineligible Institutions or any such update to such list, no Affiliate of any specified Ineligible Institution shall be considered an Ineligible Institution unless Affiliates are expressly indicated in the original list or any such update and then only to the extent any such Affiliate is clearly identifiable solely on the basis of the similarity of its name to the specified Ineligible Institution, and (D) in no event shall any updates to the list of Ineligible Institutions provide for retroactive effect (and any statement to the contrary contained in any such update shall be disregarded and have no effect). The Administrative Agent shall have the right, and the Borrower hereby expressly authorizes the Administrative Agent, to (1) post the list of Ineligible Institutions provided by the Borrower and any updates thereto from time to time on the Approved Electronic Platform, including that portion of the Approved Electronic Platform that is designated for “public side” Lenders and/or (2) provide the list of Ineligible Institutions provided by the Borrower and any updates thereto to each Lender requesting the same. In the event that a Lender proposes to assign all or a portion of its Commitments and Loans in accordance with clause (b) of this Section 13.6 to an assignee, such Lender may request in writing to the Borrower (with a copy to the Administrative Agent) that the Borrower either provide the then-current list of Ineligible Institutions or confirm in writing that a specified proposed assignee is not an Ineligible Institution. In the event that the Borrower fails to respond or fails to provide the then-current list or the requested confirmation within two (2) Business Days, then the specified proposed assignee shall be conclusively deemed not to be an Ineligible Institution. The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Ineligible Institutions. Without limiting the generality of the foregoing, the Administrative Agent shall not (a) be obligated to ascertain, monitor or inquire as to whether any assignee Lender or Participant or prospective assignee Lender or Participant is an Ineligible Institution or (b) have any liability with respect to or arising out of any assignment or participation of Commitments or Loans, or disclosure of confidential information, to any Ineligible Institution.
13.7
Replacements of Lenders under Certain Circumstances.
(a)
The Borrower shall be permitted to replace any Lender that (i) requests reimbursement for amounts owing pursuant to Section 2.10, 3.5 or 5.4 (other than Section 5.4(b)), (ii) is affected in the manner described in Section 2.10 and as a result thereof any of the actions described in such Section is required to be taken or (iii) becomes a Defaulting Lender, with a replacement bank, lending institution or other financial institution; provided that (A) such replacement does not conflict with any Requirement of Law, (B) no Event of Default under Section 11.1 or 11.5 shall have occurred and be continuing at the time of such replacement, (C) the replacement bank or institution shall purchase, at par, all Loans and the Borrower shall pay all other amounts (other than any disputed amounts), pursuant to Section 2.10, 3.5 or 5.4, as the case may be) owing to such replaced Lender prior to the date of replacement, (D) the replacement bank or institution, if not already a Lender, and the terms and conditions of such replacement, shall be reasonably satisfactory to the Administrative Agent, (E) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 13.6(b) (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein) and (F) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.
(b)
If any Lender (such Lender, a “Non-Consenting Lender”) has failed to consent to a proposed amendment, waiver, discharge or termination that pursuant to the terms of Section 13.1 requires the consent of all of the Lenders affected or the Required Lenders or the Borrowing Base Required Lenders and with respect to which the Majority Lenders shall have granted their consent, then provided no Event of Default then exists, the Borrower shall have the right (unless such Non-Consenting Lender grants such consent) to replace such Non-Consenting Lender by requiring such Non-Consenting Lender to assign its Loans and its Commitments hereunder to one or more assignees reasonably acceptable to the Administrative Agent; provided that: (i) all Obligations of the Borrower owing to such Non-Consenting Lender being replaced (other than principal and interest) shall be paid in full to such Non-Consenting Lender concurrently with such assignment, and (ii) the replacement Lender shall purchase the foregoing by paying to such Non-Consenting Lender a price equal to the principal amount thereof plus accrued and unpaid interest thereon. In connection with any such assignment, the Borrower, Administrative Agent, such Non-Consenting Lender and the replacement Lender shall otherwise comply with Section 13.6.
(c)
Notwithstanding anything herein to the contrary, each party hereto agrees that any assignment pursuant to the terms of this Section 13.7 may be effected pursuant to an Assignment and Acceptance executed by the Borrower, the Administrative Agent and the assignee (or, to the extent applicable, an agreement incorporating an Assignment and Acceptance by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and such parties are participants) and that the Lender making such assignment need not be a party thereto.
13.8
Adjustments; Set-off.

(a)
If any Lender (a “benefited Lender”) shall at any time receive any payment in respect of any principal of or interest on all or part of the Loans made by it, or the participations in Letter of Credit Obligations held by it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 11.5, or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender entitled thereto, if any, in respect of such other Lender’s Loans, or interest thereon, such benefited Lender shall (i) notify the Administrative Agent of such fact, and (ii) purchase for cash at face value from the other Lenders a participating interest in such portion of each such other Lender’s Loans, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably in accordance with the aggregate principal of and accrued interest on their respective Loans and other amounts owing them; provided, however, that, (A) if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest and (B) the provisions of this paragraph shall not be construed to apply to (1) any payment made by the Borrower or any other Credit Party pursuant to and in accordance with the terms of this Agreement and the other Credit Documents, (2) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans, Commitments or participations in Drawings to any assignee or participant or (3) any disproportionate payment obtained by a Lender as a result of the extension by Lenders of the maturity date or expiration date of some but not all Loans or Commitments or any increase in the Applicable Margin in respect of Loans or Commitments of Lenders that have consented to any such extension. Each Credit Party consents to the foregoing and agrees, to the extent it may effectively do so under Requirements of Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Credit Party rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Credit Party in the amount of such participation.
(b)
After the occurrence and during the continuance of an Event of Default, in addition to any rights and remedies of the Lenders provided by Requirements of Law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable Requirements of Law, upon any amount becoming due and payable by the Borrower hereunder or under any Credit Document (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.15(f) and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Collateral Agent, the Issuing Banks, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of set-off. Each Lender agrees promptly to notify the Borrower (and the Credit Parties, if applicable) and the Administrative Agent after any such set-off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.
13.9
Counterparts; Electronic Execution.
(a)
This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Credit Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.
(b)
Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Credit Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 13.2), certificate, request, statement, disclosure or authorization related to this Agreement, any other Credit Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Credit Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Credit Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrower or any other Credit Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Borrower and each Credit Party hereby (A) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, the Borrower and the Credit Parties, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Credit Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (B) the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Credit Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (C) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Credit Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Credit Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (D) waives any claim against any Lender-Related Person for any Liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of the Borrower and/or any Credit Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.
13.10
Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
13.11
Integration. This Agreement and the other Credit Documents represent the agreement of the Borrower, the Guarantors, the Collateral Agent, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Borrower, the Guarantors, any Agent nor any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents.
13.12
GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
13.13
Submission to Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:
(a)
submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Credit Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York and the courts of the United States of America for the Southern District of New York, in each case located in New York County, and appellate courts from any thereof;
(b)
consents that any such action or proceeding shall be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
(c)
agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address set forth on Schedule 13.2 at such other address of which the Administrative Agent shall have been notified pursuant to Section 13.2;
(d)
agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by Requirements of Law or shall limit the right to sue in any other jurisdiction;
(e)
waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 13.13 any special, exemplary, punitive or consequential damages; and
(f)
agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Nothing in this Agreement or in any other Credit Document shall (i) affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower, any Credit Party or its properties in the courts of any jurisdiction, (ii) waive any statutory, regulatory, common law, or other rule, doctrine, legal restriction, provision or the like providing for the treatment of bank branches, bank agencies, or other bank offices as if they were separate juridical entities for certain purposes, including Uniform Commercial Code Sections 4-106, 4-A-105(1)(b), and 5-116(b), UCP 600 Article 3 and ISP98 Rule 2.02, and URDG 758 Article 3(a), or (iii) affect which courts have or do not have personal jurisdiction over the issuing bank or beneficiary of any Letter of Credit or any advising bank, nominated bank or assignee of proceeds thereunder or proper venue with respect to any litigation arising out of or relating to such Letter of Credit with, or affecting the rights of, any Person not a party to this Agreement, whether or not such Letter of Credit contains its own jurisdiction submission clause.

13.14
Acknowledgments. The Borrower hereby acknowledges and agrees that:
(a)
it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Credit Documents;
(b)
(i) the credit facility provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Credit Document) are an arm’s-length commercial transaction between the Borrower and the other Credit Parties, on the one hand, and the Administrative Agent, the Issuing Banks, the Lenders and the other Agents on the other hand, and the Borrower and the other Credit Parties are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated hereby and by the other Credit Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, each of the Administrative Agent, the other Agents, the Issuing Banks and the Lenders, is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary for any of the Borrower, any other Credit Parties or any of their respective Affiliates, equity holders, creditors or employees or any other Person; (iii) none of the Administrative Agent, any other Agent, any Joint Bookrunner, any Lead Arranger, any Issuing Bank or any Lender has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrower or any other Credit Party with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Credit Document (irrespective of whether the Administrative Agent or any other Agent, any Joint Bookrunner, any Lead Arranger, any Issuing Bank or any Lender has advised or is currently advising any of the Borrower, the other Credit Parties or their respective Affiliates on other matters) and none of the Administrative Agent, any Agent, any Joint Bookrunner, any Lead Arranger, any Issuing Bank or any Lender has any obligation to any of the Borrower, the other Credit Parties or their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Credit Documents; (iv) the Administrative Agent and its Affiliates, each other Agent and each of its Affiliates, each Issuing Bank and each of its Affiliates and each Lender and its Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its respective Affiliates, and none of the Administrative Agent, any other Agent, any Issuing Bank or any Lender has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; (v) neither it nor any of its Subsidiaries will assert any claim against the Administrative Agent, any Agent, any Joint Bookrunner, any Lead Arranger, any Issuing Bank or any Lender based on an alleged breach of fiduciary duty by any such Person in connection with this Agreement and the transactions contemplated hereby; and (vi) none of the Administrative Agent, any Agent, any Issuing Bank or any Lender has provided and none will provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Credit Document) and the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. The Borrower hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Administrative Agent and each Agent with respect to any breach or alleged breach of agency or fiduciary duty; and
(c)
no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower, on the one hand, and any Lender, on the other hand.

13.15
WAIVERS OF JURY TRIAL. THE BORROWER, EACH AGENT, EACH ISSUING BANK AND EACH LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.
13.16
Confidentiality. The Administrative Agent, each other Agent, any Issuing Bank, the Swingline Lender and each other Lender shall hold all information not marked as “public information” and furnished by or on behalf of the Borrower or any of its Subsidiaries in connection with such Lender’s evaluation of whether to become a Lender hereunder or obtained by such Lender, the Swingline Lender, the Administrative Agent, any Issuing Bank or such other Agent pursuant to the requirements of this Agreement (“Confidential Information”), confidential in accordance with its customary procedure for handling confidential information of this nature and in any event may make disclosure (a) as required or requested by any Governmental Authority, self-regulatory agency or representative thereof or pursuant to legal process or applicable Requirements of Law, (b) to such Lender’s or the Administrative Agent’s, any Issuing Bank’s or such other Agent’s attorneys, advisors, financial or business consultants, accountants, independent auditors, trustees, agents or Affiliates (and any Affiliate’s attorneys, professional advisors, independent auditors, trustees or agents), in each case who need to know such information in connection with the administration of the Credit Documents and are informed of the confidential nature of such information, (c) to an investor or prospective investor in a securitization that agrees its access to information regarding the Credit Parties, the Loans and the Credit Documents is solely for purposes of evaluating an investment in a securitization and who agrees to treat such information as confidential, (d) to a trustee, collateral manager, servicer, backup servicer, noteholder or secured party in connection with the administration, servicing and reporting on the assets serving as collateral for a securitization and who agrees to treat such information as confidential, (e) to a nationally recognized ratings agency that requires access to information regarding the Credit Parties, the Loans and Credit Documents in connection with ratings issued with respect to a securitization, (f) to the extent such Confidential Information becomes public other than by reason of disclosure by such Person in breach of this Agreement, (g) [intentionally omitted], (h) to any other party to this Agreement, (i) in connection with the exercise of any remedies hereunder or under any other Credit Document or any action or proceeding relating to this Agreement or any other Credit Document or the enforcement of rights hereunder or thereunder, or (j) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement, or (ii) any actual or prospective party (or its advisors) to any swap, derivative or other transaction relating to the Borrower and its obligations; provided that unless specifically prohibited by applicable Requirements of Law, each Lender, the Administrative Agent, the Swingline Lender, any Issuing Bank and each other Agent shall endeavor to notify the Borrower (without any liability for a failure to so notify the Borrower) of any request made to such Lender, the Administrative Agent, any Issuing Bank or such other Agent, as applicable, by any governmental, regulatory or self-regulatory agency or representative thereof (other than any such request in connection with an examination of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information; provided further that in no event shall any Lender, the Administrative Agent, any Issuing Bank or any other Agent be obligated or required to return any materials furnished by the Borrower or any Subsidiary. In addition, each Lender, the Administrative Agent and each other Agent may provide Confidential Information to prospective Transferees or to any pledgee referred to in Section 13.6 or to prospective direct or indirect contractual counterparties in Hedge Agreements to be entered into in connection with Loans made hereunder as long as such Person is advised of and agrees to be bound by the provisions of this Section 13.16 or confidentiality provisions at least as restrictive as those set forth in the Section 13.16.
13.17
Release of Collateral and Guarantee Obligations.

(a)
The Lenders hereby irrevocably agree that the Liens granted to the Collateral Agent by the Credit Parties on any Collateral shall be automatically released (i) in full, as set forth in clause (b) below, (ii) upon the Disposition of such Collateral (including as part of or in connection with any other Disposition permitted hereunder) to any Person other than another Credit Party (other than Holdings), to the extent such Disposition is made in compliance with the terms of this Agreement (and the Collateral Agent may rely conclusively on a certificate to that effect provided to it by any Credit Party upon its reasonable request without further inquiry), (iii) to the extent such Collateral is comprised of property leased to a Credit Party, upon termination or expiration of such lease, (iv) if the release of such Lien is approved, authorized or ratified in writing by the Majority Lenders (or such other percentage of the Lenders whose consent may be required in accordance with Section 13.1), (v) to the extent the property constituting such Collateral is owned by any Guarantor, upon the release of such Guarantor from its obligations under the Guarantee in accordance with the second succeeding sentence and Section 5(g) of the Guarantee) and (vi) as required by the Collateral Agent to effect any Disposition of Collateral in connection with any exercise of remedies of the Collateral Agent pursuant to the Security Documents. Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those being released) upon (or obligations (other than those being released) of the Credit Parties in respect of) all interests retained by the Credit Parties, including the proceeds of any Disposition, all of which shall continue to constitute part of the Collateral except to the extent otherwise released in accordance with the provisions of the Credit Documents. Additionally, the Lenders hereby irrevocably agree that the Guarantors shall be released from the Guarantees upon consummation of any transaction permitted hereunder resulting in such Subsidiary ceasing to constitute a Restricted Subsidiary or otherwise becoming an Excluded Subsidiary. The Lenders hereby authorize the Administrative Agent and the Collateral Agent, as applicable, to execute and deliver any instruments, documents, and agreements necessary or desirable to evidence and confirm the release of any Guarantor or Collateral pursuant to the foregoing provisions of this paragraph, all without the further consent or joinder of any Lender. Any representation, warranty or covenant contained in any Credit Document relating to any such Collateral or Guarantor shall no longer be deemed to be repeated. In connection with any release hereunder, the Administrative Agent and Collateral Agent shall promptly (and the Lenders hereby authorize the Administrative Agent and Collateral Agent to) take such action and execute any such documents as may be reasonably requested by the Borrower and at the Borrower’s expense in connection with the release of any Liens created by any Credit Document in respect of such Subsidiary, property or asset.
(b)
Notwithstanding anything to the contrary contained herein or any other Credit Document, when all Obligations (other than (i) Hedging Obligations in respect of any Secured Hedge Transactions, (ii) Cash Management Obligations in respect of any Secured Cash Management Agreements and (iii) any contingent or indemnification obligations not then due) have been paid in full in cash or equivalents thereof, all Commitments have terminated or expired and no Letter of Credit shall be outstanding that is not Cash Collateralized or back- stopped, upon request of the Borrower, the Administrative Agent and/or Collateral Agent, as applicable, shall (without notice to, or vote or consent of, any Secured Party) take such actions as shall be required to release its security interest in all Collateral, and to release all obligations under any Credit Document, whether or not on the date of such release there may be any (A) Hedging Obligations in respect of any Secured Hedge Transactions, (B) Cash Management Obligations in respect of any Secured Cash Management Agreements and (C) any contingent or indemnification obligations not then due. Any such release of Obligations shall be deemed subject to the provision that such Obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made.

13.18
USA PATRIOT Act. The Agents and each Lender hereby notify the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of each Credit Party and other information that will allow such Agent and such Lender to identify each Credit Party in accordance with the Patriot Act.
13.19
Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect.
13.20
Reinstatement. This Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any substantial part of its property, or otherwise, all as though such payments had not been made.
13.21
Disposition of Proceeds. The Security Documents contain an assignment by the Borrower and/or the Guarantors unto and in favor of the Collateral Agent for the benefit of the Lenders of all of the Borrower’s or each Guarantor’s interest in and to their as-extracted collateral in the form of production and all proceeds attributable thereto which may be produced from or allocated to the Mortgaged Property. The Security Documents further provide in general for the application of such proceeds to the satisfaction of the Obligations described therein and secured thereby. Notwithstanding the assignment contained in such Security Documents, until the occurrence of an Event of Default, (a) the Administrative Agent and the Lenders agree that they will neither notify the purchaser or purchasers of such production nor take any other action to cause such proceeds to be remitted to the Administrative Agent or the Lenders, but the Lenders will instead permit such proceeds to be paid to the Borrower and its Subsidiaries and (b) the Lenders hereby authorize the Administrative Agent to take such actions as may be necessary to cause such proceeds to be paid to the Borrower and/or such Subsidiaries.
13.22
Collateral Matters; Hedge Agreements. The benefit of the Security Documents and of the provisions of this Agreement relating to any Collateral securing the Obligations shall also extend to and be available on a pro rata basis pursuant to terms agreed upon in the Credit Documents to any Person under, any Secured Hedge Transaction (including any Legacy Hedge Transaction) after giving effect to all netting arrangements in any Hedge Agreements under which such Secured Hedge Transaction was entered into and (c) any Secured Cash Management Agreement provided that, with respect to (x) each Legacy Hedge Transaction and (y) any other Secured Hedge Transaction or Secured Cash Management Agreement that remains secured after the Hedge Bank thereto or the Cash Management Bank thereunder is no longer a Lender or an Affiliate of a Lender, the provisions of Section 12 shall apply to the hedge provider under each applicable Legacy Hedge Transaction and shall also continue to apply to such Hedge Bank or Cash Management Bank in consideration of its benefits hereunder. Any hedge provider under any Legacy Hedge Transaction, any Hedge Bank and any Cash

Management Bank, as applicable, shall, if requested by the Administrative Agent, promptly execute and deliver to the Administrative Agent all such other documents, agreements and instruments reasonably requested by the Administrative Agent to evidence the continued applicability of the provisions of Section 12. No Person shall have any voting rights under any Credit Document solely as a result of the existence of obligations owed to it under any Legacy Hedge Transaction, any other Secured Hedge Transaction or Secured Cash Management Agreement.
13.23
Agency of the Borrower for the Other Credit Parties. Each of the other Credit Parties hereby appoints the Borrower as its agent for all purposes relevant to this Agreement and the other Credit Documents, including the giving and receipt of notices and the execution and delivery of all documents, instruments and certificates contemplated herein and therein and all modifications hereto and thereto.
13.24
Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Credit Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)
the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)
the effects of any Bail-In Action on any such liability, including, if applicable:
(i)
a reduction in full or in part or cancellation of any such liability;
(ii)
a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or
(iii)
the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
13.25
Acknowledgement Regarding Any Supported QFCs. To the extent that the Credit Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Credit Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit

Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Credit Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Credit Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

13.26
Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Credit Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Credit Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such Currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under Applicable law).

[End of Credit Agreement]